    As filed with the Securities and Exchange Commission on October 4, 2000.

                                                      Registration No. 333-45162


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 to

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


       STONEPATH GROUP, INC. (formerly known as NET VALUE HOLDINGS, INC.)
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      7319
            (Primary Standard Industrial Classification Code Number)

                                   65-0867684
                     (I.R.S. Employer Identification Number)

                               1085 Mission Street
                             San Francisco, CA 94103
                                 (415) 335-4700
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Andrew P. Panzo
                             Chief Executive Officer
                        Two Penn Center Plaza, Suite 605
                             Philadelphia, PA 19102
                                 (215) 564-9190
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

Joseph P. Galda, Esquire                                   Stephen M. Cohen, Esquire
Buchanan Ingersoll Professional Corporation                Managing Director, General Counsel and
Eleven Penn Center                                         Secretary
14th Floor                                                 Stonepath Group, Inc.
1835 Market Street                                         Two Penn Center Plaza, Suite 605
Philadelphia, PA 19103                                     Philadelphia, PA 19102
(215) 665-3879                                             (215) 564-9192

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

         If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

                       -----------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                        Amount            Proposed Maximum   Proposed Maximum
Title of Each Class of Securities to    To Be             Offering Price     Aggregate Offering   Amount of
be Registered                           Registered (1)    Per Share (2)      Price (2)            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           1,754,140         $.00033            $579                 $1 (3)
--------------------------------------------------------------------------------------------------------------------


(1) The number of shares of common stock, par value $.001 per share, of Stonepath Group, Inc. ("Stonepath Group"), formerly known as Net Value Holdings, Inc., is based on the estimated maximum number of such shares to be issued to stockholders of Net Value, Inc. ("Net Value, Inc.") in connection with the merger of Net Value Acquisition, Inc. ("Net Value Acquisition"), a wholly-owned subsidiary of Stonepath Group, into Net Value, Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended. There is no trading market for the shares of Net Value, Inc. common stock, par value $.001, to be exchanged with shares of Stonepath Group common stock in connection with the merger of Net Value Acquisition into Net Value, Inc., and Net Value, Inc. has an accumulated capital deficit. The registration fee is therefore calculated based on one-third of the par value of the shares of Stonepath Group common stock which are to be registered.

(3)  Rounded to the nearest dollar.

     Stonepath Group hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Stonepath Group shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                 NET VALUE, INC.
                               1085 Mission Street
                         San Francisco, California 94103



Dear Stockholder:

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

         The Board of Directors of Net Value, Inc. and a special committee of the Board have approved a merger agreement with Stonepath Group, Inc. ("Stonepath Group"), its parent corporation.

         Stonepath Group will hold a special stockholders' meeting on Tuesday, November 7, 2000 at 10:00 a.m. local time at the law offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103, at which Stonepath Group will ask you to adopt the merger agreement. If the merger agreement is adopted:

         o Net Value Acquisition, Inc., a wholly-owned subsidiary of Stonepath Group, will be merged into Net Value, Inc.

         o You will receive 0.4 shares of common stock of Stonepath Group in exchange for each of your shares of Net Value, Inc. common stock.

         o The shares of Stonepath Group you receive will be subject to restrictions upon resale as more fully described within the enclosed proxy statement-prospectus.

         o Each option and warrant to acquire Net Value, Inc. common stock that is outstanding will continue to have, and be subject to, the same terms and conditions that it had immediately prior to the merger, except that:
      (1) each option will be exercisable for a number of shares of Stonepath Group common stock determined by multiplying the number of shares of Net Value, Inc. common stock issuable upon exercise of the option or warrant immediately prior to the merger by 0.4; and (2) the exercise price for the shares of Stonepath Group common stock issuable upon exercise of the options and warrants will be determined by dividing the exercise price per share of the Net Value, Inc. common stock at which the option or warrant was exercisable immediately prior to the merger by 0.4.

         The exchange ratio has been fixed and will not be adjusted for changes in the price of Stonepath Group's common stock.

         Stonepath Group's common stock is listed on The AMERICAN STOCK EXCHANGE under the symbol "STG." On September 29, 2000, the closing bid price for Stonepath Group's common stock was $1.875 per share.

         PLEASE CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS REGARDING NET VALUE, INC., STONEPATH GROUP AND THE MERGER, INCLUDING IN PARTICULAR THE DISCUSSION IN THE SECTION CALLED "RISK FACTORS" BEGINNING ON PAGE 8.

         NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE STONEPATH GROUP COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT-PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This proxy statement-prospectus is dated October 6, 2000 and was first mailed to stockholders on or about October 11, 2000.



                                                     Sincerely,

                                                     /s/ Andrew P. Panzo
                                                     ----------------
                                                     Andrew P. Panzo
                                                     President

                                 NET VALUE, INC.

                            NOTICE OF SPECIAL MEETING
                      To Be Held Tuesday, November 7, 2000


TO THE STOCKHOLDERS OF
NET VALUE, INC.

         I am pleased to give you notice of and cordially invite you to attend, either in person or by proxy, the special meeting of the stockholders of Net Value, Inc., which will be held on Tuesday, November 7, 2000, at the law offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103, and at any adjournment or adjournments thereof. The purposes of the special meeting are:

         1. To consider and vote on a proposal to adopt a merger agreement dated as of August 28, 2000, by and among Net Value, Inc., Stonepath Group, Inc. ("Stonepath Group") and Net Value Acquisition, Inc., a wholly-owned subsidiary of Stonepath Group ("Net Value Acquisition"). The merger agreement provides that Net Value Acquisition will be merged with and into Net Value, Inc. In the merger, each stockholder of Net Value, Inc. will receive 0.4 shares, subject to adjustment as described in the enclosed proxy statement-prospectus, of the common stock of Stonepath Group for each outstanding share of common stock of Net Value, Inc. owned by each stockholder prior to the effective time of the merger. The shares received will be subject to those restrictions upon resale as described within the enclosed proxy statement-prospectus. The merger agreement is attached as Exhibit A hereto and is described in the enclosed proxy statement-prospectus; and

         2. To transact any other business that properly comes before the special meeting.

         Only stockholders of record at the close of business on September 29, 2000 will receive notice of and be able to vote at the special meeting.

         The enclosed proxy statement-prospectus describes the merger agreement, the proposed merger and the actions to be taken in connection with the merger. The holders of a majority of the outstanding shares of Net Value, Inc. common stock entitled to vote must be present or represented by proxy at the special meeting in order to constitute a quorum for the transaction of business. It is important that your shares are represented at the special meeting regardless of the number of shares you hold. Whether or not you are able to be at the special meeting in person, please sign and return promptly the enclosed proxy card in the enclosed, postage-paid envelope. You may revoke your proxy in the manner described in the enclosed proxy statement-prospectus at any time before it is voted at the special meeting.

         This notice, the enclosed proxy card and the enclosed proxy statement-prospectus are sent to you by order of Net Value, Inc.'s Board of Directors.

                                                        /s/ Andrew P. Panzo
                                                        -------------------
                                                        Andrew P. Panzo
                                                        President

                          PROXY STATEMENT -- PROSPECTUS

           1,754,140 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE,
                                       OF
                              STONEPATH GROUP, INC.
                               1085 Mission Street
                         San Francisco, California 94103

                                 ---------------

                       SPECIAL MEETING OF NET VALUE, INC.
               STOCKHOLDERS TO BE HELD TUESDAY, NOVEMBER 7, 2000

                                 --------------


         This proxy statement-prospectus, and the accompanying notice, are being furnished to the stockholders of Net Value, Inc. in connection with the special meeting of stockholders of Net Value, Inc. to be held on Tuesday, November 7, 2000 at the offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

         This proxy statement-prospectus is furnished to the holders of shares of common stock of Net Value, Inc., par value $.001, in connection with the adoption by the Board of Directors of Net Value, Inc. of a resolution approved as of August 28, 2000, which was also approved by the Board of Directors of Stonepath Group, Inc., a Delaware corporation, and Net Value Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Stonepath Group, which resolutions authorize the Agreement and Plan of Merger, dated August 28, 2000, by and among Net Value, Inc., Stonepath Group and Net Value Acquisition. The Agreement and Plan of Merger is attached to this proxy statement-prospectus as Exhibit A. The affirmative vote of the holders of a majority of the outstanding shares of Net Value, Inc. common stock as of the record date is required to approve and adopt the Agreement and Plan of Merger. Stonepath Group owns 8,079,406 shares of Net Value, Inc. common stock, representing an aggregate of approximately sixty-five percent (65%) of the issued and outstanding shares of Net Value, Inc. common stock. Stonepath Group has informed Net Value, Inc. by written consent that it intends to vote its shares in favor of the merger. Accordingly, in recognition of the affirmative vote of Stonepath Group, the holders of sixty-five percent (65%) of the issued and outstanding shares of Net Value, Inc. common stock, the merger will be approved at the special meeting. Pursuant to the Agreement and Plan of Merger, Net Value Acquisition will be merged with and into Net Value, Inc., and each outstanding share of Net Value, Inc. common stock (other than shares with respect to which dissenters' rights are perfected in accordance with Delaware law and shares held directly or indirectly by Stonepath Group and Net Value Acquisition or held in Net Value, Inc.'s treasury, which shall be cancelled) will be converted into 0.4 shares of common stock, par value $.001, of Stonepath Group, as described in this proxy statement-prospectus.

         The Board of Directors of Net Value, Inc. knows of no business that will be presented at the special meeting other than the matters described in this proxy statement-prospectus.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

         No person is authorized to give any information or to make any representation not contained in this proxy statement-prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by the proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer, or solicitation of an offer or proxy, in such jurisdiction. Neither the delivery of this proxy statement-prospectus nor any distribution of the securities offered pursuant to this proxy statement-prospectus shall create an implication that there has been no change in the affairs of Net Value, Inc. or Stonepath Group since the date of this proxy statement-prospectus.

                                 ---------------

          THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

         This proxy statement-prospectus is dated October 6, 2000 and was first mailed or given to Net Value, Inc. stockholders on or about October 11, 2000.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SUMMARY...........................................................................................................1

RISK FACTORS......................................................................................................8

THE SPECIAL MEETING..............................................................................................22

         PROXY SOLICITATION......................................................................................22

         RECORD DATE AND QUORUM REQUIREMENT......................................................................22

         VOTING PROCEDURES.......................................................................................22

         VOTING AND REVOCATION OF PROXIES........................................................................23

         DISSENTERS' AND APPRAISAL RIGHTS........................................................................23

         EFFECTIVE TIME..........................................................................................25

THE MERGER.......................................................................................................26

         GENERAL.................................................................................................26

         PURPOSE AND REASONS OF STONEPATH GROUP FOR THE MERGER...................................................26

         THE BOARD'S RECOMMENDATIONS.............................................................................27

         POSITION OF STONEPATH GROUP.............................................................................27

         CONFLICTS OF INTEREST...................................................................................27

         EFFECTS OF THE MERGER...................................................................................28

         CONVERSION OF SECURITIES................................................................................28

         EFFECT OF THE MERGER ON NET VALUE, INC. STOCK OPTIONS AND WARRANTS......................................29

         EXCHANGE OF SHARES......................................................................................29

         TRANSFER OF SHARES......................................................................................30


         EXPENSES................................................................................................30


         ACCOUNTING TREATMENT....................................................................................30

         REGULATORY APPROVALS....................................................................................30

         RESTRICTIONS ON SALES OF SHARES.........................................................................30

         FEDERAL INCOME TAX CONSEQUENCES.........................................................................31

DESCRIPTION OF CAPITAL STOCK OF STONEPATH GROUP..................................................................32

DELAWARE ANTI-TAKEOVER LAW.......................................................................................35

MARKET PRICE OF STONEPATH GROUP..................................................................................36

BUSINESS OF STONEPATH GROUP, NET VALUE, INC., AND NET VALUE ACQUISITION..........................................36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF STONEPATH GROUP.........62

MANAGEMENT OF STONEPATH GROUP....................................................................................72

EXECUTIVE COMPENSATION...........................................................................................74

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND BENEFICIAL OWNERS OF GREATER THAN 5% OF
STONEPATH GROUP'S VOTING SECURITIES..............................................................................80

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................84

LEGAL OPINION....................................................................................................87

EXPERTS..........................................................................................................87

FINANCIAL STATEMENTS AND AUDITOR REPORTS........................................................................F-i

                                     SUMMARY

         This summary highlights selected information from the proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents Stonepath Group refers to for a more complete understanding of the merger. In particular, you should read the documents that are attached to this proxy statement-prospectus, including the merger agreement, which is attached as Exhibit A and incorporated by reference into this proxy statement-prospectus. In addition, Stonepath Group has attached important business and financial information about Stonepath Group and Net Value, Inc. as exhibits to this proxy statement-prospectus that you should carefully review.


DATE, TIME AND PLACE OF THE SPECIAL MEETING


         The special meeting will be held on Tuesday, November 7, 2000, at 10:00 a.m., local time, at the law offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103.


PURPOSE OF THE SPECIAL MEETING


         At the special meeting, the stockholders of Net Value, Inc. will consider and vote on a proposal to adopt the merger agreement. The merger agreement provides that Net Value Acquisition, a wholly-owned subsidiary of Stonepath Group, would merge with and into Net Value, Inc., a majority-owned subsidiary of Stonepath Group. Each outstanding share of common stock of Net Value, Inc., other than shares held by Net Value, Inc. in treasury and shares held by Stonepath Group, would be converted automatically into the right to receive 0.4 shares of the common stock of Stonepath Group.


RECORD DATE AND QUORUM


         You can vote at the special meeting if you owned Net Value, Inc. common stock at the close of business on September 29, 2000, which is the record date for the special meeting. You are entitled to one vote for each share of Net Value, Inc. common stock held by you on the record date. At the close of business on the record date, there were 12,464,756 shares of Net Value, Inc. common stock outstanding. Holders of a majority of the outstanding shares of Net Value, Inc. common stock entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business.


VOTE REQUIRED AND REVOCATION OF PROXIES


         Under Delaware law, holders of a majority of the outstanding shares of Net Value, Inc. common stock entitled to vote at the special meeting must adopt the merger. Stonepath Group, which owns approximately 65% of the outstanding Net Value, Inc. common stock, owns enough shares of Net Value, Inc. common stock to adopt the merger under Delaware law without the vote of any other holders of Net Value, Inc. common stock. Stonepath Group has agreed to vote its shares of Net Value, Inc. common stock in favor of the merger agreement.

         You may revoke your proxy at any time before your shares are voted at the special meeting by sending a written notice to the secretary of Net Value, Inc. so that it is received prior to the special meeting, by executing and returning a later-dated proxy, or by voting in person at the special meeting.

         If you send in your proxy card without instructions as to how to vote, your shares will be voted "FOR" the adoption of the proposed merger agreement.

         The Board of Directors of Net Value, Inc. does not expect any other matters to be voted on at the special meeting. If any other matters do properly come before the special meeting, the people named on the accompanying proxy card will vote the shares represented by all properly executed proxies in their discretion. However, shares represented by proxies that have been voted "AGAINST" adoption of the merger agreement will not be used to vote "FOR" adjournment of the special meeting to allow more time to solicit additional votes "FOR" adoption of the merger agreement.

         Please complete, sign and mail your proxy card in the enclosed envelope as soon as possible after you have read this proxy statement-prospectus. You should receive a proxy card from your broker if you hold your shares through a broker as nominee. You must return your proxy card or attend the special meeting in person in order for your vote to be counted.


PARTIES TO THE MERGER


STONEPATH GROUP

         Stonepath Group is actively engaged in building a network of technology businesses which management believes offer significant growth opportunities. To date, Stonepath Group has focused on technology businesses with significant Internet features and applications. Its operating strategy, however, is to expand the scope of its business to include Internet businesses, as well as a broad range of other technology oriented businesses.

         Through the collective experience of its management team, Stonepath Group promotes the development of these businesses by offering business development services that cover the core management disciplines of:

         o   Strategic Consulting;
         o   Operations;
         o   Finance;
         o   Business Development;
         o   Marketing/Public Relations; and
         o   Technology.

         Stonepath Group's operating strategy is to acquire a significant equity interest in early stage technology companies and to provide the services listed above to these companies. Stonepath Group intends to take an active role in the management and development of these businesses. Each business will be managed as part of an integrated supportive network of "affiliate companies" that build on Stonepath Group's initial support and develop interrelationships among themselves, thereby accelerating their growth and development. This network is intended to leverage the collective financial, strategic, management and industry experience of Stonepath Group's management team, which has over 30 years of collective experience in developing technology businesses. Stonepath Group intends to establish relationships with companies outside of its network that will enable it to deliver additional services to its affiliate companies that they might not otherwise be able to obtain.

         From October through November 1998, Stonepath Group acquired approximately 66% of Net Value, Inc.'s outstanding common stock through share exchange transactions with 20 of Net Value, Inc.'s largest stockholders. Through the merger described in this proxy statement-prospectus Stonepath Group will acquire the remaining minority interest in Net Value, Inc. The exchange ratio of
0.4 shares of Stonepath Group common stock for each share of Net Value, Inc. common stock used to calculate the consideration to be paid in connection with the merger is the same exchange ratio used to calculate the consideration initially paid by Stonepath Group to acquire control of Net Value, Inc.

         Stonepath Group's principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of the principal executive office is (415) 335-4700.


NET VALUE, INC.

         Net Value, Inc. is currently a 14% owner of BrightStreet.com, Inc. and has no current operations.

         Net Value, Inc. was previously a development stage company whose products incentivized consumers to purchase products and services sold across all categories of trade. Net Value, Inc. developed a patent-pending process to deliver coupons, discounts and other promotional incentives to Internet users. Net Value, Inc. also developed a technology to address coupon industry concerns regarding fraudulent coupon redemption.

         In November 1999, the business and assets of Net Value, Inc. were sold to Brightstreet.com, Inc., a new company formed by members of Net Value, Inc.'s then senior management team and a group of third party investors. In exchange for substantially all of its assets, Net Value, Inc. received, among other things, 2,958,819 shares of BrightStreet.com, Inc. common stock equal to an approximate 14% ownership interest in BrightStreet.com, Inc.

         Net Value, Inc.'s principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of the principal executive office is (415) 335-4700.


NET VALUE ACQUISITION

         Net Value Acquisition is a newly-formed Delaware corporation organized by Stonepath Group for the sole purpose of effecting the merger. Net Value Acquisition has not conducted any prior business.

         Net Value Acquisition's principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of the principal executive office is (415) 335-4700.


THE MERGER


         The Board of Directors of Net Value, Inc. appointed an independent special committee to review the proposed merger on behalf of its stockholders. The special committee determined that the merger is fair and recommended that the Board of Directors approve the merger and recommend the merger agreement to stockholders for adoption.

         The primary reason for the merger is to complete the final stage of a two-step process begun in 1998 to acquire all of the outstanding shares of common stock of Net Value, Inc. Since Net Value, Inc. has no current operations and there is no trading market in the shares of Net Value, Inc. common stock, the special committee believes that the merger is advantageous to Net Value, Inc. stockholders primarily because of the valuation being accorded to Net Value, Inc. common stock in the merger and the possible greater market liquidity of the Stonepath Group common stock, although there can be no assurances that such liquidity will continue.

         The Board of Directors of Net Value, Inc. believes that the merger is in the best interest of Net Value, Inc. and its stockholders, and it recommends that the Net Value, Inc. stockholders vote for the approval of the merger agreement and the transactions contemplated thereby.

         Upon the effective date of the merger, each outstanding share of Net Value, Inc. common stock will be converted into and exchangeable for 0.4 shares of Stonepath Group common stock. Subsequent to the merger, a holder of Net Value, Inc. common stock will not be able to receive dividends or other distributions on Stonepath Group common stock or to vote those shares until the holder exchanges the holder's Net Value, Inc. common stock certificate for a Stonepath Group common stock certificate. After the effective date, StockTrans, Inc., Ardmore, Pennsylvania, the Company's transfer agent, will send transmittal forms to Net Value, Inc. stockholders for their use in exchanging these certificates. The Stonepath Group common stock issued by virtue of the merger will be subject to restrictions upon resale as more fully described in "RESTRICTIONS ON SALES OF SHARES" on page 30.

         The current Board of Directors of Net Value, Inc. consists of Andrew P. Panzo, Steven B. Rosner and Michael Cirillo. Messrs. Panzo, Rosner and Cirillo own no shares and options to purchase 60,000, 90,000 and 90,000 shares of Net Value, Inc., respectively. Mr. Panzo also serves as Chairman of the Board of Directors and Chief Executive Officer of Stonepath Group. The merger consideration was not determined by arm's length negotiation, and there was no formal valuation of Stonepath Group and Net Value, Inc., either by Stonepath Group or Net Value, Inc. or an independent third party. Neither Stonepath Group nor Net Value, Inc. has obtained a fairness opinion by an investment banking firm or other qualified appraiser.


FEDERAL INCOME TAX CONSEQUENCES


         The merger will be treated as a taxable exchange by the Net Value, Inc. stockholders of their shares of Net Value, Inc. common stock for shares of Net Value Holdings common stock. Each Net Value, Inc. stockholder will realize taxable gain, or loss, to the extent that the fair market value of the Stonepath Group common stock received by the stockholder in the merger exceeds, or is less than, the stockholder's basis in the Net Value, Inc. common stock exchanged in the merger. You should consult your own tax advisor for a full understanding of the merger's tax consequences. Additionally, no gain or loss will generally be recognized by Net Value, Inc., Stonepath Group or Net Value Acquisition as a result of the merger. Please read the section called "FEDERAL INCOME TAX CONSEQUENCES" for a fuller discussion of the tax consequences of the merger.


RISK FACTORS


         The securities offered hereby involve a high degree of risk, and prospective investors should carefully consider the factors specified under "RISK FACTORS" before electing to invest. See "RISK FACTORS" on page 8.

         SELECTED CONSOLIDATED FINANCIAL INFORMATION OF STONEPATH GROUP

         You should read the following selected consolidated financial information of Stonepath Group in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and notes thereto included elsewhere in this proxy statement-prospectus. The following selected data as of and for each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from Stonepath Group's audited consolidated financial statements. The consolidated statement of operations data for each of the six-month periods ended June 30, 1999 and 2000, and the consolidated balance sheet data at June 30, 2000 are derived from Stonepath Group's unaudited interim financial statements included elsewhere in this proxy statement-prospectus. In management's opinion, the unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. The result of operations for the six month period ended June 30, 2000 are not necessarily indicative of the results to be expected for the full year or future periods.

                                                Summary of Selected Consolidated Financial Data

                                                                                                    Six Months Ended
                                                        Year Ended December 31,                          June 30,
                            ---------------------------------------------------------------      ------------------------
                                 1995          1996         1997          1998         1999         1999          2000
                                 ----          ----         ----          ----         ----         ----          ----
Statement of Operations
Data

Revenues                    $         -   $         -    $        -  $          -   $          -   $         -  $          -
Operating
   expenses                           -             -             -       140,484     11,040,192     1,032,996    17,783,952
                            -----------   -----------   -----------  ------------   ------------   -----------  ------------
Loss from operations                  -             -             -      (140,484)   (11,040,192)   (1,032,996)  (17,783,952)

Equity in losses of
   affiliate companies                -             -             -             -        (79,559)            -    (2,665,756)

Other income
   (expense)                          -             -             -    (1,489,835)   (12,843,232)   (2,554,339)     (125,782)
                            -----------    ----------   -----------  ------------   ------------   -----------  ------------

Net loss from continuing
   operations                         -             -             -    (1,630,319)   (23,962,983)   (3,587,335)  (20,575,490)
                            -----------   -----------   -----------  ------------   ------------   -----------  ------------

Loss from discontinued
   operations                  (747,560)   (3,314,094)  (11,235,237)  (11,106,826)    (6,370,776)   (3,005,632)     (554,676)

Gain on disposal of
   discontinued
   operations                         -             -             -             -      6,502,663             -             -
                            -----------   -----------   -----------  ------------   ------------   -----------  ------------
Net loss                       (747,560)   (3,314,094)  (11,235,237)  (12,737,145)   (23,831,096)   (6,592,967)  (21,130,166)

Preferred stock
   dividend-continuing
   operations                         -             -             -             -     (6,605,261)            -   (44,012,625)

Preferred stock
   dividend-discontinued
   operations                         -             -    (1,181,250)  (15,250,500)             -             -             -
                            -----------   -----------   -----------  ------------   ------------   -----------  ------------

Net loss to common
   Stockholders             $  (747,560)  $(3,314,094) $(12,416,487) $(27,987,645)  $(30,436,357)  $(6,592,967) $(65,142,791)
                            ===========    ==========  ============  ============   ============   ===========  ============

Basic and diluted net
   (loss) per common
   share-continuing
   operations                       n/a   $         -   $         -  $      (0.35)  $      (2.90)  $     (0.41) $      (3.91)
                            ===========   ===========   ===========  ============   ============   ===========  ============

Basic and diluted net
   earnings (loss) per
   common
share-discontinued
   operations                       n/a   $     (3.55)  $     (6.88) $      (5.59)  $       0.01   $    (0.35)  $     (0.03)
                            ===========   ===========   ===========  ============   ============   ==========   ===========

Basic and diluted
   weighted average
   common shares
   outstanding                      n/a       934,810     1,804,700     4,711,351     10,557,953    8,645,151    16,521,162
                            ===========   ===========   ===========  ============   ============   ==========   ===========


Balance Sheet Data                                             December 31,                         June 30, 2000
                                      ----------------------------------------------------------    -------------
                                         1995       1996        1997        1998         1999
                                         ----       ----        ----        ----         ----
Cash and cash equivalents               $  --      $  --    $      --    $   1,466    $3,127,232      $38,674,084
Ownership interests in and advances        --         --           --           --     7,065,557       14,583,040
to Affiliate Companies
Total assets                               --         --           --      371,648    13,989,368       56,990,084
Current liabilities - continuing           --         --           --    2,690,921     5,998,363          281,756
operations
Current liabilities - discontinued    279,702    305,092    2,426,656    6,430,891     1,773,591        1,014,526
operations, net
Non-current liabilities                    --         --           --           --        67,302               --
Total liabilities                     279,702    305,092    2,426,656    9,121,812     7,839,258        1,296,102
Redeemable convertible preferred           --         --           --           --     4,448,872               --
stock, Series B
Stockholders' equity (deficit)       (279,702)  (305,092)  (2,426,656)  (8,750,164)    1,701,240       54,398,148
Working capital (deficit)            (279,702)  (305,092)  (2,426,656)  (8,750,164)   (4,212,869)      38,186,765

                SELECTED FINANCIAL INFORMATION OF NET VALUE, INC.

         You should read the following selected financial information of Net Value, Inc. in conjunction with the financial statements and notes thereto included elsewhere in this proxy statement-prospectus. The following selected data as of and for each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from Net Value, Inc.'s audited financial statements. The statement of operations data for each of the six-month periods ended June 30, 1999 and 2000, and the balance data sheet at June 30, 2000 are derived from Net Value, Inc.'s unaudited interim financial statements included elsewhere in this proxy statement-prospectus. In management's opinion, the unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. The result of operations for the six month period June 30, 2000 are not necessarily indicative of the results to be expected for the full year or future periods.


                                                                      Summary of Selected Financial Data

                                                                                                              Six Months Ended
                                                         Year Ended December 31,                                  June  30,
                            --------------------------------------------------------------------------   ---------------------------
                                  1995           1996           1997            1998           1999          1999           2000
                                  ----           ----           ----            ----           ----          ----           ----
Statement of Operations
Data

Revenues                    $         -    $        -     $          -    $  1,330,367    $    20,000    $         -    $         -
Operating
   Expenses                     746,945      3,316,522       9,364,898       9,115,291      6,525,267      3,011,506             --
                            -----------    -----------    ------------    ------------    -----------    -----------    -----------
                               (746,945)    (3,316,522)     (9,364,898)     (7,784,924)    (6,505,267)    (3,011,506)            --
Loss from operations
Other income
   (expense)                       (615)         2,428      (1,870,339)     (3,382,087)     5,422,918       (493,946)      (521,630)
                            -----------    -----------    ------------    ------------    -----------    -----------    -----------
Net loss                       (747,560)    (3,314,094)    (11,235,237)    (11,167,011)    (1,082,349)    (3,505,452)      (521,630)
Preferred stock dividends            --             --      (1,181,250)    (15,250,500)            --             --             --
                            -----------    -----------    ------------    ------------    -----------    -----------    -----------

Net loss before
   extraordinary loss          (747,560)    (3,314,094)    (12,416,487)    (26,417,511)    (1,082,349)    (3,505,452)      (521,630)
Extraordinary loss on
   Extinguishment of debt             -              -               -               -             --              -       (554,676)
                            -----------    -----------    ------------    ------------    -----------    -----------    -----------
Net loss to common
   Stockholders             $  (747,560)   $(3,314,094)   $(12,416,487)   $(26,417,511)   $(1,082,349)   $(3,505,452)   $(1,076,306)
                            ===========    ===========    ============    ============    ===========    ===========    ===========
Basic and diluted net
   loss per common
   share before
   extraordinary item               n/a    $     (0.89)  $       (1.78)   $      (2.32)   $     (0.09)   $     (0.29)   $     (0.04)
                            ===========    ===========    ============    ============    ===========    ===========    ===========
Basic and diluted
   extraordinary
   loss per common share             --             --              --              --             --             --    $     (0.05)
                            ===========    ===========    ============    ============    ===========    ===========    ===========
Basic and diluted
   net loss per common
   share                            n/a    $     (0.89)   $      (1.78)   $      (2.32)   $     (0.09)   $     (0.29)   $     (0.09)
                            ===========    ===========    ============    ============    ===========    ===========    ===========
Basic and diluted
    weighted average
    common shares
    outstanding                     n/a      3,739,236       6,962,826      11,368,535     12,228,756     12,228,756     12,148,344
                            ===========    ===========    ============    ============    ===========    ===========    ===========

Balance Sheet Data                                         December 31,                               June 30, 2000
                            -------------------------------------------------------------------       -------------
                                 1995          1996           1997           1998          1999
                                 ----          ----           ----           ----          ----
Cash and cash equivalents    $   2,407     $ 299,351      $  671,508     $  222,165    $        --      $        --

Total assets                    29,615       794,592       1,800,402      1,050,871      5,483,637        5,299,320

Current liabilities            309,317     1,099,684       4,227,058     10,081,297     13,722,478       13,506,128

Non-current liabilities             --            --              --         79,034             --               --

Total liabilities              309,317     1,099,684       4,227,058     10,160,331     13,722,478       13,506,128

Stockholders' deficit          279,702       305,092       2,426,656      9,109,460      8,238,841        8,206,808

Working capital (deficit)    (306,910)      (792,841)     (3,427,635)    (9,746,175)   (12,233,247)     (12,201,214)

                         PRO FORMA FINANCIAL INFORMATION

         Pro forma financial information is not presented since, for accounting purposes, the combination is treated as the completion of an in-process recapitalization and not as a business combination. In October 1998, Stonepath Group acquired approximately 66% of Net Value, Inc.'s outstanding common stock through share exchange transactions with 20 of Net Value, Inc.'s largest stockholders. Since as a result of these transactions the former Net Value, Inc. shareholders obtained a majority ownership interest of Stonepath Group, the transaction was accounted for as a recapitalization. Under a recapitalization, the historical financial statements presented are those of the company acquired, not those of the legal acquiror. Accordingly, the Stonepath Group financial information included in this proxy statement-prospectus prior to October 1998 is that of Net Value, Inc. The financial information subsequent to October 1998 reflects the consolidated financial statements of Stonepath Group and Net Value, Inc. Through the merger described in this proxy statement-prospectus Stonepath Group will acquire the remaining minority interest in Net Value, Inc. The only effect to the consolidated financial statements of Stonepath Group as a result of completing this in-process recapitalization will be the re-allocation of approximately $1,100 from the stockholders' equity of Net Value, Inc. to the stockholders' equity of Stonepath Group, which will not change consolidated stockholders' equity.



FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT-PROSPECTUS


         This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "RISK FACTORS."

                                  RISK FACTORS

         If you hold your shares of Net Value, Inc. common stock until the merger, you will be investing in Stonepath Group common stock. The following important factors, among others, in some cases have affected, and in the future could affect, Stonepath Group's financial position and results of operations and could cause its financial position and results of operations to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Stonepath Group. In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

RISK FACTORS RELATED TO THE MERGER

There was no formal valuation determining the fairness of the merger consideration.

         The merger consideration was not determined by arm's length negotiation, and there was no formal valuation of Stonepath Group and Net Value, Inc., either by Stonepath Group or Net Value, Inc. or an independent third party. Neither Stonepath Group nor Net Value, Inc. has obtained a fairness opinion by an investment banking firm or other qualified appraiser.

The shares to be received in the merger will be subject to restrictions on resale.

         Certain shares of Stonepath Group common stock which will be received pursuant to the merger will be subject to restrictions upon resale through December 15, 2000, as more fully described in this proxy statement-prospectus.

The merger may result in taxable gain or loss to the Net Value, Inc.
stockholders.

         The merger will be treated as a taxable exchange by the Net Value, Inc. stockholders of their shares of Net Value, Inc. common stock for shares of Stonepath Group common stock. Accordingly, each Net Value, Inc. stockholder will realize taxable gain, or loss, to the extent that the fair market value of the Stonepath Group common stock received by the stockholder in the merger exceeds, or is less than, the stockholder's basis in the Net Value, Inc. common stock exchanged in the merger.

RISKS RELATED TO STONEPATH GROUP

Stonepath Group has a very limited operating history upon which you may evaluate an investment in Stonepath Group.

         Stonepath Group did not begin to implement its current business plan until July 1999 and therefore has a very limited operating history upon which you may evaluate making an investment in Stonepath Group. In addition, all Stonepath Group's current affiliate companies are early stage companies that have limited operating histories and have generated very limited, if any, revenues or earnings from operations since inception. Accordingly, you will only be able to examine a limited history of operating results of Stonepath Group's affiliate companies in making your investment decision.

Stonepath Group proposed operations are speculative in nature and may not ever result in any operating revenues or profits.

         Stonepath Group is not certain that its business model, even if successful, will result in operating revenues or profits. Stonepath Group's success depends upon its ability to develop or select affiliate companies that are ultimately successful. As a holding company without significant income from operations, Stonepath Group expects to ultimately derive the cash flow necessary to fund its operations from the operations and/or sale of its affiliate companies. As of the date of this proxy statement-prospectus, none of Stonepath Group's affiliate companies have generated operating revenues sufficient to pay dividends to Stonepath Group. Furthermore, Net Value
Holdings has not generated any significant revenues from the sale of its equity interests in its affiliate companies. Accordingly, Stonepath Group does not have an established history of selecting and developing successful affiliate companies. Economic, governmental, regulatory and industry factors outside Net Value Holdings' control affect each of its affiliate companies. If Net Value Holdings' affiliate companies do not successfully implement their business plans, then Stonepath Group will not be able to achieve its business plan. Accordingly, if these events occur, then Stonepath Group will not generate any revenues and the value of its assets and the market price of its common stock will decline. There are also material risks relating to the businesses of Stonepath Group's affiliate companies. Accordingly, the success of Net Value Holdings' operations will be dependent upon the management and operations of its affiliate companies, the timing of the marketing of its affiliate companies' products and numerous other factors beyond its control.

Stonepath Group has had a history of losses and expects continued losses in the foreseeable future.

         For the six months ended June 30, 2000 and the year ended December 31, 1999, Stonepath Group experienced net losses to common stockholders of $65.1 million and $30.4 million respectively. Stonepath Group does not know if it will report net income in any period, and expects that it will report net losses in many quarters for the foreseeable future. Because Stonepath Group acquires significant interests in early-stage companies, many of which generate net losses, Stonepath Group has experienced, and expects to continue to experience, significant volatility in its results of operations. While Net
Value Holdings' affiliate companies have consistently reported losses, Net Value Holdings may have net income in certain periods and may experience significant volatility from period to period due to non-recurring transactions and other events incidental to its ownership interests in and advances to affiliate companies. These transactions include dispositions of, and changes to, our affiliate company ownership interests, and impairment charges.

Stonepath Group success could be impaired by valuations placed on Internet-related companies by the investment community.

         Stonepath Group's strategy involves creating value for its stockholders by developing its affiliate companies and helping them to gain access to the capital markets so that they can raise additional funds to satisfy their business plans. Since Stonepath Group's initial acquisitions have been equity interests in Internet companies, Stonepath Group is dependent on the success of the market for Internet-related companies in general and for initial public offerings of those companies in particular. Until March 2000, there had been a substantial number of Internet-related initial public offerings and private venture financings. Commencing during the second half of March 2000, the domestic and international stock markets have generally experienced a significant correction and the public trading prices, market capitalizations and valuations of many technology and Internet-related companies have significantly decreased. During this period, Internet-related initial public offerings and private venture financings have decreased in both number and size. If present market conditions continue for the near term, then the ability of Net Value Holdings' affiliate companies to grow and access the capital markets may be impaired and Stonepath Group may need to provide additional capital to its affiliate companies in support of their business objectives and to protect the value of its equity holdings. Furthermore, if present market conditions continue for an extended period of time, then Stonepath Group may be unable to access the capital markets to raise sufficient funds to enable it to provide additional capital to its affiliate companies on a timely basis. If Stonepath Group is unable to provide additional capital to its affiliate companies in these circumstances on a timely basis, then its affiliate companies' operations may suffer, Stonepath Group will not successfully implement its business plan and the value of its common stock may decrease.

In a volatile market, the common stock of Stonepath Group may experience wide fluctuations.

         In a volatile market, Stonepath Group may experience wide fluctuations in the market price of its securities. These fluctuations may have an extremely negative effect on the market price of its securities and may prevent you from obtaining a market price equal to the prevailing market price at the time of this merger when you attempt to sell Stonepath Group's securities in the open market. In these situations, you may be required to either sell Stonepath Group's securities at a market price which is lower than the prevailing market price at the time of this merger, or to hold your investment in Stonepath Group's securities for a longer period of time than you planned to hold this investment.

Stonepath Group existing stockholders may experience dilution of their ownership interests due to the issuance of additional shares of its common stock.

         Stonepath Group may in the future issue its previously authorized and unissued securities which will result in the dilution of the ownership interests of its present stockholders. Stonepath Group currently has 100 million shares of common stock that are authorized for issuance, of which it has issued approximately 17.7 million shares as of June 30, 2000. At June 30, 2000 Stonepath Group had issued and outstanding warrants, stock options and shares of preferred stock which are potentially convertible into approximately 12.2 million shares of common stock, and Stonepath Group recently settled a legal proceeding under which an additional 0.4 million shares of common stock will be issued. Stonepath Group also intends to complete this proposed merger with Net Value, Inc. pursuant to which Stonepath Group will issue approximately
1.8 million shares of its common stock to the stockholders of Net Value, Inc. and approximately 1.2 million warrants and stock options to the holders of Net Value, Inc.'s issued and outstanding warrants and vested stock options. Additionally, Stonepath Group may issue additional shares of its common stock in connection with:

         o the hiring of additional personnel;
         o future acquisitions; and
         o for other valid business purposes within the discretion of its Board of Directors.

         Stonepath Group's issuance of these shares of common stock will also dilute the ownership interests of its existing stockholders.

The influx of additional shares of Stonepath Group common stock onto the market may create downward pressure on the trading price of its common stock.

         The initial sale or secondary resale of substantial amounts of Stonepath Group common stock in the public markets can have an adverse effect on the market price of its common stock and make it more difficult for Stonepath Group to sell its equity securities in the future at prices which Stonepath Group deems appropriate. Since Stonepath Group's operations have been funded primarily through the sale of restricted securities, a significant amount of its issued and outstanding securities have not been eligible for public resale. Stonepath Group's current public float plus the shares eligible for resale under Rule 144 is approximately 14 million shares, including 4.1 million shares issuable upon conversion, if at all, of Stonepath's Series C preferred stock. Including the shares issuable in this merger during the next twelve months, Stonepath Group estimates that an additional 10 million shares will become eligible for resale into the public market, of which approximately 6 million will become eligible for resale on December 15, 2000. The resale of shares into the public market, or the mere perception that these resales could occur, could adversely affect the market price of Stonepath Group's common stock and could impair its ability to obtain capital through securities offerings.

There is a scarcity of and competition for acquisition opportunities.

         There are a limited number of technology-based businesses seeking investment capital which Stonepath Group deems to be desirable candidates to become affiliate companies and there is a very high level of competition among companies seeking to acquire interests in these entities. Stonepath Group is and will continue to be a very minor participant in the business of seeking business relationships with, and acquisitions of interests in early stage technology businesses of which Internet companies presently constitute the largest concentration. A large number of established and well-financed entities, including venture capital firms, are active in acquiring interests in companies which Stonepath Group may find desirable as affiliate company candidates.
Many of these investment-oriented entities have significantly greater financial resources, technical expertise and managerial depth than Stonepath Group. Consequently, Stonepath Group will be at a competitive disadvantage in negotiating and executing possible investments in these entities as they generally have easier access to capital, which entrepreneurs of development stage companies generally place greater emphasis on than obtaining the management skills and networking services that Stonepath Group provides to its affiliate companies. Even if Stonepath Group is able to successfully compete with these venture capital entities, this competition may affect the terms of completed transactions and, as a result, Stonepath Group may have to pay more than expected for interests in affiliate companies. Stonepath Group may not be able to identify companies that complement its strategy, and even if Stonepath Group identifies a company that complements its strategy, Net Value Holdings may be unable to acquire an interest in the company for many reasons, including:

         o a failure to agree on the terms necessary for a transaction, such as the amount or price of Stonepath Group's equity interest;
         o incompatibility between its operational strategies and management philosophies and those of the affiliate company;
         o competition from other acquirers of Internet companies;
         o a lack of sufficient capital to acquire an interest in a potential affiliate company; and
         o the unwillingness of a potential affiliate company to affiliate with Stonepath Group or its other affiliate companies.

         If Stonepath Group is unable to successfully compete with other entities in identifying and executing possible business opportunities, then Stonepath Group will not be able to successfully implement its business plan.

Stonepath Group may be classified as an investment company under the Investment Company Act of 1940.

         Although Stonepath Group is primarily engaged in the business of e-commerce through its affiliate companies, its ownership of equity interests in its affiliate companies that are not deemed controlled interests by the Securities and Exchange Commission could result in Stonepath Group's classification as an investment company under the Investment Company Act of 1940. If Stonepath Group is required to register as an investment company, it will incur substantial additional expense as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other requirements. In addition, restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for it to fully implement Net Value Holdings' strategy of actively managing, operating and promoting collaboration among its network of affiliate companies. As a result, Stonepath Group intends to take whatever steps are necessary in order not to be required to register as an investment company, and may be forced to sell interests in affiliate companies which it otherwise might continue to hold. Such sales may be for less than fair market value due to its need to dispose of the securities.

         A company is presumed to be an investment company under the Investment Company Act of 1940 if more than 45% of its total assets consists of, and more than 45% of its income/loss and revenue attributable to it over the last four quarters is derived from, ownership interests in companies it does not primarily control. Under the Investment Company Act of 1940, Stonepath Group is considered to primarily control a company if it owns more than 25% of that company's voting securities and has more control than any other single owner. Stonepath Group believes that it currently meets the foregoing tests.
However, changes in the value of its ownership interests in its affiliate companies and the income/loss and revenue attributable to its affiliate companies could require Stonepath Group to register as an investment company under the Investment Company Act of 1940 unless it takes action to avoid registration requirements. For example, Stonepath Group may be forced to sell its minority ownership interests in some of its affiliate companies which it does not want to sell and any sale may be at less than fair market value as Net Value Holdings will be selling restricted securities in privately negotiated transactions. Stonepath Group may also have to ensure that it retains at least a 25% voting ownership interest in its majority-owned affiliate companies after their initial public offerings, if any. In addition, Stonepath Group may have to acquire additional income or loss generating assets that it might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that it would otherwise want to acquire in connection with executing its business strategy.

         Despite its best efforts, there is the risk that the Securities and Exchange Commission will find that Stonepath Group is in the business of investing, reinvesting, or trading in securities and therefore an investment company under the Investment Company Act of 1940. In order to be certain of its status, Stonepath Group may apply to the Securities and Exchange Commission for an order finding that it is primarily engaged in a business other than investing in securities. Stonepath Group can give no assurance that such an order, if applied for, will be granted.

Stonepath Group is not required to follow any specific criteria for identifying affiliate companies, and therefore may acquire interests in affiliate companies that do not meet the criteria it has described.

         To date, Stonepath Group has focused its acquisition and affiliating efforts on technology businesses whose operations are focused in the Internet industry and generally meet the following criteria:

         o early stage entity;
         o seeking less than $2.5 million in capital;
         o management that is experienced in the industry in which the affiliate company will operate; and
         o offers compelling market opportunities.

         However, Stonepath Group is not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential business combinations. In addition, Stonepath Group is not required to acquire interests in any number of affiliate companies, complete any number of business combinations, or internally develop any number of affiliate companies in any calendar year. Stonepath Group will determine which target companies provide the best potential financial return for its stockholders and it will determine the amount of equity and other terms and conditions of investments. Stockholders will not have the opportunity to evaluate the relevant economic, financial and other information that Stonepath Group's management team will use and consider in deciding whether or not to enter into a particular business combination or factors or strategies which they will implement in developing such relationships. Stonepath Group is not certain that it will be successful in identifying and evaluating suitable business opportunities and consummating business combinations with or acquiring interests in additional affiliate companies. Stonepath Group does not anticipate that its affiliate companies' operations will have a short-term positive impact on its operations. Thus, Stonepath Group continues to seek additional target companies and is continuing to develop companies based on its internally conceived business ideas. These companies may operate in industries in which members of Net Value Holdings' management team has little or no prior experience.

Stonepath Group expects its affiliate companies to grow rapidly and if it is unable to assist them in sustaining and managing their growth, its affiliate companies' businesses will suffer, which will adversely affect the business of Stonepath Group.

         Stonepath Group's affiliate companies may experience rapid growth as they introduce new products and services and hire additional employees to manage expanded areas of development and service a growing number of consumers. Since such growth may not be accompanied by immediate increases in revenues and cash flows, this growth is likely to place significant strain on their resources and on the resources Stonepath Group allocates to assist its affiliate companies.
In addition, its management may be unable to convince its affiliate companies to adopt its ideas effectively, and the affiliate companies may fail in their attempt to execute Stonepath Group's ideas or successfully manage their growth. If Stonepath Group is unable to effectively assist its affiliate companies in managing their growth, then they may not attain or sustain profitable operations and the value of Stonepath Group's common stock may decrease.

Stonepath Group's Officers and Directors have acquired personal interests in its affiliate companies which may create conflicts of interest that may adversely affect its stockholders' best interests.

         Darr Aley, Stephen George, Andrew P. Panzo and Lee C. Hansen, who are among Stonepath Group's officers and directors, personally own interests or rights to purchase interests in YesAsia, Inc. Tom Aley, an officer of Stonepath Group, personally owns an interest in SwapIt.com. This may cause the interests of these individuals to conflict with the best interests of Stonepath Group. If the operations of YesAsia, Inc. or SwapIt.com are unsuccessful, it may be in the best interests of Stonepath Group for it to either divest its ownership interest in these affiliate companies or devote a smaller percentage of its management and financial resources to assisting in the development of these affiliate companies. In addition, in order to avoid registration under the Investment Company Act of 1940, Stonepath Group may have to divest its ownership interest in a particular affiliate company. However, the officer(s) or director(s) who own a personal interest in these affiliate companies may vote not to take this action or may seek to continue to devote management and financial resources to these affiliate companies due to his personal interest. Stonepath Group's Board of Directors has implemented a policy prohibiting its officers and directors from acquiring personal interests in its affiliate companies in the future.

If Stonepath Group is unable to obtain additional financing, then its business will suffer.

         Stonepath Group will need to raise substantial additional financing in the future to support its working capital needs or its affiliate companies' working capital needs and to provide Stonepath Group with sufficient funding to enter into additional business relationships and start additional early stage companies. As of June 30, 2000, Stonepath Group had on hand existing cash and cash equivalents of approximately $38.7 million. Based on its projected level of operations and funding requirements, these funds should be sufficient to sustain its operations for at least the next twelve months. However, should the level of Stonepath Group's operations or funding requirements increase, it will require additional capital sooner than it expects. This could occur for a number of reasons, including:

         o Stonepath Group purchases of an interest in a greater number of affiliate companies than it presently anticipates;
         o Stonepath Group's level of investment in affiliate companies is greater than it presently anticipates; or
         o Stonepath Group participates in subsequent rounds of financing conducted by its affiliate companies to a greater extent than it presently anticipates; or
         o Future acquisitions.

If Stonepath Group is unable to secure additional financing on acceptable terms, then it will not be able to fully implement its business plan.

Stonepath Group's success is dependent on its continued employment of Andrew
P. Panzo and Lee C. Hansen, and the continued employment by its affiliate companies of their key personnel. If Stonepath Group were to lose the services of these individuals, its business and the businesses of its affiliate companies would be negatively affected.

         Stonepath Group believes that its success will depend on continued employment by Stonepath Group and its affiliate companies of senior management and key technical personnel. If one or more members of its management team or the management teams of any of its affiliate companies are unable or unwilling to continue in their present positions, then Stonepath Group's business and operations could be disrupted.

         As of June 30, 2000, Stonepath Group's entire management team, other than Andrew P. Panzo, has worked for it for less than one year. Mr. Panzo joined Stonepath Group's management team in January 1999. Other than Lee C. Hansen, its President who joined it on October 1, 1999, the remainder of Net Value Holdings' management team and directors joined Stonepath Group in July 1999 in connection with its merger with Strategicus Partners, Inc. and thereafter. Stonepath Group's efficiency may be limited while these employees, directors and future employees are being integrated into its operations. In addition, Stonepath Group may be unable to identify and hire additional qualified management and professional personnel to help lead it and its affiliate companies.

         Stonepath Group's affiliate companies will need to continue to hire additional qualified personnel as their businesses grow. A shortage in the number of trained technical and marketing personnel could limit the ability of its affiliate companies to increase the sales of their existing products and services and launch new product offerings.

Stonepath Group has issued a significant amount of stock-based compensation to its employees, consultants and members of its Board of Directors, and this compensation has significantly decreased and will continue to significantly decrease its earnings.

         At June 30, 2000, Stonepath Group has recorded deferred compensation of $19.8 million related to compensatory stock options and restricted stock awards to its employees, consultants and members of its Board of Directors. As a result of these compensatory option grants and restricted stock awards, Stonepath Group has recognized stock-based compensation of $13.4 million through June 30, 2000. Stonepath Group will continue to recognize stock-based compensation as these option and stock awards vest, thus reducing its earnings in future years.

Stonepath Group will incur a significant expense in each of the next three years as a result of amortization of goodwill.

         Stonepath Group will incur amortization expense of approximately
$7.7 million from June 30, 2000 through 2003 and its earnings will be reduced by this expense in each year that it is recorded. This expense is the result of:

         o the amortization of the goodwill which Stonepath Group has recorded in connection with its acquisition of Strategicus Partners, Inc.; and
         o the amortization of the amount by which the purchase price of each of Stonepath Group's equity interests accounted for under the equity method of accounting exceeds its proportionate share of the underlying net assets of each of these affiliate companies.

         Pursuant to its business plan, Stonepath Group contemplates acquiring equity interests in additional affiliate companies over the next several years. If these acquisitions result in additional goodwill, Stonepath Group will record additional amortization expense in future years. Sales of investments for which goodwill was recorded will reduce amortization expense in future years.

Fluctuations in Stonepath Group's quarterly results may adversely affect its stock price.

         Because Stonepath Group acquires significant interests in early stage companies, many of which generate net losses, it has experienced, and expects to continue to experience, significant volatility in its quarterly results. Stonepath Group does not know if it will report net income in any period, and it expects that it will report net losses in many quarters for the foreseeable future. While its affiliate companies have consistently reported losses, Stonepath Group may have net income in certain periods and may experience significant volatility from period to period due to non-recurring transactions and other events incidental to its ownership interests in and advances to affiliate companies. These transactions include dispositions of, and changes to, Stonepath Group's affiliate company ownership interests, and impairment charges.

Stonepath Group does not anticipate paying dividends.

         Stonepath Group has not paid any cash dividends on its common stock since its inception and it does not anticipate paying cash dividends in the foreseeable future. Any dividends which Stonepath Group may pay in the future will be at the discretion of its Board of Directors and will depend on its future earnings, any applicable regulatory considerations, its financial requirements and other similarly unpredictable factors. For the foreseeable future, Stonepath Group anticipates that it will retain any earnings which it may generate from its operations to finance and develop its growth and that Stonepath Group will not pay cash dividends to its stockholders.

RISKS PARTICULAR TO STONEPATH GROUP'S AFFILIATE COMPANIES.

         Each of Stonepath Group's affiliate companies is subject to the risks described below. In addition, Stonepath Group has set forth below the risks which Webmodal and SwapIt.com, the affiliate companies which it deems to be material to its operations as of the date of this proxy statement-prospectus, are presently subject to at this early stage of their development.

Each of Stonepath Group's affiliate companies has a very limited operating history and has generated very limited, if any, revenues.

         Other than BrightStreet.com, Inc., Stonepath Group's affiliate companies were all formed less than two years ago. Each of its affiliate companies is in the development stage and has generated very limited, if any, revenues. Accordingly, Stonepath Group has no historical basis on which to evaluate the future success of any of its affiliate companies.

Most of Stonepath Group's affiliate companies will require significant additional financing to execute their business plans.

         Other than BrightStreet and YesAsia, each of Stonepath Group's affiliate companies only has sufficient capital resources to meet operating expenses for less than one year. Accordingly, most of its affiliate companies will require significant additional financing to execute their business plans. Although Stonepath Group intends to assist its affiliate companies in obtaining this financing, there is no assurance that these affiliate companies will be able to obtain this financing on a timely basis. It is Net Value Holdings' understanding that SwapIt.com and AssetExchange have either consumed all or substantially all of the funds which they have raised in their initial rounds of capital financing. If any of its affiliate companies are unable to obtain the required financing on a timely basis, then they may not be able to execute their business plans, and Net Value may record impairment of their investment in these companies.

The success of Stonepath Group's affiliate companies presently depends on the development of the e-commerce market, which is uncertain.

         All of Stonepath Group's affiliate companies rely on the Internet for the success of their businesses. The development of the e-commerce market is in its early stages. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not expand as an effective medium for the sale of products and services, then its affiliate companies may not succeed. For example, YesAsia and SwapIt.com each allow consumers to purchase products over the Internet. If consumer use of the Internet to purchase goods and services does not continue to develop and expand, then these affiliate companies may not attract a sufficient customer base and their businesses may be adversely affected. In addition, if businesses do not continue to use or expand their use of the Internet for conducting business then some of its affiliate companies may not develop an adequate customer base to execute their business plans.

         A number of factors could prevent the long-term acceptance of e-commerce business, including the following:

         o the unwillingness of businesses to shift from traditional business processes to e-commerce processes;
         o the necessary network infrastructure for substantial growth in usage of e-commerce may not be adequately developed;
         o increased government and securities regulation or taxation may adversely affect the viability of e-commerce;
         o insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times for the users of e-commerce; and
         o concern and adverse publicity about the security of e-commerce transactions.

Stonepath Group's affiliate companies may fail if their competitors provide superior Internet-related products or continue to have greater resources than its affiliate companies.

         Competition for Internet products and services is intense and grows on a daily basis. As the market for e-commerce grows, Stonepath Group expects that competition will intensify. Barriers to entry are minimal and competitors can offer products and services at a relatively low cost. As no physical presence is required to commence operations, its affiliate companies' competitors may emerge without the same degree of warning that competitors who are traditional brick and mortar businesses would provide to those businesses. Stonepath Group's affiliate companies compete for a share of a customer's:

         o purchasing budget for services, materials and supplies with other online providers and traditional distribution channels; and
         o advertising budget with online services and traditional off-line media, such as print and trade associations.

         Many of Stonepath Group's affiliate companies' existing competitors have greater brand recognition and greater financial, marketing and other resources than Stonepath Group's affiliate companies. This may place its affiliate companies at a competitive disadvantage in responding to other companies' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

         In addition, Stonepath Group's affiliate companies compete to attract and retain a critical mass of buyers and sellers. Stonepath Group's affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, those offered by Net Value Holdings' affiliate companies. If its affiliate companies are unable to compete successfully against their existing and developing competitors, then Net Value Holdings' affiliate companies may fail.

Changes in Federal and state tax treatment of Internet sales could result in decreased revenues for some of Stonepath Group's affiliate companies.

         The imposition of sales taxes on Internet sales would increase the effective cost of goods to purchasers from metacat.com, YesAsia and SwapIt.com and may result in lower sales. Currently, these affiliate companies are not required to charge any customer sales and usage tax, and there is a Federally imposed moratorium on taxation of Internet transactions. However, the growth of Internet commerce is likely to lead state revenue agencies to pursue taxation on Internet sales. To the extent that states are successful in imposing taxes on Internet sales, the result will be an effective increase in the cost of goods purchased through internet web sites. Consumers may respond by shifting to traditional purchasing methods such as catalog sales which often do not impose sales tax or interstate shipments or store purchases which do not involve shipping costs.

Failure to manage rapid growth could adversely affect operations of the Stonepath Group affiliates.

         Should they experience rapid growth, the affiliates of Stonepath Group will require continual enhancement to financial and management controls, reporting systems and procedures and expansion, training and management of personnel. If any affiliate company fails to have systems, procedures and controls which are adequate to support its growth and operations, it may be unable to successfully implement its business plan. In addition, it may lose customers who become dissatisfied as the result of operational problems created by the failure to manage growth, adversely impacting revenues, expenses and earnings.

Risks Particular to Webmodal, Inc.

If intermodal carriers are unwilling to maintain relationships with Webmodal, the attractiveness of Webmodal's products and services will be reduced.

         Webmodal's business plan is dependent on maintaining relationships with intermodal railroads so that it can market intermodal products and services. "Intermodal" refers to shipment of goods by truck from the point of origin to a railroad yard, where entire truck trailers are loaded on railcars and shipped by rail to a destination yard, where the trailers are offloaded and trucked to the shipping destination. Most intermodal railroads have contract minimum and creditworthiness requirements. If Webmodal fails to either meet these requirements or obtain exceptions to the requirements based on the potential value to the railroads of its services, then it will be unable to maintain relationships with the railroads. Webmodal has established agreements with a number of the major U.S. railroads, a large Canadian/U.S. railroad, a large U.S. passenger railroad and a large stack-train company. A failure to maintain these relationships on a consistent basis will reduce the attractiveness of Webmodal's products and services.

If Webmodal is unable to maintain relationships with trucking companies in hub cities, the attractiveness of Webmodal's products and services will be reduced.

         Webmodal's business plan requires that it establish relationships for online pricing and operation interfaces with trucking companies in over 100 intermodal hub locations around the country. If too many trucking companies are unwilling to provide the resources or attention necessary for such a relationship, or lack necessary information interfaces, then Webmodal's ability to offer services in the applicable hub cities will be adversely affected until such relationships can be established. Webmodal has established contractual relationships with a number of leading intermodal trucking companies covering the geographic markets which are targeted for Webmodal's launch.

Webmodal will not be successful unless it can convert shippers from traditional methods of arranging for shipments.

         Shippers of goods by intermodal means traditionally have relied on intermodal marketing companies to negotiate pricing, arrange for shipping and otherwise act as intermediaries in the shipping process. Webmodal's success will be dependent on its ability to educate shippers regarding the advantages of Webmodal's services and persuade them to adopt a new way of doing business. To the extent that Webmodal is unsuccessful in this educational effort, its business will suffer.

Competition from various sources could adversely impact Webmodal's operating results.

         Webmodal faces competition from various current and potential participants in the intermodal shipping market, who could respond to Webmodal by developing similar systems and applying greater marketing and management resources, thus reducing Webmodal's entry into the market and adversely affecting Webmodal's revenues. Existing intermodal marketing companies such as Hub Group and Mark VII Transportation, Inc. and intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National have pre-existing service relationships with intermodal carriers as well as substantially greater resources than Webmodal. The Hub Group and CrossRoad Carriers have introduced limited online information systems that do not have all of the intended features of Webmodal's system, but could potentially develop systems similar to Webmodal's. In addition, six truckload trucking companies merged their logistics business units into a commonly owned, Internet-based global transportation logistics company called Transplace.com. This company's initial focus will reportedly include a number of areas such as over the road truckload and intermodal capabilities. Railroads, trucking companies and other independent entities similar to Webmodal also could enter this market. Four railroads announced an investment in "Arzoon," which reportedly is developing an Internet-based multi-modal transportation services company. BNSF Railroad has formed a company called "Freightwise" which reportedly is developing an online multi-modal transportation exchange. Also, an AAR organization called "Steelroads" is reportedly developing Internet-based rail transportation services. Third party logistics companies, to whom shippers sometimes outsource shipment management activities and who are a primary source of potential customers for Webmodal, could become competitors. Finally, other transportation-related e-commerce ventures, such as National Transportation Exchange, FreightQuote and Celarix, do not appear to be currently directed at the intermodal shipping market but could develop applications for that market. If any of these companies successfully enters this market, then Webmodal may incur increased expenses or greater difficulty winning customers as a result of this increased level of competition. This increase in expenses or greater difficulty winning customers will adversely affect Webmodal's operating results.

Risks particular to SwapIt.com

SwapIt.com may overvalue goods taken in trade, resulting in accumulation of inventory and write-offs.

         SwapIt.com will attempt to credit users' accounts for any used goods submitted to it with an amount which reflects the market value that it can acquire from other users in trade for the same item. As the market value of used goods cannot be estimated precisely, it may overvalue used goods. In addition, SwapIt.com may opt to credit users with an amount that exceeds the valuation of the goods offered in trade by a current or potential user in order to build a user base. This may result in the accumulation of inventory or the sale or exchange of overvalued goods at reduced margins or at a loss. SwapIt.com may be forced to write-off large quantities of aging inventories, or maintain large reserves on their books, due to valuation considerations.

Competition from a variety of online trading services will be intense and SwapIt.com may not be able to compete successfully.

         SwapIt.com expects competition in the market for trading and sales over the Internet to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to SwapIt.com could therefore appear at any time. In addition SwapIt.com expects that it will compete heavily with existing person-to-person trading services including Half.com, Switchouse, Mr. Swap, Spun.com and a number of other small services. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading via a national warehouse operation and who could rapidly develop and launch services similar to SwapIt.com's prior to or after SwapIt.com's appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than SwapIt.com does. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well established and well financed companies. As a result, some of its competitors with other revenue and financing sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to Web site and systems development than SwapIt.com. Increased competition may result in reduced operating margins, inability to capture sufficient market share and diminished value of SwapIt.com's brand. In addition, some of its competitors have offered services for free and others may do this as well.

A decline in demand for used goods would adversely impact SwapIt.com's business.

         A decline in the popularity of, use of or demand for, certain items traded or sold through SwapIt.com's service could reduce the overall volume of transactions on the service, resulting in reduced revenues. For instance if audio compact discs become less popular because of the emergence of MP3s or another new recording medium, trades or purchases of used compact discs from the service may decline and thus harm SwapIt.com's business. SwapIt.com will derive most of its revenues from shared fees received from sellers on trades made using the service. SwapIt.com's future revenues will depend upon the level of demand for used and aged goods, as well as the demand for goods of the type that will be traded through the service. The demand for used goods may fluctuate with changes in consumer discretionary spending and other economic conditions.

                               THE SPECIAL MEETING

PROXY SOLICITATION


         This proxy statement-prospectus is being delivered to you in connection with the solicitation by the Board of Directors of Net Value, Inc. of proxies to be voted at the special meeting to be held on Tuesday, November 7, 2000 at 10:00 a.m., local time, at the law offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 14th Floor, 1835 Market Street, Philadelphia, PA 19103. Net Value Holdings will pay all expenses in connection with solicitation of the proxy statement-prospectus. Officers, directors and regular employees of Net Value, Inc., who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. Net Value, Inc. has asked brokers and nominees who hold stock in their names to give the proxy statement-prospectus to their customers. This proxy statement-prospectus is first being mailed on or about October 11, 2000.


RECORD DATE AND QUORUM REQUIREMENT


         Stockholders of record at the close of business on September 29, 2000 are entitled to notice of, and to vote at, the special meeting. Each holder of record of Net Value, Inc. common stock at the close of business on the record date is entitled to one vote for each share then held on each matter voted on by stockholders. At the close of business on the record date, there were 12,469,756 shares of Net Value, Inc. common stock issued and 12,464,756 outstanding held by approximately 273 holders of record.

         The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions are counted for purposes of determining whether a quorum exists. If you hold your shares of Net Value, Inc. common stock through a broker, bank or other nominee, generally the nominee may only vote your Net Value, Inc. common stock in accordance with your instructions. However, if it has not timely received your instructions, the nominee may vote on matters for which it has discretionary voting authority. Brokers generally will not have discretionary voting authority to vote on the proposal to adopt the merger agreement. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. Broker non-votes are counted as shares present or represented at the special meeting for purposes of determining whether a quorum exists.


VOTING PROCEDURES


         Under Delaware law, holders of a majority of the outstanding shares of Net Value, Inc. common stock entitled to vote at the special meeting must vote to adopt the merger agreement. For purposes of the vote required under Delaware law, a failure to vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote against adoption of the merger agreement. Net Value Holdings, which owns approximately 65% of the outstanding Net Value, Inc. common stock, owns enough shares to adopt the merger agreement without the vote of the stockholders and has agreed to vote in favor of the merger agreement.

         If you execute a proxy card without giving instructions, the shares of Net Value, Inc. common stock represented by that proxy card will be voted "FOR" adoption of the proposed merger agreement.

         The Board of Net Value, Inc. is not aware of any other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, including a motion to adjourn the special meeting in order to solicit additional proxies, the persons named on the proxy card will vote the shares represented by all properly executed proxies on those matters in their discretion, except that shares represented by proxies that have been voted "AGAINST" adoption of the merger agreement will not be used to vote "FOR" adjournment of the special meeting to allow additional time to solicit additional votes "FOR" the merger agreement.

VOTING AND REVOCATION OF PROXIES


         You may revoke your proxy at any time before it is exercised by one of the following means:

         o  sending the secretary of Net Value, Inc. a notice revoking it;

         o  submitting a duly executed proxy with a later date; or

         o  voting in person at the special meeting.

         All shares represented by each properly executed and not revoked proxy received by the secretary of Net Value, Inc. prior to the special meeting will be voted in accordance with the instructions given on the proxy. If no instructions are indicated, the proxy will be voted to adopt the merger agreement.


DISSENTERS' AND APPRAISAL RIGHTS


         Stockholders have the right to seek a determination of the "fair value" of their shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) if they (i) deliver a written demand for appraisal of their shares to Net Value, Inc. prior to the effective date of the merger, (ii) do not vote their shares in favor of the merger, and
(iii) otherwise comply with the provisions of Section 262 of the Delaware General Corporation Law ("GCL") regarding appraisal rights.

         The following is a brief summary of Section 262 which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. This summary is qualified in its entirety by reference to Section 262, the text of which is attached hereto as Exhibit B.

         Stockholders of record who desire to exercise their appraisal rights must satisfy all of the conditions contained in Section 262. A written demand for appraisal must be delivered to Net Value, Inc. before the taking of the vote on the merger agreement. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Neither voting against, nor abstaining from voting nor failing to vote on the merger will constitute a demand for appraisal within the meaning of Section 262. Stockholders electing to exercise their appraisal rights under Section 262 must not vote for approval and adoption of the merger agreement.

         A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on his or her Net Value, Inc. common stock certificates. If the shares of Net Value, Inc. common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the shares of Net Value, Inc. common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that in exercising the demand, he or she is acting as agent for the record owner.

         A record owner, such as a broker, who holds shares of Net Value, Inc. common stock as a nominee for others may exercise his or her right of appraisal with respect to the shares held for all or less than all the beneficial owners of shares as to which he or she is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Net Value, Inc. common stock outstanding in the same name of such record owner.

         Stockholders who elect to exercise appraisal rights should mail or deliver their written demands to the Secretary of Net Value, Inc. at 1085 Mission Street, San Francisco, California 94103. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares owned, and that the stockholder is thereby demanding appraisal of his or her shares. It is the responsibility of each stockholder electing appraisal rights to ensure that the written demand is received by Net Value, Inc. before the taking of the vote at the special meeting. Within ten (10) days after the effective date of the merger, Net Value, Inc. must provide notice of the effective date of the merger to all stockholders who have complied with Section 262 and have not voted for adoption of the merger agreement.

         Within 120 days after the effective date of the merger, any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court demanding a determination of the fair value of the shares of the dissenting stockholders. If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court is to take into account all relevant factors. In Weinberger v. UOP, Inc. et al., decided February 1, 1983, the Delaware Supreme Court expanded the considerations that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company...."
Accordingly, the Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which would be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

         Stockholders considering seeking appraisal should keep in mind that the fair value of their shares determined under Section 262 could be more, the same or less than the merger consideration they are entitled to receive pursuant to the merger agreement. The cost of the appraisal proceeding may be determined by the Delaware Court and assessed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

         Any stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the effective date, be entitled to vote for any purpose the shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date.

         At any time within 60 days after the effective date, any former holder of shares of Net Value, Inc. common stock shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the merger; after this period such holder may withdraw his or her demand for appraisal only with the consent of Net Value, Inc. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective date, stockholders, rights to appraisal shall cease and all stockholders shall be entitled to receive the merger consideration as provided for in the merger agreement. Inasmuch as Net Value, Inc. has no obligation to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

         The provisions of Section 262 are technical in nature and complex. Stockholders desiring to exercise appraisal rights and to obtain appraisal of the fair value of their shares should consult counsel, since the failure to comply strictly with the provisions of Section 262 may defeat their appraisal rights.


EFFECTIVE TIME


         The merger will be effective as soon as practicable following stockholder adoption of the merger agreement and the satisfaction or waiver of the terms and conditions set forth in the merger agreement, and upon the filing of a certificate of merger with the secretary of state of the State of Delaware.

                                   THE MERGER

GENERAL


         Set forth below is a brief description of the material provisions of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. The full text of the merger agreement is attached as Exhibit A to this proxy statement-prospectus and is incorporated herein by reference.

         The merger agreement provides that Net Value Acquisition, a wholly-owned subsidiary of Stonepath Group, will be merged with and into Net Value, Inc. At the effective time of the merger, each share of Net Value, Inc. common stock, other than shares held by Net Value, Inc. in treasury and shares held by Stonepath Group, will be canceled and converted into the right to receive 0.4 shares of Stonepath Group's common stock. After the merger, Net Value, Inc. will become a wholly-owned subsidiary of Stonepath Group.


PURPOSE AND REASONS FOR THE MERGER

         In 1998, Stonepath Group acquired approximately 66% of Net Value, Inc.'s outstanding common stock through share exchange transactions with 20 of Net Value, Inc.'s largest stockholders, whereby such stockholders received shares of Stonepath Group common stock for each of their shares of Net Value, Inc. common stock. Those share exchange transactions represented the first of a two-step process pursuant to which the remaining minority stockholders of Net Value, Inc. would be acquired by Stonepath Group. The merger described in this proxy statement-prospectus represents the second stage of the acquisition.

         In deciding to undertake the merger, Stonepath Group considered the following factors, among others:

         o the complexity associated with having multiple corporations with varying degrees of overlapping minority interest;

         o the fact that Net Value, Inc. is essentially a discontinued operation;

         o  the relative lack of liquidity for the Net Value, Inc. common stock;

         o the impact on its own common stock of the issuance of shares to the Net Value, Inc. stockholders; and

         o the advancement of Stonepath Group's corporate strategy in obtaining further investors.

Stonepath Group also considered the advantages and disadvantages of some alternatives to merging Net Value, Inc., including leaving Net Value, Inc. as a private majority-owned subsidiary.

         Net Value, Inc. considered substantially the same factors that Stonepath Group did, as described above, in deciding to undertake the merger at the time the merger agreement was signed.

THE BOARD'S RECOMMENDATIONS


         The Board of Directors of Net Value, Inc. appointed a special committee of Messrs. Steven B. Rosner and Michael Cirillo, directors of Net Value, Inc. who are not officers or directors of Stonepath Group or Net Value
Acquisition, to review the proposed merger on behalf of Net Value, Inc. stockholders. Messrs. Rosner and Crillo each own options to purchase 90,000 shares of Net Value, Inc. Their review excluded Stonepath Group, the officers and directors of Stonepath Group and Net Value, Inc. as stockholders of Net Value, Inc. After careful consideration, the special committee determined that the merger is fair to the stockholders. The special committee also recommended that the Board of Directors approve the merger agreement and recommend the merger agreement to the Net Value, Inc. stockholders for adoption. The Board of Directors of Net Value, Inc. recommends that the Net Value, Inc. stockholders adopt the merger agreement. Net Value, Inc. has not retained an investment banking firm to evaluate the fairness of the merger.


POSITION OF STONEPATH GROUP


         The Board of Directors of Stonepath Group has approved the merger agreement. Stonepath Group, however, has not retained an investment banking firm to evaluate the fairness of the merger. Stonepath Group is not making any recommendation as to how the stockholders of Net Value, Inc. should vote on the merger agreement.


CONFLICTS OF INTEREST


         In considering the recommendation of the Net Value, Inc. Board with respect to the merger, the stockholders of Net Value, Inc. should be aware that certain of its officers and directors of Net Value, Inc. have interests in connection with the merger that present them with actual or potential conflicts of interest, as summarized below. The Net Value, Inc. Board was aware of these interests and considered them.

Net Value, Inc.'s Directors and Executive Officers

         Net Value, Inc. Board members and executive officers hold options to acquire an aggregate of 240,000 shares of Net Value, Inc. common stock, with exercise prices ranging from $1.00 to $6.00. These options will be treated on the same terms as other Net Value, Inc. stock options and therefore will be assumed by Stonepath Group and converted into options to acquire shares of Stonepath Group's common stock as more fully explained in "EFFECT OF THE MERGER ON NET VALUE, INC. STOCK OPTIONS AND WARRANTS" on page 29.

         Further, Andrew P. Panzo, director and President of Net Value, Inc., also serves as Chairman of the Board of Directors and Chief Executive Officer of Stonepath Group.

EFFECTS OF THE MERGER


         As a result of the merger, any outstanding loans between Net Value, Inc. and Stonepath Group shall be immediately forgiven, and Stonepath Group will beneficially own the entire equity interest in Net Value, Inc. Stonepath Group will have complete control over the conduct of Net Value, Inc.'s business and will have a 100% interest in the net book value and operating results of Net Value, Inc. and any future increases in the value of Net Value, Inc. You will no longer have any interest in, and will not be a stockholder of, Net Value, Inc. and therefore will not directly participate in Net Value, Inc.'s future earnings and potential growth. In addition, you will no longer bear the direct risk of any decreases in the value of Net Value, Inc. Instead, the stockholders of Net Value, Inc. other than Stonepath Group will have the right to receive 0.4 shares of Stonepath Group common stock for each share held.


CONVERSION OF SECURITIES


         At the effective time of the merger, each share of Net Value, Inc. common stock, other than shares held in treasury by Net Value, Inc. and shares held by Stonepath Group, will be automatically converted into the right to receive 0.4 shares of Stonepath Group common stock. Except for the right to receive shares of Stonepath Group common stock, from and after the effective time, all shares of Net Value, Inc. common stock will no longer be outstanding and will be canceled and retired and will cease to exist. Each holder of a stock certificate formerly representing shares of Net Value, Inc. common stock will after the effective time cease to have any rights with respect to the shares, other than the right to receive shares of Stonepath Group common stock for their shares of Net Value, Inc. common stock upon surrender of the stock certificate.

         In the merger, Net Value, Inc. stockholders will receive 0.4 shares of Stonepath Group common stock for each share of Net Value, Inc. common stock owned by them, rounded down to the nearest whole share, without interest, plus a check for any fractional share of Stonepath Group common stock. Holders of what would have been a fractional share of Stonepath Group common stock will receive cash (rounded to the nearest cent) equal to the high bid price per share of Stonepath Group's common stock on the trading day immediately preceding the closing date, multiplied by the fraction of the share (rounded to the nearest hundredth of a share) of Stonepath Group common stock that they would have received.

         Including the shares originally received in the exchange transactions during October through November 1998, the former Net Value, Inc. stockholders would hold approximately 32% of the outstanding Stonepath Group common stock following the merger. Assuming the exercise or conversion of all outstanding Net Value, Inc. stock options, which will, after the merger, be exercisable for or convertible into Stonepath Group common stock, Net Value, Inc. stockholders would hold approximately 38% of Stonepath Group outstanding common stock following the merger.

         You will not receive interest on the consideration payable upon the surrender of your stock certificates. Payment of the exchange ratio to a person who is not the registered holder of a stock certificate is conditioned upon the surrendered certificate being properly endorsed and otherwise in proper form for transfer, as determined by the exchange agent. Further, the person requesting payment will be required to pay any transfer or other taxes required because of the payment to a person other than the registered holder of the stock certificate, or establish to the satisfaction of the exchange agent that any necessary tax has been paid or is not payable. Six months after the effective time, Stonepath Group may require the exchange agent to deliver to it any shares of Stonepath Group common stock and any cash in lieu of fractional shares made available to the exchange agent which have not been disbursed to Net Value, Inc. common stockholders. Neither the exchange agent nor any party to the merger agreement will be liable to any holder of stock certificates formerly representing shares for any amount paid pursuant to any applicable abandoned property, escheat or similar law.

         At the effective time, each share of common stock of Net Value Acquisition will automatically be converted into one share of common stock of the surviving corporation. All shares held in treasury by Net Value, Inc. will, at the effective time, cease to exist.


EFFECT OF THE MERGER ON NET VALUE, INC. STOCK OPTIONS AND WARRANTS


         Net Value, Inc. has, from time to time, issued options to acquire Net Value, Inc. common stock under its nonqualified stock option plan, as amended, and warrants to acquire Net Value, Inc. common stock. At the effective time of the merger, each outstanding Net Value, Inc. stock option under the Net Value, Inc. stock option plan and each warrant, whether or not exercisable, will be assumed by Stonepath Group. Each Net Value, Inc. stock option and warrant will continue to have, and be subject to, the same terms and conditions that it had immediately prior to the effective time, except that:

         o each Net Value, Inc. stock option and warrant will be exercisable for a number of shares of Stonepath Group common stock determined by multiplying the number of shares of Net Value, Inc. common stock issuable upon exercise of the option or warrant immediately prior to the effective time of the merger by 0.4, rounded to the nearest whole share; and

         o the exercise price for the shares of Stonepath Group common stock issuable upon exercise of the option or warrant will be determined by dividing the exercise price per share of Net Value, Inc. common stock at which the option or warrant was exercisable immediately prior to the effective time by 0.4, rounded to the nearest whole cent.


EXCHANGE OF SHARES


         You will receive detailed instructions regarding the surrender of your stock certificates from Stonepath Group's exchange agent, promptly following the effective time of the merger. You will receive certificates for Stonepath Group's common stock as soon as practicable after the exchange agent receives your Net Value, Inc. stock certificates and other required documents. Please do not send any stock certificates to Stonepath Group, Net Value, Inc. or the exchange agent until you receive these instructions. If you are the record owner of your shares, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, your broker may charge you a fee. You should consult your broker or nominee to determine whether any charges will apply.

TRANSFER OF SHARES


         Shares of Net Value, Inc. common stock will not be transferred on the stock transfer books at or after the effective time. If certificates representing such shares are presented to Net Value, Inc. after the effective time, the shares will be canceled and exchanged for shares of Stonepath Group common stock and cash in lieu of fractional shares.


EXPENSES


         Stonepath Group will pay the costs and expenses in connection with the merger agreement, whether or not the merger is consummated.


ACCOUNTING TREATMENT


         The merger will be accounted for as the completion of an in-process recapitalization that was originally begun in December 1998. Because the consolidated financial statements of Stonepath Group already include those of Net Value, Inc., the only effect of completing this in-process recapitalization will be the reallocation of approximately $1,100 from Net Value, Inc.'s capital accounts to Stonepath Group capital accounts, which will not change stockholder's equity in the aggregate.


REGULATORY APPROVALS


         There are no Federal or state regulatory approvals required that have not already been obtained in order for it to complete the merger, except for (1) the requirements of the Delaware General Corporation Law relating to stockholder approval and completion of the merger and (2) the requirements of the securities laws.


RESTRICTIONS ON SALES OF SHARES

General Restrictions

         The shares of common stock which Stonepath Group issued to the 20 largest stockholders pursuant to the 1998 share exchange transactions are subject to a transfer restriction providing that only five percent of the shares may be resold commencing as of the closing of the merger and during the remainder of the month in which the merger closed. This transfer restriction expires on December 15, 2000, at which time the remaining shares may be resold. In order to ensure that all of the former Net Value, Inc. stockholders are treated generally in the same manner, as a condition to the merger, all shares of Stonepath Group common stock which will be received by stockholders of Net Value, Inc. pursuant to the merger will be subject to the same restrictions upon resale through December 15, 2000.

Affiliate Restrictions

         The shares of Stonepath Group's common stock to be issued in the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act, except for shares of Stonepath Group's common stock issued to any person who is deemed to be an "affiliate" of either Stonepath Group or Net Value, Inc. at the time of the special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either of it and may include some of Stonepath Group's respective officers and directors, as well as the principal stockholders of each of it. Affiliates may not sell their shares of Stonepath Group common stock acquired in the merger except pursuant to:

         o an effective registration statement under the Securities Act covering the resale of those shares;

         o an exemption under paragraph (d) of Rule 145 under the Securities Act; or

         o  any other applicable exemption under the Securities Act.

         Stonepath Group's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, does not cover the resale of shares of Stonepath Group's common stock to be received by affiliates in the merger.


FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material United States federal income tax considerations relevant to the merger that are applicable to holders of Net Value, Inc. common stock. This discussion is based on currently existing provisions of the Internal Revenue Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Stonepath Group, Net Value, Inc. or Net Value, Inc. stockholders as described herein.

         Net Value, Inc. stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Net Value, Inc. stockholders in light of their particular circumstances, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who own their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not own their stock as a capital asset and stockholders who have acquired their stock upon the exercise of employee options or otherwise as compensation. In addition, this discussion does not address the following topics:

         o the tax consequences of the merger under foreign, state or local tax laws;

         o the tax consequences of transactions effectuated before or after, or concurrently with, the merger, whether or not any such transactions are undertaken in connection with the merger, including without limitation any transaction in which shares of Net Value, Inc. common stock are acquired or shares of Stonepath Group common stock are disposed of; or

         o the tax consequences of the assumption by Stonepath Group of outstanding options to acquire Net Value, Inc. common stock.

         ACCORDINGLY, NET VALUE, INC. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

         The merger will be treated as a taxable exchange by the Net Value, Inc. stockholders of their shares of Net Value, Inc. common stock for shares of Stonepath Group common stock. As a result, each Net Value, Inc. stockholder will realize taxable gain or loss to the extent that the fair market value of the Stonepath Group common stock, plus any cash in lieu of fractional shares, received by the stockholder in the merger exceeds, or is less than, the stockholder's basis in the Net Value, Inc. stock surrendered. Such gain or loss will be capital in nature so long as the Net Value, Inc. common stock surrendered is a capital asset in the hands of the exchanging Net Value, Inc. stockholder and will be long term gain or loss if the exchanging Net Value, Inc. stockholder has a holding period exceeding one year in the Net Value, Inc. common stock surrendered. The stockholder's basis in the Stonepath Group common stock received in the merger will equal its fair market value at the time of the merger and the holding period will commence on the day following the merger.


                 DESCRIPTION OF CAPITAL STOCK OF STONEPATH GROUP

General

         Stonepath Group is authorized to issue 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

         The following discussion, which describes all material terms of Stonepath Group's capital stock, is qualified in its entirety by reference to the certificate of incorporation and bylaws of Stonepath Group, copies of which are filed as exhibits to the registration statement of which this proxy statement-prospectus is a part.

Common Stock

         The holders of Stonepath Group's common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. Accordingly, holders of a majority of the outstanding shares of Stonepath Group's common stock can elect all members of Stonepath Group's Board of Directors, and holders of the remaining shares by themselves cannot elect any member of the Board of Directors.

         The holders of its common stock are entitled to receive dividends in the discretion of the Stonepath Group Board of Directors. Stonepath Group may only pay dividends out of funds legally available for this purpose. In the event of the liquidation, dissolution or winding up of Stonepath Group, the holders of its common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over its common stock. Holders of shares of Stonepath Group's common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemptive provisions applicable to its common stock. All of the outstanding shares of Stonepath Group's common stock are fully paid and nonassessable.

Preferred Stock

         The certificate of incorporation of Stonepath Group provides that its Board of Directors may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by them without further stockholder approval. The holders of Stonepath Group's preferred stock may be entitled to preferences over common stockholders with respect to distributions from dividends, liquidation, dissolution or winding up, in such amounts as are established by its Board of Directors .

         In March 2000, Stonepath Group sold 4,166,667 shares of its Series C Preferred Stock to a group of institutional investors and their affiliates led by Tudor Investment Corporation, Brown Simpson Asset Management and BNY Capital Markets, Inc. for aggregate proceeds of $50 million.

         Each share of Stonepath Group's Series C Preferred Stock is convertible into one share of common stock. This conversion ratio is subject to adjustment under certain circumstances to protect the holders of the Series C Preferred Stock against future dilutive transactions. The holders may convert their shares of Series C Preferred Stock into shares of Stonepath Group's common stock at any time. The Series C Preferred Stock shall automatically be converted into shares of common stock upon:

         o the affirmative vote of holders of 80% of the outstanding shares of Series C Preferred Stock;

         o the closing of a public offering of common stock pursuant to which the offering price is at least $30 per share; and

         o upon election of Stonepath Group, provided that a registration statement registering the resale of the shares of common stock issuable upon conversion of the Series C Preferred Stock has been declared effective by the Securities and Exchange Commission and remains effective and the closing market price of its common stock has been equal to at least $18 per share for a period of at least 20 consecutive business days.

         The Series C Preferred Stock accrues a dividend of 8% per annum which is required to be paid on a quarterly basis in kind in the form of additional shares of Series C Preferred Stock. This dividend rate shall increase by 1% on October 3, 2000 and by an additional 1% on the 90th day of each 90-day period thereafter if Stonepath Group's application to list its shares of common stock on the NASDAQ SmallCap Market or another national exchange has not been approved prior to such dates.

         Stonepath Group is obligated to redeem the issued and outstanding shares of its Series C Preferred Stock within 60 days of receiving written notice from holders of at least 80% of the issued and outstanding shares of the Series C Preferred Stock upon:

         o any voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors, liquidation or acceleration of any third party obligations;

         o any payment default continuing for at least 120 days where the aggregate amount in default is greater than $750,000; and

         o any use of the proceeds of the offering in a manner which is not permitted by the Series C Preferred Stock Purchase Agreement.

Any such redemption shall be at a price per share equal to the greater of (i) the liquidation value the Series C Preferred Stock of $12.00 per share plus all accrued and unpaid dividends, or (ii) the fair market value per share of the Net Value Holdings' common stock on the redemption date.

         Stonepath Group also issued warrants to purchase an aggregate of 416,667 shares of its common stock to the purchasers of its Series C Preferred Stock. The warrants are exercisable until March 2, 2003 at an exercise price of $26.58 per share of common stock (subject to adjustment in certain circumstances), provided that if while this registration statement is effective, the closing market price of its common stock is at least $39.87 per share for at least 30 consecutive days, then Stonepath Group may terminate the warrants upon 30 days prior written notice.

         Until the earlier of March 3, 2001 or the date on which Net Value Holdings closes a public offering of its common stock at an offering price of at least $30 per share and pursuant to which it receives gross proceeds of at least $20,000,000, each holder of the Series C Preferred Stock has the right to purchase that number of shares of Stonepath Group's capital stock sold in a private placement offering which Stonepath Group completes for financing purposes equal to its pro rata ownership interest in Stonepath Group, calculated on a fully diluted, as converted basis. This right does not apply to any shares of capital stock issued pursuant to any stock option, incentive, or benefit plan or in connection with any merger, acquisition or other strategic purpose which is not primarily to raise equity capital.


Common Stock Purchase Warrants

         As of the date of this proxy statement-prospectus, there are 2,897,960 common stock purchase warrants of Stonepath Group outstanding, as follows:

--------------------------------------------------------------------------------------------------------------------
                                                                      Exercise Price
   Holder                Date of Issuance           # of Shares         Per Share             Expiration Date
--------------------------------------------------------------------------------------------------------------------
Founders Equity Group,   March 1999                    90,000              $2.50              February 2002
Inc.
--------------------------------------------------------------------------------------------------------------------
Founders Equity Group,   March 1999                    90,000              $5.00              February 2002
Inc.
--------------------------------------------------------------------------------------------------------------------
Various Investors        Various, from May          1,143,968              $6.00              Various, from May
                         1999 to April 2000                                                   2002 to April 2003
--------------------------------------------------------------------------------------------------------------------
Private Capital          October 1999                 110,077              $5.00              October 2002
Source, Ltd.
--------------------------------------------------------------------------------------------------------------------
Series C Preferred       March 2000                   416,667             $26.58              March 2003
Stockholders
--------------------------------------------------------------------------------------------------------------------
Consultants              May 2000                   1,047,248              $1.00              May 2005
--------------------------------------------------------------------------------------------------------------------

         The exercise price for each of these warrants is subject to proportionate adjustment in the event of:

         o a recapitalization, reorganization, reclassification, merger of Net Value Holdings' company or the sale of substantially all of Net Value Holdings' assets;

         o a subdivision or combination of shares of Stonepath Group's common stock; and

         o  a stock dividend.


                           DELAWARE ANTI-TAKEOVER LAW


         Stonepath Group is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business Combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

                         MARKET PRICE OF STONEPATH GROUP

         Stonepath Group common stock began trading on The American Stock Exchange ("AMEX") under the symbol "STG on September 28, 2000. Prior to that, and since November 24, 1998, the Stonepath Group common stock was traded on the NASDAQ Over-the-Counter Bulletin Board Trading System under the symbol "NETV." The following table sets forth, for the periods indicated, the range of high and low bid prices of the common stock of Stonepath Group as reported by the applicable exchange. These quotations represent prices between dealers and do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.

The number of record holders of Stonepath Group's common stock as of September 28, 2000 was approximately 273.

                                                                  Average Daily
                                      High           Low         Volume (Shares)
                                      ----           ---         ---------------

Year Ended December 31, 1998

         Fourth Quarter              $ 5.7500       $4.0000           31,539

Year Ended December 31, 1999

         First Quarter                 6.3750        4.7500           38,393
                                                                      55,695
         Second Quarter                7.6875        4.5000

         Third Quarter                 6.3125        3.8125           49,461

         Fourth Quarter               13.4375        3.5625          120,817

Year Ending December 31, 2000

         First Quarter                35.7500        7.1250          237,180

         Second Quarter               17.7500        3.8125          113,007

         Third Quarter                 5.50          1.875            68,447

         Stonepath Group has not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends in the foreseeable future. Stonepath Group plans to retain any earnings for use in the operation of its business and to fund future growth.


   BUSINESS OF STONEPATH GROUP, NET VALUE, INC., AND NET VALUE ACQUISITION

BUSINESS OF STONEPATH GROUP

         Stonepath Group is actively engaged in building a network of technology businesses which management believes offer significant growth opportunities. To date, Stonepath Group has focused on technology businesses with significant Internet features and applications. Its operating strategy, however, is to expand the scope of its business to include Internet businesses, as well as a broad range of other technology oriented businesses.

         Through the collective experience of its management team, Stonepath Group promotes the development of these businesses by offering business development services that cover the core management disciplines of:

         o Strategic Consulting;

         o Operations;
         o Finance;
         o Business Development;
         o Marketing/Public Relations; and
         o Technology.

         Additionally, Stonepath Group is able to apply the experience of both its management team and network of affiliate companies to:

         o Review and formulate business models;
         o Create specific performance benchmarks;
         o Provide introductions to strategic partners;
         o Advise on, and facilitate the completion of secondary rounds of financing; and
         o Develop Internet businesses in joint ventures with non-technology companies.

         Stonepath Group's operating strategy is to acquire a significant equity interest in early stage technology companies and to provide the services listed above to these companies. Stonepath Group believes this will accelerate the achievement of their business goals and objectives. Stonepath Group intends to take an active role in the management and development of these businesses. Each business will be managed as part of an integrated supportive network of "affiliate companies" that build on its initial support and develop interrelationships among themselves, thereby accelerating their growth and development. This network is intended to leverage the collective financial, strategic, management and industry experience of its management team, which has over 30 years of collective experience in developing technology businesses. Stonepath Group also intends to establish relationships with companies outside of its network that will enable it to deliver additional services to its affiliate companies that they might not otherwise be able to obtain.

         Stonepath Group also expects to create a business that provides information technology consulting services. This would enable Stonepath Group to expand the services which it offers internally to its affiliate companies, and to establish a separate business unit that provides a broad range of technology solutions to third parties. These services may be internally developed by Stonepath Group through training and hiring of qualified and experienced staff. Alternatively, Stonepath Group is exploring the feasibility of acquiring an established business with demonstrated capabilities in the information technology/consulting field.

         Generally, Stonepath Group will be identifying early stage businesses that have been started by others and that have sought financial and management assistance. Stonepath Group will also fund business models that its management team conceives which fit within its business model. Its target level of investment will generally be $2,500,000 or less per initial round of financing. It may also participate in subsequent rounds of financing, involving potentially larger investments.

         Generally, its capital and services will enable Stonepath Group to secure a significant interest in the affiliate company. While Stonepath Group remains a significant stockholder of an affiliate company, it intends to exercise varying degrees of control over the affiliate company's operations by retaining:

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

         o approval rights over significant corporate decisions such as annual budgets, executive compensation, indebtedness, capital expenditures and new securities issuances;
         o the right to establish and maintain the size of the Board of Directors;
         o the right to elect one or more members to the Board of Directors;
         o the right to participate in future fundings;
         o certain enhanced voting rights; and
         o the right to designate outside accountants and approval rights over attorneys, public relations firms and other outside consultants.

         Although Stonepath Group recognizes that the development of early stage businesses are subject to material risks, Stonepath Group expects its value in the affiliate companies to increase when they:

         o commence initial stage operations and begin to execute on their business plans;
         o enter later stages of operations and begin to realize significant revenues and capture meaningful market share;
         o secure subsequent rounds of venture funding at higher levels of valuation;
         o complete initial public offerings; or
         o are sold to a third party.

         As of June 30, 2000, Stonepath Group's affiliate companies included:

         AlarmX.com, Inc. (www.alarmx.com). AlarmX.com is developing a full service vertical portal for the security alarm and low voltage systems industries. The portal will provide one-stop shopping, content and services to improve operational efficiencies for both industry buyers and sellers. Through various vendors, AlarmX.com offers low voltage control equipment, intrusion devices, wire, audio, video and communicator products. AlarmX.com commenced operations in March 2000 and launched its Internet Web site in August 2000.

         AssetExchange, Inc. (www.AssetExchange.com). AssetExchange, Inc. provides banks and other financial institutions with an Internet-based listing service which allows them to more efficiently trade loan portfolio assets. AssetExchange launched its Internet Web site in August 1999.

         BrightStreet.com, Inc. (www.brightstreet.com). BrightStreet.com, an application service provider, offers a promotions operating system that allows companies to create, target, deliver, and manage multiple promotional campaigns via the Internet that can be targeted and tracked to the individual consumer. BrightStreet commenced business upon the purchase of the former assets and business of Net Value, Inc. Simultaneous with this transaction, BrightStreet completed a $17 million equity financing provided by Cox Enterprises, Inc., the McClatchy Company (NYSE:MNI), CNI Ventures, and Sandler Capital Management. Through Net Value, Inc., Stonepath Group owns a 14% interest in BrightStreet.

         metacat.com, Inc. (www.metacat.com). metacat is designing a full spectrum of managed services that suppliers need to integrate their products with eMarketplaces and digital trading partners. Designed as a "single source solution", metacat will offer services covering catalog data aggregation, data transformation, digital catalog creation, content management and hosting. Metacat's intended offering is currently in the development stage.

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

         SwapIt.com Inc. (www.swapit.com). SwapIt.com, Inc. has developed an application service provider/infrastructure business that enables portals to generate substantial, recurring non-advertising based revenues through the trading of pre-owned entertainment products (CDs; DVDs & Games). Based in Maynard, Ma. SwapIt.com currently has 26 full time employees.

         Webmodal, Inc. (www.webmodal.com). Webmodal has developed an Internet application for use by shippers in purchasing and executing domestic full truckload intermodal freight shipments. This application allows shippers to input their specific transportation needs and receive all of the information necessary for them to schedule and execute intermodal shipments in a cost-effective manner. Webmodal launched its Internet Web site in June 2000.

         YesAsia, Inc. (www.yesasia.com). YesAsia, Inc. is a leading e-commerce company for the Asian community in the United States as well as throughout Asia. YesAsia provides easy access to a broad range of media titles at competitive prices which include local rather than international shipping costs. YesAsia's Internet Web site is fully functional.

         Stonepath Group's principal executive office is located at 1085 Mission Street, San Francisco, California 94103. The phone number of its principal executive office is (415) 335-4700. Stonepath Group also maintains offices at the following locations:

                  Address                                     Phone Number
                  -------                                     ------------

                  Two Penn Center Plaza                       215-564-9190
                  Suite 605
                  Philadelphia, PA 19102

                  601 West 26th Street                        646-486-6000
                  11 South
                  New York, NY 10001

                  1000 Winter Street                          781-895-1663
                  Suite 1100
                  Waltham, MA 02451

         Stonepath Group maintains an Internet Web site at www.stonepath.com. The information on Stonepath Group's Web site is not part of this prospectus. For informational purposes, Stonepath Group has listed the Web site addresses of its affiliate companies in this prospectus. The information on the Web sites of Stonepath Group's affiliate companies is not part of this proxy statement-prospectus.

Identifying Affiliate Companies

         Stonepath Group seeks to acquire an interest in early stage technology companies that offer a combination of a compelling market opportunity, a strategic plan for maximizing the opportunity, and a management team with domain experience capable of executing that plan.

         Early stage companies. Venture capital transactions dramatically increased both in number and size over the last four years. Increasingly, traditional venture capital firms seek to invest approximately $2.5 million to

$5 million in the early stage financing of early stage technology companies. The size of these investments significantly dilutes the ownership interest of the founders of the issuing company. In addition, traditional venture capital firms provide little assistance in areas such as marketing, public relations, technology, recruiting and business development. As a result, most venture capital firms are an unattractive source of capital for companies that require less than several million dollars of capital to build the foundation of a new business. Accordingly, these companies often turn to "friends and family" investors, usually consisting of a patchwork of friends, family and high net worth investors who accept the risks associated with investing in development stage companies. These "friends and family" and "angel" investors typically provide funding and generally do not provide any of the management and strategic services which Stonepath Group can provide. With a significant equity position, board representation and voting rights, Stonepath Group can play a substantial role in directing the course of a company's development with resources not otherwise available to the company. Thus, Stonepath Group believes that its services and business model will be attractive to such early-stage businesses.

         Stonepath Group views the penetration of the Internet and its information capabilities into business to still be in its earliest stage. Compelling opportunities exist in markets within virtually all industries. The true investment challenge is to identify the markets within an industry which are best suited to the Internet's capabilities.

         Desirable markets can be characterized by one or more of the following:

         o Many disconnected participants;
         o High transaction volume or high transaction costs;
         o Inefficient flow of information;
         o Relatively price sensitive customers; and
         o Traditional broker intermediaries.

Business plans targeting these characteristics are the most likely to add value to both buyers and sellers in their respective markets all the while creating a significant revenue opportunity for the new business.

         Stonepath Group looks for well crafted plans designed to create value for the end users of the products or services offered, that demonstrate a clear road to profitability. The design of a strong plan is likely to be focused on "owning" customers and or "owning" the transactions in a given market. Net Value Holdings believes that the value that a company creates for users will provide long term revenue opportunities and high switching costs.

         Stonepath Group seeks long-term relationships with entrepreneurs who recognize that it takes more than capital to develop a successful business. Net Value Holdings targets companies managed by individuals who recognize that creating a technology business requires a focus on teamwork and operational excellence, developing relationships with other technology-based companies, both within and outside of the company's industry, and managing processes in areas as diverse as brand development, sales, marketing, management and technology. Stonepath Group generally seeks individuals with management experience in the industry in which their company will operate. Stonepath Group believes that industry experience is a key differentiating factor, enabling Stonepath Group's affiliate companies to enter industries with the established reputation and experience to effectively operate and grow through their extensive network of contacts.

         In those instances in which Stonepath Group identifies a concept and form and funds a company to develop the concept, Stonepath Group will recruit entrepreneurial management for the company that has these characteristics.

         Joint Venture Opportunities. In addition to early-stage opportunities, Stonepath Group is also seeking to create joint ventures with non-technology companies that wish to migrate components of their business to the Internet.

         Information Technology/Consulting. Stonepath Group also expects to create a business that provides e-business consulting services to its affiliate companies and third parties. This business will focus on providing strategy, web design and integration solutions to both online and traditional businesses.

Benefits Of Stonepath Group's Services

         Affiliation with Stonepath Group will provide Stonepath Group's affiliate companies the following benefits:

         o Hands-on strategic, operational and technology expertise. Stonepath Group's management team is experienced in assisting technology companies in the implementation and understanding of areas such as strategic planning, sales, marketing, partnership strategy, capital planning, brand development, management, technology implementation, negotiations and divestiture/acquisition planning. Companies which they have assisted in addition to Stonepath Group's affiliate companies include:

                  o AdAuction.com
                  o Agency.com
                  o AuctionNet.com
                  o Epylon
                  o HealthyPlanet.com
                  o HomePortfolio.com
                  o iconjohn.com
                  o Intervista
                  o Interworld
                  o Noosh

           By sharing the lessons learned from these experiences, Stonepath Group believes that it can help companies efficiently implement and improve their business plans.

         o Speed and flexibility. As entrepreneurs who are experienced in the capital raising process, Stonepath Group's management team recognizes the importance of rapid yet prudent funding decisions. Stonepath Group's goal is to make funding decisions and to deliver funds to those companies which it chooses to fund within several weeks of receiving a business plan and completing their due diligence review of the prospective candidate. In addition to acting quickly and prudently, Stonepath Group believes in providing a high degree of flexibility to Stonepath Group's affiliate companies. For example, although Stonepath Group will encourage Stonepath Group's affiliate companies to take full advantage of Stonepath Group's resources, Stonepath Group will not require the management teams of Stonepath Group's affiliate companies to move their operations to be near Stonepath Group's offices, as is common in the case of most incubators. Although it may be easier for it to assist Stonepath Group's affiliate companies if they are located nearby, Stonepath Group believes that it can efficiently communicate its ideas and knowledge to its affiliate companies located throughout the country.

         o Network of companies and people. In a time where marketing, capital, technology and partnerships are critical, Stonepath Group believes that people and relationships remain the most important elements of success for development stage enterprises. The members of Stonepath Group's management team sit on either the board of directors or board of advisers of public and private technology companies. As a result of these activities, Stonepath Group's management team has participated in transactions involving alliances among technology companies and possess an extensive contact list consisting of individuals who work in the technology industry. Through this network of relationships and experiences, Stonepath Group's management team can provide superior business assistance to its affiliate companies. For example, Stonepath Group has established a marketing relationship with an online and catalog marketer of audio books, tapes and related products pursuant to which Stonepath Group will provide a variety of consulting services to that company and pursuant to which that company and other consumer-oriented affiliate companies will establish Internet links to each other's Internet Web sites.

         o Business experience. Members of Stonepath Group's management team are part of a generation that has spent its entire professional career using computers and technology. Collectively, Stonepath Group's directors and management team have over thirty years of Internet industry experience. Stonepath Group believes that the Internet and the digital economy reflect an evolutionary way of life. This vision helps in identifying business models and early stage companies that leverage technology to create value for the customer, whether it is a business or consumer. In addition, members of Stonepath Group's board of directors, management team and consultants are seasoned in fundamental business principles due to their experience at firms such as:

            o Bank of America                 o LaForce & Stevens
            o Bankers Trust                   o Lycos
            o Buchanan Ingersoll Professional o Merrill Lynch, Pierce, Fenner &
              Corporation                       Smith, Inc.
            o CNBC                            o Venture Partners
            o Ernst & Young, LLP              o Wild Wild Web
            o Goldman, Sachs & Co.            o WhoWhere.com
            o JobDirect.com                   o Ziff Davis & Publishing (ZD Net)
            o KPMG LLP

         Stonepath Group believes that this combination of vision and business acumen will enable it to efficiently develop an understanding of the seemingly chaotic digital economy and capitalize upon significant opportunities presented by the Internet.

Stonepath Group's Affiliation Process

         Stonepath Group intends to follow a four-step process for selecting and acquiring interests in affiliate companies. First, Stonepath Group identifies and evaluates potential affiliate companies which meet its fundamental criteria, strategy and product commercialization potential. Once a target company is identified, Stonepath Group performs due diligence on the target opportunity and its senior management team. Once Stonepath Group determines to proceed, it develops a management and operating plan with that team. After closing, Stonepath Group provides support both at a management and operational advisory level and from a board of directors level. Stonepath Group offers services that cover the core disciplines of strategic consulting, operations, finance, business development, market/public relations and technology.

         1. Transaction Sourcing

         Stonepath Group believes that the following factors have and will continue to enable it to identify high-quality potential affiliate companies:

         o Industry Relationships. Stonepath Group intends to maintain and further develop relationships with industry leaders in the high technology and Internet communities. Stonepath Group's management team has utilized these working relationships in over a dozen various ventures in the Internet industry and intends to use these relationships as a source of new opportunities.

         o Executives. Stonepath Group's management team has relationships with senior executives at successful high technology, private equity and investment banking companies who Stonepath Group believes will refer opportunities to it and provide it with their own perspectives and market intelligence on the Internet industry.

         o Industry Consultants. The management of Stonepath Group has and will continue to have working relationships with many specialized industry consultants who refer business opportunities to Stonepath Group.

         o Ability to Internally Generate Opportunities. Stonepath Group intends to identify and explore potential e-commerce business ideas that have the potential to complement its business strategy. As members of its management team develop these ideas, Stonepath Group will provide necessary capital, management and operational services and recruit managers to execute the developed operating strategies.

         2. Due Diligence

         Once a target company or opportunity has been identified for its network, Stonepath Group will perform an extensive due diligence review on the target company.

         Throughout the due diligence process, Stonepath Group's management team will interact with the management and/or owners of the potential affiliate company to analyze its business and the ability of its existing management to partner with Stonepath Group's management team.

         o Thorough Analysis. Stonepath Group's management team is involved in all components of the due diligence process, including management, commercial, financial, legal and operational due diligence. In addition to reviewing all of the potential affiliate company's existing contracts, business plans and financial projections, Stonepath Group conducts extensive interviews with all members of the potential affiliate company's management team and perform market research covering the industry in which the potential affiliate company operates.

         o Assessment of Operations. An important component of Stonepath Group's due diligence process is to assess the assumptions underlying a potential affiliate company's business model and growth strategy. Stonepath Group evaluates each assumption to determine whether the potential affiliate company's business model presents a viable business opportunity. In addition, Stonepath Group determines whether the potential affiliate company's business model is capable of being efficiently implemented in the e-commerce field.

         o Utilizing Management's Network. Stonepath Group's management team's relationships and experiences will help it evaluate a potential affiliate company's management, technology and competitive environment.

         The due diligence process with respect to internally generated opportunities will involve market research and assessment of the assumptions underlying the business model and growth strategy.

         In addition, from time to time, Stonepath Group may extend short term secured and unsecured loans to potential affiliate companies to satisfy their short term financing needs while it performs due diligence review of the candidate company.

         3. Development of the Operating Plan

         Concurrent with its due diligence review, Stonepath Group will begin to develop a working relationship with the management team of the potential affiliate company and assist them in or expand the development of an operating plan for the affiliate company.

         o Develop Realistic Budgets and Operating Assumptions. Stonepath Group intends to pursue relationships with affiliate companies where it can develop a close working relationship with the management team during the due diligence process. In conjunction with the management team of the potential affiliate company, Stonepath Group expects to develop realistic budgets and operating assumptions and to design and develop an operating plan based on its experience with Internet start-up companies in areas such as marketing, technology, financial, partnership and operations.

         o Equity Participation. Stonepath Group intends to take an active role in structuring equity-based incentives for members of the management team of affiliate companies. It expects that senior management of all affiliate companies will own significant equity in their company. Stonepath Group believes that it is crucial for all members of the affiliate company's management to have an equity stake in their company in order to support a team approach to the project.

         4. Development and Ongoing Support

         Following Stonepath Group's decision to acquire an interest in a target company or develop an internally generated opportunity, its management team will work closely with senior management of the affiliate company in the implementation of an operating plan. Stonepath Group expects that this mentoring process will be integral to the success of each of its affiliate companies. This process will consist of the following components:

         o Broaden and Develop Management Teams. Stonepath Group intends to actively support affiliate companies in the recruitment and acquisition of additional management and personnel needed to execute an agreed upon operating plan and to pursue target opportunities. Stonepath Group has in-house recruitment professionals to assist affiliate companies in recruitment and retention of personnel. As the affiliate companies graduate from the development stage to mature operating businesses, their management teams must be expanded and solidified. Stonepath Group believes that it will be able to assist its affiliate companies in identifying the need for, finding and developing qualified personnel to manage their companies.

         o Focus Operating Plan Objectives. A well-developed operating plan is crucial to the execution of a promising business concept and will significantly increase the probability of success within any start-up organization. Stonepath Group's management will work closely to assist affiliate companies in implementing their operating plans and refining and focusing the detailed components of these plans as the affiliate companies develop.

         o Developing Strategic Relationships. In the Internet industry, the development of strategic relationships is crucial to the success of a company's business model. Stonepath Group will use its management team's experience to strategically align its affiliate companies with other Internet companies that will allow them to realize their full growth potential. For example, Stonepath Group has established a mutual marketing relationship between its consumer-oriented affiliate companies and an established online and catalog marketer of audio book tapes and related products.

Disposition of Interests

         Although it intends to acquire and hold equity interests in affiliate companies on a long-term basis, Stonepath Group will negotiate rights that will enable it to dispose of all or a portion of its interest in an affiliate company. The decision to sell an equity interest in an affiliate company will be based on a number of factors, including (i) whether the affiliate company continues to fit within Stonepath Group's business strategy and complements its network of affiliate companies; (ii) whether the assets represented by Stonepath Group's interest in the affiliate company can be better applied to benefit other affiliate companies or to fund new investments; and (iii) whether Stonepath Group needs to dispose of an interest in order not to be required to register as an investment company.

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

         In May 2000, College411 was merged into a wholly-owned subsidiary of Student Advantage, Inc. whereby the College411 stockholders received 0.0144 shares of Student Advantage common stock for every share of College411 common stock which they owned on the date of the merger. As a result of this merger, Stonepath Group received 55,621 shares of Student Advantage's common stock. The fair market value of Student Advantage's common stock received, based on publicly quoted market prices, was $245,077, which exceeded the carrying value of Stonepath Group's investment in College411 by $195,088. Accordingly, Stonepath Group recorded a $195,088 gain as a result of this transaction.

Stonepath Group's Affiliate Companies

         As of June 30, 2000, Stonepath Group owned equity in each of the following affiliate companies:


                                                Affiliate Company        Voting
Affiliate Company       Location                     Since:            Ownership
-----------------       --------                -----------------      ---------

AlarmX.com              San Francisco, CA             2000                61%
AssetExchange           Portland, OR                  1999                20%
BrightStreet.com(1)     Sunnyvale, CA                 1999                14%
metacat.com             Portland, OR                  1999                100%
SwapIt.com              Maynard, MA                   1999                30%
Webmodal                Lombard, IL                   1999                39%
YesAsia                 San Francisco, CA             1999                 9%


(1) Stonepath Group owns this interest indirectly through Net Value, Inc., a 65% owned subsidiary at June 30, 2000.

AlarmX.com

         AlarmX.com is developing an e-commerce center to streamline the ordering process for the security alarm industry. This industry is highly fragmented, with over 1,000 suppliers (including manufacturers and distributors) in the United States alone selling to over 16,000 alarm companies. Today, the purchasing process for an alarm company has embedded inefficiencies due to the lack of accurate information, uniform pricing, and product knowledge among order takers, all of which results in high transaction costs. For example, a typical medium-size alarm company that sells approximately 300-400 new systems per year will purchase the majority of its products from roughly 50 different suppliers. Each company has its own ordering process, requires a separate phone call or fax request sheet, maintains numerous pricing levels, and ships in different manners.

         AlarmX.com is a business-to-business e-commerce center that has been established to streamline the ordering process of alarm companies. AlarmX.com is currently developing an Internet application that aggregates the product offerings and pricing policies of a large majority of alarm suppliers into a central commerce center. By enabling electronic exchange with their customers, suppliers benefit from:

         o reduced costs involved with paper-based purchasing, invoicing and payment;
         o reduced collections activities;
         o greater exposure to potential customers;
         o increased marketing opportunities; and
         o shorter supply chain management links.

         By allowing buyers access to a broad range of suppliers and by streamlining the ordering process, AlarmX.com expects to greatly reduce the costs associated with an alarm company's purchasing process. Additionally, AlarmX.com enhances the businesses of buyers by:

         o allowing single point of electronic purchasing--placing multiple orders from any location at one Internet website;
         o creating a searchable database of products and suppliers;
         o automating the ordering, tracking and reordering capabilities;
         o enforcing compliance of spending limits and ordering guidelines; and
         o creating real-time reports of parts shipped for management analysis.

         In addition to developing an e-commerce engine for buyers and suppliers, AlarmX.com plans to develop a resource library of current and older equipment technology information. In order to supplement Stonepath Group's Internet website content with value added applications, AlarmX.com plans to post the technical specifications for various products of manufacturers that use its Internet website, thereby providing a valued resource for technicians, customer service representatives, and owners.

         AlarmX.com expects to generate revenues from three primary sources:

         o supplier transaction fees;
         o services in support of customization and advanced functions for sellers and buyers;
         o affiliate fees from third party providers, such as insurance providers; and
         o listing and advertising fees from banners and product showcasing.

         AlarmX.com commenced operations in March 2000. Allison Stollmeyer, Stonepath Group's Director of Business Development, and Lee C. Hansen, Stonepath Group's President, current serve on AlarmX.com's Board of Directors. At June 30, 2000, AlarmX.com had total assets of $661,379, total liabilities of $10,000, and total equity of $651,379. AlarmX.com had total losses of $659,454 for the six months ended June 30, 2000.

AssetExchange, Inc.

         AssetExchange, Inc. has developed a network of financial institutions to create an efficient and active loan portfolio exchange. AssetExchange supports this network by providing an Internet-based listing service of financial assets. Although AssetExchange initially focused on credit card portfolios, it is presently offering listings in additional asset classes including automobile loans, mortgages, small business loans and other consumer loans. AssetExchange's Internet website was launched in September 1999. Currently, AssetExchange's network consists of over 550 registered members who combined hold approximately 90% of all U.S. credit card assets including nine of the ten biggest issuers. The registered members are entities that are generally in the market to buy and sell portfolios.

         Financial institutions regularly buy and sell a variety of loan portfolios from each other. These loan portfolios include credit card accounts, automobile loans, mortgages, small business loans and student loans. Financial institutions purchase and sell these assets for both strategic and tactical purposes. The volume of these transactions among financial institutions has been increasing. The banking and financial industry's trend toward specialization, consolidation and increased risk management have driven the increase in transaction volume.

         The markets for the purchase and sale of these assets are currently fragmented and inefficient. Many transactions are completed based on personal contacts made by brokers or investment bankers. Transaction costs are substantial and matches between buyers and sellers are unlikely to be the best available matches in the financial markets. Subsequently, small and medium sized banks are deterred from participating in these markets.

         AssetExchange addresses the inefficiencies which are inherent in these markets by providing a secure and confidential Internet-based listing and e-mail notification service for financial institutions. AssetExchange's Internet website supports posting, browsing and searching for assets. E-mail notification alerts buyers of new listings of loan portfolios. AssetExchange's primary role is "matchmaking" between sellers and buyers of loan portfolios. Outside vendors provide valuations of loan portfolios, legal advice and credit analysis. AssetExchange may later elect to provide these services based on customer demand. These vendors currently may purchase advertising and links to their own Internet websites from AssetExchange. AssetExchange's goal is to provide an efficient conduit for transacting a broad range of financial assets among financial institutions.

         AssetExchange is currently focusing on transactions involving credit card portfolios. Credit card portfolios generally consist of consumer accounts associated with a particular financial institution's credit card program. These portfolios typically include total outstanding balances ranging from less than $1 million to over $1 billion. In 1998, credit card portfolio transactions totaled approximately $32 billion in asset value. This represented an approximate 55% increase over 1997 transactions. AssetExchange is currently targeting loan portfolios valued at between $1,000,000 and $200,000,000 for listing on its Internet-based service. AssetExchange believes that this is an appropriate portfolio value to target because investment bankers and brokers generally charge expensive fees that make selling portfolios in this valuation range cost prohibitive to the selling financial institution. AssetExchange believes that financial institutions will view its Internet-based service as a viable alternative for selling credit card portfolios in this value range. AssetExchange believes that the total value of credit card portfolios in this range is approximately $5 billion. Other classes of loan portfolios, such as mortgage loans, auto loans and student loans, create an overall accessible loan portfolio transaction market of approximately $50 billion.

         AssetExchange anticipates that its primary customers will include banks, finance companies, thrifts, community banks, credit unions and other financial institutions. Brokers and investment bankers may also use AssetExchange's services to expand their transaction base and reduce their transaction costs. AssetExchange is unaffiliated with existing market participants. This practice allows AssetExchange to provide an impartial and powerful tool for gaining market exposure.

         AssetExchange anticipates that its primary source of revenues will be commissions on completed transactions. Based on discussions with financial institutions and brokers, in today's market, commissions typically range from 50 to 300 basis points, which is approximately 0.50% to 3% of a transaction's value, depending on the level of services provided by the finder or broker. AssetExchange currently charges 15-150 basis points of a transaction's value and this fee may be divided between the buyer and seller. This pricing structure may be adjusted to meet the practices of other industries as AssetExchange expands into other classes of loan portfolios. AssetExchange anticipates that it will generate additional revenues by providing links to its Internet website and selling advertising space on its Internet website to vendors of related services. AssetExchange believes that a possible future revenue stream may be subscription fees paid by users of its network.

         AssetExchange launched its Internet website in August 1999. Lee Hansen, Stonepath Group's President, currently sits on the Board of Directors of AssetExchange, Inc. At June 30, 2000, AssetExchange, Inc. had total assets of $46,520, total liabilities of $30,999, and total equity of $15,521. AssetExchange, Inc. had total losses of $349,964 for the six months ended June 30, 2000.

BrightStreet.com, Inc.

         BrightStreet enables manufacturers, retailers and other Internet websites to deliver, track, and measure the effectiveness of promotions targeted to Internet users. The BrightStreet system is permission-based and requires consumers to register before they are permitted to receive promotional offers. BrightStreet's technology allows its customers to track and analyze consumer behavior by reporting the amount and type of promotional offers that each consumer views, prints and redeems. BrightStreet licenses its services directly to manufacturers, retailers, and Internet websites. BrightStreet also offers a network of affiliated Internet websites that distributes promotional offers for manufacturers and retailers.

         The types of promotions best suited to the BrightStreet system include secure coupons, free samples, rebates, loyalty programs, and sweepstakes. The BrightStreet system allows clients to deliver these offers on their own website, via direct email, or from banners, buttons, and links. In doing so, these businesses develop a rich consumer database, built from registration data that consumers provide as a prerequisite to receiving valuable promotions.

BrightStreet intends to generate revenues from two sources:

         o licensing fees from licensing its technology platform and promotion services, and

         o network fees from transactions, sponsorships, and other marketing programs on affiliate Internet websites.

         At June 30, 2000, BrightStreet.com, Inc. had total assets of $14,559,035, total liabilities of $1,445,995, and total equity of $13,113,040.
BrightStreet.com, Inc. had total losses of $4,880,182 for the six months ended June 30, 2000.

metacat.com, Inc.

         metacat.com, Inc. was an Internet-based, e-commerce boutique that aggregated the product content of specialty retail, catalog and mail order businesses. This aggregated product set was then offered for sale to consumers through the metacat Internet web site. metacat launched its web site in December 1999.

         In April 2000, after careful consideration regarding the limited market opportunity of metacat's business-to-consumer (B2C) e-commerce offering and a change in the capital market that precluded additional financing, the company decided to refocus its attention to enabling business-to-business (B2B) e-commerce. By leveraging knowledge of supplier relations and digital catalog creation and management gained in its original business model, metacat is developing a strategy to become an enabling service provider that will offer suppliers easy access to eMarketplaces. Designed as a "single source solution," metacat will offer the full spectrum of managed services that suppliers need to integrate their products with eMarketplaces and digital trading partners. These services include catalog data aggregation, data transformation, digital catalog creation, content management and hosting services. Through a combination of high value-add partnerships and its own technology, metacat aims to create the standard for supplier enablement by providing a common interface for suppliers and eMarketplaces to connect with each other.

         metacat anticipates to begin offering its new services during the fourth quarter of 2000. metacat expects to realize revenues from monthly subscription fees based upon annual contracts with suppliers and eMarketplaces in addition to incremental transactional revenue. metacat's new business strategy is still in the development stage.

         At June 30, 2000, metacat.com, Inc. had total assets of $59,466, total liabilities of $444,144, and total stockholders' deficit of $384,678. metacat.com, Inc. had total losses of $218,520 for the six months ended June 30, 2000.

SwapIt.com

         SwapIt.com, Inc. has developed an application service provider/infrastructure business that enables portals to generate substantial, recurring non-advertising based revenues through the trading of pre-owned entertainment products (CDs; DVDs & Games). Based in Maynard, Ma., SwapIt.com currently has 26 full time employees.

         Currently there are over 7 billion music CDs, video games and DVDs sitting on U.S. consumers' shelves with a retail value of over $95 billion. SwapIt.com enables consumers to recapture the value invested in these pre-owned entertainment products through their national Internet and warehouse-based exchange system. SwapIt.com's friction free, efficient process allows consumers to "swap in" CDs, games and DVDs they no longer use, and by using SwapIt.com credits, they can "swap out" (or purchase) the CDs, games and/or DVDs they do want. Regardless of the purchase method, the customer is charged a cash transaction fee on each unit ranging from $2 for CDs to $5 for games to $10 for DVDs. Based on this model, SwapIt.com projects it will be cash flow positive in the fourth quarter of 2001. Since their targeted launch in April, 1999, the SwapIt.com site has registered over 95,000 members, processed over 125,000 music CDs in and out of it's system, has over $425,000 in gross revenues and received over 4.7 million page views to it's site at www.swapit.com.

         SwapIt.com has proven the concept for a national, warehouse based electronic barter exchange for used entertainment products. Building on this concept, SwapIt.com plans on launching a Application Service Provider (ASP) program with portal partners in the fourth quarter of 2000. Under the ASP partnership, general and vertical portals will offer a fully integrated, co-branded swap service "powered by SwapIt" on a revenue sharing basis. These partnerships allow SwapIt.com to inject millions of customers from the portals into their trading network without having to expend significant marketing resources to acquire those customers if they were simply a stand alone branded site.

         Additionally, the company is building a trading infrastructure for portals to enable fee-based digital audio (MP3) and video file trading. This segment is projected to be a multi-billion dollar marketplace as the entertainment industry begins to transition from hard-goods (CDs, DVDs, etc) to fee-based digital trading around the globe.

         SwapIt.com's management team includes Howard Schneider and Kevin Wells who were founders of ZDNet and led the launch of computershopper.com (a $4 billion dollar revenue channel for ZDNet). Additional senior management influence and experience spans the following companies: Reebok, Deloitte & Touche, EastPak, Stride Rite, WildWeb, Bright Tiger Technologies, Newbury Comics and Atomic Pop.

         Thomas Aley, Stonepath Group's Managing Director - Business Development and Michael C. Bird, Stonepath Group's Vice President, Business Development serve on SwapIt.com's Board of Directors.

Webmodal, Inc.

         Webmodal has developed an Internet application for use by shippers in purchasing and executing domestic full-truckload intermodal freight shipments. Domestic intermodal shipping involves the movement of freight over long distances in the following manner:

         o via truck from an origin point to the nearest railroad hub;
         o then via railroad for a majority of the trip; and
         o via truck from the destination railroad hub to the freight's final destination.

         Intermodal shipping provides shippers with an opportunity to achieve significant cost reductions in comparison to shipping freight via highway-only trucking. However, intermodal shipping is presently characterized by a complex and inefficient purchasing and execution process.

         Webmodal has recently launched an Internet application that improves the process of evaluating and purchasing intermodal transportation services. This interface allows shippers to:

         o input their specific transportation needs;
         o view relevant transportation alternatives which may satisfy those needs;
         o assemble the service components of an intermodal shipment, including an origin trucking carrier, a railroad carrier and a destination trucking carrier; and
         o execute an order for transportation services.

         Today, shippers generally purchase intermodal transportation through marketing intermediaries. The marketing intermediaries perform logistical coordination tasks using labor intensive marketing and customer service processes involving telephone and facsimile communications with customers and carriers. In using these traditional intermediaries to purchase transportation services, shippers do not generally have access to information on prices and schedules associated with underlying transportation services. As a result, shippers are typically unable to confirm that optimal service selections are being made on their behalf. In addition, because shippers using traditional intermediaries are not typically made aware of the costs associated with the underlying transportation services, they are unable to readily observe the fee that is being paid to the intermediary for management of their shipments.

         Webmodal's services allow shippers to replace their dependence on these traditional marketing intermediaries with an on-line solution which provides complete information regarding carrier rates, schedules and service performance records. Analogous to an online travel agent, Webmodal eliminates the need for cumbersome research and negotiation with marketing intermediaries by collecting all relevant information into a single user-friendly database. Webmodal also reduces the manpower costs associated with traditional marketing intermediaries. Webmodal's service replaces the telephone, facsimile and other labor-intensive processes and communications necessary to initiate and coordinate intermodal shipments with immediate, automated digital connections with carriers.

         In addition to creating an Internet application that simplifies the purchase and execution of domestic full-truckload intermodal transportation, Webmodal is also positioned to expand into related market segments such as the provision of a similar purchasing interface for:


         o over-the-road trucking;
         o rail carload shipping; and
         o international container shipping.

         Webmodal also offers related technology and order fulfillment services for transportation services companies including:

         o 3PLs
         o carriers
         o truck brokers and other firms needing a fast comprehensive solution for ordering and managing intermodal services.

         By replacing labor-intensive marketing and carrier coordination functions with a simple Internet application, Webmodal hopes to streamline the relationship between shippers and carriers and lower the costs associated with intermodal freight transportation.

         As of June 30, 2000, Webmodal had total assets of $6,705,919, total liabilities of $1,297,875, and total equity and redeemable preferred stock of $5,408,044. For the six months ended June 30, 2000, Webmodal had total losses of $1,385,690.

YesAsia, Inc.

         YesAsia is an e-commerce company catering to individuals of Asian descent located throughout the world who either lack easy access to a broad range of media titles when living outside their native country or who simply enjoy media from other cultures. With over 60,000 product offerings, YesAsia's revenues and customer base have grown by more than 80% per calendar quarter since its inception. Management believes that YesAsia is poised to expand its United States based e-commerce business model into new international markets and to take advantage of the rapidly growing Asian online presence in the United States and worldwide. YesAsia was founded in January 1998 and launched its Internet website, www.YesAsia.com, in May 1998. YesAsia currently has offices in San Francisco, Hong Kong, Taiwan and Japan.

         YesAsia has over 50,000 customers who have purchased products from its Internet website. Approximately 44% of these customers have returned to YesAsia's Internet website and made at least one additional purchase. The average order size for each YesAsia customer is approximately $40. YesAsia expects to experience continued sales growth as a result of its aggressive marketing in the United States. YesAsia currently plans to initiate a marketing campaign that will include:

         o Television and radio commercials;
         o Print advertisements;
         o Public relations and event sponsorships; and
         o Internet advertisements.

         YesAsia also plans to expand into other Asian markets where it will apply its concept of "cross-cultural sales." By establishing business infrastructure across multiple markets across Asia and with Hong Kong as its strategic hub, YesAsia will extend its geographic reach to various Asian markets while diversifying its product selection. By providing convenient, inexpensive access to a broad range of titles "foreign" to a given market, YesAsia taps into the increasingly global nature of mass media and uses the Internet to fulfill a need that is not adequately serviced in the traditional bricks and mortar world. In the United States, YesAsia's Internet website offers access to Cantonese, Mandarin, Japanese and Korean products. In Hong Kong and Taiwan, it intends to offer convenient access to European, Japanese and American titles, at competitive prices which include local rather than international shipping costs. YesAsia has established accounts with three major record companies and five movie production companies in Hong Kong. YesAsia purchases all products which it sells in Hong Kong and Taiwan either directly from these companies or from authorized distributors of these companies. YesAsia intends to utilize its presence in multiple nations to increase distribution and purchasing power. YesAsia currently sells compact discs, digital video discs, electronic video games, karaoke, videocassettes and related electronics. YesAsia recently completed a private placement offering pursuant to which it raised approximately $11.7 million. This placement was provided by Walden International Investment Group, Morgan Stanley Dean Witter Private Equity and Hong Kong Telecommunications. YesAsia plans to use the proceeds of this offering to expand its Asian online business and plans to open offices in China, Singapore and Korea by December 31, 2000.

         Stephen George, a member of Stonepath Group's Board of Directors, currently serves on YesAsia's board of directors. At June 30, 2000, YesAsia, Inc. had total assets of $11,965,121, total liabilities of $587,982, and total equity of $11,377,138. YesAsia, Inc. had total losses of $1,768,215 for the six months ended June 30, 2000.

Competition

         Stonepath Group faces competition for capital from publicly-traded Internet companies, venture capital companies, consulting firms and large corporations. Many of these competitors have greater financial resources and brand name recognition than Stonepath Group does. These competitors may limit Stonepath Group's opportunity to acquire interests in new affiliate companies. If Stonepath Group cannot acquire interests in or internally develop promising companies, then Stonepath Group's strategy to develop and build a collaborative network of affiliate companies may not succeed.

         Competition for Internet products and services is intense. As the market for e-commerce products and services grows, Stonepath Group expects that competition will intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost.

         In addition, some of Stonepath Group's affiliate companies compete to attract and retain a critical mass of buyers and sellers. Several companies offer competitive solutions that compete with one or more of Stonepath Group's affiliate companies. Stonepath Group expects that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Furthermore, Stonepath Group's affiliate companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by Stonepath Group's affiliate companies. If Stonepath Group's affiliate companies are unable to compete successfully against its competitors, then Stonepath Group's affiliate companies may fail.

         Many of Stonepath Group's affiliate companies' competitors have greater brand recognition and greater financial, marketing and other resources than Stonepath Group's affiliate companies. This may place Stonepath Group's affiliate companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

         AlarmX.com expects to face competition for online ordering of security alarm and low voltage products from various industry manufacturers and distributors. As the business-to-business marketplace grows, and manufacturers and distributors look for new channels of business, online ordering will likely be a natural progression for them. For example, ADI, the security alarm industry's largest distributor, recently launched online ordering for its customer base www.adilink.com. Another industry distributor, Supply Dog (www.supplydog.com), is an inventory shipping company that accepts security alarm product orders online. Additionally, www.orderzone.com is serving the electrical supply market and carries some low voltage products. While some niche market companies may establish e-commerce ordering markets targeted by AlarmX.com, none have attempted to aggregate all of the security and low voltage products industries. This is the market in which AlarmX.com plans to participate. In addition, AlarmX.com will also compete with bricks and mortar locations, which have traditionally serviced the security and low voltage products industry.

         AssetExchange competes for financial asset transaction business with an existing highly fragmented marketplace of buyers and sellers working directly or through a variety of intermediaries to complete transactions. AssetExchange allows members to transact a variety of types of loan portfolios, with an initial focus on credit card portfolios. There are competitors supporting transactions of residential and commercial mortgages, but none offering credit card portfolios or multiple asset classes. The online asset brokerage business is new and rapidly evolving and it is likely that other entities will emerge and attempt to compete in this market. It is feasible for buyers and sellers to make direct contact to negotiate transactions without using AssetExchange or a competing service, and buyers and sellers may also continue to use existing brokers. However, AssetExchange believes that the demonstrated efficiencies such as improved price and deal discovery, the ability to quickly access and analyze data and cost savings associated with its service will be attractive even to sophisticated buyers and sellers. Potential competitors include businesses currently conducting online mortgage portfolio auctions and existing brokers who may enter the market for credit card portfolio transactions or otherwise broaden their offerings.

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

         BrightStreet has a unique operating system application that can be used by manufacturers and retailers, or by existing promotions companies who provide services to manufacturers and retailers to create, target, deliver, and manage multiple promotional campaigns via the Internet. While no distinct competitive system is currently in the marketplace, BrightStreet would face competition from any company that licensed an internet infrastructure technology for the delivery of promotions.

         metacat.com, Inc. currently does not have any competitors who offer metacat's intended full spectrum of managed services that suppliers need to integrate their products with eMarketplaces and digital trading partners, however there are several companies who compete in selected areas of metacat's intended service offerings. For example, there are companies offering software packages for catalog management such as CardoNet, Cohera and POET Software, and companies that anticipate offering managed, hosted catalogs such as Requisite Technology and SAQQARA Systems, but none that offer the combined data aggregation, data transformation, digital catalog creation, content management and hosting services that metacat intends to offer. In the longer term, metacat is aware of several ASP-type solutions being assembled by Internet consulting companies that have the potential to be competitive to metacat. However, metacat believes it will have the critical advantage of executing and delivering valuable supplier services many months before other potential competitors. Moreover, given the difficult nature of the problem and the range of skills and partnerships needed to assemble an effective solution, there is no guarantee that these companies will be successful in putting together a competitive offering.

         SwapIt.com expects competition in the market for trading and sales over the Internet to intensify in the future. Though its business concept can be differentiated from existing person-to-person trading services, barriers to entry are relatively low, and the necessary hardware and software is commercially available. Services similar to SwapIt.com could therefore appear at any time. In addition SwapIt.com expects that it will compete heavily with existing person-to-person trading services including Half.com, Mr. Swap, Switchouse & Spun. And a number of other small swapping services. It potentially faces competition from any number of large online communities and services that have expertise in developing online commerce and in facilitating online trading via a national warehouse operation and who could rapidly develop and launch services similar to SwapIt.com prior to or after SwapIt.com's appearance. Some current and many potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet markets than SwapIt.com. Some of these competitors also have significantly greater financial, marketing, technical and other resources.

         Webmodal faces competition from at least 50 intermodal marketing companies such as The Hub Group and Mark VII Transportation, Inc., approximately five large intermodal-enabled trucking companies such as J.B. Hunt Transportation Services, Inc. and Schneider National, numerous railroads and trucking companies and third-party logistics providers, as well as transportation-related e-commerce ventures such as Arzoon, Freightwise, Steelroads, Transplace.com, The National Transportation Exchange, Inc., FreightQuote and Celarix. Many actual and potential competitors possess advantages such as existing business relationships and substantially greater financial resources. Some of these companies have introduced on-line capabilities which offer some of the services offered by Webmodal or which offer services which are similar to Webmodal's services to customers outside of

Webmodal's target intermodal market. These companies could expand their marketing and operational efforts or existing online capabilities to develop a system similar to Webmodal's system. However, Webmodal is not aware of a competitor who has developed or introduced a product concept for intermodal transportation that includes all of Webmodal's product capabilities. Webmodal believes it will have operational advantages that will allow it to compete effectively. For example, Webmodal expects to realize considerably greater marketing and customer service staff productivity than traditional transportation and transportation marketing companies. Webmodal believes an existing transportation intermediary interested in deploying a similar business model would risk significant profit margin erosion and disruption of existing selling processes.

         YesAsia competes generally with all retailers of entertainment media titles that include Asian selections. Most mass market retailers, including bricks and mortar retailers such as Walmart, HMV and Borders, and online retailers such as Amazon.com, carry a limited number of Asian titles and therefore compete only slightly with YesAsia. If a large, well-funded company launches an Internet website directed at sales of Asian media titles to the Asian population in the United States, it will compete directly with YesAsia and could reduce YesAsia's revenues and cause an increase in YesAsia's marketing expenses in response. However, YesAsia is not aware of any Internet website that is proposing to materially increase its Asian media offerings or launch an Asia-specific Internet website. As YesAsia becomes a more prominent player in the online Asian video and music space, it is likely to experience increased competition, either from larger entities with broad offerings that include Asian titles or from other Asia-specific Internet websites. YesAsia believes that it will have a significant competitive advantage due to its status as the first such Internet website and its use of local language that captures and enhances the visitor's experience.

Investment Company Act of 1940

         Stonepath Group is primarily engaged in the building of technology companies that Stonepath Group manages as part of an integrated supportive network of "affiliate companies". However, due to its ownership of equity securities of Stonepath Group's affiliate companies, Stonepath Group could be considered an "investment company" under the Investment Company Act of 1940, which regulates mutual funds and other entities which meet the definition of an "investment company." An "investment company" generally includes any entity that is engaged primarily in the business of investing, reinvesting and trading in securities. As the regulations governing the relationship between an investment company and the entities in which it invests are inconsistent with the manner in which Stonepath Group intends to provide services to its affiliate companies, it is critical to its business plan that Stonepath Group not be an investment company subject to the Investment Company Act.

         The rules under the Investment Company Act provide in part that an entity is presumed not to be an investment company if 45% or less of the value of its total assets (excluding government securities and cash) consists of, and 45% or less of its income over the last four quarters is derived from, securities other than either government securities or securities issued by entities that it does not primarily control which are not themselves engaged in the business of investing in securities. Stonepath Group will be considered to primarily control an entity if it owns more than 25% of its voting securities and have more control than any other single owner. Accordingly, at June 30, 2000, Stonepath Group is considered to control metacat.com, SwapIt.com, AlarmX.com and Webmodal, Inc. Stonepath Group believes that it currently meets the foregoing tests.

         For the past nine months Stonepath Group has been operating under a one year "safe harbor" period during which Stonepath Group will not be considered an investment company, provided that Stonepath Group has a bona fide intent to primarily engage in a business other than that of investing, reinvesting and trading in securities as soon as reasonably possible. Stonepath Group's Board of Directors has adopted a resolution confirming this intent. Stonepath Group intends to meet this standard by providing substantial services to Stonepath Group's affiliate companies and, to the extent possible, structuring future affiliate company investments to include at least a 25% voting percentage, board representation, approval rights over material decisions and other features that will give Stonepath Group "primary control" for purposes of the Investment Company Act. In this manner, Stonepath Group will maintain the assets of and income derived from Stonepath Group's non-primarily controlled affiliate companies below 45% of Stonepath Group's total assets and income. However, fluctuations in the value of Stonepath Group's interests in Stonepath Group's affiliate companies may make it difficult for it to accomplish and maintain this goal. Accordingly, in order to satisfy this goal Stonepath Group may from time to time dispose of interests in some of Stonepath Group's non-controlled affiliate companies.

         The regulations under the Investment Company Act provide an exemption from the definition of an investment company for any entity which the Securities and Exchange Commission finds is primarily engaged in a business other than investing in securities. Stonepath Group may apply to the Securities and Exchange Commission for this exemption. If Stonepath Group is granted this exemption, Stonepath Group may have greater latitude in structuring investments in affiliate companies and may not be compelled to dispose of interests in non-controlled affiliate companies in order to maintain Stonepath Group's non-investment company status.

Employees

         As of August 31, 2000, excluding its affiliate companies, Stonepath Group had 24 full-time employees. None of its employees are currently covered by collective bargaining agreements and Stonepath Group considers its relations with its employees to be satisfactory.

History

         Stonepath Group was formed as a Florida corporation in 1991. Stonepath Group did not have any operations until its acquisition of a controlling interest in Net Value, Inc. during the fourth quarter of 1998. This occurred in conjunction with a change of domicile into Delaware in October 1998.

         The operation of Net Value, Inc. was the primary focus of Stonepath Group's activities during the first half of 1999. In recognition, however, of the evolving growth opportunities within the Internet industry, during the second half of 1999, Stonepath Group shifted the focus of its business strategy to the development and management of a network of early stage technology businesses. Stonepath Group commenced this business by acquiring Stonepath Group's equity interests in metacat.com, Inc., YesAsia, Inc. and College411.com, Inc. in July 1999, when Stonepath Group merged with Strategicus Partners, Inc. Stonepath Group acquired the remainder of Stonepath Group's affiliate companies thereafter in 1999 and 2000 in separately negotiated independent transactions.

Facilities

         In February 2000, Stonepath Group entered into a lease agreement for its executive offices located at 1085 Mission Street, San Francisco, California. The office space consists of approximately 5,000 square feet at a monthly rental of $17,383. The lease agreement terminates on March 31, 2004. In addition, Stonepath Group also leases an aggregate of approximately 5,000 square feet of office space for offices located in Philadelphia, Pennsylvania, New York, New York and Waltham, Massachusetts, at a combined monthly rental of approximately $17,000.

Legal Proceedings

         States District Court for the Northern District of Illinois, Eastern Division. Pursuant to the Asset Purchase Agreement which Net Value, Inc. entered into with BrightStreet.com, inc. (f/k/a Promotion Acquisition, Inc.) BrightStreet has agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims. The complaint alleges that Net Value, Inc. infringed upon United States Letters Patent No. 5,761,648 entitled "Interactive Marketing Network and Process Using Electronic Certificates" held by coolsavings. The complaint alleges that Net Value, Inc., through its Internet Web site and products, has committed acts of infringement by:

         o performing or completing steps of the methods and processes described and claimed in Patent No. 5,761,648;
         o by actively inducing others to practice the methods and processes described and claimed in Patent No. 5,761,648 by, among other things, performing or completing steps of such methods and processes; and
         o by offering to sell or selling a system or service for offering and providing targeted electronic certificates such as coupons, for use in practicing the methods and processes described and claimed in Patent No. 5,761,648.

         The complaint seeks both a preliminary and permanent injunction prohibiting Net Value, Inc. from further acts of infringement, as well as damages. On November 23, 1999, Net Value, Inc. filed its answer to this complaint as well as a counterclaim against coolsavings.com, Inc. seeking a declaratory judgment of invalidity and noninfringement of Patent No. 5,761,648. Neither a discovery schedule nor a trial have been set in this matter. BrightStreet cannot estimate the amount of damages that it may incur if the court issues a final judgment concluding that Net Value, Inc. has infringed on coolsavings' patent. In addition, based on its estimate of the cost of defending this type of litigation, BrightStreet may decide to settle this case for an amount that, although substantially less than the damages sought by coolsavings, may be significant.

         On or about August 22, 2000, Austost Anstalt Schaan, Balmore Funds, S.A. and Amro International, S.A., purchasers of the company's Series A convertible notes, filed a suit against Stonepath Group in the United States District Court for the District of Delaware. The plaintiffs allege that, contrary to the obligation in the agreement pursuant to which the plaintiffs purchased the Series A notes that Stonepath Group would "use reasonable commercial efforts to register" the stock underlying the notes "at some future date," Stonepath Group was obligated, and failed, to register stock in the next registration statement that it filed. The plaintiffs assert claims for breaches of contract and the duty of good faith and fair dealing, fraud, violation of federal securities laws, estoppel, and reformaton and seek damages in excess of $20 million, plus attorneys' fees and costs. Based upon Stonepath Group's preliminary review of the facts and without conducting discovery, it does not believe that the complaint presents a significant claim against Stonepath Group. Stonepath Group has not yet responded to the complaint, but intends to defend it vigorously.

         Stonepath Group is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Stonepath Group's consolidated financial position, results of operations or liquidity.

BUSINESS OF NET VALUE, INC.

         Net Value, Inc. was engaged in the development and distribution of online promotional campaigns. Net Value, Inc. currently has no operations and is in the process of settling its outstanding liabilities and completing the merger described in this proxy statement-prospectus.

         History Of Net Value, Inc.

         Net Value, Inc. was a development stage company whose products incentivized consumers to purchase products and services sold across all categories of trade. Net Value, Inc. developed a patent-pending process to deliver coupons, discounts and other promotional incentives to Internet users. The Net Value system utilized various sophisticated and unique targeting engines to deliver these purchase incentives. Net Value, Inc. also developed a technology to address coupon industry concerns regarding fraudulent coupon redemption.

         Net Value, Inc. provided software and backend systems that allowed its wholesale business partners to market their own uniquely branded promotional commerce service.

         Net Value, Inc.'s Coupons OnlineSM product allowed manufacturers and service providers to deliver targeted, secure coupons and other incentives to consumers from any Internet Web site. Consumers would use Net Value, Inc.'s web browser plug-in software to access and print coupon offers and other promotions from the Web sites of manufacturers and marketers desiring to feature single product promotional offers. Net Value, Inc.'s systems provided online targeting and validation for each consumer as well as delivery and validation of coupons and other targeted offers.

         Net Value, Inc.'s PromoCache SM product was wholesaled to a broad range of manufacturers, retailers and distributors as well as more traditional Web site publishers and Internet Service Providers. PromoCache SM created themed promotional offers, in short time spans, from any Web site. It automatically aggregated national and local offers from multiple databases using a series of simultaneous targeting engines and criteria. Consumers would then view their own unique offer site, which was the equivalent of a personalized discount catalog.

         Net Value, Inc.'s I-ValueSM product created a desktop channel on the personal computers of consumers who subscribed to the service. It allowed retailers, manufacturers and web site publishers to deliver targeted, secure coupons and other incentives to these consumers. Consumers would subscribe to the service and receive electronic coupons and promotional incentives which were updated on a regular basis. Promotional offers were individually tailored to meet each consumer's product category and brand shopping preferences.

         Net Value, Inc. was incorporated as a Delaware corporation on July 16, 1996 and is the successor by merger (the "Merger") to Coupons Online, L.L.C. ("COL"), a New Jersey limited liability company formed in December 1994 ("COL").

         In October 1998, Stonepath Group acquired a controlling interest in Net Value, Inc. when it acquired 66% of Net Value, Inc.'s outstanding common stock through share exchange transactions with 20 of its largest stockholders. The result of these transactions was that the former Net Value, Inc. stockholders obtained a majority ownership interest of Stonepath Group.

         In November 1999, Stonepath Group made the strategic decision to exit the development and distribution of online promotional campaigns operations of Net Value, Inc., and in December 1999, Stonepath Group sold the business and assets of Net Value, Inc. to Brightstreet.com, Inc., a new company formed by members of Net Value, Inc.'s then senior management team and a group of third party investors.

         Asset Sale Transaction With BrightStreet.com

         On December 3, 1999, Net Value, Inc. sold substantially all of its assets to BrightStreet.com, Inc. (f/k/a Promotions Acquisition, Inc.), a Delaware corporation formed by the former management team of Net Value, Inc. for the purpose of acquiring the assets of Net Value, Inc. and succeeding to its business. In exchange for substantially all of its assets, Net Value, Inc. received:

         o cash of $2,000,000;
         o the assumption of Net Value, Inc. liabilities valued at approximately $1,600,000;
         o the release of all of Net Value, Inc.'s obligations under employment agreements;
         o the cancellation of the majority of the issued and outstanding Net
           Value, Inc. stock options held by Net Value, Inc.'s employees; and
         o 2,958,819 shares of BrightStreet common stock equal to an approximate
           14% ownership interest in BrightStreet.

         Simultaneous with this transaction, BrightStreet completed a $17,000,000 equity financing of Series A Preferred Stock representing a 63% interest in its stock, on a fully-diluted basis. The financing was provided by Cox Enterprises, Inc., McClatchy Company (NYSE:MNI), CNI Ventures (NYSE:ECP) and Sandler Capital Management.

         Following the transaction, Net Value, Inc. loaned Stonepath Group the $2,000,000 it received in this transaction. Stonepath Group has agreed to use this cash to satisfy Net Value, Inc.'s existing obligations which were not assumed by BrightStreet. Any payments which Stonepath Group makes to creditors on behalf of Net Value, Inc. will reduce the unpaid principal and interest related to this loan. Alternatively, Net Value, Inc. may issue additional equity to satisfy these liabilities. Stonepath Group currently owns approximately 65% of the issued and outstanding shares of Net Value, Inc.'s common stock and 100% of the 178,700 issued and outstanding shares of Net Value, Inc.'s Series A Preferred Stock. Net Value, Inc.'s Series A Preferred Stock has the following rights and preferences:

         o Liquidation preference of $1.00 per share;
         o Convertible at the option of either Net Value, Inc. or the holder into 12.5 shares of Net Value, Inc.'s common stock; and
         o No dividends or voting rights.

         Through the merger described in this proxy statement-prospectus Stonepath Group will acquire the remaining minority interest in Net Value, Inc.


         Net Value, Inc.'s principal executive offices are located at 1085 Mission Street, San Francisco, California 94103, and its telephone number is
(415) 335-4700.


BUSINESS OF NET VALUE ACQUISITION

         Net Value Acquisition is a newly-formed Delaware corporation organized by Stonepath Group for the sole purpose of effecting the merger. Net Value Acquisition has not conducted any prior business.

         Net Value Acquisition's principal executive offices are located at 1085 Mission Street, San Francisco, California 94103, and its telephone number is
(415) 335-4700.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF STONEPATH GROUP

Management's Discussion and Analysis of Financial Condition and Results of Operations

General

         Stonepath Group was originally formed as a Florida corporation in 1991. Stonepath Group did not have any operations until its change of domicile into Delaware in October 1998. This occurred in conjunction with Net Value Holdings' acquisition of a controlling interest in Net Value, Inc. which commenced in October 1998. Net Value, Inc. was engaged in the development and distribution of online promotional campaigns.

         Stonepath Group obtained control of Net Value, Inc. when Stonepath Group acquired 66% of its outstanding common stock through share exchange transactions with 20 of its largest stockholders. Since as a result of these transactions the former Net Value, Inc. stockholders obtained a majority ownership interest of Stonepath Group, the transaction was accounted for as a recapitalization. Under a recapitalization, the historical financial statements presented are those of the company acquired, not those of the legal acquiror. Accordingly, the financial information included in Stonepath Group's financial statements prior to October 1998 is that of Net Value, Inc.

         Stonepath Group is in the process of completing a merger with Net Value, Inc. pursuant to which Stonepath Group intends to offer 0.4 shares of its common stock for every share of Net Value, Inc. common stock tendered to Stonepath Group by the existing Net Value, Inc. stockholders. This is being done in order to acquire the remaining minority interest in Net Value, Inc. Additionally, Stonepath Group will issue common stock purchase warrants and stock options to the holders of Net Value, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio. Since Stonepath Group already owns a majority of Net Value, Inc.'s capital stock, Stonepath Group can assure that the merger will be completed. Accordingly, Stonepath Group's 1999 and 2000 financial statements reflect the results of its in-process merger with Net Value, Inc.

         At June 30, 2000, Stonepath Group owned approximately 65% of the outstanding common stock of Net Value, Inc. Because the total net assets of Net Value, Inc. are negative and because it is unlikely that the minority shareholders of Net Value, Inc. will make additional capital contributions to erase subsequent Net Value, Inc. losses, no amount has been ascribed to the 35% minority interest.

         Stonepath Group's financial statements also reflect the operations of Net Value, Inc. as a discontinued operation. This was necessitated when, in November 1999, Stonepath Group made the strategic decision to exit the development and distribution of online promotional campaign operations of Net Value, Inc. In December 1999, Stonepath Group sold the business and assets of Net Value, Inc. to BrightStreet.com, Inc., a new company formed by members of Net Value, Inc.'s then senior management team and a group of third party investors. Through Net Value, Inc., Stonepath Group retained a 14% interest in the common stock of BrightStreet.com.

         Stonepath Group has segregated the operating results of the discontinued operations of Net Value, Inc. from continuing operations and has reported these operating results as a separate line item on the statements of operations. Upon the completion of Stonepath Group's merger with Net Value, Inc., Stonepath Group will own all of Net Value, Inc.'s assets and liabilities. This will not change Stonepath Group's financial statement presentation as these items are already reflected on Stonepath Group's balance sheet.

         Because Stonepath Group acquires significant interests in early-stage companies, many of which generate net losses, Stonepath Group has experienced, and expects to continue to experience, significant volatility in its quarterly results. Stonepath Group does not know if it will report net income in any period, and Stonepath Group expects that it will report net losses in many quarters for the foreseeable future. While Stonepath Group's affiliate companies have consistently reported losses, Stonepath Group may have net income in certain periods and may experience significant volatility from period to period due to non-recurring transactions and other events incidental to Stonepath Group's ownership interests in and advances to affiliate companies. These transactions include dispositions of, and changes to, Stonepath Group's affiliate company ownership interests, and impairment charges.

         On a continuous basis, but no less frequently than at the end of each reporting period, Stonepath Group evaluates:
o the carrying value of Stonepath Group's ownership interest in and advances to each of Stonepath Group's affiliate companies for possible impairment based on achievement of business plan objectives and milestones;
o the value of each ownership interest in the affiliate company relative to carrying value;
o    the financial condition and prospects of the affiliate company; and
o    other relevant factors.

         The business plan objectives and milestones Stonepath Group considers includes those related to financial performance such as achievement of planned financial results or completion of capital raising activities, and those that are not primarily financial in nature such as the launching of an Internet website or the hiring of key employees. The fair value of Stonepath Group's ownership interests in and advances to privately held affiliate companies is generally determined based on the value at which independent third parties have or have committed to invest in Stonepath Group's affiliate companies.

Effect of Various Accounting Methods on Stonepath Group's Results of Continuing Operations

Accounting for Stock-Based Compensation.

         Stock-based compensation is a non-cash charge relating to the amortization of deferred compensation. Stonepath Group records deferred compensation when it makes restricted stock awards or compensatory stock option or warrant grants to employees, consultants or advisory board members. In the case of stock option grants to employees, the amount of deferred compensation initially recorded is the difference between the exercise price and fair market value of Stonepath Group's common stock on the date of grant. In the case of options granted to consultants or advisory board members, the amount of deferred compensation recorded is the fair value of the stock options on the grant date as determined using a Black-Scholes option pricing model. Stonepath Group records deferred compensation as a reduction to stockholders' equity and an offsetting increase to additional paid-in capital. Stonepath Group then amortizes deferred compensation into stock-based compensation over the performance period, which typically coincides with the vesting period of the stock-based award of 3 to 4 years.

         Grants to Employees. All awards to employees are fixed awards. This means that the number and exercise price of the stock options are known on the date of grant. Under these fixed awards, the amount of deferred compensation which Stonepath Group records is similarly fixed and represents the total amount of future amortization to stock-based compensation.

         Grants to Consultants and Advisory Board. In accordance with the Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, stock-based awards to consultants and advisory board members for future professional services are considered variable. This means that the amount of deferred compensation is periodically adjusted to the current fair value of the unvested awards as determined using a Black-Scholes option pricing model. Similarly, the amortization to stock-based compensation for variable awards also fluctuates in direct proportion to the increase or decrease in deferred compensation resulting from changes in fair value. These fluctuations are largely dependent on the fair market value of Stonepath Group's common stock, which therefore makes future prediction or estimate of the amortization charge to stock-based compensation extremely difficult.

Accounting for Affiliate Company Ownership

         The various interests that Stonepath Group acquires in its affiliate companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on Stonepath Group's voting ownership in an affiliate company.

         Consolidation. Affiliate companies in which Stonepath Group directly or indirectly owns more than 50% of the outstanding voting securities is generally accounted for under the consolidation method of accounting. Under this method, an affiliate company's financial statements are reflected within Stonepath Group's Consolidated Statements of Operations. As of June 30, 2000, metacat.com, Inc. is Stonepath Group's only consolidated affiliate company.

         The effect of an affiliate company's net results of operations on Stonepath Group's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only Stonepath Group's share of the earnings or losses of an affiliate company is reflected in its results of operations in the Consolidated Statements of Operations.

         Equity Method. Affiliate companies whose results Stonepath Group does not consolidate, but over whom Stonepath Group exercises significant influence, is generally accounted for under the equity method of accounting. Whether or not Stonepath Group exercised significant influence with respect to an affiliate company depends on an evaluation of several factors including, among others, representation on the affiliate company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the affiliate company, including voting rights associated with its holdings in common stock and preferred stock in the affiliate company. Under the equity method of accounting, Stonepath Group's shares of the earnings or losses of the affiliate company is reflected in the caption "Equity in Losses of Affiliate Companies" in the Consolidated Statements of Operations. Additionally, Stonepath Group's excess investment cost over equity in each affiliate company's net assets is amortized over three years to "Equity in Losses of Affiliate Companies." As of June 30, 2000
and December 31, 1999 Stonepath Group accounted for the following affiliate companies under this method:


                                                     Voting Ownership
                               Affiliate
                           Company Since     June 30, 2000     December 31, 1999
                           -------------     -------------     -----------------


  AlarmX.com                    2000             61%(1)              --
  Asset Exchange, Inc.          1999             20%                20%
  SwapIt.com                    1999             30%                11%
  Webmodal, Inc.                1999             39%                12%


            (1) AlarmX.com is not consolidated because Stonepath Group anticipates that its majority ownership is temporary and will be reduced below 50% within 12 months of Stonepath Group's initial investment.

         Stonepath Group has representation on the board of directors of all of the above affiliate companies. Most of its equity method affiliate companies are in a very early stage of development and have not generated any revenues. All of Stonepath Group's equity method affiliate companies were formed less than two years ago and are expected to incur substantial losses in 2000.

         Cost Method. Affiliate companies not accounted for under either the consolidation or the equity methods of accounting are accounted for under the cost method of accounting. Under this method, Stonepath Group's shares of the earnings or losses of these companies is not included in its Consolidated Statements of Operations. Stonepath Group's affiliate companies accounted for under the cost method of accounting at June 30, 2000 and December 31, 1999 included:

                                                     Voting Ownership
                                 Affiliate
                             Company Since    June 30, 2000    December 31, 1999
                             -------------    -------------    -----------------

    Brightstreet.com              1999                14%(2)          14%
    YesAsia                       1999                 9%             11%

            (2) Stonepath Group owns this interest indirectly through Net
                Value, Inc., Stonepath Group's 65% owned subsidiary at June 30, 2000.

         Stonepath Group's cost method affiliate companies are in a very early stage of development and have not generated significant revenues. In addition, its cost method affiliate companies have incurred substantial losses and are expected to continue to incur substantial losses in 2000.

Results of Operations

Six months ended June 30, 2000 compared to the six months ended June 30, 1999

Continuing Operations


Stock-Based Compensation. Stock-based compensation totaled $13,366,749 for the six months ended June 30, 2000, compared to $86,000 for the corresponding period in 1999. The increase in stock-based compensation is due to the fact that Stonepath Group began building its management team in June 1999. Stock-based compensation is a non-cash expense resulting from the amortization of deferred compensation and the issuance of stock for services. The following table shows the components of deferred compensation and related amortization to stock-based compensation for the six months ended June 30, 2000:

                                                                               Consultants and
                                                            Employees          Advisory Board           Total
                                                          -----------------    -----------------    -----------------
   Balance at beginning of year                           $   7,137,600        $ 20,180,172           $ 27,317,772
     Additions to deferred compensation                      20,037,675           4,151,735             24,189,410
     Cancellations and fair value adjustments                (3,367,619)        (15,641,628)           (19,009,247)
     Amortization to stock-based compensation                (5,169,652)         (7,487,722)           (12,657,374)
                                                          --------------       -------------          -------------
   Balance at June 30, 2000                               $  18,638,004        $  1,202,557           $  19,840,561
                                                          ==============       ============           =============

         During the six months ended June 30, 2000, Stonepath Group also recorded stock-based compensation of $709,375 relating to investment banking services that were paid via the issuance of 25,000 shares of Stonepath Group's common stock. It valued these services based on its closing stock market price of $28.375 on the date of issuance.


         Of the total unamortized deferred compensation relating to employees of $18,638,004, Stonepath Group expects to amortize into stock-based compensation $3,143,284, $6,286,569, $4,973,519, $3,483,619 and $751,013 during the remainder of 2000, 2001, 2002, 2003 and 2004, respectively. These amounts correspond to the vesting schedule of the underlying stock-based award. The amount of deferred compensation recorded and related amortization to stock-based compensation will increase with any future compensatory grants and decrease with any cancellations.

         As discussed above in "Effects of Various Accounting Methods on Stonepath Group's Results of Continuing Operations," stock-based awards to consultants and advisory board members for future professional services are considered variable, meaning the amount of the unamortized deferred compensation is periodically adjusted to the fair market value of the unvested awards. The fair market value adjustments are determined using a Black-Scholes option pricing model and generally increase or decrease with corresponding increases and decreases in the market price of Stonepath Group's common stock. Due to this market variability, Stonepath Group cannot accurately predict the future amortization to stock-based compensation associated with these awards.


General and Administrative Expenses. Stonepath Group's general and administrative expenses have increased to $4,417,203 for the six months ended June 30, 2000, compared to $946,996 for the corresponding period in 1999. This increase is due to the execution of Stonepath Group's operating plan and the expansion of Stonepath Group's operations which began in mid-1999 and continues through June 2000. Stonepath Group expect its general and administrative expenses to stabilize now that it has solidified its corporate infrastructure and met its immediate hiring needs. The following is a schedule of the significant components that comprise general and administrative expense:

                                                    Six Months Ended
                                                    ----------------
                                               June 30,           June 30,
                                                2000               1999
                                             --------------     ------------

    Professional fees                        $  1,784,150      $  383,299
    Salaries and benefits                       1,001,986          23,062
    Depreciation and amortization                 663,136              --
    Other general and administrative              967,931         540,635
                                             ------------     ------------
    Total                                    $  4,417,203     $   946,996
                                             ============     ============

         Professional fees consist primarily of legal and accounting fees associated with Stonepath Group's SEC filings, annual and interim audit services, and general corporate matters.

         The increase in salaries and benefits expense over the prior year period is due to its active recruitment of executive personnel throughout the first six months of 2000. Stonepath Group had 24 more employees at June 30, 2000 than the prior year. Salaries and benefits include employee cash compensation and medical and dental coverage.

         Depreciation and amortization consists of depreciation associated with Stonepath Group's furniture and equipment and the amortization of goodwill attributable to its acquisition of Strategicus Partners, Inc. in July 1999. Total goodwill for the Strategicus transaction was approximately $3.8 million, which is being amortized on a straight-line basis over three years.

         Other general and administrative consists primarily of marketing, travel-related, office, and other operating expenses.

Interest Income. Stonepath Group's interest income totaled $915,946 for the six months ended June 30, 2000, compared to $4,816 for the corresponding period in 1999. Interest income consists of the interest earned on its cash and cash equivalents balances, with the change period over period due to significant increases in its cash balances resulting from its equity financings.

Interest Expense.  Interest expense consists of:


                                                     Six Months Ended
                                                     ----------------
                                                 June 30,         June 30,
                                                   2000             1999
                                               -------------    -------------

   Interest expense based on stated
        interest rates                            $    84,627     $     393,397
   Non-cash charge: beneficial conversion
        features on convertible promissory
        notes and debentures                               --         2,165,758
                                                  -----------     -------------
   Total                                          $    84,627     $   2,559,155
                                                  ===========     =============

         The non-cash charge is the result of beneficial conversion features attached to Stonepath Group's convertible promissory notes and convertible debentures issued in 1999 that allowed the holders to convert their notes and debentures into shares of Stonepath Group's common stock at below market rates. These promissory notes and debentures were repaid in full in 2000 through cash payments or the issuance of stock pursuant to the original conversion terms. Stonepath Group expects to fund its future operations through the use of equity financings and does not anticipate that it will incur these interest expense charges in the future.

Other loss.  Other loss consists of:

                                                           Six months ended
                                                              June 30,
                                               ---------------------------------
                                                   2000                 1999
                                              --------------        ------------

  Gain on sale of College411 holdings         $   (195,088)         $         --
  Affiliate Company impairment charge            1,152,189                    --
                                              --------------        ------------

                                              $    957,101          $         --
                                              ==============        ============

         In May 2000, College411 was merged into a wholly owned subsidiary of Student Advantage, Inc. whereby the College411 stockholders received .0144 shares of Student Advantage common stock for every share of College411 common stock which they owned on the date of the merger. As a result of this merger, Net Value received 55,621 shares of Student Advantage's common stock. The fair market value of Student Advantage's common stock received, based on publicly quoted market prices, was $245,077, which exceeded the carrying value of Net Value Holdings' investment in College411 by $195,088. Accordingly, Net Value Holdings recorded a $195,088 gain as a result of this transaction.

         Stonepath Group recorded an impairment charge of $1,152,189 for the other than temporary decline in carrying value of one of its Affiliate Companies accounted for under the equity method. Stonepath Group acquired its ownership interest in this Affiliate Company in 2000 for $1 million and advanced loans totaling $650,000. From the time of Stonepath Group's initial investment and through June 30, 2000, its funding to this company represented all of the outside financing it had available to fund its operations. When Net Value Holdings determined that this company was unable to obtain further rounds of financing necessary to sustain operations, it recorded impairment charges to reduce the remaining carrying value of this company to zero.

Equity in losses of affiliate companies. Equity in losses of affiliate companies for the six months ended June 30, 2000 amounted to $2,665,756, compared to $0 for the corresponding period in 1999. These amounts represent Stonepath Group's proportionate share of the losses of its affiliate companies and the amortization of the excess of the cost of its investment over its equity interest in the net assets of the affiliate companies accounted for under the equity method of accounting. During the six months ended June 30, 2000, College411.com, AssetExchange, Inc., AlarmX.com, IndustrialVortex.com, Webmodal, Inc. and SwapIt.com were accounted for under the equity method of accounting. During the six months ended June 30, 1999, Stonepath Group did not account for any of its ownership interests in its affiliate companies under the equity method. Stonepath Group's equity in losses will increase as it purchases equity interests in early stage technology companies that typically incur losses in their development stage and for which Stonepath Group's equity in the net assets of company exceeds the cost of its investment. Conversely, its equity in losses will decrease when its affiliate companies report earnings and as the excess of its investment over its equity interest in the net assets of the affiliate companies is amortized to zero. Stonepath Group expects to continue to incur equity losses given the early stage development of its affiliate companies.

Net Loss From Continuing Operations

         Stonepath Group has had net losses from continuing operations for each period since inception. This amount could fluctuate significantly from period to period, depending on the operating results of its affiliate companies and other non-recurring transactions. For the six months ended June 30, 2000, Stonepath Group's net loss from continuing operations was $20,575,490, compared to $3,587,335 for the corresponding period in 1999. Stonepath Group is generally aggregating this amount into Stonepath Group's federal and state net loss carry forwards to be available to offset future taxable income, if any.

Discontinued Operations

         In December 1999, Stonepath Group completed the sale of substantially all of the assets of Net Value, Inc. to BrightStreet.com (f/k/a Promotions Acquisitions, Inc.), a newly formed corporation formed by the former management team of Net Value, Inc. With the sale of Net Value, Inc. to BrightStreet.com, all operations relating to the discontinued operations effectively ceased.

         Stonepath Group is currently in the process of merging with Net Value, Inc., after which Stonepath Group will own all of Net Value, Inc.'s assets and liabilities. In preparation for the merger, Net Stonepath Group is negotiating with former creditors to settle various outstanding debt instruments and liabilities that remain obligations of Net Value, Inc. Depending on the circumstances for each of these liabilities, Stonepath Group may record a gain or loss upon settlement. During the six months ended June 30, 2000, Stonepath Group recorded a loss from extinguishment of Net Value, Inc.'s debt of $554,676 as a result of these ongoing negotiations.

Preferred Stock Dividends

 The components of the preferred stock dividends are as follows:

                                                        Six Months Ended
                                               ---------------------------------
                                               June 30, 2000       June 30, 1999
                                               ---------------    --------------

 Series B preferred stock dividend             $      108,464     $           --
 Series C preferred stock dividend                  1,295,834                 --
 Non-cash charge: beneficial conversion
      feature on Series C Shares                   42,608,327                 --
                                               ---------------    --------------
 Total                                         $   44,012,625     $           --
                                               ==============     ==============


         The Series B preferred stock dividend was paid in cash in February 2000, when the holders converted their Series B Shares into shares of Stonepath Group's common stock. It will not incur this dividend in future periods as the Series B Shares has been entirely converted into common shares.


         The Series C preferred stock dividend is payable in additional Series C Shares on a quarterly basis and therefore does not represent a cash obligation.

         At the time of issuance of Stonepath Group's Series C Preferred Stock, the fair market value of its common stock was higher than the offering price of its Series C Preferred Stock of $12 per share. This


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


differential in price constitutes a beneficial conversion as defined in the Emerging Issues Task Force Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98-5). Accordingly, Stonepath Group recorded $42,608,327 as additional paid in capital for the discount deemed related to a preferential dividend for the beneficial conversion feature. In accordance with EITF 98-5, this discount was limited to the proceeds allocated to the Series C Preferred Stock and was recognized immediately as a preferred stock dividend as the Series C Preferred Stock is convertible into shares of common stock at any time at the election of the shareholder. This preferred stock dividend did not represent a cash obligation.

Changes in Financial Position, Liquidity and Capital Resources

         Stonepath Group's current operations does not generate sufficient operating funds to meet its cash needs and, as a result, it has funded its operations with a combination of equity and debt proceeds. Stonepath Group ultimately expects to fund its operations from the cash flows of its affiliate companies. Currently however, its affiliate companies does not generate sufficient earnings to pay dividends or otherwise distribute amounts which are sufficient to cover its operating expenses. Furthermore, Stonepath Group does not expect to receive such dividends within the next twelve months due to the fact that each of its affiliate companies is in the developmental stage of operations. Stonepath Group may also generate cash proceeds from the sale of interests in its affiliate companies. Until it receives dividends from its affiliate companies or realize cash proceeds from the sale of interests in its affiliate companies, if at all, Stonepath Group will remain dependant on outside sources of capital to fund its operations. Stonepath Group is not certain that such funds will be available on terms that are satisfactory to it or at all.

         In March 2000, Stonepath Group sold 4,166,667 shares of its Series C Preferred Stock and warrants to purchase 416,667 shares of its common stock for net proceeds of approximately $48.3 million after payment of offering costs. Each share of Series C Preferred Stock is convertible into one share of its common stock at any time at the election of the shareholder. Series C Preferred Stock bears a cumulative dividend of 8% per annum payable in kind on a quarterly basis and has a liquidation preference of $12 per share.

         In June 2000, Stonepath Group received repayment in full, plus accrued interest, of its advances to College411 totaling $75,000 in connection with their merger into a wholly owned subsidiary of Student Advantage, Inc.

         During the six months ended June 30, 2000, Stonepath Group used approximately $4.5 million to fund its general corporate expenses, including salaries and wages, professional and consulting fees and interest expense. In addition, Stonepath Group repaid in full all of its outstanding convertible debentures and convertible promissory notes through payments of $72,431 and the issuance of 2,338,633 shares of its common stock and warrants to purchase 273,390 shares of its common stock.

         During the six months ended June 30, 2000, Stonepath Group made the following investments and advances to affiliate companies:

o On January 31, 2000, Stonepath Group acquired a 31% voting interest in IndustrialVortex.com, Inc. for $1 million.
o On March 14, 2000, Stonepath Group acquired a 69% voting interest in AlarmX.com, Inc. for $1 million.

o On May 9, 2000, Stonepath Group invested $4 million cash and issued 113,174 shares of its common stock to Webmodal, thus increasing its voting interest from 12% to 39%. The common stock Stonepath Group issued had an approximate value of $877,000 on the date of investment.

o Stonepath Group advanced in total $2,725,000 to SwapIt.com, Inc. Stonepath Group may request payment on these advances at any time or it may elect to convert a portion of these advances into capital stock of SwapIt.com, Inc. on the same terms and conditions as any subsequent offering of securities made by SwapIt.com, Inc. that generates proceeds of at least $3 million.

o Stonepath Group advanced approximately $1.1 million to its other affiliate companies.

         As of June 30, 2000, Stonepath Group has on hand existing cash and cash equivalents of approximately $38.7 million. It believes that its cash and cash equivalents will be sufficient to meet its operating expenses and investment requirements for at least the next twelve months. However, Stonepath Group's long-term liquidity needs are dependant primarily on the number of future acquisitions of equity interests in new affiliate companies and the extent to which it participates in subsequent rounds of financings of its existing affiliate companies. Stonepath Group may be required to curtail or reduce the scope of its future investment activities to satisfy these long-term liquidity needs. Alternatively, Stonepath Group would be required to seek additional funds through the sale of its securities to outside sources of capital, which could result in substantial dilution to stockholders. Net Value Holdings is not certain that these funds would be available on terms that are satisfactory to it, or at all. If Stonepath Group is unable to obtain these funds, then it would be required to reduce its acquisitions of equity interests in affiliate companies and reduce Stonepath Group's operating activities.

Quantitative and Qualitative Disclosures About Market Risk

         Stonepath Group's exposure to market risk relates primarily to changes in interest rates and the resulting impact on its invested cash. Stonepath Group places its cash with high credit quality financial institutions and invest that cash in short term fixed income investments with remaining maturities of less than 90 days. Stonepath Group is averse to principal loss and ensure the safety and preservation of its invested funds by investing in only highly rated investments and by limiting its exposure in any one issuance. If market interest rates were to increase immediately and uniformly by 10% from levels at June 30, 2000, the fair value of Stonepath Group's portfolio would decline by an immaterial amount. Stonepath Group does not invest in derivative financial instruments.

                          MANAGEMENT OF STONEPATH GROUP

Directors and Executive Officers of Stonepath Group

The directors and executive officers of Stonepath Group, their ages and positions are set forth below:

Andrew P. Panzo           35        Chairman of the Board of Directors and Chief
                                    Executive Officer
Lee C. Hansen             33        President and Director
Stephen M. Cohen          43        Managing Director, General Counsel and
                                    Secretary
Thomas Aley               35        Managing Director - Business Development
James F. Elwell           33        Vice President-Finance, Controller and
                                    Treasurer/Principal Accounting Officer
Darr Aley                 35        Director
Stephen George            32        Director
David Jones               51        Director
Michela O'Connor Abrams   42        Director

         The following is a brief summary of the business experience of Net Value Holdings' executive officers and directors:

         Andrew P. Panzo has served as Stonepath Group's Chairman and Chief Executive Officer since January 1999. From October 1993 to June 1999, Mr. Panzo was a managing director at American Maple Leaf Financial Corporation, a boutique investment banking firm located in Philadelphia, Pennsylvania. Mr. Panzo was one of the original founders of Net Value, Inc. in September 1996. Mr. Panzo currently serves on the Board of Directors of Net Value, Inc. and the Board of Directors of metacat.com, Inc. Mr. Panzo received a Masters degree in International Business and Finance from Temple University.

         Lee C. Hansen has served as Stonepath Group's President since October 1, 1999 and as one of Stonepath Group's directors since April 2000. Prior to joining Stonepath Group's management team, Mr. Hansen was Senior Vice
President of Corporate Strategy and Development at Bank of America Corporation from May 1997 to September 1999, where he managed strategic projects and merger and acquisition activities. From July 1993 to April 1997, Mr. Hansen served as a Vice President in the International Capital Raising Group and an Associate in the Lease Finance, Private Placement and High Yield Groups at Banc of America Securities. Mr. Hansen currently serves on the Board of Directors of AssetExchange, Inc. and AlarmX.com, Inc. Mr. Hansen received an MBA from the J.L. Kellogg Graduate School at Northwestern University and a BSBA from Bucknell University.

         Stephen M. Cohen has served as Stonepath Group's Managing Director, General Counsel and Secretary since June 2000. Prior to that, Mr. Cohen served as Senior Vice President since April 2000. Since 1980, Mr. Cohen has been engaged in the practice of law, having most recently been a shareholder of Buchanan Ingersoll Professional Corporation from March 1996 to April 2000 and a partner of Clark Ladner, Fortenbaugh & Young from March 1990 to March 1996. Mr. Cohen's practice focused on corporate finance and Federal securities matters. He received a B.S. from the School of Commerce and Finance of Villanova University, a J.D. from Temple University and a L.L.M. in Taxation from Villanova University School of Law.

         Thomas Aley has served as Stonepath Group's Managing Director - Business Development since June 2000. Prior to that, Mr. Aley served as Executive Vice President for Business Development since November 22, 1999. Prior to joining Stonepath Group's management team, Mr.

Aley was Executive Vice President of Marketing at Wild Wild Web, Inc. from June 1997 through November 1999 where he oversaw business development including operations, marketing and sales for Wild Wild Web's online and television divisions. In November 1998, Mr. Aley played an instrumental role in the sale of Wild Wild Web to GT Interactive Software. From June 1995 to June 1997, Mr. Aley was Director of Electronic Commerce at Ziff-Davis where he managed the Company's Net Buyer initiatives and ZDNet service. From January 1994 to June 1995, Mr. Aley was the Director of Marketing for Eliza Corporation, where he sold speech recognition technology to cable and television companies in the interactive television industry. From January 1992 to January 1994, Mr. Aley worked at Ono-Sendai Corporation. From October 1990 to January 1992, Mr. Aley worked at Shiva Corporation. Mr. Aley currently serves on the Board of Directors of SwapIt.com, Inc. Mr. Aley received an MBA in High Technology Marketing and Operations from Northeastern University.

         James F. Elwell has served as Stonepath Group's Vice
President-Finance and Controller since February 2000 and as Stonepath Group's Treasurer since June 2000. Prior to joining Stonepath Group's management team, Mr. Elwell was a Senior Manager at Ernst & Young, LLP from October 1990 through February 2000, where he practiced public accounting and led engagements over securities offerings, acquisitions, dispositions and financial audits for clients within the financial services industry. Mr. Elwell received a BA in Economics from the University of California at Berkeley.

         Darr Aley has served as a member of Stonepath Group's Board of Directors since July 1999. Mr. Aley is also the chief technology officer of Epylon.com, Inc. Prior to joining Stonepath Group's management team, Mr. Aley was Vice President of Corporate Development at Lycos, Inc. from August 1998 to August 1999, where he was responsible for developing Internet joint ventures and strategic alliances. From December 1997 to August 1998, Mr. Aley worked at WhoWhere.com, a search engine that enables users to locate a person's home and e-mail address. From December 1996 to December 1997, Mr. Aley worked at Zip Two, a venture capital firm. From December 1994 to December 1996, Mr. Aley worked at Soft Bank, a venture capital firm. Mr. Aley currently serves on the Board of Directors of College411.com, Inc. Mr. Aley received a BA from the University of New Hampshire.

         Stephen George has served as a member of Stonepath Group's Board of Directors since July 1999. Mr. George is also the chief executive officer of Epylon.com, Inc., a business to business San Francisco Bay-area e-commerce company. Prior to forming Epylon.com, Inc., Mr. George was a Vice President in the San Francisco office of Goldman Sachs & Co., from January 1996 to May 1999 where he provided a broad range of financial services to emerging technology companies, entrepreneurs, management teams and venture capitalists with a specialization in the Internet industry. From April 1992 through January 1996, Mr. George worked as an investment banker for Merrill Lynch, Pierce, Fenner & Smith, Inc. Mr. George currently serves on the Board of Directors of YesAsia, Inc. Mr. George received a BA in Government from Cornell University.

         David Jones has served as a member of the Stonepath Group's Board of Directors since September 2000. Mr. Jones has been President of DR Jones Financial, Inc., a privately-held consulting firm since its formation in September 1995. He is presently a directly of Financial Asset Securities Corporation, an affiliate of Greenwich Capital Markets, Inc. Prior to forming DR Jones Financial, Inc., Mr. Jones was Senior Vice President-Asset Backed Finance of Greenwich Capital Markets, Inc. from 1989 to 1995. Mr. Jones served as a Vice President, and subsequently as a Managing Director of The First Boston Corporation, an investment banking firm, from 1982 to 1989 and as Manager-Product Development of General Electric Credit Corp., an asset-based lender and financial services company, from 1981 to 1982. Mr. Jones is a graduate of Harvard College and has a Masters Degree in business administration from the Amos Tuck School of Business Administration.

         Michela O'Connor Abrams has served as a member of the Stonepath Group's Board of Directors since September 2000 and has served as a member of the Board of Advisors since January 2000. Ms. O'Connor Abrams has served as President of the Business Division of Imagine Media, Inc. and Publisher of Business 2.0 since November 1999. Ms. O'Connor Abrams has over 16 years of experience in publishing, trade show management, Internet strategies, online branding and strategic business development. Prior to joining Imagine Media, Inc., Ms. O'Connor Abrams served as President and Chief Executive Officer of Computerworld from March 1999 to November 1999. From January 1996 to January 1999, Ms. O'Connor Abrams was Chief Operating Officer of ZD Events which produces industry-leading expositions and conferences. From 1991 to 1996, Ms. O'Connor Abrams was a Publisher and Group Vice President of McGraw Hill. Ms. O'Connor Abrams is currently a member of the Board of Directors for Bow Street Software, Clickability and AuctioNet.com. She holds a BS in Journalism from California Polytechnic University at San Luis Obispo.

Director's Compensation

         Currently, neither Stonepath Group nor Net Value, Inc. have a policy with respect to the granting of fees to directors in connection with their service to Stonepath Group or Net Value, Inc. However, Stonepath Group and
Net Value, Inc. may reimburse directors for their cost of travel and lodging to attend meetings of the Board of Directors or committees thereof.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the compensation Stonepath Group paid in 1999 to the chief executive officer and each executive officer who was paid compensation during his tenure with Stonepath Group at an annual rate of greater than $100,000.

                           Summary Compensation Table

                                                                                                  Long-Term
                                                            Annual Compensation              Compensation Awards
                     Name and                           -------------------------            -------------------
                Principal Position                      Salary             Bonus              Number of Options
                ------------------                      ------             ------             -----------------
Andrew P. Panzo,                                       $87,500               -0-                  1,020,000
Chairman of the Board and
Chief Executive Officer

Lee C. Hansen,                                         $34,615               -0-                    900,000
President

Thomas Aley,                                           $23,077           $50,000                        -0-
Managing Director - Business Development

         From September 4, 1998 through January 6, 1999, Alexis Christodoulou served as the sole officer and director. During this period, Mr. Christodoulou did not receive any compensation in exchange for his services.

Employment Agreements

         In June 1999, Stonepath Group entered into a three year employment agreement with Mr. Panzo. In addition to an annual salary of $150,000, Mr. Panzo's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to the employment agreement, Mr. Panzo is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Mr. Panzo's employment agreement provides he is entitled to receive options to purchase 1,200,000 shares of common stock. Options to purchase 120,000 shares of common stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. Mr. Panzo may exercise these options for five years following their vesting date at an exercise price of $1.00 per share. In September 1999, Mr. Panzo agreed to reduce his option award and surrendered 180,000 options. Mr. Panzo now holds options to purchase 1,020,000 shares of common stock.

         In September 1999, Stonepath Group entered into a three year employment agreement with Lee Hansen. In addition to an annual salary of $150,000, Mr. Hansen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Hansen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement.

Stonepath Group awarded Mr. Hansen options to purchase 900,000 shares of common stock. Options to purchase 90,000 shares of common stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. As long as he is a Company employee, Mr. Hansen may exercise these options at an exercise price of $1.00 per share until the later of:

         o the fifth anniversary of their vesting date; or

         o one year after the effective date of a registration statement registering the resale of the shares of common stock issuable upon exercise of the options.

If Mr. Hansen's employment is terminated, then the exercise period of his options may be reduced.

         In November 1999, Stonepath Group entered into a one year employment agreement with Mr. Thomas Aley. In addition to an annual salary of $150,000, Mr. Thomas Aley's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Thomas Aley is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. In April 2000, Stonepath Group amended Mr. Thomas Aley's employment agreement to award him options to purchase 900,000 shares of common stock. Options to purchase 150,000 shares of common stock vested immediately and the remainder of the options will vest pro rata on a monthly basis over a three year period. Mr. Thomas Aley may exercise these options at an exercise price of $1.00 per share until the later of:

         o the fifth anniversary of their vesting date; or
         o one year after the effective date of a registration statement registering the resale of the shares of common stock issuable upon exercise of the options.

         In April 2000, Stonepath Group entered into a three year employment agreement with Stephen M. Cohen. In addition to an annual salary of $150,000, Mr. Cohen's employment agreement provides for bonus compensation at the discretion of the Board of Directors. Pursuant to his employment agreement, Mr. Cohen is entitled to fringe benefits including participation in pension, profit sharing and bonus plans, as applicable, and life insurance, hospitalization, major medical, paid vacation and expense reimbursement. Stonepath Group awarded Mr. Cohen options to purchase 300,000 shares of common stock at an exercise price of $6.75 per share. Options to purchase 50,000 shares of common stock vested immediately, options to purchase 62,500 shares of common stock vest on April 17, 2001, and the remaining options to purchase 187,500 shares of common stock vest pro rata on a monthly basis from April 18, 2001 through April 17, 2004, provided that if after the expiration of the initial term of the employment agreement Stonepath Group elects not to extend Mr. Cohen's employment for an additional one year for reasons other than a "for cause" termination as defined in the employment agreement, then Mr. Cohen shall vest fully in all of his options at the end of his initial term of employment as if he had remained a Company employee for a full term of four years.

         Pursuant to his employment agreement, Stonepath Group has agreed to provide Mr. Cohen with a loan in the principal amount of $100,000 at the beginning of each of the first two years of the term of his employment agreement. Each of the loans shall accrue interest at the rate of 8% per annum and shall be due on April 17, 2004 or such earlier date that Mr. Cohen shall have received aggregate proceeds of $5,000,000 from the sale of his options or the shares of common stock underlying his options. However, Mr. Cohen is not required to repay the loans if by April 17, 2004, the sum of the proceeds which he has received from the sale of his options or the shares of common stock underlying his options and the remaining equity in the options as of April 17, 2004 does not equal or exceed $5,000,000.

         In February 2000, Stonepath Group entered into a letter agreement with James F. Elwell pursuant to which Mr. Elwell will serve as Vice President-Finance and Controller. This agreement provides Mr. Elwell with an annual salary of $120,000. Stonepath Group awarded Mr. Elwell options to purchase 120,000 shares of common stock at an exercise price of $10.032 per share. Options to purchase 30,000 shares of common stock vest on February 28, 2001, and the remaining options to purchase 90,000 shares of common stock vest pro rata on a monthly basis from March 1, 2001 through February 28, 2004. This agreement may be terminated at any time by Stonepath Group or Mr. Elwell without advance notice. Additional options have been granted to Mr. Elwell under the Plan. See "Security Ownership of Executive Officers, Directors and Beneficial Owners of Greater than 5% of Stonepath Group's Voting Securities."

Change in Control Arrangements

         Each of the aforementioned employment agreements provides the employee with the following rights upon a change of control:

         Andrew Panzo: If Mr. Panzo terminates his employment agreement due to a change in control, then Stonepath Group must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original three year term of his employment agreement. In addition, all of Mr. Panzo's unvested stock options shall immediately vest as of the termination date of his employment agreement due to a change in control.

         Lee Hansen: If Mr. Hansen terminates his employment agreement due to a change in control, then Stonepath Group must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original three year term of his employment agreement.

         Thomas Aley: If Mr. Aley terminates his employment agreement due to a change in control, then Stonepath Group must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original term of his employment agreement.

         Stephen Cohen: If Mr. Cohen terminates his employment agreement due to a change in control that occurs after September 21, 2000, then Stonepath Group must continue to pay him his salary and bonus, based upon the average annual bonus paid to him prior to termination of his employment, for the lesser of one year from the date of termination of his employment agreement or the remaining original term of his employment agreement. In addition, all of Mr. Cohen's unvested stock options shall immediately vest as of the termination date of his employment agreement.

         James F. Elwell: If Stonepath Group terminates Mr. Elwell upon a change in control that occurs on or before February 28, 2001, then his stock options which were scheduled to vest on February 28, 2001 shall vest at the rate of 2,500 options per month from February 28, 2000 until Mr. Elwell's termination date.

         In each of these employment agreements, a change in control is defined as the occurrence of any one of the following:

         o any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than one of the subsidiaries or affiliates becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of 50% or more of any class of issued and outstanding capital stock which ownership interest constitutes 50% or more of all issued and outstanding voting shares; and

         o the majority of the members of the Board of Directors consists of individuals other than members of the Board of Directors on the date of the employment agreement, provided that persons elected to the Board of Directors whose election or nomination was supported by one-half of the directors at the date of the employment agreement shall be considered a member of the Board of Directors as of the date of the employment agreement.

Consulting Agreements

         In connection with the merger on July 31, 1999 with Strategicus Partners, Inc. ("Strategicus Partners") Stonepath Group entered into consulting agreements with each of Stephen George and Darr Aley, current directors, as well as Barry Uphoff, a former director. Each of Messrs. George, Darr Aley and Uphoff were former principal shareholders of Strategicus Partners. Pursuant to the terms of the consulting agreements, Stonepath Group issued options to purchase an aggregate of 6,255,876 shares of common stock to Messrs. Uphoff, Darr Aley and George and agreed to pay each of them a monthly retainer of $500. Messrs. Uphoff, Darr Aley and George have subsequently agreed to surrender a substantial portion of these options. In May 2000, Stonepath Group finalized the terms of these options in warrant agreements in which Stonepath Group issued to each of Messrs. Uphoff and Darr Aley warrants to purchase 332,416 shares of common stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 140,141 shares remain subject to vesting provisions, and Stonepath Group issued Mr. George warrants to purchase 382,416 shares of common stock, of which warrants to purchase 192,275 shares vested immediately and warrants to purchase 190,141 shares remain subject to vesting provisions. The unvested shares issued pursuant to each of these warrant agreements will vest monthly on a pro rata basis over a period of 36 months from the date of the warrant agreements. In connection with his resignation from the Board of Directors in May 2000, Mr. Uphoff terminated his consulting agreement.

         Mr. Darr Aley's consulting agreement also provides for the forgiveness of a loan in the principal amount of $267,000 as follows:

         o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Darr Aley remains engaged by Stonepath Group on the first anniversary of the effective date of the merger with Strategicus Partners;

         o one-third of the principal amount of these loans, plus accrued interest thereon, if Mr. Darr Aley remains engaged by Stonepath Group on the second anniversary of the effective date of the merger with Strategicus Partners; and

         o one-third of the principal amount of this loan, plus accrued interest thereon, if Mr. Darr Aley remains engaged by Stonepath Group on the third anniversary of the effective date of the merger with Strategicus Partners.

         On October 1, 1999 Stonepath Group entered into a consulting agreement with Paul H. Stephens, a founder and formerly a principal of the investment banking firm of Robertson Stephens & Company. Under the consulting agreement, Mr. Stephens has been appointed to a newly created Advisory Board. In this capacity, Mr. Stephens will review and advise Stonepath Group regarding Stonepath Group's business and prospects and the business and prospects of the affiliate companies. He will also assist Stonepath Group in completing acquisitions of and making investments in other businesses and will assist Stonepath Group in obtaining additional rounds of financing. Mr. Stephens led Robertson Stephens' research and institutional sales effort in the late 1970's and early 1980's and then transitioned into its new business corporate finance department where he worked until 1985. He then restructured the firm's venture capital group, managing it until 1990, when he formed The RS Orphan Fund, LP, a limited partnership focused on investing globally in undiscovered or neglected growth companies. In June 1993, Mr. Stephens launched The Contrarian Fund, a public mutual fund that also has a global focus on developing companies.

         In exchange for rendering these consulting services, Stonepath Group sold a total of 676,374 shares of common stock to The RS Orphan Fund, LP and The RS Orphan Offshore Fund, LP for a total purchase price of $676,374. These funds also purchased a total of 1,324 shares of Series B Preferred Stock and warrants to purchase 80,976 shares of common stock in an October 1999 private placement offering. These funds are managed by Mr. Stephens. No additional compensation will be paid to Mr. Stephens pursuant to the consulting agreement. Net Value Holdings will reimburse Mr. Stephens for reasonable business expenses which he incurs in performing his duties pursuant to the consulting agreement. This consulting agreement has a three year term and either Stonepath Group or Mr. Stephens may terminate this agreement upon one month's notice to the other party.

Stock Options

         Effective as of June 1, 2000 (with amendments effective as of July 31,
2000), Stonepath Group adopted and implemented the "Amended and Restated Net Value Holdings, Inc. 2000 Stock Incentive Plan," (the "Plan") which covers 5,000,000 shares of common stock. Under its terms, employees, officers and directors of Stonepath Group and its subsidiaries are currently eligible to receive non-qualified stock options, restricted stock awards, and, upon approval of the Proposal by stockholders, will be eligible to receive incentive stock options within the meaning of Section 422 of the Code. In addition, advisors and consultants who perform services for Stonepath Group or its subsidiaries are eligible to receive non-qualified stock options under the Plan. The Plan is administered by the Board of Directors or a committee designated by the Board of Directors. All stock options granted under the Plan are exercisable for a period of up to ten (10) years from the date of grant. Stonepath Group may not grant incentive stock options pursuant to the Plan at exercise prices which are less than the fair market value of common stock on the date of grant. The term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the issued and outstanding common stock may not exceed five years and the exercise price of an incentive stock option granted to such stockholder may not be less than 110% of the fair market value of common stock on the date of grant. The Plan contains certain limitations on the maximum number of shares of common stock that may be awarded in any calendar year to any one individual for the purposes of Section 162(m) of the Code. As of August 31, 2000, options to purchase 326,000 shares of common stock were outstanding under the Plan. Each of these stock options has an exercise price of $4.00 per share.

         In addition to the stock options covered by the Plan, Stonepath Group has outstanding options to purchase 4,693,333 shares of common stock. These options were issued in private transactions prior to the adoption of the Plan by the Board of Directors. At June 30, 2000, these options were outstanding at the following exercise prices:


            Number of Stock Options                      Exercise Price
            -----------------------                      --------------
                 2,820,000                                         $1.00
                   260,000                                $3.75 -  $4.88
                   340,000                                $6.25 -  $6.75
                   420,000                                $7.75 -  $7.99
                    60,000                                $8.00 -  $8.56
                   193,333                                $9.13 - $11.03
                   105,000                               $13.00 - $14.00
                   290,000                                        $16.38
                   205,000                               $19.25 - $19.64
                 ---------
                 4,693,333
                 =========

         The following table sets forth information regarding options granted in 1999 to the executive officers named in the Summary Compensation table above. Amounts represent the hypothetical gains that could be achieved from the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the grant price.

                                Individual Grants

                                      % of Total                                          Potential Realizable Value at
                                       Options                                            Assumed Annual Rates of Stock
                                      Granted to              Market                      Price Appreciation for Option
                       Number of      Employees              Price on                               Term (4)
                        Options       in Fiscal    Exercise  Date of      Expiration
       Name             Granted          Year       Price      Grant         Date           5%                 10%
       ----             -------          ----       -----      -----         ----           --                 ---
Andrew P. Panzo       120,000             5.5%      $1.00      $7.13     June 1, 2004        $971,987      $1,257,952

Andrew P. Panzo       300,000(1)         13.8%      $1.00      $7.13     June 30, 2005     $2,566,465      $3,489,369

Andrew P. Panzo       300,000(2)         13.8%      $1.00      $7.13     June 30, 2006     $2,709,788      $3,868,306

Andrew P. Panzo       300,000(3)         13.8%      $1.00      $7.13     June 30, 2007     $2,860,277      $4,285,136

Lee C. Hansen          90,000             4.1%      $1.00      $4.56     Oct. 1, 2004        $434,073        $571,316

Lee C. Hansen         270,000(1)         12.4%      $1.00      $4.56     Oct. 31, 2005     $1,380,830      $1,912,342

Lee C. Hansen         270,000(2)         12.4%      $1.00      $4.56     Oct. 31, 2006     $1,463,372      $2,130,576

Lee C. Hansen         270,000(3)         12.4%      $1.00      $4.56     Oct. 31, 2007     $1,550,040      $2,370,633

(1) The options included in this grant vest pro rata on a monthly basis throughout the twelve month period commencing on the date of grant.

(2) The options included in this grant vest pro rata during the 12 month period commencing on the first anniversary of the date of grant.

(3) The options included in this grant vest pro rata during the 12 month period commencing on the second anniversary of the date of grant.

(4) As required by the rules of the Securities and Exchange Commission, the dollar amounts reflected represent the hypothetical gain that would exist for the options based on assumed 5% and 10% annual compound rates of stock price appreciation over the full option term. These prescribed rates are not intended to forecast possible future appreciation, if any, of the common stock.

         The following table sets forth information concerning year end option values for fiscal 1999 for the executive officers named in the Summary Compensation Table above. The value of unexercised in-the-money options is calculated based on the closing bid price of common stock on December 31, 1999 of $11.00.

                          Fiscal Year End Option Values

                                Number of Unexercised Options                   Value of Unexercised
                                     At Fiscal Year End                         In-The-Money Options
                                -----------------------------                   --------------------

       Name                   Exercisable          Unexercisable          Exercisable           Unexercisable
       ----                   -----------          -------------          -----------           -------------
Andrew P. Panzo                 300,000               720,000              $3,000,000            $7,200,000

Lee C. Hansen                   157,500               742,500              $1,575,000            $7,425,000

       SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND BENEFICIAL
        OWNERS OF GREATER THAN 5% OF STONEPATH GROUP'S VOTING SECURITIES

         The following tables sets forth information with respect to the beneficial ownership of Stonepath Group common stock and Preferred Stock owned, as of August 31, 2000, by:

         o the holders of more than 5% of any class of Stonepath Group's voting securities;

         o each of the directors;

         o each of the executive officers; and,

         o all directors and executive officers of Stonepath Group as a group.


         As of August 31, 2000, an aggregate of 18,180,106 shares of Stonepath Group common stock and 4,041,667 shares of Series C Preferred Stock were issued and outstanding. For purposes of computing the percentages under the following tables, it is assumed that all options and warrants to acquire common or Preferred Stock which have been issued to the directors, executive officers and the holders of more than 5% of common or Preferred Stock and are fully vested or will become fully vested within 60 days of the date of this proxy statement-prospectus have been exercised by these individuals and the appropriate number of shares of common and Preferred Stock have been issued to these individuals.

                                  COMMON STOCK

                                                                            Shares Owned
                                                                          Beneficially and
Name of Beneficial Owner                    Position                       of Record (1)         Percentage of Class
------------------------                    --------                       -------------         -------------------

Rozel International Holdings, Ltd.          Beneficial Owner                  2,819,852                  15.5
Whitehill House
Newby Road, Industrial Estate
Hazel Grove, Stockport
Cheshire, United Kingdom
SK7 5DA

Andrew P. Panzo (2)                         Officer, Director                 665,312                    3.6
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

Darr Aley (3)                               Director                          347,670                    1.9
C/o Epylon Corporation
645 Harrison Street, Suite 200
San Francisco, CA 94107

Stephen George (4)                          Director                          353,225                    1.9
C/o Epylon Corporation
645 Harrison Street, Suite 200
San Francisco, CA 94107

Lee C. Hansen (5)                           Officer, Director                 337,500                    1.8
1085 Mission Street
San Francisco, CA 94103

Thomas Aley (6)                             Officer                           233,333                    1.3
1000 Winter Street, Suite 1100
Waltham, MA 02451

Stephen M. Cohen (7)                        Officer                           50,000                     *
Two Penn Center Plaza, Suite 605
Philadelphia, PA 19102

James F. Elwell (8)                         Officer                           0                          *
1085 Mission Street
San Francisco, CA 94103

David Jones(9)                              Director                          0                          *
2 Ocean Avenue
Scituate, MA 02066

Michela O'Connor Abrams(10)                 Director                          3,889                       *
c/o Imagine Media
150 North Hill Drive
Brisbayne, CA 94005

All directors and executive officers as a                                     1,990,929                  10.1
group (9 people)


(*)  Less than one percent.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, Net Value Holdings believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) Includes 520,589 shares of common stock issuable upon exercise of vested options. Does not include 499,411 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus. Also includes 75,200 shares of common stock which Mr. Panzo owns with his spouse as joint tenants with the right of survivorship.

(3) Includes 205,086 shares of common stock issuable upon exercise of vested warrants. Does not include 127,330 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus.

(4) Includes 210,641 shares of common stock issuable upon exercise of vested warrants. Does not include 171,775 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of this date of this proxy statement-prospectus.

(5) Includes 337,500 shares of common stock issuable upon exercise of vested warrants. Does not include 562,500 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus.

(6) Includes 233,333 shares of common stock issuable upon exercise of vested warrants. Does not include 666,667 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus.

(7) Includes 50,000 shares of common stock issuable upon exercise of vested options. Does not include 250,000 shares of common stock issuable pursuant to options not presently exercisable within 60 days of the date of this proxy statement-prospectus.

(8) Does not include 150,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus.

(9) Does not include 20,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus.

(10) Includes 3,889 shares of common stock issuable upon exercise of vested options. Does not include 20,000 shares of common stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of the date of this proxy statement-prospectus.

                            SERIES C PREFERRED STOCK

                                                                       Shares of
                                                               Series C Preferred Stock
                                                                Owned Beneficially and
Name of Beneficial Owner                                             of Record (1)            Percentage of Class
------------------------                                             -------------            -------------------
Brown Simpson Partners I, Ltd.                                            833,336                    20.0
Carnegie Hall Tower
152 West 57th Street, 40th Fl.
New York, NY 10019

Montrose Investments Ltd.                                                 583,333                    14.0
300 Crescent Ct., Suite 700
Dallas TX 75201

The Raptor Global Portfolio, Ltd.                                         414,833                    10.0
40 Rowes Wharf, 2nd Fl.
Boston, MA 02110


(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, Stonepath Group believes that all persons named in the table have sole voting and investment power with respect to all shares of Series C Preferred Stock beneficially owned by them.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Exchange Transactions with Rozel International Holdings, Ltd.

         In October 1998, Stonepath Group completed a share exchange transaction with Rozel International Holdings, Ltd. in which Stonepath Group issued 1,000,000 shares of common stock valued at $4,630,000 and 500,000 shares of Series A Preferred Stock valued at $40,000 in exchange for 178,700 shares of the Series A Preferred Stock of Net Value, Inc. This represented 100% of the issued and outstanding shares of Series A Preferred Stock of Net Value, Inc. In October 1998, Stonepath Group also completed a share exchange transaction with Rozel International Holdings, Ltd. in which Stonepath Group issued 1,145,594 shares of common stock valued at $4,628,200 and 1,145,594 shares of Series A Preferred Stock valued at $91,648 in exchange for 4,582,377 shares of common stock of Net Value, Inc. Rozel International Holdings, Ltd. is a beneficial owner of approximately 15.5% of common stock.

Recapitalization of Securities Issued in Strategicus Merger

         Stonepath Group completed the merger with Strategicus Partners on July 30, 1999. Subject to vesting provisions described in the merger agreement, Stonepath Group issued the following shares of capital stock to the stockholders of Strategicus Partners:

                                                                       Vested Shares of      Unvested Shares of
                           Vested Shares of    Unvested Shares of          Series A              Series A
          Name               common stock         common stock         Preferred Stock        Preferred Stock
          ----             ----------------       ------------         ---------------       ------------------
Douglas Spink                   239,847            1,641,310                 73,678                  504,187

Barry Uphoff                    120,394            1,760,763                 36,983                  540,882

Darr Aley                       120,394            1,760,763                 36,983                  540,882

Stephen George                  120,394            1,760,763                 36,983                  540,882
                             ----------          -----------               --------               ----------

TOTAL                           601,029            6,923,599                184,627                2,126,833

TOTAL VALUE                  $3,638,084          $21,458,719               $142,163               $1,637,661

         Following the completion of the merger, Messrs. Spink, Uphoff, Aley and George joined the Board of Directors. Subsequently, Mr. Spink resigned from the Board of Directors during the first quarter of 2000 and Mr. Uphoff resigned from the Board of Directors in May 2000.

         The unvested shares of capital stock listed above were intended to vest ratably on a monthly basis over periods ranging from 24 months to 48 months based on the individual stockholder's continued employment or engagement as a consultant with Stonepath Group.

         Following the merger with Strategicus Partners, the securities issued in the merger were recapitalized in several stages as follows:

         o In September 1999, Stonepath Group issued 2,898,788 shares of common stock in exchange for all 4,831,312 issued and outstanding shares of Series A Preferred Stock. Of this amount, Messrs. Spink, Uphoff, Aley and George received a total of 1,386,876 shares of common stock valued at $6,012,738 in exchange for the cancellation of all of their 2,311,460 shares of Series A Preferred Stock.

         o On August 31, 1999, each of Messrs. Uphoff, Aley and George agreed to immediately cancel all of their 6,255,876 unvested shares of common stock valued at $37,927,669 (consisting of 5,282,289 unvested shares of common stock pursuant to the merger with Strategicus Partners, and 973,587 unvested shares of common stock in the Series A Preferred Stock described above) in exchange for options to purchase a total of 6,255,876 shares of common stock valued at $11,889,024. Each of these options has an exercise price of $1.00 per share and will be subject to the same vesting provisions that applied to the unvested shares of common stock as described in the merger agreement with Strategicus Partners.

         o During September 1999, each of Messrs. Uphoff, Aley, George and Panzo agreed to surrender options to purchase 180,000 shares of common stock valued at $646,884. On September 13, 1999, Mr. Spink agreed to cancel 180,000 of his unvested shares of common stock valued at $1,148,727.

         o During January 2000, each of Messrs. Uphoff, Aley and George agreed to surrender options to purchase 1,217,876 shares of common stock valued at $4,376,803.

         o During May 2000, each of Messrs. Uphoff and Aley agreed to surrender options to purchase 355,000 shares of common stock. During May 2000, Mr. George agreed to surrender options to purchase 305,000 shares of common stock.

         o During August 2000, Mr. Spink agreed to surrender 1,212,856 shares in connection with a settlement of all outstanding legal proceedings between him and Stonepath Group.

         Recapitalized as set forth above, the securities which Stonepath Group issued pursuant to the merger with Strategicus Partners were issued and outstanding as of August 31, 2000, as follows:


                                Vested Shares             Warrants to Purchase
         Name                  of common stock           Shares of common stock
         ----                  ---------------           ----------------------

     Douglas Spink                835,000                           -0-

     Barry Uphoff                 142,584                       332,416

     Darr Aley                    142,584                       332,416

     Stephen George               142,584                       382,416
                                ---------                     ---------

     TOTAL                      1,262,752                     1,047,248
                                =========                     =========

Loans Made in Connection With The Merger With Strategicus Partners

         In connection with its merger with Strategicus Partners, Stonepath Group agreed to assume a loan outstanding to Douglas Spink in the principal amount of $310,000. Mr. Spink became the Chief Technology Officer of Net Value Holdings following the merger. The collection of the loan was to be deferred and forgiven by Stonepath Group provided that Mr. Spink remained employed by Stonepath Group for a period of three years. Mr. Spink and Stonepath Group thereafter became involved in legal proceedings against each other arising out of Stonepath Group's termination of Mr. Spink's employment. The parties recently entered into a settlement agreement pursuant to which Stonepath Group agreed, among other things, to forgive the loan as if Mr. Spink completed his term of employment.

         In June 1999, Stonepath Group extended a loan to Mr. Darr Aley in the principal amount of $267,000. This amount was extended to Mr. Aley as an inducement for him to leave his prior employment. This transaction was structured as a loan to induce Mr. Aley to remain Stonepath Group's consultant for the duration of his engagement. The repayment of the principal amount of this loan plus all accrued interest was originally due on July 12, 1999 but was subsequently extended to July 30, 1999. Upon the completion of the merger with Strategicus Partners, Stonepath Group entered into a consulting agreement with Mr. Aley in which Stonepath Group agreed not to take any actions to demand repayment or to collect this loan during the term of the consulting agreement. Stonepath Group also agreed to forgive Mr. Aley's obligation to repay a portion of this loan if he remains engaged as a consultant to Net Value Holdings on each of the first three anniversaries of the date of his consulting agreement.

Personal Investments of Members of The Management Team in The Affiliate
Companies


         Members of the management team have made personal investments in some of the affiliate companies. As of August 31, 2000, members of Stonepath Group's management team either own or have in the past owned the following equity interests in the affiliate companies:

Name                                      Affiliate company                  Equity Interest
----                                      -----------------                  ---------------
Andrew P. Panzo                             YesAsia, Inc.              12,000 shares of common stock


Barry Uphoff (former director)              YesAsia, Inc.              12,000 shares of common stock

Darr Aley                                   YesAsia, Inc.              12,000 shares of common stock

Stephen George                              YesAsia, Inc.              12,000 shares of common stock

Thomas Aley                                 SwapIt.com Inc.            30,072 shares of common stock

Lee C. Hansen                               YesAsia, Inc.              3,430 shares of Series B preferred

Douglas Spink (former director)             YesAsia, Inc.              12,000 shares of common stock

Douglas Spink (former director)             WebModal, Inc.             400 shares of common stock

Contribution of Shares of SwapIt.com, Inc. common stock From Thomas Aley

         In November 1999, Stonepath Group purchased a 10% equity ownership interest in SwapIt.com, Inc. for $500,000. Thomas Aley, Executive Vice President, Business Development, was a founder of this company and owned 1,140,000 shares of its common stock as of the date Stonepath Group completed its purchase of this equity ownership interest. In connection with this transaction, Mr. Aley contributed 1,109,928 of these shares of SwapIt.com's common stock to Stonepath Group.

                                  LEGAL OPINION

         The validity of the shares of Stonepath Group common stock offered by this proxy statement-prospectus will be passed upon for Stonepath Group by Buchanan Ingersoll Professional Corporation.

                                     EXPERTS

         The consolidated financial statements of Net Value Holdings, Inc. (renamed Stonepath Group, Inc. effective September 25, 2000) as of December 31, 1999 and for the year ended December 31, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Net Value Holdings, Inc. as of December 31, 1998 and for each of the years in the two-year period ended December 31, 1998 have been included herein and in the registration statement in reliance upon the report of LJ Soldinger Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Net Value, Inc. as of December 31, 1999 and for each of the years in the three year period ended December 31, 1999 have been included herein and in the registration statement in reliance upon the report of L J Soldinger Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of SwapIt.com as of December 31, 1999 and for the period from October 28, 1999 (inception) through December 31, 1999 have been included herein and in the registration statement in reliance upon the report of Morgenstern & Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Webmodal, Inc. as of December 31, 1999 and for the period from July 28, 1999 (inception) through December 31, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         LJ Soldinger Associates completed the audit of Net Value Holdings, Inc.'s consolidated financial statements for the years ended December 31, 1997 and 1998. In February 2000, Net Value Holdings, Inc. dismissed LJ Soldinger Associates as its independent accounting firm and engaged KPMG LLP as its independent accounting firm. KPMG LLP completed the audit of Net Value Holdings, Inc.'s consolidated financial statements for the year ended December 31, 1999. LJ Soldinger Associates has confirmed that they did not have any disputes or disagreements with Net Value Holdings, Inc.'s management regarding accounting principles or practices, financial disclosure or auditing scope of procedures.

         For periods in which Net Value Holdings, Inc. was inactive prior to its acquisition of a controlling interest in Net Value, Inc., Barry L. Friedman, P.C. completed audits of Net Value Holdings, Inc.'s financial statements and was subsequently dismissed when Net Value Holdings, Inc. engaged LJ Soldinger Associates in 1998. Barry L. Friedman, P.C. confirmed that they did not have any disputes or disagreements with management regarding accounting principles or practices, financial disclosure or auditing scope or procedures.

                    FINANCIAL STATEMENTS AND AUDITOR REPORTS



                          Index to Financial Statements


CONSOLIDATED FINANCIAL STATEMENTS OF THE NET VALUE HOLDINGS, INC.:                                              Reference
Independent Auditors' Report - KPMG LLP                                                                              F1
Independent Auditors' Report - L J Soldinger Associates                                                              F2
Consolidated Balance Sheets as of December 31, 1998 and 1999 and June 30, 2000 (unaudited)                           F3
Consolidated Statements of Operations for the three years ended December 31, 1999 and the six
     months ended June 30, 1999 and 2000 (unaudited)                                                                 F4
Consolidated Statements of Stockholders' Equity for the three years ended December 31,
     1999 and the six months ended June 30, 2000 (unaudited)                                                         F5
Consolidated Statements of Cash Flows for the three years ended December 31, 1999 and the six
     months ended June 30, 1999 and 2000 (unaudited)                                                                 F6
Notes to Consolidated Financial Statements                                                                           F7

FINANCIAL STATEMENTS OF NET VALUE, INC.:
Independent Auditors' Report                                                                                        F32
Balance Sheets as of December 31, 1998 and 1999 and June 30, 2000 (unaudited)                                       F33
Statements of Operations for the three years ended December 31, 1999 and the six
     months ended June 30, 1999 and 2000 (unaudited)                                                                F34
Statements of Stockholders' Deficit for the three years ended December 31, 1999 and the
     six months ended June 30, 2000 (unaudited)                                                                     F35
Statements of Cash Flows for the three years ended December 31, 1999 and the six months ended
     June 30, 1999 and 2000 (unaudited)                                                                             F36
Notes to Consolidated Financial Statements                                                                          F37

FINANCIAL STATEMENTS OF AFFILIATE COMPANIES:

Webmodal, Inc.
Independent Auditors' Report                                                                                        F50
Balance Sheets as of December 31, 1999 and June 30, 2000 (unaudited)                                                F51
Statements of Operations for the period from July 28, 1999 (inception) through
     December 31, 1999 and the six months ended June 30, 2000 (unaudited)                                           F52
Statements of Stockholders' Equity for the period from July 28, 1999 (date of inception) through
     December 31, 1999 and the six months ended June 30, 2000 (unaudited)                                           F53
Statements of Cash Flows for the period from July 28, 1999 (inception) through
     December 31, 1999 and the six months ended June 30, 2000 (unaudited)                                           F54
Notes to Financial Statements                                                                                       F55

Swapit.com, Inc.
Independent Auditors' Report                                                                                        F64
Balance Sheets as of December 31, 1999 and June 30, 2000 (unaudited)                                                F65
Statements of Operations for the period October 28, 1999 from (inception) through
     December 31, 1999 and the six months ended June 30, 2000 (unaudited)                                           F66
Statements of Stockholders' Equity for the period from October 28, 1999 (inception) through
     December 31, 1999 and the six months ended June 30, 2000 (unaudited)                                           F67
Statements of Cash Flows for the period from October 28, 1999 (inception) through
     December 31, 1999 and the six months ended June 30, 2000 (unaudited)                                           F68
Notes to Financial Statements                                                                                       F69


                          Independent Auditors' Report



Board of Directors and Stockholders
Net Value Holdings, Inc.:


We have audited the accompanying consolidated balance sheet of Net Value Holdings, Inc. and subsidiaries (the Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Net Value Holdings, Inc. and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                                    /s/ KPMG LLP
Mountain View, California
March 31, 2000

                          Independent Auditors' Report



To the Board of Directors and
Stockholders of Net Value Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Net Value Holdings, Inc. as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Net Value Holdings, Inc. as of December 31, 1998, and the results of its operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's negative working capital position, substantial losses incurred since inception, and dependence on outside financing raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ L J SOLDINGER ASSOCIATES
Arlington Heights, Illinois
April 30, 1999

                            NET VALUE HOLDINGS, INC.

                           Consolidated Balance Sheets

                                                                                     As of December 31,                  June 30,
                         Assets                                                   1998                1999                 2000
                                                                              ------------      --------------        -------------
                                                                                                                        (Unaudited)
Current assets:
     Cash and cash equivalents                                                $      1,466      $    3,127,232        $  38,674,084
     Available-for-sale securities                                                      --                  --              406,728
     Interest receivable                                                                --              28,176               99,785
     Loans receivable                                                              200,000             218,808              170,645
     Capitalized financing fees, net                                               170,182             142,958                   --
     Prepaid expenses and other current assets                                          --              41,911              131,625
                                                                              ------------        ------------        -------------
                  Total current assets                                             371,648           3,559,085           39,482,867

Ownership interests in and advances to Affiliate Companies                              --           7,065,557           14,583,040
Goodwill, net of accumulated amortization of $0, $578,906 and
     $1,194,482 in 1998, 1999 and 2000                                                  --           3,227,298            2,611,647
Furniture and equipment, net                                                            --              70,082              183,607
Other assets                                                                            --              67,346              128,923
                                                                              ------------        ------------        -------------
                                                                              $    371,648      $   13,989,368        $  56,990,084
                                                                              ============        ============        =============
          Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                                    $    148,421        $    802,202        $     281,576
     Note and loans payable                                                      1,140,000              12,000                   --
     Convertible promissory notes                                                       --           1,921,929                   --
     Convertible debentures                                                      1,402,500           3,250,500                   --
     Long-term debt due within one year                                                 --              11,732                   --
     Net liabilities of discontinued operations                                  6,430,891           1,773,591            1,014,526
                                                                              ------------        ------------        -------------
                  Total current liabilities                                      9,121,812           7,771,954            1,296,102
                                                                              ------------        ------------        -------------
Noncurrent liabilities:
     Long-term debt, less amounts due within one year                                   --              67,302                   --
                                                                              ------------        ------------        -------------
                  Total noncurrent liabilities                                          --              67,302                   --
                                                                              ------------        ------------        -------------

Redeemable convertible preferred stock, Series B, $.001 par value
     (4,824 shares authorized, issued and outstanding at 1999), net of
     costs of issuance. Liquidation preference:  $4,824,000 at 1999                     --           4,448,872                   --
Preferred stock dividend, Series C                                                      --                  --            1,295,834
                                                                              ------------        ------------        -------------
                                                                                        --           4,448,872            1,295,834
Stockholders' equity:
     Convertible preferred stock, Series C, $.001 par value
        (4,166,667 shares authorized, issued and outstanding at 2000),
        Liquidation preference: $50,000,000 at 2000                                     --                  --                4,167

     Convertible preferred stock, Series A, $.001 par
        value (2,519,852 shares authorized, issued and
        outstanding at 1998), net of costs of issuance                               2,520                  --                   --
     Common stock, Net Value Inc. $.001 par value
        (49,000,000 shares authorized at 1998,
        100,000,000 authorized at 1999 and 2000;
        1,037,338 shares issued and outstanding at 1998
        and 1999; 1,097,588 shares issued and 1,096,338                              1,038               1,038                1,098
        outstanding at 2000)

     Common stock, $.001 par value (50,000,000 shares authorized at
        1998, 1999, 2000; 6,969,852, 15,522,807 and 19,281,193
        shares issued and outstanding at 1998 at 1998 and 1999,
        respectively, 19,410,681 issued and 19,356,681 outstanding
        at 2000)                                                                     6,970              15,523               19,411

     Additional paid-in capital                                                 39,005,768         103,946,136          214,442,605
     Accumulated deficit                                                       (44,482,928)        (74,919,285)        (140,062,076)
     Deferred compensation                                                      (3,283,532)        (27,342,172)         (19,840,561)
     Unrealized gains on available-for-sale securities                                  --                  --              161,651
     Treasury stock, Net Value Inc., at cost (1,250  shares)                            --                  --              (17,500)
     Treasury stock, at cost (54,000 shares)                                            --                  --             (310,647)
                                                                              ------------        ------------        -------------
                  Total stockholders' equity (deficit)                          (8,750,164)          1,701,240           54,398,148
                                                                              ------------        ------------        -------------
                                                                              $    371,648        $ 13,989,368        $  56,990,084
                                                                              ============        ============        =============

See accompanying notes to consolidated financial statements.

                            Net Value Holdings, Inc.

                      Consolidated Statements of Operations

                                                      Year ended December 31                 Six months ended June 30
                                              1997             1998            1999             1999           2000
                                          ------------     ------------    ------------     ------------    ----------
                                                                                             (unaudited)    (unaudited)
Revenue                                   $         --     $         --    $         --      $        --   $         --
Operating expenses:
   Stock-based compensation                         --               --       7,320,695           86,000     13,366,749
   General and administrative                       --          140,484       3,719,497          946,996      4,417,203
                                          ------------     ------------    ------------      -----------   ------------

         Total operating expenses                   --          140,484      11,040,192        1,032,996     17,783,952

Interest income                                     --               --          60,526            4,816        915,946
Interest expense                                    --        1,441,399      12,380,157        2,559,155         84,627
Financing fees                                      --           48,436         523,601               --             --
Other loss                                          --               --              --               --        957,101
                                          ------------     ------------    ------------      -----------   ------------

         Loss before equity in losses               --        1,630,319      23,883,424        3,587,335     17,909,734
         of Affiliate Companies
Equity in losses of Affiliate Companies             --               --          79,559               --      2,665,756
                                          ------------     ------------    ------------      -----------   ------------

         Net loss from continuing
         operations                                 --        1,630,319      23,962,983        3,587,335     20,575,490
                                          ------------     ------------    ------------      -----------   ------------
Discontinued operations:
     Loss from discontinued operations      11,235,237       11,106,826       6,370,776        3,005,632            --
     Gain on disposal of discontinued               --               --       6,502,663               --            --
        operations
     Loss on extinguishment of debt                 --               --              --               --       554,676
                                          ------------     ------------    ------------      -----------   ------------

Net loss                                    11,235,237       12,737,145      23,831,096        6,592,967     21,130,166
Preferred stock dividends
     Continuing operations                          --               --       6,605,261               --     44,012,625
     Discontinued operations                 1,181,250       15,250,500              --               --             --
                                          ------------     ------------    ------------      -----------   ------------

Net loss to common shareholders           $ 12,416,487     $ 27,987,645    $ 30,436,357      $ 6,592,967   $ 65,142,791
                                          ============     ============    ============      ===========   ============
Basic and diluted net (loss) per
    common share- continuing operations   $         --     $      (0.35)   $      (2.90)     $     (0.41)  $      (3.91)
                                          ============     ============    ============      ===========   ============
Basic and diluted net earnings (loss)
    per common share - discontinued
    operations                            $      (6.88)    $      (5.59)   $       0.01      $     (0.35)  $      (0.03)
                                          ============     ============    ============      ===========   ============


Basic and diluted weighted average
    common shares outstanding                1,804,700        4,711,351      10,557,953        8,645,151     16,521,162
                                          ============     ============    ============      ===========   ============



See accompanying notes to consolidated financial statements.

                            NET VALUE HOLDINGS, INC.

                 Consolidated Statements of Stockholders Equity

                                    Preferred stock                                        Common stock
                       ---------------------------------------------        -------------------------------------------------
                        Net Value, Inc.     Net Value Holdings, Inc.          Net Value, Inc.        Net Value Holdings, Inc.
                       -----------------    ------------------------        -------------------------------------------------
                       Shares     Amount      Shares         Amount         Shares          Amount       Shares       Amount
                       ------     ------    ---------        -------        ------         --------      ------      --------
Balance at December
  31,1996                 --      $  --     1,567,607       $1,568             --          $ --       1,567,607     $ 1,568

Net loss                  --         --            --           --             --            --              --          --

Issuance of
  preferred stock     22,500         23            --           --             --            --              --          --

Preferred stock
  dividend                --         --            --           --             --            --              --          --

Issuance of common
  stock, net              --         --            --           --         73,750            74              --          --

Earned common stock
  for consulting
  services                --         --            --           --         43,750            44              --          --

Common stock issued
  as consideration
  for notes and
  loans payable           --         --            --           --        885,770           886              --          --

Common stock and
  warrants issued
  in connection
  with short-term
  bridge financing,
  net                     --         --            --           --        100,625           101              --          --

Compensatory common
  stock options
  issued                  --         --            --           --             --            --              --          --

Amortization of
  deferred
  compensation -
  discontinued
  operations              --         --            --           --             --            --              --          --

Effects of common
  stock exchanged         --         --       452,245          452       (452,245)         (452)        452,245         452
-------------------------------------------------------------------------------------------------------------------------------
Balances at
  December 31, 1997   22,500         23     2,019,852        2,020        651,650           652       2,019,852       2,020

Net loss                  --         --            --           --             --            --              --          --

Issuance of
  preferred stock    276,200        276            --           --             --            --              --          --

Preferred stock
  conversion        (258,700)      (259)      500,000          500        250,000           250       1,000,000       1,000

Preferred stock
  repurchase         (40,000)       (40)           --           --             --            --              --          --

Preferred stock
  dividend                --         --            --           --             --            --              --          --

Issuance of warrants      --         --            --           --             --            --              --          --

Issuance of common
  stock, net              --         --            --           --          7,500             8       2,950,000       2,950

                                    Preferred stock                                        Common stock
                       ---------------------------------------------        -------------------------------------------------
                        Net Value, Inc.     Net Value Holdings, Inc.          Net Value, Inc.        Net Value Holdings, Inc.
                       -----------------    ------------------------        -------------------------------------------------
                       Shares     Amount      Shares         Amount         Shares          Amount       Shares       Amount
                       ------     ------    ---------        -------        ------         --------      ------      --------
Common stock issued
  as consideration
  for satisfaction
  of preferred
  stock purchase
  commitment              --         --            --           --         37,500            38              --          --

Common stock issued
  as consideration
  for interest
  payable                 --         --            --           --            688             1              --          --

Issuance of common
  stock for
  consulting
  services                --         --            --           --         90,000            90              --          --

Acquisition of
  assets of Holdings      --         --            --           --             --            --       1,000,000       1,000

Compensatory common
  stock options
  issued                  --         --            --           --             --            --              --          --

Amortization of
  deferred
  compensation -
  discontinued
  operations              --         --            --           --             --            --              --          --
-------------------------------------------------------------------------------------------------------------------------------
Balances at
  December 31,1998        --         --     2,519,852        2,520      1,037,338         1,038       6,969,852       6,970

Net loss                  --         --            --           --             --            --              --          --

Issuance of warrants      --         --            --           --             --            --              --          --

Issuance of common
  stock, net              --         --            --           --             --            --          80,388          80

Common stock issued
  in connection
  with conversion
  of convertible
  debentures and
  interest                --         --            --           --             --            --       2,076,589       2,077

Common stock issued
  in connection
  with conversion
  of notes payable
  and interest            --         --            --           --             --            --       1,732,066       1,732

Common and
  preferred stock
  issued in
  connection with
  Strategicus merger      --         --       184,627          185             --            --         601,029         601

Common stock issued
  for consulting
  services                --         --            --           --             --            --         676,374         676

Contributed capital       --         --            --           --             --            --              --          --

Beneficial
  conversion
  features on
  convertible notes
  and debentures          --         --            --           --             --            --              --          --

Series A preferred
  stock conversion        --         --    (2,704,479)      (2,705)            --            --       1,622,687       1,623

Preferred stock
  dividend                --         --            --           --             --            --              --          --

                                               Preferred stock                                     Common stock
                                 ---------------------------------------------     ------------------------------------------------
                                  Net Value, Inc.     Net Value Holdings, Inc.       Net Value, Inc.       Net Value Holdings, Inc.
                                 -----------------    ------------------------     ------------------------------------------------
                                 Shares     Amount      Shares         Amount      Shares        Amount      Shares        Amount
                                 ------     ------    ---------        -------     ------       --------     ------       -------
Compensatory common
  stock and common
  stock options
  issued, net of
  cancellations                    --         --            --           --          --            --       1,763,822       1,764

Amortization of
  deferred stock
  based
  compensation -
  continuing
  operations                       --         --            --           --          --            --              --          --

Amortization of
  deferred stock
  based
  compensation -
  discontinued
  operations                       --         --            --           --          --            --              --          --
-----------------------------------------------------------------------------------------------------------------------------------
Balances at
  December 31, 1999                --         --            --           --   1,037,338         1,038      15,522,807      15,523

Net loss:
  Net loss (unaudited)             --         --            --           --          --            --              --          --

  Other
     comprehensive
     income:
     Unrealized
     gain on
     securities (unaudited)        --         --            --           --          --            --              --          --

Comprehensive
  income (loss) (unaudited)        --         --            --           --          --            --              --          --

Issuance of Warrants (unaudited)   --         --            --           --          --            --              --          --

Issuance of common
  stock, net of
  cancellations (unaudited)        --         --            --           --      60,250            60       2,707,694       2,708

Issuance of
  preferred stock,
  Series C, net (unaudited)        --         --     4,166,667        4,167          --            --              --          --

Contributed capital (unaudited)    --         --            --           --          --            --              --          --

Series B preferred
  stock conversion (unaudited)     --         --            --           --          --            --       1,180,180       1,180

Preferred stock
  dividends (unaudited)            --         --            --           --          --            --              --          --

Treasury stock (unaudited)         --         --            --           --          --            --              --          --

Compensatory common
  stock, common
  stock options and
  warrants issued,
  net of
  cancellations (unaudited)        --         --            --           --          --            --              --          --

Amortization of
  deferred stock
  based
  compensation -
  continuing
  operations (unaudited)           --         --            --           --          --            --              --          --

Amortization of
  deferred stock
  based
  compensation -
  discontinued
  operations (unaudited)           --         --            --           --          --            --              --          --
-----------------------------------------------------------------------------------------------------------------------------------
Balances at June
  30, 2000
  (unaudited)                      --      $  --     4,166,667      $ 4,167   1,097,588      $  1,098      19,410,681     $19,411
===================================================================================================================================

See accompanying notes to consolidated financial statements.

                                                               Cumulative
                         Additional                               Other         Treasury
                           paid-in         Accumulative       Comprehensive       Stock        Treasury
                           capital           deficit             Income         NV Inc.          Stock
                         -----------       ------------       -------------     --------     -------------
Balance at December
  31,1996              $ 3,770,568       $ (4,078,796)        $    --          $  --         $    --

Net loss                        --        (11,235,237)             --             --              --

Issuance of
  preferred stock          224,978                 --              --             --              --

Preferred stock
  dividend               1,181,250         (1,181,250)             --             --              --

Issuance of common
  stock, net               551,760                 --              --             --              --

Earned common stock
  for consulting
  services                 612,453                 --              --             --              --

Common stock issued
  as consideration
  for notes and
  loans payable          3,878,415                 --              --             --              --

Common stock and
  warrants issued
  in connection
  with short-term
  bridge financing,
  net                    2,410,541                 --              --             --              --

Compensatory common
  stock options
  issued                 1,932,150                 --              --             --              --

Amortization of
  deferred
  compensation -
  discontinued
  operations                    --                 --              --             --              --

Effects of common
  stock exchanged             (452)                --              --             --              --
-----------------------------------------------------------------------------------------------------------
Balances at
  December 31, 1997     14,561,663        (16,495,283)             --             --              --

Net loss                        --        (12,737,145)             --             --              --

Issuance of
  preferred stock        2,761,724                 --              --             --              --

Preferred stock
  conversion                (1,491)                --              --             --              --

Preferred stock
  repurchase              (399,960)                --              --             --              --

Preferred stock
  dividend              15,250,500        (15,250,500)             --             --              --

Issuance of warrants        49,200                 --              --             --              --

Issuance of common
  stock, net             2,151,473                 --              --             --              --

Common stock issued
  as consideration
  for satisfaction
  of preferred
  stock purchase
  commitment                   (38)                --              --             --              --

                                                               Cumulative
                         Additional                               Other         Treasury
                           paid-in         Accumulative       Comprehensive       Stock        Treasury
                           capital           deficit             Income         NV Inc.          Stock
                         -----------       ------------       -------------     --------     -------------
Common stock issued
  as consideration
  for interest
  payable                   13,749                 --              --             --              --

Issuance of common
  stock for
  consulting
  services                 251,910                 --              --             --              --

Acquisition of
  assets of Holdings        (1,000)                --              --             --              --

Compensatory common
  stock options
  issued                 4,368,039                 --              --             --              --

Amortization of
  deferred
  compensation -
  discontinued
  operations                    --                 --              --             --              --
-----------------------------------------------------------------------------------------------------------
Balances at
  December 31,1998      39,005,768        (44,482,928)             --             --              --

Net loss                        --        (23,831,096)             --             --              --

Issuance of warrants       454,000                 --              --             --              --

Issuance of common
  stock, net               356,536                 --              --             --              --

Common stock issued
  in connection
  with conversion
  of convertible
  debentures and
  interest               4,774,444                 --              --             --              --

Common stock issued
  in connection
  with conversion
  of notes payable
  and interest           3,462,402                 --              --             --              --

Common and
  preferred stock
  issued in
  connection with
  Strategicus merger     3,637,298                 --              --             --              --

Common stock issued
  for consulting
  services               2,965,698                 --              --             --              --

Contributed capital        659,087                 --              --             --              --

Beneficial
  conversion
  features on
  convertible notes
  and debentures        11,165,145                 --              --             --              --

Series A preferred
  stock conversion           1,082                 --              --             --              --

Preferred stock
  dividend               6,605,261        (6,605,261)              --             --              --

Compensatory common
  stock and common
  stock options
  issued, net of
  cancellations         30,859,415                 --              --             --              --

                                                               Cumulative
                         Additional                               Other         Treasury
                           paid-in         Accumulative       Comprehensive       Stock        Treasury
                           capital           deficit             Income         NV Inc.          Stock
                         -----------       ------------       -------------     --------     -------------
Amortization of
  deferred stock
  based
  compensation -
  continuing
  operations                    --                 --              --             --              --

Amortization of
  deferred stock
  based
  compensation -
  discontinued
  operations                    --                 --              --             --              --
-----------------------------------------------------------------------------------------------------------
Balances at
  December 31, 1999    103,946,136        (74,919,285)             --             --              --

Net loss:
  Net loss (unaudited)          --        (21,130,166)             --             --              --

  Other
     comprehensive
     income:
     Unrealized
     gain on
     securities (unaudited)     --                 --         161,651             --              --

Comprehensive
  income (loss)
  (unaudited)                   --                 --              --             --              --

Issuance of Warrants
  (unaudited)            7,391,673                 --              --             --              --

Issuance of common
  stock, net of
  cancellations
  (unaudited)            9,279,333                 --              --             --              --

Issuance of
  preferred stock,
  Series C, net
  (unaudited)           40,878,920                 --              --             --              --

Contributed capital
  (unaudited)              853,319                 --              --             --              --

Series B preferred
  stock conversion
  (unaudited)            4,304,734                 --              --             --              --

Preferred stock
  dividends
 (unaudited)            42,608,327        (44,012,625)             --             --              --

Treasury stock
  (unaudited)                   --                 --              --        (17,500)       (310,647)

Compensatory common
  stock, common
  stock options and
  warrants issued,
  net of
  cancellations
  (unaudited)            5,180,163                 --              --             --              --

Amortization of
  deferred stock
  based
  compensation -
  continuing
  operations (unaudited)        --                 --              --             --              --

Amortization of
  deferred stock
  based
  compensation -
  discontinued
  operations (unaudited)        --                 --              --             --              --
-----------------------------------------------------------------------------------------------------------
Balances at June
  30, 2000
  (unaudited)         $214,442,605      $(140,062,076)      $ 161,651      $ (17,500)      $(310,647)
===========================================================================================================

                                Deferred
                              stock-based
                              compensation      Total
                             -------------   -----------
Balance at December
  31,1996               $          --        $ (305,093)

Net loss                           --       (11,235,237)

Issuance of
  preferred stock                  --           225,001

Preferred stock
  dividend                         --                --

Issuance of common
  stock, net                       --           551,834


Earned common stock
  for consulting
  services                         --           612,497

Common stock issued
  as consideration
  for notes and
  loans payable                    --         3,879,301

Common stock and
  warrants issued
  in connection
  with short-term
  bridge financing,
  net                              --         2,410,642

Compensatory common
  stock options
  issued                   (1,932,150)               --

Amortization of
  deferred
  compensation -
  discontinued
  operations                1,434,400         1,434,400

Effects of common
  stock exchanged                  --                --
-------------------------------------------------------
Balances at
  December 31, 1997          (497,750)       (2,426,656)

Net loss                           --       (12,737,145)

Issuance of
  preferred stock                  --         2,762,000

Preferred stock
  conversion                       --                --

Preferred stock
  repurchase                       --          (400,000)

Preferred stock
  dividend                         --                --

Issuance of warrants               --            49,200

Issuance of common
  stock, net                       --         2,154,430

Common stock issued
  as consideration
  for satisfaction
  of preferred
  stock purchase
  commitment                       --                --

                                Deferred
                              stock-based
                              compensation      Total
                             -------------   -----------
Common stock issued
  as consideration
  for interest
  payable                          --            13,750

Issuance of common
  stock for
  consulting
  services                         --           252,000

Acquisition of
  assets of Holdings               --                --

Compensatory common
  stock options
  issued                   (4,368,039)               --

Amortization of
  deferred
  compensation -
  discontinued
  operations                1,582,257         1,582,257
-------------------------------------------------------
Balances at
  December 31,1998         (3,283,532)       (8,750,164)

Net loss                           --       (23,831,096)

Issuance of warrants               --           454,000

Issuance of common
  stock, net                       --           356,616

Common stock issued
  in connection
  with conversion
  of convertible
  debentures and
  interest                         --         4,776,521

Common stock issued
  in connection
  with conversion
  of notes payable
  and interest                     --         3,464,134

Common and
  preferred stock
  issued in
  connection with
  Strategicus merger               --         3,638,084

Common stock issued
  for consulting
  services                         --         2,966,374

Contributed capital                --           659,087

Beneficial
  conversion
  features on
  convertible notes
  and debentures                   --        11,165,145

Series A preferred
  stock conversion                 --                --

Preferred stock
  dividend                         --                --

Compensatory common
  stock and common
  stock options
  issued, net of
  cancellations           (30,861,179)               --

                              Deferred
                            stock-based
                            compensation       Total
                           -------------    -----------
Amortization of
  deferred stock
  based
  compensation -
  continuing
  operations                5,031,371         5,031,371

Amortization of
  deferred stock
  based
  compensation -
  discontinued
  operations                1,771,168         1,771,168
-------------------------------------------------------
Balances at
  December 31, 1999       (27,342,172)        1,701,240

Net loss:
  Net loss (unaudited)             --       (21,130,166)

  Other
     comprehensive
     income:
     Unrealized
     gain on
     securities (unaudited)        --           161,651
-------------------------------------------------------
Comprehensive
  income (loss) (unaudited)        --       (20,968,515)

Issuance of Warrants
  (unaudited)                      --         7,391,673

Issuance of common
  stock, net of
  cancellations (unaudited)        --         9,282,101

Issuance of
  preferred stock,
  Series C, net (unaudited)        --        40,883,087

Contributed capital (unaudited)    --           853,319

Series B preferred
  stock conversion (unaudited)     --         4,305,914

Preferred stock
  dividends (unaudited)            --        (1,404,298)

Treasury stock (unaudited)         --          (328,147)

Compensatory common
  stock, common
  stock options and
  warrants issued,
  net of
  cancellations
  (unaudited)              (5,180,163)               --

Amortization of
  deferred stock
  based
  compensation -
  continuing
  operations (unaudited)   12,657,374        12,657,374

Amortization of
  deferred stock
  based
  compensation -
  discontinued
  operations (unaudited)       24,400            24,400
--------------------------------------------------------

Balances at June
  30, 2000
  (unaudited)           $ (19,840,561)      $54,398,148
========================================================


                            NET VALUE HOLDINGS, INC.
                      Consolidated Statements of Cash Flows

                                                         Year ended December 31              Six months ended June 30
                                               -----------------------------------------   ---------------------------
                                                    1997          1998          1999           1999           2000
                                               ------------- ------------- -------------   ------------  -------------
                                                                                                  (Unaudited)
Cash flows from operating activities:
    Net Loss                                   $(11,235,237) $(12,737,145) $(23,831,096)   $(6,592,967)  $(21,130,166)
Adjustments to reconcile to net cash used
    in operation activities:
    Depreciation and amortization                 1,445,956     3,602,776     2,061,609      2,042,708        663,136
    Stock-based compensation - continuing
       operations                                        --            --     7,320,695         86,000     13,366,749
    Stock-based compensation - discontinuing
       operations                                 1,434,400     1,582,257     1,771,168        823,484             --
    Interest paid with stock issuance             1,129,301        13,750       395,348        120,014         75,619
    Other loss                                           --            --            --             --        957,101
    Equity in losses of Affiliate Companies              --            --        79,559             --      2,665,756
    Gain on sale of assets - discontinued
       operations                                        --            --    (6,502,663)            --             --
    Loss from extinguishment of debt
       -discontinued operations                          --            --            --             --        554,676
    Beneficial conversion features on
       convertible notes and debenture                   --     1,400,000    11,165,145             --             --
Changes in assets and liabilities
    Interest receivable                                  --            --      (28,176)         (4,162)       (71,609)
    Prepaid expenses and other current assets     (416,302)       774,197      (41,911)        (70,000)       (89,714)
    Other assets                                         --      (21,107)      (67,346)             --        (61,577)
    Accounts payable and accrued expenses         1,286,616        15,708       653,781        (98,364)      (245,788)
    Discontinued operations                              --            --            --             --       (187,902)
                                               ------------  ------------  ------------    -----------    -----------
         Net cash used in operating
          activities                             (6,355,266)   (5,369,564)   (7,023,887)    (3,693,287)    (3,503,719)

Cash flows from investing activities:
    Disbursements of loans                               --     (200,000)    (1,164,000)            --             --
    Collections on loans                                 --            --       767,000        200,000             --
    Collections on advances to Affiliate
       Companies                                         --            --            --             --         75,000
    Proceeds from sale of assets -
       discontinued operations                           --            --     2,000,000             --             --
    Acquisition of ownership interests in
       Affiliate Companies                               --            --    (2,500,000)      (270,000)    (6,300,000)
    Advances to Affiliate Companies                      --            --       (50,000)      (360,000)    (3,430,000)
    Purchases of furniture and equipment           (544,618)      (57,478)      (74,977)            --       (124,847)
                                               ------------  ------------  ------------    -----------    -----------
         Net cash (used in) provided by
          investing activities                     (544,618)     (257,478)   (1,021,977)      (430,000)    (9,779,847)

Cash flows from financing activities:
    Proceeds from notes payable                   5,329,250     3,418,000        12,000             --             --
    Repayments of notes payable                  (1,501,000)   (1,495,000)     (240,000)      (240,000)       (28,281)
    Long-term debt borrowings                            --     1,402,500     6,455,000      6,455,000             --
    Long-term debt payments                              --      (34,173)       (35,675)            --       (79,034)
    Issuance of common stock                      3,112,474       529,430     1,032,910             --             --
    Issuance of preferred stock                     225,000     2,762,000     4,448,872             --     48,274,760
    Issuance of warrants                                 --            --            --             --      1,099,584
    Repurchase of preferred stock                        --     (400,000)            --             --             --
    Purchase of treasury stock                           --            --            --             --      (328,147)
    Payment of preferred stock dividend,
       Series B                                          --            --            --             --      (108,464)
    Payment of financing fees                      (140,919)      (80,000)     (501,477)      (460,600)            --
    Registration costs                             (124,921)     (474,249)           --             --             --
                                               ------------  ------------  ------------    -----------    -----------
         Net cash provided by financing
          activities                              6,899,884     5,628,508    11,171,630      5,754,400     48,830,418

         Net increase in cash and cash
          equivalents                                    --         1,466     3,125,766      1,631,113     35,546,852

Cash and cash equivalents at beginning of
period                                                   --            --         1,466          1,466      3,127,232
                                               ------------  ------------  ------------    -----------    -----------
Cash and cash equivalents at end of period     $         --  $      1,466  $  3,127,232    $ 1,632,579    $38,674,084
                                               ============  ============  ============    ===========    ===========
Cash paid for interest                         $      3,200  $     93,537  $     76,974    $    43,866    $    29,153
                                               ============  ============  ============    ===========    ===========
Cash paid for taxes                            $         --  $         --  $         --    $        --    $        --
                                               ============  ============  ============    ===========    ===========


          See accompanying notes to consolidated financial statements.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)


(1)    Nature of Operations and Basis of Presentation

       Net Value Holdings, Inc. (Net Value or the Company) is actively engaged in identifying, financing, and providing business development services for a network of early-stage technology businesses that possess significant growth potential. Net Value's operating strategy is to acquire a significant equity interest in development stage technology companies, which Net Value calls its "Affiliate Companies", and to provide financial, management, and technical support to accelerate the achievement of the Affiliate Companies' business goals and objectives. To date, Net Value has focused on technology businesses with significant Internet features and applications. As of December 31, 1999, Net Value owned interests in seven Affiliate companies. Net Value is based in San Francisco with offices in New York, Boston and Philadelphia.

       Net Value was formed in December 1991 and had no operations until October 1998, when Net Value acquired a majority interest in an Internet software developer named Net Value, Inc. (NV Inc.). This merger was accounted for as a recapitalization of Net Value because NV Inc. shareholders acquired a majority ownership in Net Value. Under a recapitalization, the historical financial statements presented are those of the company acquired, not those of the legal acquiror. Accordingly, the financial information included in these financial statements prior to the merger in October 1998 is that of NV Inc.

       The 1999 financial statements of Net Value reflect the results of the in-process merger with NV Inc. At December 31, 1999, Net Value owned 66% of the outstanding common stock of NV Inc. Because it is unlikely that the minority shareholders will make additional capital contributions to erase subsequent NV Inc. losses, no amount has been ascribed to the 34% minority interest. Net Value plans on acquiring the remaining shares that it does not own by completing the merger in 2000 pursuant to which NV Inc. shareholders will receive .4 Net Value common shares for every one NV Inc. share tendered. Additionally, we will issue common stock purchase warrants and stock options to the holders of NV, Inc.'s common stock purchase warrants and vested stock options at the same exchange ratio.

       As further described in Note 18, in November 1999, the Board of Directors approved a formal plan to sell substantially all the assets of NV Inc, and to discontinue the operations of NV Inc's Internet software development operations. Accordingly, the operating results of the discontinued Internet software operations of NV Inc. have been segregated from continuing operations and reported as a separate line item on the statements of operations. The assets and liabilities of NV Inc's software development operations have been recorded as net liabilities of discontinued operations in the accompanying balance sheets.

       Net Value has a limited operating history under its current business model and was in the development stage prior to the commencement of its principal business operations in 1999. Net Value's prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. In addition, all of our current Affiliate Companies are early stage companies that have limited operating histories and have generated very limited, if any, revenues or earnings from operations since inception. Since Net Value's inception, the Company has generated operating funds primarily through the sale of equity and debt securities. Future capital requirements depend on many factors including Net Value's ability to execute its business plan. Failure by Net Value to raise additional funding when or if needed could have a material adverse effect on its business, results of operations and financial condition.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(2)    Summary of Significant Accounting Policies

       (a)    Cash and Cash Equivalents

              Cash and cash equivalents include cash on hand and investments in money market funds. Net Value considers all highly liquid instruments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents.

              Financial instruments that potentially subject Net Value to concentrations of credit risk consist principally of cash deposits at financial institutions. To mitigate this risk, Net Value places its cash deposits only with high credit quality institutions.

        (b) Principles of Consolidation and Ownership Interests in and advances to Affiliate Companies

              The consolidated financial statements of Net Value include its wholly-owned subsidiary, metacat.com, and its majority owned subsidiary, NV Inc. The various interests that Net Value acquires in its Affiliate Companies are accounted for under three broad methods: consolidation, equity method and cost method. The applicable accounting method is generally determined based on Net Value's voting interest in the Affiliate Company.

              o Consolidation - Affiliate Companies in which Net Value directly or indirectly owns more than 50% of the outstanding voting securities are accounted for under the consolidation method of accounting. Under this method, an Affiliate Company's results of operations are reflected within Net Value's Consolidated Statements of Operations. All significant intercompany accounts and transactions have been eliminated.

              o Equity Method - Affiliate Companies whose results are not consolidated, but over whom Net Value exercises significant influence, are accounted for under the equity method of accounting. Whether or not Net Value exercises significant influence with respect to the Affiliate Company depends on an evaluation of several factors including, among others, representation on the Affiliate Company's Board of Directors and Net Value's ownership level, which is generally a 20% to 50% interest in the voting securities of the Affiliate Company, including voting rights associated with Net Value's holdings in common, preferred and other convertible instruments in the Affiliate Company. Under the equity method of accounting, Net Value's proportionate share of each affiliate's net income or loss and amortization of Net Value's excess investment cost over its equity in each affiliate's net assets is included in "Equity in losses of Affiliate Companies" in the Consolidated Statements of Operations. Amortization of the excess investment is recorded on a straight-line basis over 3 years.

              o Cost Method - All other investments for which Net Value does not have the ability to exercise significant influence and for which there is not a readily determinable market value, are accounted for under the cost method of accounting. Under this method, Net Value's share of each affiliate's net income or loss is not included in the Consolidated Statements of Operations. Cost basis represents Net Value's original acquisition cost less any impairment charges in such companies.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(2)    Summary of Significant Accounting Policies (continued)

       (b) Principles of Consolidation and Ownership Interests in and advances to Affiliate Companies (continued)

              o Advances to Affiliate Companies - In addition to the Company's investments in voting and non-voting equity and debt securities, it also periodically makes advances to its Affiliate Companies in the form of short term loans which are evidenced by demand notes. These are accounted for in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan.

              o Evaluations of Interests in Affiliate Companies - Net Value continually evaluates the carrying value of its ownership interests in and advances to each of its Affiliate Companies for possible impairment based on achievement of business plan objectives and milestones, the value of each ownership interest in the Affiliate Company relative to carrying value, the financial condition and prospects of the Affiliate Company, and other relevant factors. The business plan objectives and milestones considered by Net Value include, among others, those related to financial performance such as achievement of planned financial results or completion of capital raising activities, and those that are not primarily financial in nature such as the launching of an Internet web site or the hiring of key employees. The fair value of Net Value's ownership interests in and advances to privately held Affiliate Companies is generally determined based on the value at which independent third parties have or have committed to invest in its Affiliate Companies. If impairment is determined, the carrying value is adjusted to fair value.

       (c)    Capitalized Financing Fees

              The Company capitalizes the direct costs incurred with the issuance of long term debt as capitalized financing fees. Net Value amortizes these fees using an effective interest method over the life of the related debt. Upon conversion of the related debt into Net Value's common shares, the related unamortized balance of capitalized financing fees is eliminated against additional paid-in capital.

       (d)    Goodwill

              Goodwill represents the excess of the purchase price over the fair value of the assets acquired less liabilities assumed of the acquired businesses. Net Value amortizes goodwill on a straight-line basis over three-years. As more fully described in
              Note 7, goodwill at December 31, 1999 of $3,227,298, net of accumulated amortization of $578,906, was attributable to Net Value's acquisition of Strategicus Partners, Inc.

       (e)    Furniture and Equipment

              Furniture and equipment are carried at cost, less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Depreciation is computed using a four-year life for computer equipment and a five-year life for furniture and office equipment.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(2)    Summary of Significant Accounting Policies (continued)

       (f)    Gain or Loss on Issuances of Stock By Affiliate Companies

              Pursuant to SEC Staff Accounting Bulletin No. 84, at the time an Affiliate Company accounted for under the consolidation or equity method of accounting issues its common stock at a price per share different from Net Value's per share carrying amount for that Affiliate Company, then Net Value's share of the Affiliate Company's net equity changes. If at that time, the Affiliate Company is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the company's ability to continue in existence, then Net Value records the change in its share of the Affiliate Company's net equity as a gain or loss in its Consolidated Statements of Operations.

       (g)    Income Taxes

              Net Value uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial reporting and tax reporting basis of assets and liabilities, as well as for operating losses and tax credit carryforwards, using enacted tax laws and rates. Deferred tax expense represents the net change in the deferred tax asset or liability balance during the year. This amount, together with income taxes currently payable or refundable for the current year, represents the total income tax for the year.

       (h)    Stock-Based Compensation

              The Company has adopted Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS
              123) and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". As permitted under FAS 123, Net Value has continued to follow Accounting Principles Board No. 25, Accounting for Stock Issued to Employees (APB 25) in accounting for its stock-based compensation. Under APB 25, no accounting recognition is given to stock options issued to employees that are granted with exercise prices at fair market value. Stock options issued to non-employees are recorded at fair value at the date of grant and are subsequently remeasured as counterparty performance is complete, which typically corresponds to the vesting period.

        (i)   Loss Per Share

              Basic net loss per common share and diluted net loss per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128), for all periods presented. In accordance with FAS 128, basic and diluted net loss per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, convertible debt, stock warrants, and convertible preferred stock are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share are 12,184,725, 5,297,180, 9,276,476, 2,213,161, and 0 at June 30,
              2000 and 1999, and December 31, 1999, 1998, and 1997,
              respectively. Such securities, had they been dilutive, would have been included in the computations of diluted loss per share using the treasury stock method.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(2)    Summary of Significant Accounting Policies (continued)

       (j)    Statements of Stockholders' Deficit

              The 1998 recapitalization of Net Value described in Note 1 resulted in Net Value's equity accounts being restated whereby every four NV Inc. shares are reflected as one Net Value common share and one Net Value preferred share. This restatement had the effect of changing the allocation of capital between par value and additional paid in capital. There was no effect on aggregate stockholders deficit as a result of this allocation.

       (k)    Segment Information

              Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" establishes standards for the way public companies report operating segments in annual financial statements and interim reporting to shareholders. Net Value has determined that it has one operating and reportable segment: incubating development stage Internet companies as described in Note 1. The chief operating decision maker evaluates performance and makes decisions based on financial data consistent with the presentation in the accompanying financial statements.

       (l)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates. Certain amounts recorded to reflect our share of losses of Affiliate Companies accounted for under the equity method are based on unaudited results of operations of those affiliate companies and may require adjustments in the future when audits of these entities are made final.

       (m)    Recent Accounting Pronouncements

              Net Value does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flows.

       (n)    Reclassifications

              Certain prior year amounts in the consolidated financial statements have been reclassified in accordance with generally accepted accounting principles to conform to the current year presentation. The impact of these changes did not affect net loss.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(3)    Interim Financial Information (Unaudited)

       The accompanying consolidated balance sheet as of June 30, 2000, the consolidated statements of operations and cash flows for the six months ended June 30, 1999 and 2000 and the consolidated statement of changes in stockholders' equity for the six months ended June 30, 2000 are unaudited. The data disclosed in these notes to the consolidated financial statements for these periods is also unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the interim period. Interim operating results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to the interim financial statements.

(4)    Available-For-Sale Securities

       Available-for-sale securities are reported at fair value, based on quoted market prices, with the net unrealized gain or loss reported as a component of other comprehensive income in stockholders' equity. At December 31, 1999, the Company did not hold any available-for-sale securities. At June 30, 2000, available-for-sale securities consist of the following equity security:

                                                               Unrealized         Unrealized
                                                Cost               Loss               Gain         Fair Value
                                            -------------   ----------------   ----------------   -------------
            Student Advantage, Inc.         $  245,077         $       --           161,651           406,728
                                            ----------         ----------        ----------        ----------
                                            $  245,077         $       --           161,651           406,728
                                            ==========         ==========        ==========        ==========

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(5)    Ownership Interests in and Advances to Affiliate Companies

       The following summarizes Net Value's ownership interests in and advances to Affiliate Companies accounted for under the equity method and cost method of accounting. All of the Affiliate Companies were privately held companies as of December 31, 1999 and June 30, 2000. Net Value had no interests in or advances to Affiliate Companies at December 31, 1998.

                                                                                               June 30, 2000
                                                 December 31, 1999                              (unaudited)
                                      ----------------------------------------    ----------------------------------------
                                                               Excess of                                   Excess of
                                                             carrying value                              carrying value
                                       Carrying value       over net assets        Carrying value       over net assets
                                      ------------------   -------------------    ------------------   -------------------
       Equity method:
       AlarmX.com(1)                  $         --          $         --         $     670,936               307,614
       AssetExchange                       366,192               285,698               273,188               241,602
       College 411.com                     221,950               123,440                    --                    --
       Swapit.com                          473,922               421,481             3,092,755               316,053
       Webmodal                                 --                    --             5,251,755             3,723,644
                                      ------------          ------------          ------------             ---------
                                      $  1,062,064          $    830,619         $   9,288,634             4,588,913
                                      ============          ============         =============             =========

       Cost method:
       BrightStreet.com(2)            $  3,994,406                               $   3,994,406
       Webmodal                          1,009,087                                          --
       YesAsia                           1,000,000                                   1,300,000
                                      ------------                               -------------
                                         6,003,493                                   5,294,406
                                      ------------                               -------------
                                      $  7,065,557                               $  14,583,040
                                      ============                               =============

       (1) AlarmX is not consolidated because Net Value anticipates that its majority ownership is temporary and will be reduced below 50% within the next 12 months.

       (2) Net Value owns this interest indirectly through Net Value, Inc., a 65% owned subsidiary at June 30, 2000.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(5)    Ownership Interests in and Advances to Affiliate Companies (continued)

       The following summarized financial information for Affiliate Companies accounted for under the equity method of accounting at December 31, 1999 and May 31, 2000 has been compiled from the financial statements of the respective companies:

                                                                                               May 31, 2000
       Balance sheets:                                                 December 31, 1999       (unaudited)
       ---------------                                                ------------------    ----------------
          Current assets                                              $    1,629,349       $     5,895,631
          Noncurrent assets                                                  190,554             2,771,658
                                                                      --------------       ---------------
                    Total assets                                      $    1,819,903       $     8,667,290
                                                                      ==============       ===============

          Current liabilities                                         $      249,860       $     1,758,625
          Noncurrent liabilities                                                  --               313,809
          Stockholders' equity                                             1,570,043             6,594,856
                                                                      --------------       ---------------
                    Total liabilities and stockholders' equity        $    1,819,903       $     8,667,290
                                                                      ==============       ===============

                                                                                          Five Months Ended
                                                                          Year Ended        May 31, 2000
       Results of operations:                                          December 31, 1999      (unaudited)
       ----------------------                                         ------------------   ----------------
          Revenues                                                    $          823       $        14,336
          Net loss                                                    $     (653,538)      $    (4,618,958)


(6)    Furniture and Equipment

       Furniture and equipment consist of the following:

                                                                                              June 30,
                                                                         December 31,           2000
                                                                             1999            (unaudited)
                                                                      ---------------      --------------
          Computer equipment                                          $       56,491       $      174,251
          Furniture and office equipment                                      18,486               30,090
                                                                      --------------       ---------------
                                                                              74,977              204,341
          Less accumulated depreciation                                       (4,895)             (20,734)
                                                                      --------------       ---------------
                                                                      $       70,082       $      183,607
                                                                      ==============       ===============

(7)    Acquisitions

       On June 21, 1999, Net Value entered into a merger agreement pursuant to which it acquired Strategicus Partners Inc. (Strategicus) in exchange for $1,555,000 in cash and 601,029 shares of common stock and 184,627 shares of Series A convertible preferred stock collectively valued at $3,638,084. In connection with this transaction, Net Value also entered into consulting agreements with the three principal stockholders and an employment agreement with a principal officer of Strategicus (Note 17).

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(7)    Acquisitions (continued)

       Strategicus was developing Internet operations through a wholly owned subsidiary and was in the process of investing in two other Internet companies which Net Value desired to acquire. Net Value accounted for this acquisition as a purchase. The total purchase price was $5,364,423, of which $1,100,000, $458,030, and $3,806,204 was allocated to ownership interests in Affiliate Companies, various assets, and goodwill, respectively. The goodwill represents the excess of the purchase price over the fair value of the assets acquired less the liabilities assumed. The results of the acquired company are included in Net Value's operations as of the completion of the merger on July 30, 1999. Net Value evaluates the carrying value of this goodwill based on achievement of business plan objectives and milestones, the financial condition and prospects of the acquired operations, and other relevant factors. If impairment exists, the carrying amount of the goodwill will be reduced by the estimated shortfall of discounted cash flows. Amortization of goodwill totaled $578,906 for the year ended December 31, 1999 and is included in General and administrative expense in the Consolidated Statements of Operations.

       The following unaudited pro forma financial information presents the combined results of operations as if Net Value had owned Strategicus since the beginning of its operations in 1999, after giving effect to the amortization of goodwill. The unaudited pro forma financial information is provided for informational purposes only and should not be construed to be indicative of Net Value's consolidated results of operations had the acquisitions been consummated on the dates assumed and do not project Net Value's results of operations for any future period:

                                                               Year ended
                                                            December 31, 1999
                                                            -----------------
       Revenue                                               $          --
       Pro forma net loss to common shareholders                30,671,504
                                                             =============
       Pro forma net loss per common share                   $        2.91
                                                             =============

       On May 9, 2000, Net Value acquired an additional equity interest in Webmodal for total consideration of $4,877,099 consisting of $4,000,000 cash and 113,174 shares of Net Value common stock valued at $877,099. This acquisition increased Net Value's approximate voting ownership from 10% to 39% and necessitated a change from the cost method to the equity method of accounting for the investment in Webmodal.

       The following unaudited pro forma financial information presents the combined results of operations as if Net Value had owned its 39% ownership interest since the beginning of 2000, and includes the effect of Net Value's proportionate share of Webmodal's net losses and amortization of the investment cost over the equity in Webmodal's net assets. The unaudited pro forma financial information is provided for informational purposes only and should not be construed to be indicative of Net Value's consolidated results of operations had the acquisitions been consummated on the dates assumed and do not project Net Value's results of operations for any future period:

                                                             Six months ended
                                                              June 30, 2000
                                                             ----------------
       Revenue                                               $          --
       Pro forma net loss to common shareholders                66,115,661
                                                             =============
       Pro forma net loss per common share                   $        4.00
                                                             =============

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(8)    Income Taxes

       Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences that give rise to significant portions of Net Value's deferred tax assets and liabilities are as follows:


                                                                                Years ended December 31,
                                                                             -----------------------------
                                                                                  1998             1999
                                                                             ------------       ----------
      Temporary differences:
            Accruals and reserves                                            $         --     $    355,000
            Amortization of financing fees                                         16,000               --
            Deferred compensation and warrants                                         --        2,194,000

      Temporary differences discontinued operations:
            Vesting of nonqualified stock options                                  82,000               --
            Accrued salaries and compensation                                      37,000               --
            Amortization of discounts                                             132,000               --
            Common stock and warrants issued                                       20,000               --
            Depreciation                                                          (29,000)              --
                                                                             ------------     ------------

                    Total temporary differences                                   258,000        2,549,000

       Carryforwards and credits:
          Federal and state deferred tax benefits arising from net
            operating loss carryforwards                                           66,000        6,004,000

          Federal and state deferred tax benefits arising from net
            operating loss carryforwards of discontinued operations             6,692,000               --

          Research and development credits from discontinued
            operations                                                            278,000               --
                                                                             ------------     ------------
                                                                                7,294,000        8,553,000
       Less valuation allowance                                                (7,294,000)      (8,553,000)
                                                                             ------------     ------------

                                                                             $         --     $         --
                                                                             ============     ============

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

           (Information at June 30, 2000 and for the six months ended
                      June 30, 1999 and 2000 is unaudited)

(8)    Income Taxes (continued)

       The following table presents the principal reasons for the differences between the amount computed by applying the U.S. federal statutory tax rate of 35% to the net loss from continuing operations and the actual provision for income taxes for the years ended December 31, 1997, 1998, and 1999:

                                                                 1997              1998           1999
                                                             ------------      -----------    ------------
       Federal income tax benefit at statutory rate          $        --      $   (571,000)    $ (8,387,044)
       State and local income tax expense (benefit)                   --           (82,000)           2,375
       Nondeductible goodwill amortization                            --                --          202,617
       Other non-deductible expense                                   --           560,000           83,715
       Loss from operations not benefited                             --            93,000        8,100,712
                                                             -----------      ------------     ------------
       Total tax expense                                     $        --      $         --     $      2,375
                                                             ===========      ============     ============


       Prior to September 18, 1996, Net Value was a limited liability company, and accordingly, losses were passed through to its members. For the year ended December 31, 1999, Net Value had losses from continuing operations which resulted in net operating loss carryforwards for federal and state income tax purposes amounting to approximately $15,976,000 and $7,940,000, respectively. The federal net operating loss carryforwards expire beginning 2018 through 2019. The state net operating loss carryforwards expire beginning in 2004. However, these carryforwards may be significantly limited due to changes in the ownership of Net Value as a result of future equity offerings.

       As of December 31, 1998, NV, Inc. had net operating loss carryforwards of $16,730,000, of which a portion was utilized during 1999. As of December 31, 1998, Net Value, Inc. had generated research and development credits of approximately $328,000. As of December 31, 1999, due to Federal tax law, NV, Inc. no longer has net operating loss carryforwards and credits available to utilize as a result of the company selling substantially all of its assets in 1999.

       Recognition of the benefits of the net deferred tax assets and liabilities will require that Net Value generate future taxable income. It is more likely than not that Net Value will not generate sufficient taxable income during the 15-year carryforward period. Therefore, Net Value has established valuation allowances for deferred tax assets (net of liabilities) of $8,553,000 as of December 31, 1999. The net change in the total valuation allowance for the year ended December 31, 1997, 1998 and 1999 was an increase of $3,511,000, $3,016,000, and $1,259,000, respectively.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)


(9) Borrowing Arrangements

    Borrowing arrangements consist of the following:

                                                                                 December 31,                 June 30,
                                                                   -----------------------------------         2000
                                                                        1998                1999            (unaudited)
                                                                   ----------------    ---------------    -----------------
    8% Convertible debentures                                      $   1,402,500          3,250,500         $        --
    12% Convertible promissory notes                                          --          1,021,929                  --
    Convertible promissory note, bearing interest at 10%                      --            900,000                  --
    Installment loan payable, bearing interest at 7.76%                       --             79,034                  --
    Promissory note, bearing interest at 10%                             900,000                 --                  --
    Loan payable to related party, bearing interest at 0%                200,000                 --                  --
    Loan payable, bearing interest at 10%                                 40,000                 --                  --
    Other                                                                     --             12,000                  --
                                                                   -------------        -----------         -----------

                                                                       2,542,500          5,263,463                  --

    Less amount due within one year                                    2,542,500          5,196,161                  --
                                                                   -------------        -----------         -----------

                 Noncurrent portion                                $          --             67,302         $        --
                                                                   =============        ===========         ============

     (a) 8% Convertible Debentures

         Net Value issued 8% Convertible Debentures (Debentures) in the aggregate amount of $7,857,000 in a private placement offering. These Debentures were issued in two separate tranches with the first tranche totaling $1,642,500 and the second tranche totaling $6,215,000. The first and second tranches of Debentures together with accrued interest thereon were convertible into Net Value's common stock at any time by the holders at a conversion price of $2.00 and $2.50 per share, respectively. The Debentures matured at the earlier of (i) the date on which the holder elects to convert into shares of common stock; (ii) the date upon which Net Value elects to cause a mandatory conversion; or (iii) two years from the date of the issuance of the Debentures.

         Net Value recorded $1,400,000 and $6,457,500 as additional paid in capital in 1998 and 1999, respectively, for the discount deemed related to imputed interest for the preferential conversion features on the Debentures. In accordance with the Emerging Issues Task Force Issue No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98-5), these discounts were limited to the principal amount of the Debentures and were charged immediately to interest expense as the holders had the right to convert upon issuance. Net Value issued 2,076,589 shares of common stock in 1999 in connection with conversion requests from holders of outstanding Debenture principal and accrued interest. Net Value repaid in full the 8% Convertible Debentures plus accrued interest in 2000 through the payment of $15,869 and the issuance of 1,391,853 shares of common stock pursuant to the original conversion terms of the Debentures.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)


(9) Borrowing Arrangements (continued)

     (b) 12% Convertible Promissory Notes

         On January 7, 1999, Net Value issued $4,270,125 Convertible Promissory Notes (Convertible Notes) with interest payable at 12% per annum in exchange for the outstanding promissory notes plus accrued interest of NV Inc. The noteholders are entitled at any time to convert the outstanding principal plus accrued interest thereon into Net Value's common stock at a conversion rate of $2.00 per share. The Convertible Notes mature at the earlier of (i) the date on which either the holder or Net Value exercise their respective conversion rights under the Convertible Notes; or (ii) the one-year anniversary of the closing of the pending merger between Net Value and NV Inc. (see Note 1). Additionally, the terms of conversion obligate Net Value to issue a warrant to purchase one-half of one share of Net Value's common stock for each share purchased through conversion. These warrants are exercisable over a three-year period from the date of issuance at a $6 per share exercise price.

         The Company recorded $4,270,125 as additional paid in capital in 1999 for the discount deemed related to imputed interest for the preferential conversion features on the Convertible Notes. In accordance with EITF 98-5, these discounts were limited to the principal amount of the Convertible Notes and were charged immediately to interest expense as the holders had the right to convert upon issuance. Net Value issued 1,732,066 shares of common stock in 1999 in connection with conversion requests from holders of outstanding Convertible Notes principal and accrued interest. The Company repaid in full the 12% Convertible Notes in 2000 through the payment of $28,281 and the issuance of 563,094 shares of common stock pursuant to the original terms of the notes. The terms of the conversion obligated Net Value to issue warrants to purchase one-half of one share of Net Value common stock for each share issued upon conversion. Accordingly, Net Value issued 866,033 and 281,547 warrants to purchase common stock in 1999 and 2000, respectively, in connection with the conversions.

     (c) Promissory Note

         In September 1998, Net Value issued a $900,000 promissory note with interest payable at 10% per annum. On the scheduled maturity date of March 1, 1999, Net Value issued the Convertible Note described below as payment in full on the $900,000 promissory note.

     (d) Convertible Promissory Note

         On March 1, 1999, in exchange for the outstanding promissory note, Net Value issued a $900,000 convertible promissory note (Convertible Note) with interest payable quarterly in cash or in shares of Net Value's common stock at the election of the lender. The Convertible Note, as amended, is convertible at any time by the noteholder into Net Value's common stock at a conversion rate of $2.25 per share. Net Value also issued to the lender immediately exercisable warrants to purchase 180,000 shares of Net Value's common stock in connection with the Convertible Note issuance. The warrants have exercise prices ranging from $2.50 to $5.00 per share and expire on February 28, 2002.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)


(9) Borrowing Arrangements (continued)

     (d) Convertible Promissory Note (continued)

         The Company recorded $446,000 as additional paid in capital for the discount deemed related to imputed interest for the preferential conversion feature on the Convertible Note and recorded $454,000 as additional paid in capital for the discount deemed related to the detachable warrants as determined by an independent valuation. In accordance with EITF 98-5, these discounts were limited to the principal amount of the Convertible Note and were charged immediately to interest expense as the holder had the right to convert upon issuance and the warrants were immediately exercisable.

         Net Value repaid in full the 10% Convertible Promissory Note plus accrued interest in 2000 through the issuance of 400,000 shares of common stock pursuant to the original conversion terms of the note.

(10) Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses consist of the following:

                                                                                 December 31,                 June 30,
                                                                   -----------------------------------         2000
                                                                        1998                1999            (unaudited)
                                                                   ----------------    ---------------    -----------------
       Accounting fees                                             $      --            $   272,806               92,987
       Legal fees                                                     20,000                200,000               55,534
       Other accounts payable                                         87,022                 14,225               90,551
       Accrued interest                                               41,399                301,077                   --
       Accrued salaries and benefits                                      --                 14,094               42,504
                                                                   ---------            -----------            ---------
                                                                   $ 148,421            $   802,202              281,576
                                                                   =========            ===========            =========

(11) Stockholders' Equity

     The Company has two classes of authorized stock: common stock and preferred stock.

     (a) Common Stock

         Net Value is authorized to issue 50,000,000 shares of common stock, par value $.001 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Dividends may be restricted by the inability to liquidate ownership interests in Affiliate Companies to fund cash dividends and are subject to the preferential rights of the holders of Net Value's preferred stock. We have never declared dividends nor do we intend to for the foreseeable future. Certain shareholders have registration rights and piggy-back rights that require Net Value to register the underlying shares with the Securities and Exchange Commission.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(11) Stockholders' Equity (continued)

     (a) Common Stock (continued)

         Common stock is reserved for issuances as follows:

                                                                             December 31,           June 30,
                                                                                1999                  2000
                                                                             ------------          -----------
             Conversion of convertible debentures and notes                    2,370,960                    --
             Conversion of preferred stock, series B                           1,180,180                    --
             Conversion of preferred stock, series C                                  --             4,166,667
             Preferred stock dividend, Series C, payable in kind                      --               107,986
             Completion of in-process merger with NV Inc. (see Note 1)         1,659,740             1,754,140
             Exercise of outstanding warrants                                  1,448,088             2,982,058
             Exercise of outstanding options                                   4,277,248             5,036,000
                                                                             -----------           -----------
                                                                              10,936,216            14,046,851
                                                                             ===========           ===========

     (b) Preferred Stock

         Net Value is authorized to issue 10,000,000 shares of undesignated preferred stock, par value $.001 per share. Net Value may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation rights and preferences as may be fixed by them without further shareholder approval. The holders of preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, or dissolution in such amounts as established by Net Value's board of directors.

         Preferred stock issued and outstanding is as follows:

                                                                                                         June 30, 2000
                                   December 31, 1998                  December 31, 1999                   (unaudited)
                            ---------------------------------  --------------------------------  ------------------------------
                                Shares                            Shares                            Shares
                             outstanding        Amount (1)     outstanding       Amount (1)       outstanding     Amount (2)
                            ---------------   ---------------  -------------   ----------------  --------------  --------------
              Series A         2,519,852       $    2,520              --       $         --            --       $         --
              Series B                --               --           4,824          4,448,872            --                 --
              Series C                --               --              --                 --      4,166,667        40,883,087
                            ------------       ----------       ---------       ------------     ----------      ------------
                               2,519,852       $    2,520           4,824       $  4,448,872      4,166,667        40,883,087
                            ============       ==========       =========       ============     ==========      ============

(1) Amount is net of issuance costs.
(2) Amount is net of issuance costs and proceeds allocated to Series C Warrants.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)


(11) Stockholders' Equity (continued)

     (b) Preferred Stock (continued)

         Series A Preferred Stock

         The Company's Series A Preferred Stock (Series A Shares) was convertible up to one share of Net Value's common stock upon Net Value's achievement of specified performance objectives. In 1999, pursuant to a private offering, Net Value issued 1,622,687 shares of common stock in exchange for all issued and outstanding Series A Shares based on a negotiated exchange ratio of .6 shares of common stock for every one Series A Share. Net Value recorded a preferred stock dividend of $5,955,261 representing the excess of the fair value of the common stock issued over the fair value of the Series A Shares redeemed.

         Accordingly, at December 31, 1999 there were no longer any issued and outstanding Series A Shares.

         Series B Preferred Stock

         In September 1999, Net Value issued 4,824 shares of Series B Preferred Stock (Series B Shares) for aggregate proceeds of $4,824,000. These Series B Shares were subsequently converted into 1,180,180 shares of common stock in February 2000 pursuant to the original terms of the issuance. The Series B Shares had a liquidation preference of $1,000, bore a noncumulative dividend rate of 5%, and were redeemable at $1,250 per share in the event Net Value failed to achieve certain performance objectives.

         In connection with the issuance of the Series B Shares, Net Value issued warrants to purchase 295,040 shares of common stock (Series B Warrants). These warrants were exercisable at prices equivalent to a range between 110% to 140% of the conversion price of the Series B Shares. Net Value allocated $650,000 to the cost of the Series B Warrants based on an independent valuation, which was recorded as a preferred stock dividend and offsetting increase to additional paid in capital. Through June 30, 2000, the warrant holders exercised 210,944 Series B Warrants with cash proceeds to the Company of $1,077,792. The remaining 132,260 Series B Warrants expired on August 1, 2000.

         Series C Preferred Stock

         In March 2000, the Company sold 4,166,667 shares of its Redeemable Convertible Series C Preferred Stock (Series C Shares) at $12 per share for net proceeds of $48,274,760 after payment of issuing costs of $1,305,240 and 35,000 Series C Shares valued at $420,000. The Series C Shares are convertible into one share of the Company's common stock at any time at the election of the shareholder, bear a cumulative dividend of 8% per annum payable in kind on a quarterly basis and have a liquidation preference of $12 per share. The dividend rate shall increase by 1% in October 2000 if the Company's listing application for a nationally recognized securities exchange has not been approved and by an additional 1% on the 90th day of each 90-day period thereafter on which a listing application for a nationally recognized securities exchange has not been approved.

         Net Value issued warrants to purchase an aggregate of 416,667 shares of common stock (Series C Warrants) in connection with the issuance of the Series C Shares. The Series C Warrants are exercisable until March 2, 2003 at an exercise price of $26.58 per share of common stock. Net Value allocated $7,391,673 of the net proceeds received from this offering to the cost of the Series C Warrants as determined by a Black-Scholes option-pricing model.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(11) Stockholders' Equity (continued)

     (b) Preferred Stock (continued)

         Preferred Stock Dividends

         The components of the preferred stock dividends are as follows:

                                                                              For the year           For the six
                                                                                 ended               months ended
                                                                              December  31,          June 30, 2000
                                                                                  1999                (unaudited)
                                                                           -------------------      ---------------
             Series B Preferred Stock dividend                               $           --          $     108,464
             Series C Preferred Stock dividend                                           --              1,295,834
             Non-cash charge: beneficial conversion feature on Series
               A Shares                                                           5,955,261                     --
             Non-cash charge: beneficial conversion feature on Series
               B Shares                                                             650,000                     --
             Non-cash charge: beneficial conversion feature on Series
               C Shares                                                                  --             42,608,327
                                                                             --------------          -------------
                                                                             $    6,605,261          $  44,012,625
                                                                             ==============          =============

         Net Value paid the Series B Preferred Stock dividend in cash as the holders converted their Series B Shares into shares of Net Value's common stock. The Series C Preferred Stock dividend is payable in additional Series C Shares on a quarterly basis.

         At the time of issuance of the Series C Shares, the then fair market value of Net Value's common stock was higher than the Series C Shares selling price of $12 per share. As the Series C Shares are convertible into shares of Net Value's common stock, this differential in price constitutes a beneficial conversion feature as defined in the Emerging Issues Task Force Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98-5). Accordingly, Net Value recorded $42,608,327 as additional paid in capital for the discount deemed related to a preferential dividend for the beneficial conversion feature. In accordance with EITF 98-5, this discount was limited to the proceeds allocated to the Series C Shares and was recognized immediately as a preferred stock dividend as the Series C Shares are immediately convertible.

         During the year ended December 31, 1999, Net Value recorded beneficial conversion features of $5,955,261, representing the excess of the fair value of the common stock issued over the fair value of the Series A Shares redeemed and $650,000, representing the fair value of the Series B Warrants issued.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(12) Stock Options and Warrants

     (a) Stock Options

         Under the stock option plan adopted by Net Value's Board of Directors, options to purchase shares of Net Value common stock may be granted to officers, directors, employees, consultants and independent contractors. Options granted under this plan will expire no more than ten years following the date of vesting, will have limited transferability, and will be subject to various vesting provisions. The Board of Directors or a committee thereof will determine the exercise price of options granted under this plan. The Board has the ability to amend, suspend or terminate this plan at any time, subject to restrictions imposed by applicable law.

         As part of the in-process merger with NV Inc. discussed in note 1, Net Value plans on converting the outstanding options under the existing NV Inc. stock option plan into options to purchase Net Value common stock using a conversion ratio of .4 Net Value options for every 1 NV Inc option. On an as converted basis, NV Inc. had 558,500 and 490,900 options outstanding at December 31, 1999 and June 30, 2000, respectively, with exercise prices ranging from $1.58 to $17.50. Metacat.com, Net Value's wholly owned consolidated subsidiary, maintains a separate stock option plan for which 27,025 options to purchase metacat.com Series A preferred stock were outstanding at December 31, 1999. Affiliate Companies maintain their own stock plans.

         The following summarizes Net Value's stock option activity and related information during the year ended December 31, 1999 and the period ended June 30, 2000:

                                                                                                              Weighted
                                                                                                               average
                                                                                           Range of           exercise
                                                                       Shares           exercise  prices       price
                                                                  -----------------     ----------------     ----------
              Outstanding at December 31, 1998                                --                    --               --
              Granted                                                  8,650,876        $ 1.00 - 10.13           $ 1.14
              Cancelled                                               (4,373,628)       $         1.00           $ 1.00
                                                                     -----------

              Outstanding at December 31, 1999                         4,277,248        $ 1.00 - 10.13           $ 1.28
              Granted (unaudited)                                      3,096,000        $ 4.00 - 19.64           $ 7.27
              Cancelled (unaudited)                                   (2,337,248)       $ 1.00 -  9.88           $ 1.92
                                                                     -----------
              Outstanding at June 30, 2000 (unaudited)                 5,036,000        $ 1.00 - 19.64           $ 4.67
                                                                     ===========

              Options contractually exercisable at December
                31, 1999                                                 886,384
              Options contractually exercisable at June 30,
                2000 (unaudited)                                       1,047,236

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(12) Stock Options and Warrants (continued)

     (a) Stock Options (continued)

         Exercise prices for stock options outstanding as of December 31, 1999 and June 30, 2000 and the weighted average remaining contractual life are as follows:

                                                                     Weighted
                                                                     average
                                                                    remaining             Number           Weighted Average
                  Exercise prices         Shares Outstanding     contractual life      exercisable          Exercise Price
                 -----------------        ------------------     ----------------      -----------         ----------------
              December 31, 1999
                              $1.00              2,782,248           9.41 years            886,384               $  1.00
                     $3.75 - $10.13              1,495,000           9.74 years                 --               $  5.12
                                               -----------                              ----------
                     $1.00 - $10.13              4,277,248           9.53 years            886,384
                                               ===========                              ==========
             June 30, 2000 (unaudited)
                              $1.00              2,820,000           8.11 years            951,815               $  1.00
                      $1.01 - $4.00                511,000           9.56 years              5,000               $  3.90
                      $4.01 - $8.00                835,000           9.67 years             55,280               $  7.12
                      $8.01 - 10.00                 90,000           8.73 years              7,362               $  8.59
                    $10.01 - $12.00                180,000           9.56 years              5,557               $ 10.15
                    $12.01 - $17.00                395,000           9.63 years                 --               $ 15.53
                    $17.01 - $19.64                205,000           9.59 years             22,222               $ 19.63
                                               -----------                              ----------
                     $1.00 - $19.64              5,036,000           8.82 years          1,047,236
                                               ===========                              ==========

         As discussed in Note 2, Net Value has elected to follow APB 25 in accounting for its employee and director stock-based awards. Under APB 25, Net Value does not recognize compensation expense with respect to such awards if the exercise price equals or exceeds the fair value of the underlying security on the date of grant and other terms are fixed. The fair values of these awards for the purpose of the alternative fair value disclosures required by FAS 123 were estimated as of the date of the grant using a Black Scholes option-pricing model. For purposes of Net Value's pro forma disclosures, the fair value of options granted during the year ended December 31, 1999, was determined using a Black Scholes option pricing model with a volatility of 87%, a risk-free interest rate of approximately 6.3%, an expected life of 5 years, and a dividend yield of zero.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(12) Stock Options and Warrants (continued)

     (a) Stock Options (continued)

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Net Value's pro forma information follows:

             Year ended:                                 December 31, 1999
                                                        -----------------------
              Net loss to common shareholders:
                 As reported                                $ 30,436,357
                 Pro forma                                  $ 32,149,155



              Basic and diluted net loss per common share:
                 As reported                                $  2.90
                 Pro forma                                  $  3.05


              Future pro forma results may be materially different from actual amounts reported. The weighted average fair value of employee options granted during 1999 was $5.17. Net Value issued no options in 1998 or 1997.

     (b) Deferred Stock Based Compensation

         Net Value records deferred compensation when it makes restricted stock awards or compensatory stock option grants to employees, members of the Board of Directors, consultants or advisory board members. In the case of stock option grants to employees and Board of Directors, the amount of deferred compensation initially recorded is the difference between the exercise price and fair market value of the common stock on the date of grant. In the case of options granted to consultants or advisory board members, the amount of deferred compensation recorded is the fair value of the stock options on the grant date as determined using a Black-Scholes option pricing model. Net Value records deferred compensation as a reduction to shareholders' equity and an offsetting increase to additional paid-in capital. Net Value then amortizes deferred compensation into stock based compensation over the performance period, which typically coincides with the vesting period of the stock based award of 3 to 4 years.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(12) Stock Options and Warrants (continued)

     (b) Deferred Stock Based Compensation (continued)

         The components of deferred compensation from continuing operations are as follows:

                                                                                            Consultants
                                                                                                and
                                                                                             Advisory
                                                                         Employees             Board                Total
                                                                       --------------    -----------------    -----------------
      Balance at December 31, 1998                                     $          --       $           --       $           --
        Deferred compensation recorded                                    10,916,048           21,433,095           32,349,143
        Amortization to stock-based compensation                          (3,778,448)          (1,252,923)          (5,031,371)
                                                                       -------------       --------------       --------------
      Balance at December 31, 1999                                         7,137,600           20,180,172           27,317,772
        Additions to deferred compensation (unaudited)                    20,037,675            4,151,735           24,189,410
        Cancellations and fair value adjustments (unaudited)              (3,367,619)         (15,641,628)         (19,009,247)
        Amortization to stock-based compensation (unaudited)              (5,169,652)          (7,487,722)         (12,657,374)
                                                                       -------------       --------------       --------------
      Balance at June 30, 2000 (unaudited)                             $  18,638,004            1,202,557       $   19,840,561
                                                                       ==============      ==============       ==============

     (c) Warrants

         The Company had outstanding the following warrants to purchase its securities:

                                                                                        June 30, 2000
                                                 December 31, 1999                       (unaudited)
                                      --------------------------------------   -------------------------------------
               Description of           Number of         Exercise price         Number of        Exercise price
                  series              warrants issued        per share         warrants issued        per share
             --------------------     ----------------   -------------------   ----------------   ------------------
              Common Stock                   1,448,088      $2.50 - $6.00         2,982,058         $1.00 - $26.58
                                      ================   ===================   ================   ==================


         As described further in Notes 9 and 11, these warrants were issued in connection with Net Value's borrowing arrangements and Series B and Series C Preferred Stock issuances. Net Value recorded interest expense on warrants issued in connection with borrowing arrangements equal to the warrants then fair value as determined by independent valuations. Net Value recorded a preferred stock dividend on warrants issued in connection with the Series B Preferred Stock issuance equal to the warrants then fair value as determined by independent valuations. Net Value allocated a portion of the net proceeds received from the Series C Preferred Stock issuance to the cost of the Series C Warrants as determined using a Black-Scholes option-pricing model.

         As part of the in-process merger with NV Inc. discussed in Note 1, Net Value plans on converting the outstanding NV Inc. warrants into warrants to purchase Net Value common stock using a conversion ratio of .4 Net Value warrants for every 1 NV Inc. warrant. On an as converted basis, NV Inc. had 675,089 warrants outstanding at June 30, 2000 with exercise prices ranging from $6.00 to $10.00.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(13) Other Loss

     Other loss consists of the following:

                                                                               June 30,
                                                       December 31,              2000
                                                           1999               (Unaudited)
                                                     ------------------    ------------------
       Gain on sale of College411 holdings           $             --        $     (195,088)
       Affiliate Company impairment charge                         --             1,152,189
                                                     ----------------        --------------
                                                     $             --        $      957,101
                                                     ================        ==============

     In May 2000, College411 was merged into a wholly owned subsidiary of Student Advantage, Inc. whereby the College411 stockholders received .0144 shares of Student Advantage common stock for every share of College411 common stock which they owned on the date of the merger. As a result of this merger, Net Value received 55,621 shares of Student Advantage's common stock. The fair market value of Student Advantage's common stock received, based on publicly quoted market prices, was $245,077, which exceeded the carrying value of our investment in College411 by $195,088. Accordingly, we recorded a $195,088 gain as a result of this transaction.

     In June 2000 the Company recorded an impairment charge of $1,152,189 for the other than temporary decline in the carrying value of one of its Affiliate Companies accounted for under the equity method. The Company acquired its ownership interest in the Affiliate Company in 2000 for $1,000,000 and advanced loans of $650,000. From the date of the Company's initial acquisition of ownership interest through June 30, 2000, the Company's funding to this Affiliate Company represented all of the outside capital the company had available to fund its operations. Once it was determined that this company was unable to obtain further rounds of financing necessary to sustain operations, Net Value recorded an impairment charge to reduce the remaining carrying value of this company to zero.

(14) Comprehensive Income (Loss)

     Excluding net loss, the Company's source of comprehensive income is from the unrealized gain on its equity holdings of Student Advantage, Inc., which is classified as available-for-sale. The Company has not provided for a deferred tax liability relating to this unrealized gain as the Company expects to have sufficient net operating losses to offset any potential tax liability resulting from the sale of its equity holdings. The following summarizes the components of comprehensive income:

                                                                                                 June 30,
                                                                    December 31,                   2000
                                                                        1999                   (Unaudited)
                                                                 --------------------     ---------------------
                          Net loss                                $   (23,831,096)           $  (21,130,166)
                          Other comprehensive income:
                             Unrealized gain                                   --                   161,651
                                                                  ---------------            --------------
                          Comprehensive income (loss)             $   (23,831,096)           $  (20,968,515)
                                                                  ===============            ==============

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(15) Commitments and Contingencies

     Net Value leases office space for its principal executive offices in San Francisco, California at a rate of $17,383 per month. In addition, the Company also leases office space in Philadelphia, Pennsylvania, New York, New York, and Boston, Massachusetts at a combined monthly rental of approximately $17,000.

     In August 1999, coolsavings.com filed an action against NV Inc. alleging that NV Inc. through its Internet website and products had committed various acts of patent infringement. NV Inc. filed its answer to the patent infringement action in November 1999 seeking a declaratory judgment of invalidity and non-infringement of the patent. Brightstreet.com has agreed to assume all liabilities related to this lawsuit, including all legal expenses incurred in defending against these claims, as part of their purchase of substantially all of the assets of NV Inc. Accordingly, Net Value does not believe that the resolution of this action will have a material adverse effect on its financial position.


     Net Value was involved in an action brought by Douglas Spink, the Company's former Chief Technology Officer, alleging breach of an employment contract and seeking damages and performance under the employment agreement. In August 2000, Net Value entered into a settlement agreement with Douglas Spink. Pursuant to the terms of the agreement, all matters between the Company and Mr. Spink were settled, on terms that are mutually agreeable and that resolve all open issues between the parties, and under which any allegations of wrongdoing have been withdrawn. Pursuant to the settlement agreement, the Company agreed to settle all claims on the following basis:
     1) Mr. Spink has agreed to allow the Company to re-acquire for cancellation 1,212,876 shares of his stock which leaves him with 835,000 shares of the Company's stock in place of 2,047,856 shares originally issued to him; 2) Mr. Spink's salary will be paid for the last three months of 1999; 3) Mr. Spink has agreed to lock up a portion of his shares for a one-year period;
     4) The Company has agreed to lend Mr. Spink $250,000, repayable either three years from issue date or out of half the proceeds from the sale of any shares of the Company's stock from the locked-up shares; 5) Mr. Spink has agreed to add to the note for the funds advanced the sum of $60,000 to cover certain advances previously made; and 6) Mr. Spink has agreed to hold the Company harmless and defend the Company in a lawsuit filed by Greg Biggs, also noted in the Company's various SEC filings.


     On or about August 22, 2000, Austost Anstalt Schaan, Balmore Funds, S.A. and Amro International, S.A., purchasers of the company's Series A convertible notes, filed a suit against Net Value in the United States District Court for the District of Delaware. The plaintiffs allege that, contrary to the obligation in the agreement pursuant to which the plaintiffs purchased the Series A notes that Net Value would "use reasonable commercial efforts to register" the stock underlying the notes "at some future date," Net Value was obligated, and failed, to register stock in its next filed registration statement. The plaintiffs assert claims for breaches of contract and the duty of good faith and fair dealing, fraud, violation of federal securities laws, estoppel, and reformaton and seek damages in excess of $20 million, plus attorneys' fees and costs. Based upon Net Value's preliminary review of the facts and without conducting discovery, it does not believe that the complaint presents a significant claim against Net Value. Net Value has not yet responded to the complaint, but intends to defend it vigorously.

     The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(16) Fair Value of Financial Instruments

     Carrying values for cash and cash equivalents, loans receivable, accounts payable, accrued expenses, and notes and loans payable were estimated to approximate fair values for these financial instruments as they are short term in nature and are generally receivable or payable on demand. The fair value of Net Value's convertible promissory notes and convertible debentures were estimated assuming full conversion into common shares and using the closing the price of Net Value common stock on December 31, 1999. The resulting fair value computes to $26,080,560, which exceeds the carrying value of the convertible promissory notes and debentures of $5,172,429.

(17) Related Party Transactions

     Net Value provides strategic and operational support to its Affiliate Companies in the normal course of its business. These services are generally provided by Net Value's employees, members of its Advisory Board and Board of Directors and outside consultants. Net Value pays the costs related to employees. Members of Net Value's Advisory Board and Board of Directors are generally compensated with stock options or warrants to purchase Net Value common shares which are accounted for in accordance with FAS 123 and EITF 96-18. The costs of outside consultants are generally paid directly by the Affiliate Company.

     In March 2000, an officer of Net Value contributed his shares of an Affiliate Company to Net Value. The Company recorded the shares as contributed capital equal to their estimated fair value of $853,319.

     In June 1999, Net Value entered into a consulting agreement with and loaned $267,000 to an officer of a company that Net Value acquired (see Note 7). The loan is forgiven in 33% increments on the first, second and third year anniversary dates of the consulting agreement. For accounting purposes, Net Value amortizes the loan to consulting expense evenly over the three-year loan period and recorded $51,917 during the year ended December 31, 1999 in connection with such loan amortization. The unamortized loan balance at December 31, 1999 was $215,083.

     In October 1999, Net Value entered into a consulting agreement with an Advisory Board member. Under the terms of the consulting agreement, an affiliated company of the Advisory Board member was granted and exercised the right to purchase 676,374 shares of Net Value common stock at a discount to its then fair market value. Net Value recorded consulting expense of $2,289,324 equal to the discount of the exercise price to the closing stock price on the date of grant.

     In October 1999, a former officer and director of Net Value agreed to sell his shares of an affiliate company to Net Value at a price which was less than the then deemed fair value of the stock. Accordingly, Net Value recorded contributed capital of $659,087 for the difference.

     In December 1998, Net Value made a non-interest bearing, unsecured loan of $200,000 to a stockholder which was subsequently repaid during March and April of 1999.

                            Net Value Holdings, Inc.

                   Notes to Consolidated Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

(18) Discontinued Operations

     In November 1999, Net Value made the strategic decision to exit the online software development operations of NV Inc. and on December 3, 1999 completed a sale of substantially all of the assets of the discontinued operations to Promotions Acquisitions, Inc. (Promotions), a corporation formed by the former management team of NV Inc. in connection with a $17 million investment in Promotions by outside investors. Net Value received $2 million in cash and 2,958,819 shares of Promotions' common stock in exchange for substantially all of NV Inc.'s assets and assumption by Promotions of approximately $1.6 million of liabilities. The value ascribed to the Promotions common stock was based on the value of the shares issued to outside investors. Furthermore, the majority of stock options held by former NV Inc. employees were cancelled resulting in a reduction of $1,487,964 to deferred stock-based compensation. Net Value recognized a gain on the sale of the assets of the discontinued operations of $6,502,663 representing the excess of the fair value of the Promotions stock and cash received over the carrying value of the assets sold and liabilities assumed. The loss from operations during between the decision to exit the online software development operations and the sale of these operations was not material. At December 31, 1999, the remaining liabilities of the discontinued software development operations that were not assumed by Promotions consist of payables to several vendors and professional service providers used throughout 1999 and are included in net liabilities of discontinued operations on the consolidated balance sheet.

                          Independent Auditors' Report

To the Board of Directors and
Stockholders of Net Value, Inc.

We have audited the accompanying balance sheets of Net Value, Inc. as of December 31, 1998 and 1999, and the related statements of operations, changes in stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Net Value, Inc. as of December 31, 1998 and 1999, and the results of its operations, changes in stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ L J SOLDINGER ASSOCIATES
Arlington Heights, Illinois
July 7, 2000

                                 NET VALUE, INC.

                                 Balance Sheets

                                                                             As of December 31,          June 30,
                         Assets                                            1998            1999            2000
                                                                       ------------    ------------    ------------
                                                                                                       (Unaudited)
Current assets:
     Cash and cash equivalents                                         $    222,165    $         --    $         --
     Note receivable - related party                                             --       1,483,136       1,257,735
     Loans receivable                                                        14,010              --              --
     Interest receivable                                                      1,623           6,095          47,179
     Prepaid expenses and other current assets                               97,324              --              --
                                                                       ------------    ------------    ------------
                  Total current assets                                      335,122       1,489,231       1,304,914

Investment in Brightstreet.com                                                   --       3,994,406       3,994,406
Furniture and equipment, net                                                517,360              --              --
Deferred registration costs                                                  95,282              --              --
Deposits                                                                    103,107              --              --
                                                                       ------------    ------------    ------------
                                                                         $1,050,871    $  5,483,637      $5,299,320
                                                                       ============    ============    ============

          Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                    $1,291,534    $    346,328      $  297,562
     Accrued expenses                                                     1,051,087       1,945,583       2,298,209
     Notes payable - related parties                                      3,401,383      11,430,567      10,910,357
     Convertible promissory notes                                         4,275,000              --              --
     Long-term debt due within one year                                      62,293              --              --
                                                                       ------------    ------------    ------------
                  Total current liabilities                              10,081,297      13,722,478      13,506,128
                                                                       ------------    ------------    ------------

Noncurrent liabilities:
     Long-term debt, less amounts due within one year                        79,034              --              --
                                                                       ------------    ------------    ------------
                  Total noncurrent liabilities                               79,034              --              --
                                                                       ------------    ------------    ------------
Stockholders' deficit:
     Preferred stock, Series A, $.001 par value (178,700
        shares issued and outstanding)                                          179             179             179
     Common stock, $.001 par value (49,000,000 shares authorized;
        12,228,756 shares issued and outstanding at 1998 and 1999;
        12,469,756 shares issued and 12,464,756 outstanding at 2000)         12,229          12,229          12,470
     Additional paid-in capital                                          37,074,458      35,768,294      36,869,492
     Deferred compensation                                               (3,283,532)        (24,400)             --
     Accumulated deficit                                                (42,912,794)    (43,995,143)    (45,071,449)
     Treasury stock, at cost (5,000 shares)                                      --              --         (17,500)
                                                                       ------------    ------------    ------------
                  Total stockholders' deficit                            (9,109,460)     (8,238,841)     (8,206,808)
                                                                       ------------    ------------    ------------
                                                                       $  1,050,871    $  5,483,637    $  5,299,320
                                                                       ============    ============    ============

See accompanying notes to financial statements.

                                 NET VALUE, INC.

                            Statements of Operations

                                                                                              (Unaudited)
                                                   Year ended December 31              Six months ended June 30
                                              1997          1998           1999           1999          2000
                                         -----------    -----------    -----------    -----------    ----------
Revenue                                  $        --    $ 1,330,367    $    20,000    $        --    $        --
Operating expenses:
   Compensation and related expenses       3,589,616      4,073,060      3,392,870      1,536,400             --
   Professional fees                         405,193      1,016,199        674,413        332,321             --
   Advertising                               832,340        287,222        228,915        118,435             --
   Consulting                                984,590        934,162        242,200        142,230             --
   Research and development expenses       2,588,748      1,694,498        638,001        260,124             --
   Depreciation and amortization             179,304        228,033        211,720        115,767             --
   Selling, general and administrative       785,107        882,117      1,137,148        506,229             --
                                         -----------    -----------    -----------    -----------    -----------
         Total operating expenses          9,364,898      9,115,291      6,525,267      3,011,506             --
                                         -----------    -----------    -----------    -----------    -----------
Loss from operations                       9,364,898      7,784,924      6,505,267      3,011,506
Interest income                               (5,627)       (10,493)        (8,406)        (1,524)       (41,084)
Interest expense                           1,805,470      3,117,157      1,088,151        495,470        562,714
Gain on sale of assets                            --             --     (6,502,663)            --             --
Financing fees                                70,496        275,423             --             --             --
                                         -----------    -----------    -----------    -----------    -----------
Net loss                                  11,235,237     11,167,011      1,082,349      3,505,452        521,630

Preferred stock dividends                  1,181,250     15,250,500             --             --             --
                                         -----------    -----------    -----------    -----------    -----------
Net loss before extraordinary loss        12,416,487     26,417,511      1,082,349      3,505,452        521,630

Extraordinary loss on extinguishment
    of debt                                       --             --             --             --        554,676
                                         -----------    -----------    -----------    -----------    -----------
Net loss to common shareholders          $12,416,487    $26,417,511    $ 1,082,349    $ 3,505,452    $ 1,076,306
                                         ===========    ===========    ===========    ===========    ===========

Basic and diluted net loss from
    operations per common share before
    extraordinary item                   $      1.78    $      2.32    $      0.09    $      0.29    $      0.04
Basic and diluted extraordinary loss
    per common share                     $        --    $        --    $        --    $        --    $      0.05
                                         -----------    -----------    -----------    -----------    -----------

Basic and diluted net loss per common
    share                                $      1.78    $      2.32    $      0.09    $      0.29    $      0.09
                                         ===========    ===========    ===========    ===========    ===========
Basic and diluted weighted average
    common shares outstanding              6,962,826     11,368,535     12,228,756     12,228,756     12,148,344
                                         ===========    ===========    ===========    ===========    ===========

See accompanying notes to financial statements.

                                 NET VALUE, INC.

                 Statements of Changes in Stockholders' Deficit

                                         Preferred stock
                             ----------------------------------------
                             Net Value, Inc. Net Value Holdings, Inc.  Additional
                             --------------- ------------------------   paid-in      Deferred   Treasury  Accumulated
                              Shares   Amount   Shares       Amount     capital    Compensation   Stock     Deficit        Total
                              -------  -----   ---------    -------    ----------  ------------ --------  -----------    ---------
Balance at December               --    $ --   6,270,430     $6,270    $3,767,434  $        --  $     --  $ (4,078,796) $  (305,092)
Issuance of preferred
  stock                       22,500      22          --         --       224,978           --        --            -       225,000
Preferred stock dividend          --      --          --         --     1,181,250           --        --    (1,181,250)          --
Issuance of common stock,
  net                             --      --     295,000        295       551,538           --        --            --      551,833
Common stock granted for
  consulting services             --      --     174,999        175       612,322           --        --            --      612,497
Common stock issued for
  settlement of debt              --      --     320,200        320     1,300,680           --        --            --    1,301,000
Common stock and warrants
  issued in connection
  with short-term bridge
  financing (net of
  offering costs)                 --      --     402,500        403     2,410,239           --        --            --    2,410,642
Common stock issued in
  conversion of notes and
  interest                        --      --   3,222,877      3,223     2,575,078           --        --            --    2,578,301
Compensatory common stock
  options issued                  --      --          --         --     1,932,150   (1,932,150)       --            --           --
Amortization of deferred
  compensation                    --      --          --         --            --    1,434,400        --            --    1,434,400
Net loss for year                 --      --          --         --            --           --        --   (11,235,237) (11,235,237)
                             -------------------------------------------------------------------------------------------------------
Balances at
  December 31, 1997           22,500      22  10,686,006     10,686    14,555,669     (497,750)       --   (16,495,283)  (2,426,656)
Issuance of preferred
  stock                      276,200     277          --         --     2,761,723           --        --            --    2,762,000
Preferred stock conversion   (80,000)    (80)  1,150,000      1,150        (1,070)          --        --            --           --
Preferred stock repurchase   (40,000)    (40)         --         --      (399,960)          --        --            --     (400,000)
Preferred stock dividend          --      --          --         --    15,250,500           --        --   (15,250,500)          --
Issuance of common stock,
  net                             --      --      30,000         30       149,970           --        --                    150,000
Common stock issued in
  connection with
  conversion of interest          --      --       2,750          3        13,747           --        --            --       13,750
Issuance of common stock
  and warrants for
  termination of license
  agreement                       --      --     360,000        360       300,840           --        --            --      301,200
Financing fee                     --      --          --         --        75,000           --        --            --       75,000
Compensatory common stock
  options issued                  --      --          --         --     4,368,039   (4,368,039)       --            --           --
Amortization of deferred
  compensation                    --      --          --         --            --    1,582,257        --            --    1,582,257
Net loss for year                 --      --          --         --            --           --        --   (11,167,011) (11,167,011)
                             -------------------------------------------------------------------------------------------------------
Balances at December 31,
  1998                       178,700     179  12,228,756     12,229    37,074,458   (3,283,532)       --   (42,912,794)  (9,109,460)
Compensatory common stock
  options issued                  --      --          --         --       306,000     (306,000)       --            --           --
Cancellation of common
  stock options                   --      --          --         --    (1,612,164)   1,612,164        --            --           --
Amortization of deferred
  compensation                    --      --          --         --            --    1,952,968        --            --    1,952,968
Net loss for year                 --      --          --         --            --           --        --    (1,082,349)  (1,082,349)
                             -------------------------------------------------------------------------------------------------------
Balances at December 31,
  1999                       178,700     179  12,228,756     12,229    35,768,294      (24,400)       --   (43,995,143)  (8,238,841)
Issuance of common stock,
  net of cancellations            --      --    (134,000)      (134)        4,698           --        --            --        4,564
Common stock issued in
  connection with debt
  extinguishment                  --      --     375,000        375     1,096,500           --        --            --    1,096,875
Treasury stock                    --      --          --         --            --           --   (17,500)           --      (17,500)
Amortization of deferred
  compensation                    --      --          --         --            --       24,400        --            --       24,400
Net loss for period               --      --          --         --            --           --        --    (1,076,306)  (1,076,306)
Balances at June 30, 2000    -------------------------------------------------------------------------------------------------------
  (unaudited)                178,700    $179  12,469,756    $12,470   $36,869,492  $        --  $(17,500) $(45,071,449) $(8,206,808)
                             =======================================================================================================

                 See accompanying notes to financial statements

                                 NET VALUE, INC.
                            Statements of Cash Flows

                                                           As of December 31                Six months ended June 30
                                               -----------------------------------------   ---------------------------
                                                    1997         1998           1999           1999           2000
                                               ------------- -------------  ------------   ------------   ------------
                                                                                           (Unaudited)    (Unaudited)
Cash flows from operating activities:
    Net loss                                   $(11,235,237) $(11,167,011)  $(1,082,349)   $(3,505,452)   $(1,076,306)
Adjustments to reconcile to net cash used in
    operation activities:
    Depreciation and amortization                   833,460       996,197       234,697        135,451             --
    Amortization of deferred stock based
       compensation                               2,046,896     1,582,257     1,952,968        823,484         24,400
    Beneficial conversion features on
       convertible notes and debentures                  --     2,463,090            --             --             --
    Gain on sale of assets                               --            --    (6,502,663)            --             --
    Common stock issued for consulting
       services                                          --       301,200            --             --             --
    Interest paid with stock issuance             1,129,301        13,750            --             --             --
    Loss on debt extinguishment                          --            --            --             --        554,676
    Other                                                --            --       236,061             --         24,563
Changes in assets and liabilities
    Interest receivable                                  --        (1,623)       (5,562)          (356)       (41,084)
    Prepaid expenses                                (44,145)      153,176        17,801        (25,304)            --
    Other noncurrent assets                              --       (15,335)       75,290          9,446             --
    Accounts payable                              1,344,949      (598,659)      284,278         17,061      (110,950)
    Accrued expenses                                (58,333)      676,132     1,658,167        586,070        624,701
    Deferred revenue                                     --            --        15,000             --             --
                                               ------------  ------------   -----------    -----------    -----------
         Net cash used in operating
           activities                            (5,983,109)   (5,596,826)   (3,116,312)    (1,959,600)            --
Cash flows from investing activities:
    Acquisition of ownership interests in
       affiliated companies                              --            --        (7,927)            --             --
    Purchases of furniture and equipment           (544,618)      (57,478)      (44,357)       (29,988)            --
                                               ------------  ------------   -----------    -----------    -----------
         Net cash used in investing
           activities                              (544,618)       (57,478)      (52,284)       (29,988)            --
Cash flows from financing activities:
    Proceeds from notes payable                   5,329,250     4,636,000        70,000             --             --
    Repayments of notes payable                  (1,501,000)   (1,098,000)     (432,000)      (300,000)            --
    Proceeds from note payable - related
       party                                             --            --     3,344,182      2,450,182             --
    Long -term debt payments                             --       (34,173)      (35,751)       (30,544)            --
    Issuance of common stock                      3,112,474            --            --             --             --
    Issuance of preferred stock                     225,000     2,762,000            --             --             --
    Repurchase of preferred stock                        --      (400,000)           --             --             --
    Payment of financing fees                      (140,919)      (50,000)           --             --             --
    Registration costs                             (124,921)     (610,866)           --             --             --
                                               ------------  ------------   -----------    -----------    -----------
         Net cash provided by financing
           activities                             6,899,884     5,204,961     2,946,431      2,119,638             --
         Net increase (decrease) in cash and
           cash equivalents                         372,157      (449,343)     (222,165)       130,050             --
Cash and cash equivalents at beginning of
    year                                            299,351       671,508       222,165        222,165             --
                                               ------------  ------------   -----------     ----------    -----------
Cash and cash equivalents at end of period     $    671,508  $    222,165   $        --    $   352,215    $        --
                                               ============  ============   ===========    ===========    ===========
Cash paid for interest                         $      3,200  $     93,537   $    85,020    $    12,784    $    20,000
                                               ============  ============   ===========    ===========    ===========
Cash paid for taxes                            $         --  $         --   $        --    $        --    $        --
                                               ============  ============   ===========    ===========    ===========

                                      F-36

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 1 - History and Description of the Business

Net Value, Inc. (the "Company"), formerly BrightStreet.com, Inc. was formed on July 16, 1996 for the purpose of developing Internet software products intended to provide fee-based online promotions management services to manufacturers, retailers and advertisers of consumer products and services through the electronic transmission of online promotions.

On August 31, 1998, the Company entered into a letter of intent to merge with SUNCL, Inc., a public shell company that did not engage in business or operations of any kind, had nominal assets and liabilities, and whose common stock was eligible for quotation on the NASDAQ Over-the-Counter Bulletin Board Trading System. In contemplation of this merger, the shareholders of SUNCL, Inc. agreed to change their corporation's name to Net Value Holdings, Inc. ("Holdings"). The terms of the letter of intent provided that the shareholders of Net Value, Inc. would receive a mutually agreed-upon portion of the equity of Holdings, and that Holdings would be the surviving legal entity from the merger.

As of December 31, 1998, twenty Net Value, Inc. shareholders had entered into share exchange agreements with Holdings ("Share Exchanges") whereby they would receive one share of Holdings common stock and one share of Holdings Series A convertible preferred stock for every four shares of Net Value, Inc. common stock tendered. Pursuant to the terms of the Shares Exchanges, Net Value, Inc. shareholders tendered approximately 66% of the issued and outstanding shares of the Company's common stock and 100% of the Company's issued and outstanding preferred stock in exchange for Holdings common and preferred stock. Accordingly, Holdings owns 66% of the Company as a result of these Share Exchanges. The Company plans to complete its merger with Holdings during 2000 whereby the remaining Company shareholders will receive .4 shares of Holdings common stock for each share of common stock tendered in the merger. Upon completion of the merger, the Company will be dissolved into Net Value Holdings, Inc.

On December 3, 1999, the Company sold substantially all of its assets and its business including the name BrightStreet.com, Inc. to a third party (see Note
5). Subsequent to the sale, the Company ceased business operations and is currently in the process of settling its outstanding liabilities and completing its in process merger with Holdings.

Note 2 - Significant Accounting Policies

Basis of Presentation
The Company's financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles, and have been presented on a going concern basis which contemplates the completion of the in process merger with Holdings and subsequent realization of assets and the satisfaction of liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with a maturity of 90 days or less at the time of purchase to be cash equivalents.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 2 - Significant Accounting Policies (continued)

Prepaid Expenses

Prepaid expenses consist of prepaid insurance premiums and consulting fees. These prepaid expenses are charged to expense over the service term of each respective agreement.

Investment in BrightStreet.com

The Company accounts for its investment in Brightstreet.com stock under the cost method because the Company does not have the ability to exercise significant influence over Brightstreet.com, nor is there a readily determinable market value for the stock. Cost basis represents the Company's original acquisition cost less any impairment charges. Under this method, the Company's share of Brightstreet.com's net income or loss is not included in the Statements of Operations. The Company continually evaluates the carrying value of its investment in BrightStreet.com for possible impairment based on the achievement of business plan objectives and milestones, the financial condition and prospects of BrightStreet.com, and other relevant factors. If impairment is determined, the cost basis is adjusted to the deemed fair value. There was no indicated impairment at December 31, 1999 or June 30, 2000.

Furniture and Equipment

Furniture and equipment are recorded at cost. The Company's policy is to depreciate these assets over their estimated useful lives, as indicated in the following table, using straight-line methods. The Company's policy is to amortize leasehold improvements over the shorter of their useful lives or the remaining periods of the related leases.

                                                                 Years
                      Leasehold improvements                     3
                      Computer hardware                          4
                      Office furniture and equipment             5

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial reporting and tax reporting basis of assets and liabilities, as well as for operating losses and tax credit carryforwards, using enacted tax laws and rates. Deferred tax expense represents the net change in the deferred tax asset or liability balance during the year. This amount, together with income taxes currently payable or refundable for the current year, represents the total income tax for the year.

Stock-Based Compensation

During 1997, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123".) As permitted under SFAS 123, the Company has continued to follow Accounting Principles Board No. 25, Accounting for Stock-Based Compensation ("APB 25") in accounting for its stock-based compensation. SFAS 123 recognizes compensation expense using the fair market value of stock options, warrants and common stock issuances as of the grant date. APB 25 recognizes the intrinsic value of the instruments issued by the Company as of the measurement date, which is generally the date at which both the number of shares that an individual is entitled to receive and the purchase price are known.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 2 - Significant Accounting Policies (continued)

Loss Per Share

Basic net loss per common share and diluted net loss per common share are presented in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (FAS 128), for all periods presented. In accordance with FAS 128, basic and diluted net loss per common share have been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, convertible preferred stock, stock warrants, and convertible preferred debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share). The total numbers of such shares excluded from diluted net loss per common share are 805,500, 2,600,139, 2,645,472, 1,971,472, and 2,495,472 for December 31, 1997,
1998, and 1999, and for the June 30, 1999 and 2000, respectively. Such securities, had they been dilutive, would have been included in the computations of diluted loss per share using the treasury stock method.

Revenue Recognition

Revenues are recognized when earned, which occurs when delivery of the product has been made, the fee is fixed or determinable, and collectibility is reasonably assured.

Research and Development Costs

Research and development expenditures are charged to operations as incurred. The Company follows Statement of Financial Accounting Standards No. 86 ("SFAS 86"), Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, which requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. As of December 31, 1999 and June 30, 2000, no research and development costs have been capitalized under SFAS 86.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates are based on information available as of the date of the financial statements; therefore actual results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified in accordance with generally accepted accounting principles to conform to the current year presentation. The impact of these changes did not affect net loss.

Note 3 - Interim Financial Information (Unaudited)

The accompanying balance sheet as of June 30, 2000, the statements of operations and cash flows for the three months ended June 30, 1999 and 2000 and the statement of changes in stockholders' deficit for the three months ended June 30, 2000 are unaudited. The data disclosed in these notes to the financial statements for these periods is also unaudited. In the opinion of management, these financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the interim period. Interim operating results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations relating to the interim financial statements.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 4 - Note Receivable - Related Party

On December 20, 1999, the Company received a $2 million promissory note from Holdings bearing interest at 6% per annum. This note is payable on demand. Holdings used the funds to satisfy the Company's pre-existing obligations and agreed to utilize the remaining funds to satisfy any future obligations of the Company and to pay the Company's exit costs resulting from the discontinuance of its operations. As these obligations and exit costs are paid, the outstanding balance of the note is decreased by the amount of payment.

Note 5 - Investment in BrightStreet.com and Asset Sale

On December 3, 1999, the Company sold substantially all of its assets to BrightStreet.com, Inc. (f/k/a Promotions Acquisition, Inc.), a Delaware corporation formed by the former management team of Net Value, Inc., in connection with a $17 million investment in BrightStreet.com ("BrightStreet") by outside investors. Net Value, Inc. received $2 million in cash and 2,958,819 shares of BrightStreet's common stock in exchange for substantially all of the Company's assets and assumption by BrightStreet of approximately $1.6 million of liabilities. Furthermore, the majority of stock options held by former Company employees were cancelled resulting in a reduction of $1,612,164 to deferred stock-based compensation.

The Company recognized a gain on the sale of the assets of $6,502,663 representing the excess of the fair value of the BrightStreet stock and cash received over the carrying value of the assets sold and liabilities assumed. The value ascribed to the BrightStreet common stock was based on the value of the shares issued to the outside investors of BrightStreet. As a result of this transaction, Net Value, Inc. no longer had any business operations other than the satisfaction of its outstanding liabilities and completion of its in process merger with Holdings.

Note 6 - Furniture and Equipment

Furniture and equipment consisted of the following:

                                                                December 31,                    June 30,
                                                    -------------------------------------         2000
                                                          1998                1999            (unaudited)
                                                    -----------------   -----------------  -------------------
           Computer Equipment                        $    792,554         $      --           $       --
           Office Equipment                                51,034                --                   --
           Office Furniture                                86,699                --                   --
           Leasehold Improvements                           6,066                --                   --
                                                     ------------         ---------           ----------
                                                          936,353                --                   --
           Less Accumulated Depreciation                  418,993                --                   --
                                                     ------------         ---------           ----------
                                                     $    517,360         $      --           $       --
                                                     ============         =========           ==========

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 7 - Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts used for income tax purposes. The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets and liabilities consisted of the following:

                                                                                     December 31,
                                                                         --------------------------------------
                                                                               1998                 1999
                                                                         ------------------    ----------------
    Deferred tax assets (liabilities)
     Temporary differences:
          Amortization of discount                                        $    148,000          $        --
          Vesting of non-qualified stock options                                82,000              205,000
          Accrued salaries and compensation to related parties                  37,000                   --
          Deferred compensation                                                     --                   --
          Common stock and warrants issued                                      20,000               20,000
          Depreciation                                                         (29,000)                  --
                                                                          ------------          -----------
    Total temporary differences                                                258,000              225,000
    Federal and state deferred tax benefits arising from
          net operating loss carryforwards                                   6,764,000            6,453,000
    Research and development credits                                           278,000              369,000
    Less valuation allowance                                                (7,300,000)          (7,047,000)
                                                                          ------------          -----------
    Net deferred tax asset                                                $         --          $        --
                                                                          ============          ===========

The following table presents the principal reasons for the difference between the income tax benefit using the Company's effective tax rates and the United States federal statutory income tax rate of 35%:

                                                                           Years Ended December 31,
                                                               -------------------------------------------------
                                                                    1997              1998            1999
                                                               ----------------  --------------- ---------------
     Federal income tax benefit at statutory rate                 $  3,932,000    $  3,908,500     $  379,000
     State and local income tax benefits, net
        of effect of federal income tax benefit                        561,000         558,500         35,000
     Nondeductible research and development costs                      101,000          66,000         77,000
     Nondeductible stock-based compensation and interest            (1,083,000)     (1,511,000)      (744,000)
                                                                  ------------    ------------     ----------
                                                                     3,511,000       3,022,000       (253,000)
     Valuation allowance for deferred income tax benefit            (3,511,000)     (3,022,000)       253,000
                                                                  ------------    ------------     ----------
     Income tax benefit                                           $         --    $         --     $       --
                                                                  ============    ============     ==========

Through December 31, 1999, the Company had losses which resulted in net operating loss carryforwards for income tax purposes amounting to approximately $16,000,000, that expire in 2011 through 2019. However, the Company expects this carryforward to be significantly limited upon completion of the merger with Holdings. The Company has also generated research and development credits approximating $319,000 that expire in 2012 through 2020.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 7 - Income Taxes (continued)

Recognition of the benefits of the net deferred tax assets and liabilities will require that the Company generate future taxable income. It is unlikely that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company has established valuation allowances for deferred tax assets (net of liabilities) of approximately $4,278,000, $7,300,000 and $7,069,000 as of December 31, 1997, 1998, and 1999, respectively.

Note 8 - Accrued Expenses

Accrued expenses consist of the following:

                                                                December 31,
                                                   ----------------------------------------       June 30, 2000
                                                          1998                 1999                (unaudited)
                                                   -------------------   ------------------    ------------------
       Accounting fees                               $     101,500         $         --          $        --
       Legal fees                                           46,000               50,000                   --
       Accrued interest                                    634,031            1,045,721            1,581,246
       Accrued salaries and benefits                       154,875               11,631                   --
       Litigation reserve                                       --              790,723              695,000
       Other                                               114,681               47,508               21,963
                                                     -------------         ------------          -----------
                                                     $   1,051,087         $  1,945,583          $ 2,298,209
                                                     =============         ============          ===========

Note 9 - Notes Payable and Long-Term Debt

Notes payable and long term debt consist of the following:

                                                                December 31,
                                                   ----------------------------------------       June 30, 2000
                                                          1998                 1999                (unaudited)
                                                   -------------------   ------------------    ------------------
     Notes Payable - related parties
        American Maple Leaf                          $     783,000       $    520,210            $          --
        Net Value Holdings                               2,618,383         10,910,357               10,910,357
     Convertible promissory notes
        Golden Eagle Partners                              250,000                 --                      --
        Bridge Offerings                                 4,025,000                 --                      --
     Long term debt
        Transamerica                                       141,327                 --                      --
                                                     -------------       ------------            ------------
                                                         7,817,710         11,430,567              10,910,357
     Less amount due within one year                    (7,738,676)       (11,430,567)            (10,910,357)
                                                     -------------       ------------            ------------
     Noncurrent portion                              $      79,034       $         --            $         --
                                                     =============       ============            ============

       American Maple Leaf

       On June 26, 1998, the Company signed a $1,600,000 promissory note with American Maple Leaf Corporation, a related party ("AML") that bears interest at 8% per annum. The Company settled this debt with AML in May 2000.

       To fully settle this obligation, the Company issued 375,000 shares of its common stock in exchange for the forgiveness of the principal and interest balances through the date of settlement. The excess of the fair value of the stock issued on the date of settlement over the balance of the principal and interest resulted in an extraordinary loss of $554,676 for the six months ended June 30, 2000.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 9 - Notes Payable and Long -Term Debt (continued)

       Net Value Holdings

       This note consists of the funds advanced by Holdings to fund the Company's operations and Holdings assumption of the Company's Bridge Offering promissory notes and long-term debt. The note is payable upon demand and bears an interest rate of 10%. The Company anticipates that this note will be forgiven once the in-process merger with Holdings is complete.

       Golden Eagle

       On June 17, 1997, the Company signed a $250,000 convertible promissory note that accrued interest at the rate of 10% per annum. The Company repaid this obligation in full in September 1999.

       Bridge Offerings

       During 1997, the Company completed a private placement whereby the Company received aggregate proceeds of $4,025,000 in exchange for the issuance of 161 "Units" as defined in the offering. Each Unit in this private placement consisted of a promissory note in the principal amount of $25,000, 2,500 shares of the Company's common stock, and a warrant to purchase 2,500 shares of the Company's common stock. The promissory notes bore interest at 10%, matured one year from the date of issuance, and were subordinated to the claims of other creditors.

       The aggregate proceeds of $4,025,000 were allocated among the promissory notes, common stock and warrants based upon their relative fair values as follows:

                       Promissory Notes                   $ 1,328,250
                       Common Stock                         2,012,500
                       Warrants                               684,250
                                                          -----------
                                                          $ 4,025,000
                                                          ===========


       The fair value allocation of the proceeds among the components of the Units resulted in a $2,696,750 discount on the promissory notes. This discount was amortized as interest expense over the one year term of the promissory notes. On January 7, 1999, the Company's promissory notes were exchanged for convertible promissory notes of Holdings and subsequently repaid or converted to Holdings common stock.

       Transamerica

       In May 1998, the Company signed a three-year $175,500 promissory note that accrued interest at the rate of 7.76% per annum. During 1999 the note was assumed by Holdings and subsequently paid.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 10 --  Stockholders' Equity

The Company has two classes of authorized stock: common stock and preferred stock.


       (a)    Common Stock

              Net Value, Inc. is authorized to issue 49,000,000 shares of common stock, par value $.001 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. The Company has never declared dividends.

        (b)   Preferred Stock

              Net Value, Inc. is authorized to issue 1,000,000 shares of undesignated preferred stock, par value $.001 per share. The Company may establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation rights and preferences as may be fixed by them without further shareholder approval. The holders of preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, or dissolution in such amounts as established by the Company's board of directors.

              Preferred stock issued and outstanding is as follows:

                                                        Years ended
                                                                                                 June 30, 2000
                                     December 31, 1998            December 31, 1999               (unaudited)
                                ----------------------------  --------------------------  -----------------------------
                                   Shares                        Shares                      Shares
                                 outstanding       Amount     outstanding      Amount      outstanding       Amount
                                --------------   -----------  -------------  -----------  --------------  -------------
               Series A             178,700       $   179        178,700       $   179        178,700           179
                                -----------       -------       --------       -------       --------          ----
                                    178,700       $   179        178,700       $   179        178,700           179
                                ===========       =======       ========       =======       ========          ====

              Series A Preferred Stock

              On December 15, 1997, the Board of Directors designated 300,000 shares of Preferred Stock as Series A convertible preferred stock ("Series A Shares") and issued 298,700 of these shares to a single shareholder during 1997 and 1998. The Series A Shares have a stated value of $10.00 per share, carry no voting or registration rights, bear no dividends, and are convertible into 12 1/2 shares of common stock at the option of the Company or the preferred stockholder. In 1998, the Company repurchased 40,000 Series A Shares from the stockholder, and the stockholder elected to convert 80,000 of the Series A Shares into 1,000,000 shares of the Company's common stock. On November 15, 1998, the preferred stockholder transferred the remaining Series A Shares owned to Holdings, in exchange for shares of Holdings common and preferred stock.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 10 --  Stockholders' Equity (continued)

       (b)    Preferred Stock (continued)

              Preferred Stock Dividends

              The components of preferred stock dividends are as follows:

                                                         Years ended December 31,                      Six months
                                            ---------------------------------------------------          ended
                                                                                                     June 30, 2000
                                                 1997              1998              1999             (unaudited)
                                            ----------------   --------------    --------------     ---------------
               Series A Preferred Stock      $   1,181,250       15,250,500               --                   --
                                             -------------      -----------        ---------           ----------
                                             $   1,181,250       15,250,500               --                   --
                                             =============      ===========        =========           ==========

              At the time of issuance of the Series A Shares in 1997 and 1998, the then fair market value of the common shares that the Series A Shares were convertible into exceeded the $10 per share offering price. This differential in price constituted a beneficial conversion feature as defined in the Emerging Issues Task Force Issue No. D-60, Accounting for the Issuance of Convertible Preferred Stock and Debt Securities with a Nondetachable Conversion Feature ("EITF D-60"). Accordingly, the Company recorded $1,181,250 and $15,250,500 in 1997 and 1998, respectively, as additional paid in capital for the discount deemed related to a preferential dividend for the beneficial conversion feature. In accordance with EITF D-60, this discount was recognized immediately as a preferred stock dividend as the Series A Shares were immediately convertible at the election of the Company or the preferred stockholder.

Note 11 - Stock Options and Warrants

       (a)    Stock Options

              Under the 1996 Non-Qualified Stock Option Plan, Net Value, Inc. offered options to purchase shares of its common stock to employees, including officers and directors of the Company. The Board of Directors administers the plan. Option grants under the plan are typically subject to vesting provisions and expire 5 years following the date of vesting. As part of the in-process merger with Holdings discussed in Note 1, the Company plans on converting the outstanding options under the existing stock option plan into options to purchase Holdings common stock using a conversion ratio of .4 Holdings options for every Net Value, Inc. option and on maintaining the same vesting and other provision of the original option grant.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 11 -  Stock Options and Warrants (continued)

       (a)    Stock Options (continued)

              A summary of Net Value, Inc.'s stock option plan activity is as follows:

                                                                                                              Weighted
                                                                                                               average
                                                                                             Range of          exercise
                                                                         Shares           exercise prices       price
                                                                    -----------------   ------------------   -------------
              Outstanding at December 31, 1997                          1,674,000        $ 0.63 - 7.00        $   4.02
                 Granted                                                2,354,000        $ 0.20 - 7.00        $   2.22
                 Cancelled                                               (901,750)       $ 0.80 - 7.00        $   4.53
                                                                       ----------
              Outstanding at December 31, 1998                          3,126,250        $ 0.20 - 7.00            2.51
                Granted                                                   180,000        $    1.00            $   1.00
                Cancelled                                              (1,910,000)       $ 0.20 - 2.50        $   1.53
                                                                       ----------
              Outstanding at December 31, 1999                          1,396,250        $ 0.63 - 7.00            3.66
                Exercised                                                  (1,000)       $    4.00            $   4.00
                Expired                                                  (168,000)       $    5.00            $   5.00
                                                                       ----------
              Outstanding at June 30, 2000 (unaudited)                  1,227,250        $ 0.63 - 7.00        $   3.54
                                                                       ==========

              Options exercisable at December 31, 1998                  1,314,917
              Options exercisable at December 31, 1999                  1,044,250
              Options exercisable at June 30, 2000 (unaudited)            875,250

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 11 - Stock Options and Warrants (continued)

       (a)    Stock Options (continued)

              Exercise prices for stock options outstanding as of December 31, 1998, 1999 and June 30, 2000 and the weighted average remaining contractual life are as follows:

                                                                    Weighted
                                                                     Average
                                                                    Remaining                             Weighted
                                                     Shares        Contractual          Number            Average
                       Exercise Prices            Outstanding         Life            exercisable      Exercise Price
              ---------------------------------- --------------- ----------------    --------------    ---------------
              December 31, 1998
                       $0.20 to $0.80                  598,500    4.44 years             428,500          $  0.64
                       $1.20 to $2.50                1,655,000    9.72 years             551,667             1.74
                       $4.00 to $5.00                  528,750    4.13 years             334,750             4.45
                       $6.00 to $7.00                  344,000    7.21 years                  --               --
                                                 -------------                       -----------
                       $0.20 to $7.00                3,126,250    7.49 years           1,314,917             2.07
                                                 =============                       ===========

              December 31, 1999
                      $0.63 to $0.80                   343,500    2.38 years             343,500          $  0.75
                      $1.00                            180,000    4.93 years             180,000             1.00
                      $4.00 to $5.00                   528,750    3.16 years             520,750             4.63
                      $6.00 to $7.00                   344,000    6.21 years                  --               --
                                                 -------------                       -----------
                      $0.63 to $7.00                 1,396,250    3.95 years           1,044,250             4.69
                                                 =============                       ===========

              June 30, 2000 (unaudited)
                       $0.63 to $0.80                  325,500    2.13 years             325,500          $  0.75
                            $1.00                      180,000    4.68 years             180,000             1.00
                       $4.00 to $5.00                  377,750    3.90 years             369,750             4.48
                       $6.00 to $7.00                  344,000    5.96 years                  --               --
                                                 -------------                       -----------
                       $0.63 to $7.00                1,227,250    4.13 years             875,250          $   4.73
                                                 =============                       ===========

              As discussed in Note 2, the Company has elected to follow APB 25 in accounting for its stock-based compensation. Under APB 25, the Company does not recognize compensation expense with respect to such awards if the exercise price equals or exceeds the fair value of the underlying security on the date of grant and other terms are fixed. The fair values of these awards for the purpose of the alternative fair value disclosures required by FAS 123 were estimated as of the date of the grant using a Black Scholes option-pricing model. For options granted in 1997 and 1998, the fair value was calculated using the stock price of the freely trading shares on that date, less a 5% restricted share discount, the three month Treasury bill rate as the risk-free rate for that date, and a volatility factor of 1.5. For options granted in 1999, the fair value was calculated using a Black Scholes pricing model with a risk-free rate of 6.16%, an expected life of 10 years, a volatility factor of 87%, and a dividend yield of zero.

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 11 - Stock Options and Warrants (continued)

       (a)    Stock Options (continued)

              For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                            December 31,        December 31,        December 31,
             Year ended:                                       1997                1998                 1999
                                                        ------------------   ------------------   -----------------
              Net loss to common shareholders:
                 As reported                              $   12,416,487     $  26,417,511         $ 1,082,349
                 Pro forma                                $   14,036,064     $  27,043,440         $ 1,228,149

              Basic and diluted net loss per common share:
                 As reported                              $    1.78          $     2.32            $    0.09
                 Pro forma                                $    2.02          $     2.38            $    0.10

              Future pro forma results may be materially different from actual amounts reported. The weighted average fair value of employee options granted during 1997, 1998, and 1999 was $2.10, $1.61, and $2.51, respectively.

       (b)    Deferred Stock-Based Compensation

              The Company records deferred compensation when it makes compensatory stock option grants to employees. No deferred compensation is recorded for non-compensatory stock option grants where the exercise price equals the fair market value on the date of grant. For compensatory grants, the amount of deferred compensation initially recorded is the difference between the exercise price and fair market value of the common stock on the date of grant. The Company records deferred compensation as a reduction to shareholders' deficit and an offsetting increase to additional paid-in capital. The Company then amortizes deferred compensation into compensation and related expenses over the performance period, which typically coincides with the vesting period of the stock based award of 3 to 4 years.

              The components of deferred compensation are as follows:

                      Balance at December 31, 1997                                       $     497,750
                         Additions                                                           4,368,039
                         Cancellations                                                              --
                         Amortization to compensation and related expenses                  (1,582,257)
                                                                                         -------------
                      Balance at December 31, 1998                                           3,283,532
                         Additions                                                             306,000
                         Cancellations                                                      (1,612,164)
                         Amortization to compensation and related expenses                  (1,952,968)
                                                                                         -------------
                      Balance at December 31, 1999                                              24,400
                         Amortization to compensation and related expenses                     (24,400)
                                                                                         -------------
                      Balance at June 30, 2000 (unaudited)                               $          --
                                                                                         =============

                                 Net Value, Inc.

                          Notes to Financial Statements

    (Information at June 30, 2000 and for the six months ended June 30, 1999 and 2000 is unaudited)

Note 11 - Stock Options and Warrants (continued)

       (c)    Warrants

              The Company had the following warrants to purchase its securities outstanding at:

                                                                                          June 30, 2000
                                                   December 31, 1999                        (unaudited)
                                             ----------------------------------    ---------------------------------
                                              Number of                             Number of
                                               warrants        Exercise Price       warrants        Exercise Price
                 Description of Series          issued           per Share           issued           per Share
              ---------------------------    -------------    -----------------    ------------    -----------------
                     Common Stock              1,687,723        $2.40 - $4.00        1,687,723       $2.40 - $4.00
              ===========================    =============    =================    ============    =================

              At December 31, 1999 and June 30, 2000, 1,285,223 warrants were exercisable.

              As part of the in-process merger with Holdings discussed in Note 1, the Company plans on converting its outstanding warrants into warrants to purchase Holdings common stock at a ratio of .4 Holdings warrants for each Net Value, Inc. warrant.

Note 12 - Commitments and Contingencies

On November 23, 1999, the landlord of the Company's headquarters filed suit against the Company seeking to recover damages and costs related to an alleged breach of the lease. This litigation was subsequently settled in April 2000 for $137,500 of which approximately $100,000 had been accrued at December 31, 1999 within accrued expenses.

During 1996, the Company entered into an agreement with a consulting firm pursuant to which the consultants agreed to develop a material portion of the Company's core software and to perform the Company's initial product systems integration. The consulting firm was unable to develop the software as intended and agreed to a settlement agreement on December 3, 1998, whereby the Company would pay an aggregate of $695,000 for all services rendered to date. The Company subsequently did not make the required payments under the terms of the settlement agreement due to non-performance of the developed software. The total liability of $695,000 has been accrued and is included in accrued expenses. There has been no subsequent request for payment from the consulting firm and the Company intends to vigorously contest any such requests should they occur.

In August, 1999, coolsavings.com, Inc. filed an action against the Company alleging patent infringement and seeking a preliminary and permanent injunction prohibiting the Company from further acts of alleged infringement, as well as damages. BrightStreet.com has agreed to assume all liabilities related to this lawsuit pursuant to the Asset Purchase Agreement which the Company and BrightStreet.com, Inc. entered into in December, 1999 (see Note 5). On November 23, 1999, the Company filed an answer to this complaint as well as a counterclaim against coolsavings.com, Inc. seeking a declaratory judgment of invalidity and noninfringement of the patent. Although the outcome of this action cannot be reasonably estimated at this time, the Company believes that the resolution of this action will not have a material adverse effect on its financial position.

                          Independent Auditors' Report



The Board of Directors
Webmodal, Inc.:

We have audited the accompanying balance sheet of Webmodal, Inc., (a development-stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from July 28, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Webmodal, Inc. (a development-stage enterprise) as of December 31, 1999, and the results of its operations and its cash flows for the period from July 28, 1999 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.



                                                              /s/ KPMG LLP


Chicago, Illinois
June 20, 2000

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                                 Balance Sheets

                       December 31, 1999 and June 30, 2000

                                                                                                      (Unaudited)
                                                                               December 31,             June 30,
                                 Assets                                           1999                    2000
                                                                               ----------             -----------
Current assets:
    Cash and cash equivalents                                                  $1,437,909             $ 4,156,283
    Accounts receivable                                                                 -                  43,604
    Prepaid expenses and other current assets                                       6,169                  36,523
                                                                               ----------             -----------
             Total current assets                                               1,444,078               4,236,410
Property and equipment, net of accumulated depreciation                            16,255                 204,952
Website development costs, net of accumulated ammortization                             -               1,387,458
Investment in Net Value Holdings, Inc.                                                  -                 877,099
                                                                               ----------             -----------
             Total assets                                                      $1,460,333             $ 6,705,919
                                                                               ==========             ===========

                    Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                                           $   44,841             $   274,772
    Accrued expenses                                                              143,649                 759,506
                                                                               ----------             -----------
             Total current liabilities                                            188,490               1,034,278
                                                                               ----------             -----------

Note payable                                                                      245,588                 245,588
Accrued interest                                                                    8,186                  18,009
                                                                               ----------             -----------
             Total liabilities                                                    442,264               1,297,875
                                                                               ----------             -----------
Redeemable preferred stock, $1.00 par value; 3,000,000 shares authorized; 563,000 issued and outstanding ($4,877,099
    aggregate redemption value as of June 30, 2000)                                     -               4,134,007
Stockholders' equity:
    Common stock, $.0001 par value; 10,000,000 shares
        authorized; 1,174,900 and 1,214,000 issued and outstanding                    117                     121
    Additional paid-in capital                                                  2,427,407               3,935,923
    Deferred compensation                                                        (905,209)               (739,763)
    Deficit accumulated during development stage                                 (504,246)             (1,922,244)
                                                                               ----------             -----------
             Total stockholders' equity                                         1,018,069               1,274,037
                                                                               ----------             -----------
             Total liabilities and stockholders' equity                        $1,460,333             $ 6,705,919
                                                                               ==========             ===========

                See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                            Statements of Operations

      Period from July 28, 1999 (inception) through December 31, 1999, six months ended June 30, 2000, and period from July 28, 1999
                       (inception) through June 30, 2000

                                                                                                            (Unaudited)
                                                          Period from                                       Period from
                                                         July 28, 1999           (Unaudited)               July 28, 1999
                                                          (inception)             Six months                (inception)
                                                            through                 ended                     through
                                                          December 31,             June 30,                   June 30,
                                                             1999                    2000                       2000
                                                          ---------              -----------               -----------
Revenues                                                  $       -              $    52,941               $    52,941
Transportation expenses                                           -                   57,186                    57,186
                                                          ---------              -----------               -----------
             Gross profit (loss)                                  -                   (4,245)                   (4,245)

Operating expenses:
    Administration                                          338,589                1,280,737                 1,619,326
    Website development costs                               162,182                   83,190                   245,372
    Depreciation                                              1,208                   65,838                    67,046
                                                          ---------              -----------               -----------
             Total operating expenses                       501,979                1,429,765                 1,931,744
                                                          ---------              -----------               -----------
Other income (expense):
Interest income                                               5,919                   58,143                    64,062
Interest expense                                             (8,186)                  (9,823)                  (18,009)
                                                          ---------              -----------               -----------
             Net loss                                     $(504,246)             $(1,385,690)              $(1,889,936)
                                                          =========              ===========               ===========

                See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                       Statements of Stockholders' Equity

         Period from July 28, 1999 (inception) through December 31, 1999 and six months ended June 30, 2000


                                                                                       Deficit
                                                                                     accumulated
                                                 Common stock         Additional     during the                          Total
                                            --------------------       paid-in       development       Deferred       stockholders'
                                              Shares      Amount       capital          stage         compensation       equity
                                            ---------    -------     -----------   --------------     -----------     -------------
Balance at July 28, 1999
    (date of inception)                     $       -    $     -     $         -     $          -     $         -     $           -

Issuance of common stock in
    formation of the Company                1,000,000        100          29,312                -               -            29,412

Issuance of common stock                      174,900         17       1,445,443                -               -         1,445,460

Deferred compensation related
    to options                                      -          -         947,554                -        (947,554)                -

Compensation expense related
    to options                                      -          -               -                -          42,345            42,345

Consulting expense related to options               -          -           5,098                -               -             5,098

Net loss                                            -          -               -         (504,246)                         (504,246)
                                            ---------    -------     -----------   --------------     -----------     -------------
Balance at December 31, 1999                1,174,900        117       2,427,407         (504,246)       (905,209)        1,018,069
                                            ---------    -------     -----------   --------------     -----------     -------------
Issuance of common stock in exchange
    for services (unaudited)                   13,200          1         109,090                -               -           109,091

Issuance of common stock (unaudited)           75,900          8         627,249                -               -           627,257

Issuance of warrants to
    purchase common stock (unaudited)               -          -         755,400                -               -           755,400

Accretion of redeemable preferred
    stock (unaudited)                               -          -               -          (32,308)              -           (32,308)

Contribution by stockholder (unaudited)       (50,000)        (5)              5                -               -                 -

Compensation expense related                        -          -               -                -         165,446           165,446
    to options (unaudited)

Consulting expense related to
    options (unaudited)                             -          -          16,772                -               -            16,772

Net loss (unaudited)                                -          -               -       (1,385,690)              -        (1,385,690)
                                            ---------    -------     -----------   --------------     -----------     -------------
Balance at June 30, 2000 (unaudited)        1,214,000    $   121     $ 3,935,923   $   (1,922,244)    $  (739,763)    $   1,274,037
                                            =========    =======     ===========   ==============     ===========     =============

                See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                            Statements of Cash Flows

        Period from July 28, 1999 (inception) through December 31, 1999, six months ended June 30, 2000, and period from July 28, 1999
                       (inception) through June 30, 2000

                                                                                                        (Unaudited)
                                                                     Period from                        Period from
                                                                    July 28, 1999       (Unaudited)    July 28, 1999
                                                                     (inception)        Six months     (inception)
                                                                       through            ended          through
                                                                  December 31, 1999   June 30, 2000   June 30, 2000
                                                                  -----------------   -------------   -------------
Cash flows from operating activities:
    Net loss                                                       $  (504,246)     $ (1,385,690)     $(1,889,936)
    Adjustments to reconcile net loss to
      net cash provided by (used in) operating activities:
        Depreciation and amortization                                    1,208            65,838           67,046
        Common stock/options issued in lieu of cash
          payment for professional services                              5,098           125,863          130,961
        Compensation expense related to options                         42,345           165,446          207,791
        Changes in assets and liabilities:
          Accounts receivable                                                -           (43,604)         (43,604)
          Prepaid assets and other current assets                       (6,169)          (30,354)         (36,523)
          Accounts payable                                              44,841           229,931          274,772
          Accrued expenses                                             143,649           615,857          759,506
          Accrued interest                                               8,186             9,823           18,009
                                                                   -----------      ------------      -----------
               Net cash provided by (used in)
                 operating activities                                 (265,088)         (246,890)        (511,978)
                                                                   -----------      ------------      -----------
Cash flows from investing activities:
    Purchase of property and equipment                                 (17,463)         (201,973)        (219,436)
    Website development costs capitalized                                    -        (1,440,020)      (1,440,020)
                                                                   -----------      ------------      -----------
               Net cash used in investing activities                   (17,463)       (1,641,993)      (1,659,456)
                                                                   -----------      ------------      -----------
Cash flows from financing activities:
    Proceeds from issuance of note payable                             245,588                 -          245,588
    Proceeds from issuance of redeemable preferred stock                     -         3,980,000        3,980,000
    Proceeds from issuance of common stock                           1,474,872           627,257        2,102,129
                                                                   -----------      ------------      -----------
               Net cash provided by financing activites              1,720,460         4,607,257        6,327,717
                                                                   -----------      ------------      -----------
               Net increase in cash                                  1,437,909         2,718,374        4,156,283
Cash at beginning of period                                                  -         1,437,909                -
                                                                   -----------      ------------      -----------
Cash at end of period                                              $ 1,437,909      $  4,156,283      $ 4,156,283
                                                                   ===========      ============      ===========
Supplemental disclosure of cash flow information:
    Cash paid for interest                                         $         -      $          -      $         -
    Cash paid for taxes                                                      -                 -                -
    Supplemental disclosures of noncash investing and
      financing activities:
          Exchange of equity with Net Value Holdings, Inc.                   -      $    877,099      $   877,099
          Accretion of redeemable preferred stock                            -            32,308           32,308
                                                                   ===========      ============      ===========

                See accompanying notes to financial statements.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)


(1)     Nature of the Business

        Webmodal, Inc. (Webmodal or the Company) was incorporated on July 28, 1999. Upon completion of its website applications on June 1, 2000, Webmodal is an Internet-based transportation company that gives shippers the ability to identify, evaluate, and purchase intermodal transportation services online. Webmodal uses a fast, data-driven, online interface to dramatically improve upon traditional intermodal marketing processes. Webmodal's Point-Click-ShipSM product gives shippers the ability to input their specific transportation needs, view a comprehensive list of relevant intermodal transportation alternatives, and execute orders for transportation services entirely online at the Company's website www.webmodal.com.

        Since inception, the Company has devoted substantially all of its efforts to business planning, product development, acquiring operating assets, raising capital, marketing, and business development activities. Accordingly, the Company is in the development stage, as defined by the Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

        The Company has incurred losses since inception and expects to incur a loss in 2000. Should the Company be unable to generate revenue and realize cash flows from operations in the near term, the Company may require additional equity or debt financing to meet working capital needs and to fund operating losses. Although management believes the Company could obtain such financing, there can be no assurances that such financing will be available in the future at terms acceptable to the Company.

        The Company is subject to risks and uncertainties common to growing technology-based companies, including technological change, growth and commercial acceptance of the Internet, dependence on principal products and third party technology, new product development and performance, new product introductions and other activities of competitors, and its limited operating history.

(2)     Summary of Significant Accounting Policies

       (a)    Cash and Cash Equivalents

               The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash and cash equivalents. Cash equivalents at December 31, 1999 are invested in money market accounts.

       (b)    Impairment of Long-lived Assets

               In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company records impairment of losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

       (c)    Property and Equipment

               Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets, which range from three to five years.

                                                                     (Continued)

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)

       (d)   Computer Software and Website Development

               The Company has adopted the provisions of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Emerging Issues Task Force Issue No. 00-2, Accounting for Web Site Development Costs. Accordingly, certain costs in the planning development stage of internal-use computer software, including website development, are expensed as incurred. During the period from July 28, 1999 (inception) through December 31, 1999, software development planning costs related to website development of $162,182 were incurred and expensed.

        (e)   Income Taxes

               Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (f)    Stock-Based Compensation

               The Company applies the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income and pro forma net income per share disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS
               No. 123.

       (g)    Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

(3)    Interim Financial Information

       The interim financial statements of the Company as of and for the six months ended June 30, 2000, included herein, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements.

       In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows as of and for the six months ended June 30, 2000. The accompanying unaudited interim financial statements are not necessarily indicative of full-year results.

(4)    Property and Equipment

       Property and equipment consists of the following:

                                                                  December 31,
                                                                     1999
                                                                --------------

               Property and equipment:
                   Office equipment and furniture                  $   4,995
                   Computer equipment                                 12,468
                                                                   ---------

                                                                      17,463

               Less: accumulated depreciation                         (1,208)
                                                                   ---------

                        Property and equipment, net                $  16,255
                                                                   =========

(5)    Income Taxes

       The provision for income taxes differs from the amounts which would result by applying the applicable Federal income tax rate to loss before provision for income taxes for the period from July 28, 1999 (inception) to December 31, 1999 as follows:

                                                                 Period from
                                                                July 28, 1999
                                                                 (inception)
                                                                   through
                                                                 December 31,
                                                                      1999
                                                               ---------------

       Expected income tax benefit at the statutory rate           $(171,444)
       State tax benefit, net of Federal taxes                       (21,342)
       Nondeductible expenses                                         20,833
       Increase in valuation allowance                               171,953
                                                                   ---------

                                                                   $      --
                                                                   =========

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)



       The tax effect of temporary differences giving rise to significant portions of the deferred tax assets and liabilities at December 31, 1999 are as follows:

                                                                    December 31,
                                                                       1999
                                                                 ---------------
           Deferred tax assets:
               Capitalized start-up and organizational costs       $ 156,456
               Net operating loss carryforward                        16,290
                                                                   ---------

                    Gross deferred tax assets                        172,746
               Less valuation allowance                             (171,953)
                                                                   ---------

                    Net deferred tax assets                              793
                                                                   ---------

           Deferred tax liabilities - depreciation                      (793)
                                                                   ---------

                    Net deferred income taxes                      $      --
                                                                   =========

       The Company has a net operating loss carryforward of approximately $41,970 as of December 31, 1999, which can potentially be carried forward twenty years and will expire in 2019.

       The Company has recorded a full valuation allowance against its net deferred tax assets since management believes that, after considering all the available objective evidence, it is more likely than not that these assets will not be realized.

(6)    Note Payable

        On August 2, 1999, the Company issued a note payable in the amount of $245,588. The note is due on August 2, 2009. The unpaid principal balance of the note bears interest at an annual rate of 8%, payable annually on August 2 of each year commencing August 2, 2002.

(7)    Capital Stock

       Stock Split

       On September 16, 1999, the Company affected a 100 to 1 stock split on its then-outstanding shares of common stock. All share information included in these financial statements has been retroactively adjusted to reflect the revised authorized capital stock and stock split.

       Authorization of Stock

       In September 1999, the Company amended and restated its certificate of incorporation thereby authorizing 100,000 shares of $.0001 par value common stock (prior to further amendment as described in Note 10).

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)

       Equity Investments

       On July 30, 1999, the Company entered into a shareholders agreement with an investor. Under the terms of the agreement, the investor has the right to purchase 180,000 additional shares of the Company's common stock for total consideration of $1,245,588 which may partly be paid by the surrender of the note payable discussed in Note (6) above. The right to purchase these additional shares expired September 30, 1999.

       On October 11, 1999, the Company entered into a stock purchase agreement with an investor. Under the terms of the stock purchase agreement, the Company issued 12,100 shares of common stock for total consideration of $100,000.

       On December 8, 1999 and December 17, 1999, the Company entered into stock purchase agreements with investors. Under the terms of the agreements, the Company issued 62,000 shares of common stock for total consideration of $512,399 and 100,800 shares of common stock for total consideration of $833,061, respectively.

(8)    Stock Options

       The Company has a Long-Term Stock Incentive Plan (the "Plan") for the issuance of options to eligible employees, directors and consultants. The Plan permits the Company to issue options on terms that the Company determines appropriate, subject to a maximum life of 10 years. Such terms include the exercise price, number of shares, vesting arrangements and other terms. The Company applies APB Opinion No. 25 and related interpretations in accounting for the Plan. Had compensation cost for the Company's option plan been determined consistent with SFAS No. 123, the net loss for the period from July 28, 1999 (inception) through December 31, 1999 would have been increased to the pro forma amount indicated below:

                      Net income (loss):
                          As reported                          $ (504,246)
                          Pro forma                              (504,551)
                                                               ===========

       For purposes of calculating the compensation cost consistent with SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999: dividend yield of 0%, nominal volatility, average risk free interest rate of 6.0%, and expected lives of four years.

        The following is a summary of activity under the Plan:

                                                                                                           Weighted
                                                                                         Options            average
                                                                                       outstanding           price
                                                                                       -----------         --------

        Outstanding at July 28, 1999                                                            --        $       --
            Granted                                                                        129,900              0.28
            Exercised                                                                           --                --
            Canceled                                                                            --                --
                                                                                         ---------        ----------

        Outstanding at December 31, 1999                                                   129,900              0.28
            Granted                                                                         78,800              8.39
            Exercised                                                                           --                --
            Canceled                                                                        (2,000)             8.26
                                                                                         ---------        ----------

        Outstanding at June 30, 2000 (unaudited)                                           206,700        $     3.30
                                                                                         =========        ==========


        The following table summarizes information about stock options outstanding:

                                                                Options outstanding             Options exercisable
                                                           ------------------------------  ------------------------------
                                                              Weighted
                                                              average         Weighted                       Weighted
                                                             remaining        average                         average
                                              Number        contractual       exercise        Number         exercise
          Range of exercise prices           of shares          life           price         of shares         price
          ------------------------         --------------  ---------------  -------------  -------------  --------------
        December 31, 1999
                 $0.28                        129,900           9.86         $   0.28           2,825     $  0.28
                                           ==============  ===============   ==========  ==============   ==========
        June 30, 2000 (unaudited)
                 $0.28 - $8.88                206,700           9.50         $    3.30         24,475     $  0.28
                                           ==============  ===============   ==========  ==============   ==========


(9)    Deferred Compensation

       On November 1, 1999 and December 15, 1999, the Company granted employees 90,400 and 28,200 options, respectively. The aggregate amount of the estimated fair value of the underlying stock in excess of the strike price of the options on the dates of grant of $947,554 is being expensed over the option vesting period, which is monthly vesting over three years.

       On November 1, 1999, the Company granted a consultant 11,300 options in consideration for consulting services over a three-year period. The consulting expense will be adjusted to the current estimated fair value of the options.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)


(10)   Subsequent Events

       Effective January 1, 2000, the Company implemented a 401(k) savings plan (the "Savings Plan"). Qualified employees may participate in the Savings Plan by contributing up to 15% of their gross wages or $10,500 (subject to change by statutory regulations). The Company may elect to make matching contributions at the discretion of the Board of Directors of the Company.

       On January 12, 2000 and January 21, 2000, the Company entered into several stock purchase agreements with investors. Under the terms of the agreements, the Company issued 36,200 shares of common stock for total consideration of $299,175 and 39,700 shares of common stock for total consideration of $328,082, respectively.

       On January 15, 2000, the Company entered into a technology development and consulting services agreement with a third party. Under the terms of the agreement, the first $400,000 of consulting services will be paid by issuing Company common stock at a share price of $8.26. Consulting services in excess of $400,000 will be paid 1/3 cash and 2/3 deferred cash or 100% cash, at the election of the Company. This agreement may be terminated by either party upon 14 days written notice.

       On March 3, 2000, the Company entered into a lease agreement for office space in Southlake, Texas. This agreement is a two-year lease with monthly base rent of $4,900 plus a pro rata share of operating expenses of approximately $1,050 per month.

       On May 1, 2000, the Company entered into a domestic intermodal transportation contract with a railway. The terms of the agreement require $2.5 million of annual transportation services to be purchased from the railway during the initial annual period. If the Company fails to achieve this revenue requirement, the Company is liable for 25% of any shortfall. In addition, in connection with this agreement, the Company established a $250,000 letter of credit on behalf of the railway.

       On May 8, 2000, the Company affected a 100 to 1 stock split on its then-outstanding shares of common stock. All share information included in these financial statements has been retroactively adjusted to reflect the stock split.

       On May 9, 2000, the Company amended and restated its certificate of incorporation thereby authorizing 10,000,000 shares of $.0001 par value common stock and 3,000,000 shares of $1.00 par value preferred stock, of which 563,000 were designated as Series A preferred stock. Upon liquidation, each holder of Series A preferred stock shall be entitled to receive an amount equal to the original issue price of the Series A preferred stock plus all accrued and unpaid dividends.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)

       The Company shall pay preferential dividends to the holders of Series A preferred stock, when and if declared, at an annual rate of 8% of the original purchase. The dividends may be paid, at the discretion of the Company, in cash or common stock at a price per share equal to the conversion price of the Series A preferred stock on the payment date of the dividend. Holders of the Series A preferred stock shall be entitled to cumulative dividends prior and in preference to the payment of any dividend or other distribution on the common stock. If after dividends in the full preferential amount for the Series A preferred stock have been paid or declared and set apart, then any additional dividends and distributions declared, shall be declared among the holders of the then outstanding common stock and Series A preferred stock pro rata according to the number of shares of common stock held, where holders of shares of Series A preferred stock will be deemed to hold the greatest whole number of shares of common stock then issuable upon conversion in full of such shares of Series A preferred stock.

       In the event of liquidation, the holders of the Series A preferred stock shall be entitled to be paid, prior and in preference to any payment or distribution on any common stock, an amount per share equal to the original issue price of the Series A preferred stock, plus all accrued but unpaid dividends. If any funds remain after payment or distribution to the holders of the Series A preferred stock, the remaining funds shall be distributed among the holders of the then outstanding common stock and the Series A preferred stock pro rata according to the number of shares of common stock held, holders of shares of Series A preferred stock will be deemed to hold the greatest whole number of shares of common stock then issuable upon conversion in full of such shares of Series A preferred stock.

       Each holder of shares of Series A preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of Series A preferred stock could be converted.

       Series A preferred stock may be converted at any time, at the election of the holder, into the number of shares of common stock which results from dividing the original issue price by the conversion price. The initial conversion price is equal to the original issue price. The conversion price shall be subject to adjustments upon (i) the issuance of additional shares of common stock as a dividend or other distribution on outstanding common stock, (ii) a subdivision of the outstanding shares of common stock into a greater number of shares of common stock, (iii) a combination of the outstanding shares of common stock into a smaller number of shares of common stock, (iv) the company pays a dividend or makes another distribution to the holders of the common stock payable in securities of the Company other than shares of common stock, (v) the Series A preferred stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise and (vi) the issuance or sale of additional shares of common stock for a price that is less than the conversion price for the Series A preferred stock in effect immediately prior to such issue or sale.

       Each share of Series A preferred stock shall automatically be converted into fully paid and nonassessable shares of common stock, immediately prior to the closing of the Company's first underwritten public offering in which the aggregate gross proceeds received equals or exceeds $20 million at an offering price per share of common stock of not less than four times the original conversion price per share.

                                 WEBMODAL, INC.
                        (a development-stage enterprise)

                          Notes to Financial Statements

                 December 31, 1999 and June 30, 2000 (unaudited)


       If a qualifying initial public offering (IPO) has not occurred as of the fourth anniversary of the original issue date, each holder of outstanding shares of Series A preferred stock may request redemption of all of the outstanding shares of Series A preferred stock. The redemption price per share of Series A preferred stock shall be equal to the original issue price plus all accrued but unpaid dividends. The difference between the value of the redeemable preferred stock and its aggregate redemption value at the earliest redemption date is being accreted over the redemption period.

       On May 9, 2000, the Company issued 563,000 shares of Series A preferred stock to a third party, pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement, and a warrant to purchase 170,000 shares of the Company's common stock. The aggregate purchase price for the stock and the warrant was $4,877,099, comprised of $4,000,000 in cash and 113,174 shares of the third party's common stock valued at $877,099. The estimated fair value of the warrants was $755,400 on the date of grant. The warrants are convertible into common stock at an exercise price of $8.88. The warrant exercise period is May 9, 2000 through May 9, 2005 or upon the earlier of the third party's redemption of all shares of the Company's Series A preferred stock, the last business day prior to a qualified IPO, merger or consolidation of the Company and another entity following which the shareholders of the Company control less than 50% of the voting securities of the resulting entity or a sale of all or substantially all of the Company's assets. In connection with the consummation of the purchase agreement, the Company also entered into a Stockholders' Agreement and an Investors Rights Agreement, dated as of May 9, 2000. The Stockholders' Agreement and the Investors Rights Agreement, taken in the aggregate, provide for, among other things, restrictions on the transferability of securities, co-sale, preemptive and registration rights. These agreements terminate upon a qualified public offering of the Company's common stock.

       On July 25, 2000, the Company entered into a lease agreement for office space in Lombard, Illinois. This agreement is a five-year lease with monthly base rent of $6,758.

       On August 17, 2000, the Company entered into a two year accounts receivable factoring agreement.

                          INDEPENDENT AUDITORS' REPORT


To the Directors and Stockholders of
SWAPIT.COM, INC.


We have audited the accompanying balance sheet of SwapIt.com, Inc. (A Development Stage Company) as of December 31, 1999 and the related statement of operations, stockholders' equity and cash flows for the period October 28, 1999 (Inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of SwapIt.com, Inc. (A Development Stage Company) as of December 31, 1999, and the results of their operations and their cash flows for the period October 28, 1999 (Inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses in its development stage, and will need to raise additional capital to complete its development activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ MORGENSTERN & ASSOCIATES

Voorhees, NJ
February 10, 2000

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                       December 31, 1999 and June 30, 2000


                                     ASSETS

                                                                                                    (Unaudited)
                                                                                 December 31,         June 30,
                                                                                     1999               2000
                                                                                 -----------        -----------
CURRENT ASSETS
     Cash and cash equivalents                                                   $ 1,212,381        $    45,692
     Inventory                                                                            --            431,307
     Prepaid expenses                                                                 56,106             29,950
                                                                                 -----------        -----------
        Total current assets                                                       1,268,487            506,949

PROPERTY AND EQUIPMENT, NET                                                           75,866            564,533
INTANGIBLE ASSET, NET OF AMORTIZATION                                                  9,762              9,048
DEPOSITS                                                                              37,943             37,943
                                                                                 -----------        -----------


TOTAL ASSETS                                                                     $ 1,392,058        $ 1,118,473
                                                                                 ===========        ===========



                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES
     Accounts payable                                                            $    69,378        $   740,268
     Notes payable - related party                                                        --          2,725,000
     Customer deposits                                                                    --            315,072
     Accrued expenses                                                                 19,295            100,516
     Accrued payroll tax liabilities                                                  24,317                 --
                                                                                 -----------        -----------
        Total current liabilities                                                    112,990          3,880,856
                                                                                 -----------        -----------


COMMITMENTS AND CONTINGENCIES (NOTE E)


STOCKHOLDERS' EQUITY (DEFICIT):
     Series A convertible preferred stock, $0.001 par value; 495,899 shares
        authorized, 495,899 shares issued and outstanding                                 50                 50
     Common stock, $0.00025 par value; 6,504,101 shares authorized,
        3,900,000 and 4,022,000 shares issued and outstanding                            975              1,006
     Additional paid-in capital                                                    1,502,325          1,502,828
     Deferred compensation                                                            (1,947)            (2,218)
     Deficit accumulated during the development stage                               (222,336)        (4,264,049)
                                                                                 -----------        -----------
        Total stockholders' equity (deficit)                                       1,279,067         (2,762,383)
                                                                                 -----------        -----------



TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                               $ 1,392,058        $ 1,118,473
                                                                                 ===========        ===========


    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
            From October 28, 1999 (Inception) to December 31, 1999,
                         Six months ended June 30, 2000,
       and Period from October 28, 1999 (Inception) through June 30, 2000

                                                                                                          (Unaudited)
                                                               Period from                                Period from
                                                             October 28, 1999         (Unaudited)       October 28, 1999
                                                               (Inception)             Six months         (Inception)
                                                                 through                 ended              through
                                                             December 31, 1999       June 30, 2000        June 30, 2000
                                                             -----------------       --------------      ---------------
REVENUES                                                       $         --           $    227,070         $    227,070
COST OF GOODS SOLD                                                       --                706,508              706,508
                                                               ------------           ------------         ------------
GROSS PROFIT                                                             --               (479,438)            (479,438)

OPERATING EXPENSES
     Amortization                                                       238                    714                  952
     Bank charges                                                       152                  3,624                3,776
     Compensation and related expenses                               89,431                999,364            1,088,795
     Consulting                                                          --                212,582              212,582
     Depreciation                                                     1,385                 56,000               57,385
     Dues and subscriptions                                           1,074                101,293              102,367
     Employee benefits                                                2,700                 49,569               52,269
     Equipment rental                                                   236                  2,518                2,754
     Insurance                                                          671                  4,373                5,044
     Interest                                                            --                 85,656               85,656
     Marketing                                                        1,800              1,512,687            1,514,487
     Office                                                           5,592                105,382              110,974
     Professional fees                                              103,275                245,974              349,249
     Rent                                                            10,383                 69,664               80,047
     Tax and licenses                                                 2,264                    891                3,155
     Travel and entertainment                                         4,190                 98,914              103,104
     Telecommunications                                               2,110                 27,413               29,523
                                                               ------------           ------------         ------------
           Total operating expenses                                 225,501              3,576,618            3,802,119
                                                               ------------           ------------         ------------

LOSS FROM OPERATIONS                                               (225,501)            (4,056,056)          (4,281,557)
                                                               ------------           ------------         ------------

OTHER INCOME
     Interest income                                                  3,165                 14,343               17,508
                                                               ------------           ------------         ------------

NET LOSS                                                       $   (222,336)          $ (4,041,713)        $ (4,264,049)
                                                               ============           ============         ============


    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
             From October 28, 1999 (Inception) to December 31, 1999
                       and Six Months Ended June 30, 2000

                                                                                                          Deficit
                                                                                                        Accumulated
                                          Preferred Stock    Common Stock     Additional                 During the
                                          ---------------  ----------------    Paid-In      Deferred    Development
                                           Shares  Amount   Shares   Amount    Capital    Compensation     Stage          Total
                                          -------- ------  --------- ------  -----------  ------------  -----------   -----------
Balance, October 28, 1999                       --     --         --     --           --            --           --            --
Common stock issued to founders                 --     --  3,420,000 $  855  $    14,145            --           --   $    15,000
Common stock granted for services               --     --    480,000    120        1,980  $     (2,100)          --            --
Amortization of deferred compensation           --     --         --     --           --           153           --           153
Preferred stock issued                     495,899 $   50         --     --    1,486,200            --           --     1,486,250
Net loss for period from October 28, 1999
  (Inception) to December 31, 1999              --     --         --     --           --            --  $  (222,336)     (222,336)
                                          -------- ------  --------- ------  -----------  ------------  -----------   -----------

     Balance at December 31, 1999          495,899 $   50  3,900,000 $  975  $ 1,502,325  $     (1,947) $  (222,336)  $ 1,279,067
                                          ======== ======  ========= ======  ===========  ============  ===========   ===========


Common stock granted for services
  (unaudited)                                   --     --    122,000     31          503          (534)          --            --
Amortization of deferred compensation
  (unaudited)                                   --     --         --     --           --           263           --           263
Net loss for period from January 1, 2000
  to June 30, 2000 (unaudited)                  --     --         --     --           --            --   (4,041,713)   (4,041,713)
                                          -------- ------  --------- ------  -----------  ------------  -----------   -----------

     Balance at June 30, 2000 (unaudited)  495,899 $   50  4,022,000 $1,006  $ 1,502,828  $     (2,218) $(4,264,049)  $(2,762,383)
                                          ======== ======  ========= ======  ===========  ============  ===========   ===========


    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
         Period from October 28, 1999 (Inception) to December 31, 1999,
                        Six months ended June 30, 2000,
       and Period from October 28, 1999 (Inception) through June 30, 2000

                                                                                                          (Unaudited)
                                                               Period from                                Period from
                                                             October 28, 1999         (Unaudited)       October 28, 1999
                                                               (Inception)             Six months         (Inception)
                                                                 through                 ended              through
                                                             December 31, 1999       June 30, 2000        June 30, 2000
                                                             -----------------       --------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                  $   (222,336)          $ (4,041,713)        $ (4,264,049)

     Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation/amortization                                     1,623                 56,714               58,337
        Compensatory common stock and stock
         options issued                                                 153                    263                  416
     Changes in assets and liabilities:
        Inventory                                                        --               (431,307)            (431,307)
        Prepaid expenses                                            (56,106)                26,156              (29,950)
        Intangible assets                                           (10,000)                    --              (10,000)
        Deposits                                                    (37,943)                    --              (37,943)
        Accounts payable                                             69,378                670,890              740,268
        Customer deposits                                                --                315,072              315,072
        Accrued expenses                                             43,612                 56,904              100,516
                                                               ------------           ------------         ------------
           Net cash used by operating activities                   (211,618)            (3,347,021)          (3,558,639)
                                                               ------------           ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of property and equipment                          (77,251)              (544,667)            (621,918)
                                                               ------------           ------------         ------------
           Net cash used by investing activities                    (77,251)              (544,667)            (621,918)
                                                               ------------           ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from notes payable                                      --              2,725,000            2,725,000
        Proceeds from the issuance of common stock                   15,000                     --               15,000
        Proceeds from the issuance of preferred stock             1,486,250                     --            1,486,250
                                                               ------------           ------------         ------------
           Net cash provided by financing activities              1,501,250              2,725,000            4,226,250
                                                               ------------           ------------         ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         1,212,381             (1,166,688)              45,692

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                          0              1,212,381                   --
                                                               ------------           ------------         ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $  1,212,381           $     45,692         $     45,692
                                                               ============           ============         ============





    The accompanying notes are an integral part of the financial statements.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)


A.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         THE COMPANY

         SwapIt.com, Inc. (the "Company"), a Delaware corporation, was incorporated on October 28, 1999. SwapIt.com, Inc. is a development stage company which intends to create an electronic barter exchange marketplace on the Internet. The Company intends to make available for barter, music CDs, movies, and books, and plans to initially target their website to college students. The Company intends to generate revenue from its website through the following sources: transaction fees, advertising revenues, commissions on referrals, and direct sales.

         UNAUDITED INTERIM FINANCIAL INFORMATION

         The interim financial information as of June 30, 2000 and for the six months ended June 30, 2000 is unaudited. The information reflects all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for a full fiscal year.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash. Cash consists of deposits with a large United States financial institution that is insured by the Federal Deposit Insurance Company up to a maximum of $100,000 per account. At December 31, 1999, the Company had an uninsured cash balance of $1,111,704.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Company's financial instruments, including cash and cash equivalents, prepaid expenses, intangible assets, and accounts payables, are carried at cost, which approximates fair value.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

                           Computer equipment               3 years
                           Furniture and fixtures           7 years

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)



         INTANGIBLE ASSET

         Intangible asset is comprised of a web site domain name, which will be amortized over its estimated useful life of seven years.

         REVENUE RECOGNITION

         The Company recognizes revenues when earned or when services are performed.

         ADVERTISING AND MARKETING

         The cost of advertising and marketing is expensed as incurred. Advertising costs for the period from October 28, 1999 (Inception) to December 31, 1999 amounted to $1,800.

         START-UP COSTS

         In accordance with AICPA Statement of Position 98-5, "Reporting on the Cost of Start-up Activities", the Company expenses all start-up activities, including organizational costs, as they are incurred.

         INCOME TAXES

         The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and operating losses available to offset future taxable income, using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

         DEFERRED COMPENSATION

         The Company has issued common stock to certain employees and consultants in exchange for future services. The Company has recorded the aggregate amount of the total fair market value of the stock issued as deferred compensation. The amounts recorded as deferred compensation are then amortized over the appropriate vesting period (generally four years).


         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATIONS

         Concentrations not disclosed elsewhere in the financial statements are as follows:

         The Company plans to generate income from various sources that utilizes the same medium. Lack of product (website) development or customer interest could have a materially adverse effect on the Company.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)

B.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

         Computer equipment                                     $55,135
         Furniture and fixtures                                  22,116
                                                                -------
                                                                 77,251
         Less accumulated depreciation                          (1,385)
                                                                -------
                                                                $75,866
                                                                =======

         Depreciation expense for the period October 28, 1999 (Inception) through December 31, 1999 was $1,385.

C.       DEPOSITS

         The Company has a rental deposit of $37,943 related to its office lease.

D.       INCOME TAXES

         For Federal income tax purposes, start-up costs must be amortized over not less than 60 months. The Company has recognized a deferred tax benefit for start-up costs to be amortized over 60 months for tax purposes. However, as it is more likely than not that the deferred tax asset will not be utilized, management has established a reserve of approximately $40,000.

E.       COMMITMENTS AND CONTINGENCIES

         GOING CONCERN:

         Since October 28, 1999 (Inception), the Company has been in the development stage and the principal activities have consisted of raising capital. The Company is still in the process of developing its website.

         The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenues and, at December 31, 1999, had accumulated a deficit from its operating activities. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, achieving market acceptance of its product and achieving satisfactory levels of profitable operations. The financial statements do not contain any adjustments relating to the realization of assets and liquidation of liabilities that may be necessary should the Company be unable to continue as a going concern.

         LEASES:

         The Company currently leases its office facility under an operating lease signed on December 2, 1999.

         The lease has a term of five years, expiring on December 31, 2004. The monthly rental cost is approximately $12,700. Future minimum annual lease payments for the next five years are as follows:

                      2000                              $151,800
                      2001                              $151,800
                      2002                              $151,800
                      2003                              $151,800
                      2004                              $151,800

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)


F.       STOCKHOLDERS' EQUITY

         STOCK SPLIT:

         On January 14, 2000, the Company's Board of Directors approved a four-for-one (4:1) common stock split. The effective date of the split was January 20, 2000. All references in the financial statements to shares issued, shares outstanding, and related prices in the accompanying financial statements have been restated to reflect this stock split.

         SERIES A CONVERTIBLE PREFERRED STOCK:

         The Company's Articles of Incorporation, as amended, authorizes the issuance of 495,899 shares of "Series A Convertible Preferred Stock", $0.001 par value per share, of which 495,899 shares were outstanding as of December 31, 1999. The preferred shares are cumulative at an annual dividend rate of 8%. Holders of each share of "Series A Convertible Preferred Stock" are entitled to vote on all matters at stockholder's meetings. Holders of each share of the "Series A Convertible Preferred Stock" shall convert their shares to common stock at the earliest of: their own option or upon the first underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933. The conversion price varies as stated in the Amended and Restated Articles of Incorporation. The conversion price at December 31, 1999 was $0.769.

         The Company issued 132,941 shares of "Series A Convertible Preferred Stock" at $3.761 per share on November 23, 1999 for a total purchase price of $500,000. On December 20, 1999, at the conclusion of the first round offering, the Company issued an additional 29,649 shares of "Series A Convertible Preferred Stock" to an investor per their initial 10% fully diluted agreement. The additional issuance of stock changed the per share purchase price to $3.075.

         The Company issued 252,014 shares of "Series A Preferred Stock" at $3.075 per share on December 17, 1999 for a total purchase price of $775,000.

         The Company issued 81,295 shares of "Series A Preferred Stock" at $3.075 per share on December 20, 1999 for a total purchase price of $250,000.

         Cumulative preferred dividends at December 31, 1999 amounted to $7,145 or $0.014 per share.

         Cumulative preferred dividends at June 30, 2000 (unaudited) amounted to $67,978 or $0.045 per share.

         COMMON STOCK:

         The Company's Articles of Incorporation, as amended authorizes the issuance of 6,504,101 shares of Common Stock, $0.00025 par value per share, of which 3,900,000 were outstanding as of December 31, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders.

         The Company issued 3,420,000 shares of common stock at $0.0044 per share on November 12, 1999 to its founders for an aggregate purchase price of $15,000.

         The Company issued 480,000 shares of common stock at $0.0044 per share on November 12, 1999 to various employees and contractors in exchange for future services. The rights associated with the common stock shares (i.e. - voting, dividends, etc.) were subsequently assigned back to the Company. The common stock shares will revert back to each person based on a bi-annual-four-year vesting schedule. Upon termination of services, all unvested shares shall be forfeited to the Company. The fair market value of the stock, on the grant date, was valued at $0.0044 per share. The Company has treated the aggregate amount of $2,100 as deferred compensation (see NOTE A) with respect to the assignment of shares.

                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)

G.       STOCK OPTION PLAN

         The Company accounts for its stock option plan in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of options granted under the Option Plan is determined at the discretion of the Company, and in the case of Incentive Stock Options, the amount will not be less than 100% of the fair market value on the date of grant. The Company has reserved 620,000 shares to be offered through the plan. Compensation expense is recognized when the exercise price of options is less than the fair value of the underlying stock on the date of grant. Since the exercise price is based on estimated fair value, no compensation cost has been recognized.

         While the Company continues to apply APB Opinion No. 25, Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro-forma information regarding net income (loss) as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed by SFAS No. 123. The Company estimates the fair value of stock options at the grant date by using the minimum value method with the following assumptions used for the grants in 1999: dividend yield of 0%; risk-free interest rate of 6.2%; and an expected life of 10 years for all plan options.

         Under the accounting provisions of SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                           1999
                          As reported                 $  (222,336)
                                                      ============
                          Pro forma                   $  (232,512)
                                                      ============

         The following summarizes information about the Company's stock options at December 31, 1999 and June 30, 2000 (unaudited):

         (a)  EMPLOYEE OPTIONS

         During the period from October 28, 1999 (Inception) to December 31, 1999 the Company granted options to employees. A summary of the status of the Company's stock options as of December 31, 1999 and June 30, 2000, and changes during the period is as follows:


                                                                                                     WEIGHTED-AVG
                                                                           SHARES                   EXERCISE PRICE
                                                                          --------                  --------------
          Outstanding at October 28, 1999                                        0                      $ 0.00
          Granted                                                           20,000                      $ 0.13
          Exercised                                                              0                      $ 0.00
          Forfeited                                                              0                      $ 0.00
                                                                          --------                      ------
          Outstanding at December 31, 1999                                  20,000                      $ 0.13
                                                                          ========                      ======

          Granted (unaudited)                                              151,450                      $ 0.13
          Exercised (unaudited)                                                  0                      $ 0.00
          Forfeited (unaudited)                                            (11,500)                     $ 0.13
                                                                          --------                      ------
          Outstanding at June 30, 2000 (unaudited)                         159,950                      $ 0.13
                                                                          ========                      ======

          Options exercisable at December 31, 1999                               0                      $    0
                                                                          ========                      ======
          Options exercisable at June 30, 2000 (unaudited)                       0                      $    0
                                                                          ========                      ======


                                SwapIt.com, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
             From October 28, 1999 (Inception) to December 31, 1999
                     (Information Relating to June 30, 2000
              And The Six Months Ended June 30, 2000 Is Unaudited)
                                   (Continued)


         (b)  NON-EMPLOYEE OPTIONS
         During the period from October 28, 1999 (Inception) to December 31, 1999 the Company granted options to certain non-employees. A summary of the status of the Company's stock options as of December 31, 1999 and June 30, 2000, and changes during the period is as follows:

                                                                                                     WEIGHTED-AVG
                                                                           SHARES                   EXERCISE PRICE
                                                                          --------                  --------------
          Outstanding at October 28, 1999                                        0                      $ 0.00
          Granted                                                          169,600                      $ 0.13
          Exercised                                                              0                      $ 0.00
          Forfeited                                                              0                      $ 0.00
                                                                          --------                      ------
          Outstanding at December 31, 1999                                 169,600                      $ 0.13
                                                                          ========                      ======

          Granted (unaudited)                                               20,000                      $ 0.39
          Exercised (unaudited)                                                  0                      $ 0.00
          Forfeited (unaudited)                                                  0                      $ 0.00
                                                                          --------                      ------
          Outstanding at June 30, 2000 (unaudited)                         189,600                      $ 0.15
                                                                          ========                      ======

          Options exercisable at December 31, 1999                         169,600                      $ 0.13
                                                                          ========                      ======

          Options exercisable at June 30, 2000 (unaudited)                 189,600                      $ 0.15
                                                                          ========                      ======


          Stock Options during the period from October 28, 1999 (Inception) to December 31, 1999; and June 30, 2000 (unaudited) are summarized as follows:

                                                                                                     WEIGHTED-AVG
                                                                           SHARES                   EXERCISE PRICE
                                                                          --------                  --------------
          Outstanding at October 28, 1999                                        0                      $ 0.00
          Granted                                                          189,600                      $ 0.13
          Exercised                                                              0                      $ 0.00
          Forfeited                                                              0                      $ 0.00
                                                                          --------                      ------
          Outstanding at December 31, 1999                                 189,600                      $ 0.13
                                                                          ========                      ======

          Granted (unaudited)                                              171,450                      $ 0.16
          Exercised (unaudited)                                                  0                      $ 0.00
          Forfeited (unaudited)                                            (11,500)                     $ 0.13
                                                                          --------                      ------
          Outstanding at June 30, 2000 (unaudited)                         349,550                      $ 0.14
                                                                          ========                      ======

          Options exercisable at December 31, 1999                         169,600                      $ 0.13
                                                                          ========                      ======
          Options exercisable at June 30, 2000 (unaudited)                 189,600                      $ 0.15
                                                                          ========                      ======

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, approved as of August 28, 2000 in sum and substance by STONEPATH GROUP, INC., a Delaware corporation ("STONEPATH GROUP"), by resolution duly adopted by its Board of Directors on said date, and by NET VALUE, INC., a Delaware corporation ("NET VALUE, INC."), approved on August 28, 2000 by resolution duly adopted by its Board of Directors on said date, and by NET VALUE ACQUISITION, INC., a Delaware corporation ("NET VALUE ACQUISITION"), approved on August 28, 2000 by resolution duly adopted by its Board of Directors on said date. This Agreement and Plan of Merger constitutes a plan of merger and an agreement of merger pursuant to the provisions of the Delaware General Corporation Law:

         (1) Net Value Acquisition, a wholly owned subsidiary of Stonepath Group shall, pursuant to the provisions of Section 251 of the Delaware General Corporation Law, be merged into Net Value, Inc. ("Surviving Corporation"), which shall be the surviving corporation upon the effective date of the merger and which shall continue to exist under the provisions of the laws of the State of Delaware. Upon the Effective Time of the merger, all assets and liabilities of Net Value Acquisition shall become assets and liabilities of Net Value, Inc. and the separate corporate existence of Net Value Acquistion shall cease. The "Effective Time" shall be the date and time the Merger Agreement is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

         (2) The Certificate of Incorporation of Net Value, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.

         (3) The present bylaws of Net Value, Inc. shall be the bylaws of the Surviving Corporation and will continue in full force and effect until altered or amended as therein provided under the authority of the laws of the State of Delaware.

         (4) The directors and officers of Net Value, Inc. upon the effective date of the merger shall be Andrew Panzo and Lee Hansen, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation.

         (5) The manner of providing for the exchange and cancellation of all the shares of stock of Net Value, Inc. issued and outstanding at the effective date, by virtue of the merger, shall be as follows:

             (a) At the Effective Time and only upon consummation of the merger, each of the shares of common stock of Net Value, Inc. outstanding immediately prior to the merger, other than shares of common stock to be cancelled pursuant to Section 5(b) and Dissenting Shares (as such term is defined in Section 8), shall be automatically converted and exchanged for 0.4 shares of common stock of Stonepath Group, and thereupon all of the issued shares of Net Value, Inc.
shall be surrendered, cancelled and extinguished;

             (b) At the Effective Time, each share of common stock of Net Value, Inc. held, directly or indirectly, by Net Value Acquisition or Stonepath Group or any direct or indirect subsidiary or parent of Net Value Acquisition or Stonepath Group or held in Net Value, Inc.'s treasury shall be cancelled and retired without payment of any consideration therefor; and

             (c) At the Effective Time, the shares of the Net Value Acquisition shall not be converted, but each share of Net Value Acquisition which is issued as of the effective date of the merger shall continue to represent one issued share of the Surviving Corporation.

         (6) At the Effective Time of the merger, each outstanding Net Value, Inc. stock option and warrant, whether or not exercisable, will be assumed by Stonepath Group. Each Net Value, Inc. stock option and warrant will continue to have, and be subject to, the same terms and conditions that it had immediately prior to the effective time, except that:

             (a) each Net Value, Inc. stock option and warrant will be exercisable for a number of shares of Stonepath Group common stock determined by multiplying the number of shares of Net Value, Inc. common stock issuable upon exercise of the option or warrant immediately prior to the Effective Time of the merger by 0.4, rounded to the nearest whole share; and

             (b) the exercise price for the shares of Stonepath Group common stock issuable upon exercise of the option or warrant will be determined by dividing the exercise price per share of Net Value, Inc. common stock at which the option or warrant was exercisable immediately prior to the effective time by 0.4, rounded to the nearest whole cent.

         (7) All shares of common stock of Stonepath Group issued by virtue of the merger are subject to a transfer restriction providing that only five percent of the shares may be resold commencing as of the closing of the merger and during the remainder of the month in which the merger closed. This transfer restriction expires on December 15, 2000, at which time the remaining shares may be resold. The shares shall bear a legend to such effect.

         (8) Notwithstanding anything in this Agreement to the contrary, Net Value, Inc. shares that are outstanding immediately prior to the effective date and are held by stockholders (other than Net Value Acquisition or Stonepath Group) who shall not have voted such shares in favor of adoption of this Agreement and who shall have delivered to the Company a written demand for appraisal of such shares in the manner provided in Section 262 of the Delaware General Corporation Law ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, the shares of Stonepath Group, but the holders thereof shall be entitled to payment of the appraised value of such shares in accordance with the provisions of such Section 262; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such Dissenting Shares (within the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holders (as the case may be) shall forfeit the right to appraisal of such Dissenting Shares and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration.

         (9) This Agreement and Plan of Merger shall be submitted to the stockholders of Net Value, Inc. for their approval or rejection in the manner prescribed by the Delaware General Corporation Law. This Agreement and Plan of Merger shall be submitted to the stockholder of Net Value Acquisition for its approval or rejection in the manner prescribed by the Delaware General Corporation Law. Pursuant to Section 251 of the Delaware General Corporation Law, the approval of the stockholders of Stonepath Group to this Agreement and Plan of Merger is not required.

         (10) In the event that this Agreement and Plan of Merger shall be approved by the stockholders of Net Value, Inc. and the sole stockholder of Net Value Acquisition in accordance with the provisions of Delaware law, Net Value, Inc., as the Surviving Corporation, agrees that it will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and it will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger.

         (11) The Board of Directors, the Chairman, the President, any Vice President, the Secretary, and any Assistant Secretary, and any other proper officers of Stonepath Group, Net Value, Inc. and Net Value Acquisition respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

         (12) At any time before the Effective Time, this Agreement and Plan of Merger may be terminated and the merger may be abandoned by the Board of Directors of either Stonepath Group or Net Value, Inc. or both, notwithstanding the approval of this Merger Agreement by the shareholders of Stonepath Group or Net Value, Inc.

         IN WITNESS WHEREOF, Net Value, Inc., Net Value Acquisition, and Stonepath Group, Inc., by their duly authorized officers, have executed this Agreement and Plan of Merger as of the date first above written.

                                              NET VALUE, INC.
Attest:

/s/                                           By:  /s/
-------------------------------               ----------------------------------


                                              STONEPATH GROUP, INC.

Attest:

/s/                                           By:  /s/
------------------------------                ----------------------------------


                                              NET VALUE ACQUISITION, INC.

Attest:

/s/                                           By:  /s/
------------------------------                ----------------------------------

                                    EXHIBIT B

                          SECTION 262 APPRAISAL RIGHTS

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258 or 263 of this Chapter;

             (1) provided, however, that no appraisal rights under this Section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of the merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this Chapter.

             (2) Notwithstanding the provisions of subsection (b)(1) of this Section, appraisal rights under this Section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, and 258 of this Chapter to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares of the corporations described in the foregoing clauses (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing clauses (i), (ii) and (iii) of this subsection.

             (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this chapter is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this Section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this Section, including those set forth in subsections (d) and
(e), shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

             (1) If a proposed merger or consolidation for which appraisal rights are provided under this Section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this Section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

             (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this Chapter, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this Section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. With 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of the interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this Section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this Section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this Section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this Section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand of an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have status of authorized and unissued shares of the surviving or resulting corporation.

                                    EXHIBIT C

                           DRAFT OF FORM OF OPINION OF
                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

John P. Warner, Esquire
202-452-7948
jpw@silvmul.com

                               November ___, 2000



Stonepath Group, Inc.
1085 Mission Street
San Francisco, California 94103

Net Value, Inc.
1085 Mission Street
San Francisco, California 94103

      Re: Federal Income Tax Consequences of Merger of Net Value Acquisition Corporation into Net Value, Inc.
            ------------------------------------------------------------------

Gentlemen:

         You have asked for our opinion as to the likely federal income tax consequences of a proposed merger of Net Value Acquisition Corporation ("Acquisition"), a Delaware corporation that is the wholly-owned subsidiary of Stonepath Group, Inc., formerly Net Value Holdings, Inc. ("Holdings"), with and into Net Value, Inc. ("NVI"), a Delaware corporation, pursuant to which the participating shareholders of NVI will surrender their NVI stock in exchange for stock (or cash in lieu of fractional shares of stock) in Holdings and dissenting shareholders will receive in cash the fair value of their NVI stock.

         It is our opinion that it is more likely than not that the proposed merger will be treated for federal income tax purposes as a taxable sale of stock by the NVI shareholders to Holdings in exchange for Holdings stock and cash.

I.       Summary of Conclusions

         In formulating our opinions set forth hereafter, we have examined and relied upon the terms and conditions of the proposed merger as provided to us by Acquisition, Holdings and NVI and their representatives, on representations made to us by Holdings, NVI and their representatives, and on the proxy statement filed with the Securities and Exchange Commission in connection with the proposed transaction. If there are any material changes in the terms and conditions of that merger as finally carried out by Acquisition, NVI, Holdings and their shareholders or if any of the representations made to us are not consistent with the relevant facts or intentions to which they relate, the conclusions set forth in this letter may require modification.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 2
                                                          November ___, 2000


         Our opinions are based on facts as presented to us as set forth herein, pertinent provisions of the Internal Revenue Code of 1986, the Income Tax and Procedure and Administration Regulations issued by the Treasury thereunder, and interpretations of the Revenue Code and regulations by the courts and the Internal Revenue Service, all as they exist at the date of this letter. The regulations, judicial decisions and administrative interpretations, as well as the statutory provisions, are subject to change at any time and, in some circumstances, with retroactive effect. Any material change in the authoritative interpretation of the Revenue Code made after the date of this letter could result in a change in our conclusions.

         As discussed in detail herein, certain issues that this opinion letter considers concern questions for which there is a paucity of pertinent and reliable authority. In those areas, our conclusions constitute a reasoned interpretation of the applicable provisions of the Revenue Code and regulations without assurance that such interpretations have been or will be accepted by the Internal Revenue Service or the courts.

         Predicated on the above and on the more detailed discussion contained hereinafter, our conclusions may be expressed as follows:

         1. Shareholders of NVI who receive stock in Holdings and cash in lieu of fractional shares of stock in Holdings should recognize taxable gain or loss, to the extent that the fair market value of the Net Value Holdings common stock plus any cash in lieu of fractional shares received by the stockholder in the merger exceeds, or is less than, the stockholder's basis in the NVI stock surrendered. Such gain or loss will constitute capital gain or loss as long as the NVI common stock surrendered is a capital asset in the hands of the exchanging NVI stockholder and will be long term gain or loss if the exchanging NVI stockholder has a holding period exceeding one year in the NVI common stock surrendered. The stockholder's basis in the Net Value Holdings common stock received in the merger will equal its fair market value at the time of the merger and the holding period of the Net Value Holdings common stock will commence on the day following the merger.

         2. NVI should not recognize any gain or loss for federal income tax purposes on the proposed transaction. NVI should retain the present basis in and holding period of its assets.

         3. NVI shareholders who receive cash equal to the "fair value" of their NVI shares by virtue of the exercise of their appraisal rights under Delaware law will (assuming that such shareholders hold their shares as capital assets), in general, recognize capital gain or loss equal to the difference between the amount of cash received and the basis of their NVI shares. NVI shareholders with a holding period in their shares of one year or less will receive short term capital gain or loss treatment on the deemed redemption or sale of such shares due to the receipt of cash upon the exercise of statutory appraisal rights.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 3
                                                          November ___, 2000





Depending on the stock ownership attribution rules of section 318(a) of the Code, however, it is conceivable that some such shareholders could be treated as having received a distribution from NVI taxable in full as a dividend to the extent of NVI's earnings and profits, if any, or as a taxfree return of capital to the extent that NVI has no such earnings and profits as of the end of its current taxable year.

II.      Facts

         A.       Background

         Holdings is a Delaware corporation formed in 1991 that is engaged in acquiring equity interests in, and providing business development services to, technology businesses which the corporation believes offer significant growth opportunities. Holdings intends to take an active role in the management and development of the businesses in which it makes an equity investment.

         Holdings conducts no revenue-generating operations of its own. Its assets consist almost exclusively of stock interests in nine corporations and rights to acquire additional stock interests in all of those corporations. Holdings' interest in six of those corporations is less than 50 percent in terms of both voting power and value. Holdings also owns a 100 percent interest in metacat.com, Inc., a 69 percent interest in Alarmx.com, Inc., and a 65 percent interest in NVI. Holdings anticipates that its interest in Alarmx.com will be reduced to below 50 percent within 12 months.

         In October 1998, Holdings acquired approximately 66% of NVI's outstanding common stock through share exchange transactions with 20 of NVI's largest stockholders in which those stockholders received consideration, approximately half of which consisted of voting common stock and the remainder consisted of nonvoting preferred stock in Holdings that was, pursuant to a recapitalization in 1999, converted into voting common stock in Holdings. As a result of the merger described below, Holdings will acquire the remaining minority interest in NVI. The consideration to be paid in connection with the merger will be common stock in Holdings that, taking into account the 1999 recapitalization, will be the same per share consideration initially paid by Holdings to acquire control of NVI.

         NVI is a Delaware corporation organized in 1996. Until December 1999, it was a development stage company whose products incentivized consumers to purchase products and services sold across all categories of trade. NVI developed a patent-pending process to deliver coupons, discounts and other promotional incentives to Internet users. NVI also developed a technology to address coupon industry concerns regarding fraudulent coupon redemption.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 4
                                                          November ___, 2000





         In December 1999, NVI sold its business and assets to Brightstreet.com, Inc., a new company formed by members of NVI's then senior management team and a group of third party investors. In exchange for substantially all of its assets, NVI received, among other consideration, 2,958,819 shares of BrightStreet.com, Inc. common stock equal to an approximate 14% ownership interest in BrightStreet.com, Inc. NVI is currently a 14% owner of BrightStreet.com, Inc. and has no other current operations.

         Acquisition is a newly-formed Delaware corporation organized by Holdings for the sole purpose of effecting the merger. Acquisition has not conducted any prior business.

         B.       Proposed Transaction

         As part of its plan to acquire the remaining equity interests in NVI, Holdings has formed Acquisition, a wholly-owned Delaware corporation, to which it has transferred Holdings common stock and cash in exchange for all of Acquisition's stock. As part of the same plan, Acquisition will, pursuant to Delaware law, merge with and into NVI. By operation of law, on the effective date of the merger, NVI will receive all of the assets of, and will assume all of the liabilities of, Acquisition.

         In the merger, NVI stockholders will receive 0.4 shares of Holdings common stock for each share of NVI common stock owned by them, rounded down to the nearest whole share, without interest, plus a check for any fractional share of Holdings common stock they would otherwise receive. Holders of what would have been a fractional share of Holdings common stock will receive cash (rounded to the nearest cent) equal to the high bid price per share of Holdings' common stock on the trading day immediately preceding the closing date, multiplied by the fraction of the share (rounded to the nearest hundredth of a share) of Holdings common stock that they would have received. NVI shareholders who dissent from the merger will have the right under Delaware law to receive for all of their NVI shares cash equal to the appraised "fair value" of those shares.

III.     Legal Discussion

         A.       General Principles

         As a general principle, whenever a taxpayer exchanges property, including stock, for cash or other property, the taxpayer is required to recognize taxable gain or loss on the exchange equal to the amount of cash and the fair market value of the other property received less the taxpayer's adjusted basis for the property surrendered.(1) When a taxpayer exchanges stock

-------------
(1) Sections 61, 1001 and 1002 of the Internal Revenue Code of 1986, as amended. Unless otherwise indicated, all statutory references are to the Internal Revenue Code of 1986, as amended.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 5
                                                          November ___, 2000

in a target corporation for stock in an acquiring corporation in a merger, taxfree treatment of the exchange may be available, but only if the specific statutory, regulatory and judicially-imposed requirements for taxfree reorganization treatment are satisfied.

         B.       Requirements for Taxfree Reorganization Treatment

         In order for a merger, such as the proposed merger of Acquisition into NVI, in which a corporation is merged into a target corporation and the shareholders of the target corporation exchange their stock for stock in a corporation controlling the merged corporation to qualify for taxfree treatment under the rules specifically addressing reverse triangular mergers in section 368(a)(2)(E), four statutory requirements must be fulfilled. First, the merger must constitute a statutory merger as described in section 368(a)(1)(A). Second, shareholders of the surviving target corporation must receive in the merger voting stock of a corporation that controls the merged corporation. Third, the shareholders of the surviving target corporation must exchange in the merger a controlling stock interest in that corporation for voting stock of a corporation that controls the merged corporation. Fourth, the surviving corporation must continue to hold "substantially all" of its properties and of the properties of the merged corporation.

         Alternatively, such a transaction can qualify as a reorganization under the rules governing stock-for-stock exchanges under section 368(a)(1)(B), but only if two statutory requirements are met. First, the shareholders of the surviving corporation must receive as consideration solely voting stock of the corporation controlling the merged corporation. Second, the corporation controlling the merged corporation must, immediately after the transaction, own at least 80 percent of the voting stock and at least 80 percent of each other class of stock in the target corporation.

         In order to qualify as either type of tax-free reorganization, a transaction must not only satisfy the objective criteria of one or more of the subparagraphs under section 368, but must also satisfy three additional requirements for reorganization treatment that have been developed by the courts and by the Treasury in regulations. Thus, the proposed merger would have to satisfy the business purpose requirement, the continuity of proprietary interest requirement and the continuity of business enterprise requirement in order to qualify for tax-free reorganization treatment. Finally, a transaction will not qualify for taxfree reorganization treatment if it violates restrictions contained in section 368(a)(2)(F) respecting reorganizations involving at least two "investment compan[ies]."

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 6
                                                          November ___, 2000





1.       Characterization of the Scope of the Transaction

         As noted in A., above, Holdings acquired approximately 66 percent of the stock of NVI through a share exchange with NVI's largest shareholders in October 1998. At the time, Holdings expressed its intention to seek to acquire the remaining stock of NVI at the same per share conversion ratio as was used in the October 1998 share exchange. The proposed merger is designed to implement Holdings' stated intention and, taking into account the 1999 Holdings recapitalization, the consideration to be paid in the merger will reflect the same NVI-to-Holdings share conversion that was used in the October 1998 share exchange.

         Under these circumstances, there is authority that, under the well-established step transaction doctrine, the proposed merger could, for federal income tax purposes, be considered part of the same transaction as the October 1998 share exchange.(2) However, application of the step transaction doctrine depends on application of all the facts and circumstances. In light of the two-year hiatus between the October 1998 share exchange and the merger, and the intervening recapitalization and the evolution of Holdings in the interim, and the fact that the remaining NVI shareholders are under no obligation to approve the merger, it is more likely that the merger could be characterized as a transaction independent from the October 1998 share exchange.(3)

         Given the difficulty in making a definitive judgment as to whether the merger is likely to be characterized without regard to, or as part of the same transaction as, the October 1998 share exchange, our analysis will, to the extent relevant, consider the likely tax consequences of the merger under both characterizations.

                  2.   Satisfaction of Objective Requirements of Section 368(a)

                           a.  Merger Characterized as Independent Transaction

-------------
(2)  See, e.g., King Enterprises, Inc. v. United States, 418 F.2d 511 (Ct. Cl.
     1969), in which a corporation's acquisition of the stock of a target corporation for a combination of stock, cash and promissory notes was considered part of the same transaction as the merger, eight months later, of the target corporation into the acquiring corporation.

(3) Compare McDonald's Restaurants of Illinois, Inc. v. Commissioner, 688 F.2d 520 (7th Cir. 1982) (sale, six months after merger, of acquiring corporation shares received as merger consideration was considered part of the same transaction as the merger) with Penrod v. Commissioner, 88 T.C. 14156 (1987) (sale, eight months after merger, of acquiring corporation shares received as merger consideration was considered independent of the merger).

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 7
                                                          November ___, 2000



         If the merger is considered as an independent transaction for tax purposes, it could not qualify as a reverse triangular merger under section 368(a)(2)(E). Eligibility for that treatment depends upon the acquiring corporation acquiring at least 80 percent of the voting stock and at least 80 percent of each class of nonvoting stock of the target corporation in the transaction. Holdings will acquire in the merger only 35 percent of the outstanding stock of NVI.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 8
                                                          November ___, 2000



         On the other hand, the merger could satisfy the objective requirements of section 368(a)(1)(B) if the merger is considered an independent transaction.(4) Section 368(a)(1)(B) requires only that, immediately after a transaction in which the acquiring corporation acquires stock in the target corporation solely for voting stock, the acquiring corporation own at least 80 percent of the voting stock and at least 80 percent of each class of nonvoting stock of the target corporation. Holdings will acquire the remaining NVI stock solely for voting stock in the merger and, immediately after the merger, will own all of the outstanding NVI shares.

                           b. Merger Characterized as Part of Same Transaction as October 1998 Share Exchange

         If the merger is considered as part of the same transaction as the October 1998 share exchange, it would not satisfy the objective criteria for taxfree treatment under either section 368(a)(2)(E) or section 368(a)(1)(B) because of the Holdings nonvoting stock that was initially issued as consideration in the 1998 share exchange. In that exchange, approximately 33 percent (one-half of the total consideration) of the NVI stock was acquired for Holdings nonvoting preferred stock.(5)

         In order for section 368(a)(2)(E) to apply, the acquiring corporation must acquire, for voting stock, at least 80 percent of the voting stock and at least 80 percent of each class of nonvoting stock of the target corporation. Because Holdings has acquired more than 20 percent of the NVI stock for Holdings nonvoting stock, the 80 percent requirement of the statute would not be satisfied even if the remaining 34 percent of the NVI stock were acquired solely for Holdings voting stock.

         In order for section 368(a)(1)(B) to apply, the acquiring corporation must acquire stock in the target corporation solely for voting stock and, immediately after the transaction, own at least 80 percent of the voting stock and at least 80 percent of each class of nonvoting stock of the target corporation. The use of any nonvoting stock as consideration for target corporation stock in the transaction, even if at least 80 percent of the target


-------------
(4)  See Rev. Rul. 67-448, 1967-2 C.B. 144.

(5) It could be argued that the 1998 share exchange and the 1999 recapitalization could be stepped together as one transaction, namely as the acquisition of 66 percent of the NVI stock solely for voting stock of Holdings. If so, it might be possible for the overall transaction to satisfy the voting stock consideration requirements of sections 368(a)(2)(E) and 368(a)(1)(B). However, the lack of any intent at the time of the share exchange to have the Holdings nonvoting preferred stock converted into voting stock and the hiatus between the share exchange and the recapitalization make it difficult to ignore the issuance of Holdings nonvoting preferred stock in the share exchange.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 9
                                                          November ___, 2000

corporation's outstanding stock is acquired for voting stock, precludes application of section 368(a)(1)(B).(6) Holdings issuance of nonvoting stock as consideration in the October 1998 share exchange would therefore disqualify the merger from taxfree stock-for-stock reorganization treatment if the share exchange were considered part of the merger transaction.

                  3.       Continuity of Business Enterprise

         The continuity of business enterprise requirement for tax free reorganization treatment is satisfied for purposes of section 368 only if the surviving target corporation, in this case, NVI, either continues its "historic business" or uses a significant portion of its "historic business assets" in a business.(7) The governing regulations provide that a corporation's "historic business" does not include any business "enter[ed] into as part of [the] plan of reorganization."(8) A target corporation's sale of its historic business assets and reinvestment of the sale proceeds in securities or other investments as part of an overall plan of reorganization prevents a transaction from satisfying the continuity of business enterprise requirement and thus precludes taxfree reorganization treatment.(9)

         Whether a sale of business assets is part of a plan of reorganization is determined based on consideration of all the facts and circumstances.(10) If the contemplated merger is characterized as part of the same transaction as the October 1998 share exchange, NVI's December 1999 sale of its active marketing incentivization business assets in exchange for cash and a 14 percent interest in Broadstreet.com, Inc. would probably be viewed as the termination of its historic business and the commencement of a new business as part of the overall reorganization plan. If so viewed, the transaction would not satisfy the continuity of business enterprise requirement.

---------------
(6) Chapman v. Commissioner, 618 F.2d 856 (1st Cir. 1980), rev'g Reeves v. Commissioner, 71 T.C. 727 (1979); Heverly v. Commissioner, 621 F.2d 1227 (3d Cir. 1980), rev'g Pierson v. United States, 472 F. Supp. 957 (D. Del.
     1979).

(7) Regs. section 1.368-1(d). Although the regulations are expressed in terms of the acquiring corporation continuing the acquired corporation's business or using the acquired corporation's business assets in a business, in the context of a reorganization in which the target corporation's stock is acquired, such as a section 368(a)(2)(E) or a section 368(a)(1)(B) reorganization, the standard must be satisfied by the target corporation, see Rev. Rul. 81-92, 1981-1 C.B. 133.

(8)  Regs. section 1.368-1(d)(1)(i).

(9)  Regs. section 1.368-1(d)(5) Example (3).

(10) Treasury Decision 7745, 1981-1 C.B. 134, 137-38, 139.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 10
                                                          November ___, 2000


         On the other hand, if the contemplated merger is characterized as an independent transaction, separate from the October 1998 share exchange, it is likely that NVI's holding of its 14 percent interest in Broadstreet.com, Inc. would be considered its "historic business" provided that NVI's sale of its active business assets in December 1999 were not in contemplation of the merger.(11) In that event, the merger would satisfy the continuity of business enterprise requirement if, as Holdings has represented, it intends to maintain NVI's interest in Broadstreet.com after the merger.

                  4.       Investment Company Rules

         Even if an exchange satisfies both the affirmative statutory rules for section 368 treatment and the continuity of business enterprise requirement, taxfree treatment is unavailable to the shareholders of the target corporation if (i) the target corporation and the acquiring corporation are "investment compan[ies]," (ii) the target corporation is not a regulated investment company or a real estate investment company and more than 25 percent of its assets consists of stock or security of one issuer or more than 50 percent of its assets consists of stock or securities of five or fewer issuers, and (iii) the target corporation's shareholders' receipt of acquiring corporation stock results in the diversification of the transferors' interests.(12) For this purpose, an "investment company" is a corporation more than 50 percent of the value of whose assets consists, immediately after the relevant transaction, of stock and securities of less-than 50 percent owned subsidiaries, if at least 80 percent of the value of its assets are "held for investment."(13) A corporation that participates in a potential reorganization transaction is deemed to own directly its ratable share of the assets owned by its 50 percent-or-greater owned subsidiaries, rather than its stock in such subsidiaries, for both the 50 percent test and the 80 percent test.(14)

         Immediately after the proposed transaction, Holdings' only assets will be its stock interests in the nine corporations in which it presently holds equity interests. It will have no revenue-generating business of its own. Therefore, it is likely that it will be an investment company within the meaning of section 368(a)(2)(F) if it is treated as holding "for investment" the minority stock interests it holds and the value of these interests represents at least 80 percent of the value of all of its assets.

---------------
(11) See Abegg v. Commissioner, 429 F.2d 1209 (2d Cir. 1970) (sale of active business and reinvestment of proceeds in investment portfolio two years prior to, and not in contemplation of, reincorporation transaction does not violate continuity of business enterprise).

(12) Section 368(a)(2)(F).

(13) Section 368(a)(2)(F)(iii).

(14) Id.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 11
                                                          November ___, 2000


         There is little authority on whether the ownership of significant minority positions in other corporations, coupled with significant management involvement in those corporations and the provision of systematic business assistance, constitutes holding those minority positions "for investment" within the meaning of section 368(a)(2)(F). However, analogous authority suggests that such a holding would be treated as for investment. In Private Letter Ruling 9347022 (August 30, 1993), a target corporation that organized, financed, acquired significant equity interests in a limited number of corporations in order to "have a significant influence in the management and operation of [those] companies" was treated as an investment company within the meaning of section 368(a)(2)(F).

         Other cases interpreting the phrase "held for investment" for other purposes under the Internal Revenue Code have generally treated significant stock ownership - even majority stock ownership - as being for investment so long as a significant motivation for the taxpayer's holding of the interest is to obtain dividend income or a profit upon eventual disposition of the interest, as opposed to profit from the sale, rental or licensing of property or the provision of services. For example, in Datamation Services, Inc. v. Commissioner, T.C. Memo 1976-252, the Tax Court held that a data processing corporation's holding of all of the stock in a corporation that operated technical training schools was for investment purposes, and not for use in its business, for purposes of the capital loss provisions where the taxpayer's motivation was to realize gain on the value of the investee corporation rather than to enhance the taxpayer's own directly conducted business. In Miller v. Commissioner, 70 T.C. 448, 455-60 (1970), the Tax Court held that a partnership's controlling interest in a bank corporation was held for investment within the meaning of a statute that limited the amount of deductions for "investment interest" - defined as interest on debt incurred to purchase or carry property held for investment - where the partnership's fees from transactions with the bank and the individual partners' salaries from the bank were only slightly larger than the partnership's annual interest expense on debt incurred to acquire the bank corporation stock. Holdings has represented to us that it will derive no fee or other transactional income from dealings with the corporations in which it has invested. Therefore, it is likely that Holdings' interests in the corporations in which it holds a less than 50 percent by vote and value will be considered as "held for investment" for purposes of section 368(a)(2)(F).

         Under section 368(a)(2)(F)(iii), Holdings will be an investment company only if more than 80 percent of its assets are "held for investment." For this purpose, Holdings will be treated as owning the assets owned by, and engaging in any business conducted by, any corporation in which Holdings' interest, measured either by voting power or value, is at least 50 percent. Thus, Holdings will be an investment company only if its proportionate share of the business assets of metacat.com, Inc. and Alarmx.com, Inc. represent less than 20 percent of its assets by value. We note that the book value of Holdings' investments in metacat.com and Alarmx.com represents approximately 8.1 percent of the total book value of stock held by

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 12
                                                          November ___, 2000


Holdings in the nine corporations (including NVI) in which it holds interests. Holdings has represented that the value of its interests in metacat.com, Inc. and Alarmx.com, Inc. represent less than 20 percent of its total assets by value. Therefore, it is likely that Holdings will be treated as an investment company immediately after the merger of Acquisition into NVI.

         NVI's virtually sole asset is, and immediately after the merger will be, its 14 percent stock interest in Broadstreet.com, Inc. In light of that, NVI will be an investment company within the meaning of section 368(a)(2)(F) whose stockholders may be subject to tax on an otherwise taxfree reorganization because (i) more than 50 percent of its assets will be stock or securities, (ii) based on the analysis with respect to Holdings, more than 80 percent of its assets will be property "held for investment," and (iii) more than 25 percent of its assets by value will consist of stock in a single issuer.

         Therefore, the merger will not be a taxfree reorganization as to the stockholders of NVI unless their receipt of Holdings stock in exchange for Holdings stock does not result in a diversification of their holdings. In the case of undiversified investment company - one, such as NVI, more than 25 percent of whose assets consist of stock in a single issuer or more than 50 percent of whose assets consist of stock in five or fewer issuers - a reorganization will result in the prohibited diversification unless either (i) the target and the acquiring corporation are ultimately owned by substantially the same persons in substantially the same proportions or (ii) the assets held for investment by the target and the acquiring corporation consist of substantially of the same underlying investments held in substantially the same proportions. In the instant case, neither of those conditions is satisfied. The only substantial asset of NVI is its 14 percent stock interest in Broadstreet.com, whereas Holdings owns stock interests in eight corporations other than NVI, none of which owns an interest in Broadstreet.com. Furthermore, Holdings has represented that none of the NVI stockholders owns an interest in Holdings.

         Therefore, it is likely that the merger would be treated as involving two investment companies within the meaning of section 368(a)(2)(F) that results in the diversification of the interests of the NVI stockholders, thereby rendering inapplicable the tax-free reorganization rules of section 368.

         B.       Tax Consequences of Proposed Transaction.

         Assuming that the proposed merger does not satisfy the requirements for taxfree reorganization treatment under section 368, as we believe to be the most likely result, the federal income tax consequences to NVI and its shareholders are as follows:

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A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 13
                                                          November ___, 2000



                  1.       Characterization of Transaction for Tax Purposes

         For federal income tax purposes, the formation of Acquisition and its merger with and into NVI will be disregarded and the transaction will be treated as an acquisition of the minority stock interest in NVI by Holdings in exchange for Holdings company stock and cash.(15)

                  2.       Consequences to NVI.

         Since NVI is not considered a party to the proposed transaction, as described above, it will not incur any tax consequences as a result of the stock exchange.

         Since it will remain in existence, NVI's taxable year will not end on the date of the proposed merger. It will also retain its earnings and profits, or deficit therein. Because the stock ownership of NVI will change by only 35 percent as a result of the merger, NVI's net operating loss carryforwards, if any, will be available to offset future income of NVI to the same extent as they were before the merger. If, however, at any time within three years after the merger, third parties acquire more than a 15 percentage point interest in NVI, NVI's ability to use its own net operating loss carryforwards, if any, may be limited under section 382.

                  3.       Consequences to NVI Shareholders

                           a.       Receipt of Holdings Stock

         Shareholders of NVI who receive stock in Holdings and cash in lieu of fractional shares of stock in Holdings should recognize taxable gain, or loss, to the extent that the fair market value of the Holdings common stock, plus any cash in lieu of fractional shares, received by the stockholder in the merger exceeds, or is less than, the stockholder's basis in the NVI stock surrendered.
Section 1001(a). Such gain or loss will constitute capital gain or loss as long as the NVI common stock surrendered is a capital asset in the hands of the exchanging NVI stockholder and will constitute long term gain or loss if the exchanging NVI stockholder has a holding period exceeding one year in the NVI common stock surrendered. The stockholder's basis in the Holdings common stock received in the merger will equal its fair market value at the time of the merger and the holding period will commence on the day following the merger.
Section 1012(a).

------------------------
(15) See, Rev. Rul. 73-427, 1973-2 C.B. 301.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 14
                                                          November ___, 2000


                           b. Receipt of Cash in Exercise of Statutory Appraisal Rights


         NVI shareholders who dissent from the merger and exercise their appraisal rights under Delaware will be treated as having had their stock redeemed by NVI.(16) Therefore, so long as -- taking into account operation of the constructive stock ownership rules under section 318 -- any such shareholder's interest in NVI is completely terminated, that shareholder would recognize capital gain or capital loss equal to the difference between the appraisal price and the shareholder's basis in his shares.(17) Any gain or loss so recognized would be short-term in nature unless the shareholder's holding period in his NVI shares exceeded one year at the effective time of the merger.

         To obtain capital gain or loss treatment on the receipt of cash from the exercise of his statutory appraisal rights, a NVI shareholder would most likely have to satisfy the requirements of section 302(b)(3), that the transaction results in a complete termination of his interest in NVI. In determining whether such a shareholder had his interest completely terminated, he would have to consider stock he actually owns and stock constructively owned under the constructive stock ownership rules of section 318(a).

         Under the constructive stock ownership rules, a shareholder is treated as owning all shares owned by his parents, spouse, children and grandchildren, section 318(a)(1). In addition to the attribution of stock to individual shareholders, all shareholders of NVI would under section 318(a)(4) and 318(a)(2) be considered as owning (i) stock in Holdings that they have an option to acquire, (ii) a proportionate part of the stock in Holdings that is owned by partnerships of which they are members or corporations more than 50 percent of the value of whose stock they own, and (iii) stock in Holdings owned by certain trusts and estates of which they are beneficiaries. Partnerships that are shareholders of Holdings would be deemed to own stock owned by their partners, section 318(a)(3)(A). Corporations that own stock in Holdings would be deemed to own stock owned by their majority shareholders, section 318(a)(3)(C). Trusts and estates would be deemed to own stock owned by their beneficiaries, section 318(a)(3)(B) and (A).

         In the event that a shareholder's own interest in NVI were terminated but he would be deemed to own a continuing interest in the corporation by virtue of continuing ownership by a family member, the constructive stock ownership rules could be waived for purposes of determining whether a complete termination of his interest had occurred if certain conditions were met, including that the shareholder had no interest -- including as an officer, director or employee --

----------------
(16) If Holdings is the source of the funds used to pay dissenting shareholders, however, the tax consequences to such shareholders will be the same as those applicable to the NVI shareholders who participate in the merger, as described in a., above.

(17) Section 302(b)(3) of the Code.

Silverstein and Mullens
A DIVISION OF BUCHANAN INGERSOLL PC
                                                          Stonepath Group, Inc.
                                                          Page 15
                                                          November ___, 2000


other than as a creditor of NVI and did not re-acquire any interest in NVI (other than by bequest or inheritance) within ten years of the effective time of the merger. Section 302(c)(2).(18)

         If a NVI shareholder who exercised his Delaware appraisal rights were not eligible for capital gain or loss treatment, payment in cash of the fair value of his shares would represent a distribution from NVI that would be taxable to the extent NVI had any earnings and profits during either the current year or as accumulated during NVI's existence and, to the extent that the corporation had no such earnings and profits, would represent a return of capital to the shareholder and capital gain to the extent that the appraised value exceeded the shareholder's basis in his shares.(19)

         This opinion is issued solely to Holdings and NVI and its shareholders in connection with the transaction described in the first sentence of this letter and may not be used for any other purpose. Our opinion is limited to the matters discussed above. We have released the foregoing opinion as of the date above and do not undertake to supplement our opinion with respect to factual matters or changes in the law that may hereafter occur.

                                Sincerely,

                                SILVERSTEIN AND MULLENS,
                                A DIVISION OF BUCHANAN INGERSOLL, P.C.


                                By:  ___________________________
                                         John P. Warner


-------------
(18) NVI shareholders who exercised their statutory appraisal rights but who thereafter were deemed constructively to own NVI stock would still be entitled to capital gain or loss treatment if, taking into account all constructive stock ownership, their ownership represented less than a 50 percent interest in the corporation and declined in terms of percentage ownership by at least 20 percent, section 302(b)(2), or they experienced a "meaningful reduction" in stock ownership, section 302(b)(1) and United States v. Davis, 397 U.S. 301 (1970).

(19) Section 301(c) of the Code.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

         Under Section 145 of the General Corporate Law of the State of Delaware, Stonepath Group has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. Stonepath Group bylaws (Exhibit
3.2 hereto) also provide for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under Delaware Law.

         Stonepath Group's Amended and Restated Certificate of Incorporation (Exhibit 3.1 hereto) provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Stonepath Group and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Stonepath Group for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

         Stonepath Group intends to obtain in conjunction with the effectiveness of the registration statement, a policy of directors' and officers' liability insurance that insures Stonepath Groups' directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Exhibits

         The following Exhibits are filed as part of this Registration
Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits

         The following exhibits are filed as part of this Registration
Statement.

Exhibit
Number            Document
------            --------
2.1(1)            Merger Agreement and Plan of Reorganization dated as of June 21, 1999 among Net Value
                  Holdings, Inc. and Strategicus Partners Inc. and Douglas Spink (the "Strategicus Merger Agreement")

2.2(1)            Amendment No. 1 to the Strategicus Merger Agreement

2.3(1)            Amendment No. 2 to the Strategicus Merger Agreement

2.4(2)            Agreement and Plan of Merger among Stonepath Group, Net Value Acquisition, Inc.
                  and Net Value, Inc.


3.1(1)            Amended and Restated Certificate of Incorporation

3.2(1)            Bylaws

4.1(3)            Specimen Certificate for Net Value Holdings, Inc.'s Common Stock

4.2(3)            Form of Convertible Promissory Note of Net Value Holdings, Inc. convertible into shares of common stock at a conversion price of $2.00 per share

4.3(3)            Form of Convertible Promissory Note of Net Value Holdings, Inc. convertible into shares of common stock at a conversion price of $2.50 per share

4.6(4)            Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock

4.7(4)            Form of Net Value Holdings, Inc. Common Stock Purchase Warrant issued in connection with the
                  Series C Convertible Preferred Stock

4.8(4)            Form of Compensation Warrant to be issued in connection with the Series C Convertible Preferred
                  Stock

5(2)              Opinion of Buchanan Ingersoll, Professional Corporation, as to the legality of the shares of common stock being registered.

8(2)              Draft of Form of Tax Opinion of Buchanan Ingersol Professional Corporation

10.1(3)           Employment Agreement with Andrew P. Panzo, dated June 1, 1999

10.2(3)           Amended and Restated Employment Agreement with Douglas Spink, dated June 17, 1999

10.3(3)           Employment Agreement with Lee Hansen, dated September 15, 1999

10.4(3)           Consulting Agreement with Barry Uphoff, dated June 30, 1999

10.5(3)           Consulting Agreement with Darr Aley, dated June 30, 1999

10.6(3)           Consulting Agreement with Stephen George, dated June 21, 1999

10.7(3)           Loan Agreement between Strategicus Partners Inc. and Net Value Holdings, Inc., dated as of May
                  28, 1999

10.8(3)           Amendment No. 1 to the Loan Agreement between Strategicus Partners Inc. and Net Value
                  Holdings, Inc.

10.9(3)           Amendment No. 2 to the Loan Agreement between Strategicus Partners Inc. and Net Value
                  Holdings, Inc.

10.10(3)          Promissory Note in the amount of $310,000 issued by Douglas Spink in favor of Strategicus
                  Partners Inc., dated May 28, 1999

10.11(3)          Promissory Note in the amount of $267,000 issued by Darr Aley in favor of Net Value Holdings,
                  Inc., dated June 16, 1999

10.12(3)          Promissory Note issued by Net Value, Inc. in favor of SUNCL, Inc., dated October 1, 1998

10.13(3)          Loan Agreement by and among Net Value, Inc., American Maple Leaf Financial Corporation and
                  the other signatories thereto, dated June 26, 1998

10.14(3)          Promissory Note issued by Net Value, Inc. in favor of American Maple Leaf Financial Corporation, dated June 26, 1998

10.15(3)          Stock Purchase Agreement By and Between YesAsia, Inc. and Strategicus Partners, Inc., dated July
                  29, 1999



10.16(3)          Common Stock Purchase Agreement By and Between College 411.com, Inc. and Strategicus
                  Partners, Inc., dated July 28, 1999

10.17(3)          AssetExchange, Inc. Series A Preferred Stock Purchase Agreement, dated September 10, 1999

10.18(3)          AssetExchange, Inc. Investor Rights Agreement, dated September 10, 1999

10.19(3)          Series B Convertible Preferred Stock Purchase Agreement, dated as of September 17, 1999

10.20(3)          Registration Rights Agreement

10.21(3)          Form of Warrant

10.22(3)          Employment Agreement with Tom Aley dated November 22, 1999

10.23(3)          Amended and Restated Shareholders' Agreement by and between Merus Partners, Inc., Chris R.
                  Kravas, Net Value Holdings, Inc. and Webmodal, Inc. dated as of October 11, 1999

10.24(3)          Stock Purchase Agreement between Merus Partners, Inc. and Net Value Holdings, Inc. dated as of
                  October 11, 1999

10.25(3)          Stock Purchase Agreement between Net Value Holdings, Inc. and Webmodal, Inc. dated as of
                  October 11, 1999

10.26(3)          Series A Convertible Preferred Stock Purchase Agreement by and between Swapit.com, Inc. and Net
                  Value Holdings, Inc. dated as of November 23, 1999

10.27(3)          Investor Rights Agreement by and between Swapit.com, Inc. and Net Value Holdings, Inc. dated as of November 23, 1999

10.28(3)          Co-Sale Agreement by and among Net Value Holdings, Inc., Swapit.com, Inc. and the principal stockholders of Swapit.com, Inc. dated as of November 23, 1999

10.29(3)          Agreement for Purchase and Sale of Assets by and among Promotions Acquisitions, Inc.,
                  BrightStreet.com, Inc. and Net Value Holdings, Inc. dated as of December 3, 1999

10.30(3)          Stockholders Agreement by and among Promotions Acquisitions, Inc. and certain stockholders dated as of December 3, 1999.

10.31(3)          Registration Rights Agreement dated as of December 3, 1999

10.32(3)          Common Stock Purchase Agreement dated as of October 1, 1999

10.33(3)          Consulting Agreement dated as of October 1, 1999

10.34(6)          Series A Convertible Preferred Stock Purchase Agreement by and between IndustrialVortex.com,
                  Inc. and Net Value Holdings, Inc. dated as of January 31, 2000

10.35(6)          Investor Rights Agreement by and between IndustrialVortex.com, Inc,. and Net Value Holdings,
                  Inc. dated as of January 31, 2000

10.36(6)          Co-Sale Agreement by and among Net Value Holdings, Inc., IndustrialVortex.com, Inc. and the
                  principal stockholders of IndustrialVortex.com, Inc. dated as of January 31, 2000

10.37(4)          Registration Rights Agreement, dated as of March 3, 2000, by and among Net Value Holdings, Inc.
                  and the Series C Investors

10.38(4)          Series C Preferred Stock Agreement, dated as of March 3, 2000, among Net Value Holdings, Inc.
                  and The Altar Rock Fund, L.P., Raptor Global Portfolio, Ltd., Brown Simpson Strategic Growth
                  Fund, Ltd. and brown Simpson Strategic Growth Fund, L.P.

10.39(4)          Series C Preferred Stock Purchase Agreement, dated as of March 3, 2000, among Net Value
                  Holdings, Inc. and the remaining Series C Investors

10.40(7)          Series A Convertible Preferred Stock Purchase Agreement by and between AlarmX.com, Inc. and
                  Net Value Holdings, Inc., dated as of March 14, 2000

10.41(7)          Investor Rights Agreement by and between AlarmX.com, Inc. and Net Value Holdings, Inc., dated as of March 14, 2000

10.42(7)          Co-Sale Agreement by and among Net Value Holdings, Inc., AlarmX.com, Inc. and the principal stockholders of AlarmX.com, Inc., dated as of March 14, 2000


10.43(7)          Amended and Restated Employment Agreement by and between Net Value Holdings, Inc. and
                  Thomas Aley, dated as of April 17, 2000

10.44(7)          Employment Agreement with Stephen Cohen dated April 17, 2000

10.45(7)          Common Stock Purchase Warrant issued to Darr Aley on May 8, 2000

10.46(7)          Common Stock Purchase Warrant issued to Stephen George on May 8, 2000

10.47(7)          Common Stock Purchase Warrant issued to Barry Uphoff  on May 8, 2000

10.48             Net Value Holdings, Inc. Amended and Restated 2000 Stock Incentive Plan

10.49(8)          Series A Convertible Preferred Stock Purchase Agreement by and among Net Value Holdings, Inc.
                  and Webmodal, Inc., dated May 9, 2000

10.50(8)          Investor Rights Agreement dated May 9, 2000 by and between Webmodal, Inc. and Net Value
                  Holdings, Inc.

10.51(8)          Stock Purchase Warrant dated May 9, 2000 by Webmodal for 170,000 shares of Common Stock of
                  Net Value Holdings, Inc.

10.52(10)         Stockholders' Agreement dated May 9, 2000 by and among Webmodal, Inc., Net Value Holdings,
                  Inc. and Christopher R. Kravas.

10.53(9)          Preferred Stock Purchase Agreement by and among Net Value Holdings, Inc. and SwapIt.com, Inc., as of August 18, 2000.

10.54(9)          Investor Rights Agreement as of August 22, 2000 by and between SwapIt.com, Inc. and Net Value
                  Holdings, Inc.

10.55(9)          Stockholders' Agreement as of August 18, 2000 by and among SwapIt.com, Inc., Net Value Holdings,
                  Inc., Howard Schneider and Winston Kevin Wells.

10.56(9)          Certificate of Amendment of Restated Certificate of Incorporation of SwapIt.com, Inc.

10.57(9)          Settlement Agreement as of August 17, 2000 by and between Net Value Holdings, Inc. and
                  Strategicus Partners, Inc., Douglas Spink, Merus Partners and Ater Wynne, LLP (as Escrow

21.1(3)           Subsidiaries of Net Value Holdings, Inc.

23.1              Consent of KPMG LLP regarding Net Value Holdings, Inc. dated September 1, 2000

23.2              Consent of L J Soldinger Associates regarding Net Value Holdings, Inc. dated August 31, 2000

23.3              Consent of L J Soldinger Associates regarding Net Value, Inc. dated August 31, 2000

23.4              Consent of Morgenstern & Associates regarding SwapIt.com, Inc. dated September 1, 2000

23.5              Consent of KPMG LLP regarding Webmodal, Inc. dated September 1, 2000

----------
         (1)      Incorporated by reference to Registrant's Registration Statement on Form S-1 (Reg. No. 333-88629)
                  filed October 6, 1999.
         (2)      Included as an exhibit to this prospectus included in this Registration Statement.
         (3)      Incorporated by reference to Registrant's Amendment No. 1 to Registrant's Registration Statement
                  on Form S-1 (Reg. No. 333-88629) filed December 17, 1999.
         (4)      Incorporated by reference to Registrant's Current Report on Form 8-K dated March 3, 2000.
         (5)      Not used.
         (6)      Incorporated by reference to Registrant's Amendment No. 3 to Registrant's Registration Statement
                  on Form S-1 (Reg. No. 333-88629) filed February 7, 2000.
         (7)      Incorporated by reference to Registrant's Annual Report on Form 10-K for 1999 filed May 11, 2000.
         (8)      Incorporated by reference to Registrant's Current Report on Form 8-K dated May 9, 2000.
         (9)      Incorporated by reference to Registrant's Current Report on Form 8-K dated August 23, 2000.

Undertakings

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 29, 2000.

                               NET VALUE HOLDINGS, INC.

                               BY: /s/ Andrew P. Panzo
                                   ---------------------------------------------
                                   Andrew P. Panzo
                                   Chairman of the Board of Directors and Chief
                                   Executive Officer

                               BY: /s/ Jay Elwell
                                   ---------------------------------------------
                                   Jay Elwell
                                   Treasurer and Principal Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated:

SIGNATURE                 TITLE
---------                 -----

/s/ Andrew P. Panzo       Chairman of the Board of Directors and Chief Executive
--------------------      Officer
Andrew P. Panzo

/s/ Lee C. Hansen         President and Director
--------------------
Lee C. Hansen


/s/ Darr Aley             Director
--------------------
Darr Aley


/s/ Stephen George        Director
--------------------
Stephen George